UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Riverview Financial Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Prospectus

Joint Proxy Statement/Prospectus

MERGER PROPOSED—YOUR VOTE IS VERY IMPORTANT

Dear Shareholder:

On June 30, 2021, Mid Penn Bancorp, Inc., or Mid Penn, and Riverview Financial Corporation, or Riverview, entered into a merger agreement, as amended on August 26, 2021, under which Riverview will merge with and into Mid Penn, with Mid Penn remaining as the surviving entity. Before we complete the merger, the shareholders of Mid Penn and Riverview must approve and adopt the merger agreement.

Mid Penn shareholders will vote to adopt the merger agreement and on the other matters described below at a special meeting of shareholders to be held virtually via live webcast at https://meetnow.global/MQZ7KWP at 10:00 a.m., Eastern Time, on November 18, 2021. Riverview shareholders will vote to adopt the merger agreement and on the other matters described below at a special meeting of shareholders to be held virtually via the internet at www.virtualshareholdermeeting.com/RIVE2021SM at 10:00 a.m., Eastern Time, on November 18, 2021. Information regarding how Mid Penn shareholders and Riverview shareholders can attend and participate in their respective special meetings of shareholders is included in the proxy card for the respective companies included with this joint proxy statement/prospectus.

If the merger is completed, Riverview shareholders will have the right to receive for each share of Riverview common stock they own 0.4833 shares of Mid Penn common stock. Cash will be paid in lieu of any fractional shares. The maximum number of shares of Mid Penn common stock estimated to be issuable upon completion of the merger is 4,524,639. Following the completion of the merger, former Riverview shareholders will hold approximately 28.2% of Mid Penn’s common stock.

The common stock of Mid Penn trades on the Nasdaq Global Select Market under the symbol “MPB” and the common stock of Riverview trades on the Nasdaq Global Select Market under the symbol “RIVE.” On June 29, 2021, which was the last trading date preceding the public announcement of the proposed merger, the closing price of Mid Penn common stock and Riverview common stock was $27.47 per share and $11.90 per share, respectively. On October 5, 2021, the most recent practicable trading day prior to the printing of this joint proxy statement/prospectus, the closing price of Mid Penn common stock and Riverview common stock was $27.89 per share and $13.28 per share, respectively. The market price of both Mid Penn common stock and Riverview common stock will fluctuate before the completion of the merger; therefore, you are urged to obtain current market quotations for Mid Penn common stock and Riverview common stock. Additionally, as described in more detail elsewhere in this joint proxy statement/prospectus, under the terms of the merger agreement, if the average price of Mid Penn common stock over a specified period of time decreases below certain specified thresholds, Riverview would have a right to terminate the merger agreement, unless Mid Penn elects to increase the exchange ratio, which would result in additional shares of Mid Penn common stock being issued.

The Mid Penn board of directors has determined that the merger is advisable and in the best interests of Mid Penn and the Mid Penn board of directors unanimously recommends that the Mid Penn shareholders vote “FOR” the adoption of the merger agreement and “FOR” the approval of the other proposals described in this joint proxy statement/prospectus.

The Riverview board of directors has determined that the merger is advisable and in the best interests of Riverview and the Riverview board of directors unanimously recommends that the Riverview shareholders vote “FOR” the adoption of the merger agreement and “FOR” the approval of the other proposals described in this joint proxy statement/prospectus.

Your vote is very important. Whether or not you plan to attend your shareholders’ meeting, please take the time to vote by completing and mailing the enclosed proxy card in accordance with the instructions on the proxy card. Mid Penn and Riverview shareholders may also cast their votes over the Internet or by telephone in accordance with the instructions on the Mid Penn or Riverview proxy card or voting instructions, as the case may be. We cannot complete the merger unless Mid Penn and Riverview shareholders approve and adopt the merger agreement.

You should read this entire joint proxy statement/prospectus, including the annexes hereto and the documents incorporated by reference herein, carefully because it contains important information about the merger and the related transactions. In particular, you should read carefully the information under the section entitled “Risk Factors” beginning on page 32. You can also obtain information about Mid Penn and Riverview from documents that each has filed with the Securities and Exchange Commission.

We strongly support this combination of our companies and join with the other members of our boards of directors in enthusiastically recommending that you vote in favor of the merger.

Rory G. Ritrievi	Brett D. Fulk
President and Chief Executive Officer	President and Chief Executive Officer
Mid Penn Bancorp, Inc.	Riverview Financial Corporation

The shares of Mid Penn common stock to be issued to Riverview shareholders in the merger are not deposits or savings accounts or other obligations of any bank or savings association, and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the Mid Penn common stock to be issued in the merger, or passed upon the adequacy or accuracy of this joint proxy statement/prospectus. Any representation to the contrary is a criminal offense.

The date of this joint proxy statement/prospectus is October 5, 2021, and it is first being mailed or otherwise delivered to Mid Penn shareholders and Riverview shareholders on or about October 12, 2021.

This document incorporates important business and financial information about Mid Penn and Riverview that is not included in or delivered with this document. This information is available without charge to shareholders upon written or oral request at either Mid Penn’s or Riverview’s address and telephone number listed on page i. To obtain timely delivery, Mid Penn shareholders must request the information no later than November 4, 2021 and Riverview shareholders must request this information no later than November 4, 2021. Please see “Where You Can Find More Information” on page 117 for instructions to request this and certain other information regarding Mid Penn and Riverview.

RIVERVIEW FINANCIAL CORPORATION

3901 NORTH FRONT STREET

HARRISBURG, PENNSYLVANIA 17110

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON THURSDAY, NOVEMBER 18, 2021

TO THE SHAREHOLDERS OF RIVERVIEW FINANCIAL CORPORATION:

NOTICE IS HEREBY GIVEN that a special meeting of shareholders of Riverview Financial Corporation, or Riverview, will be held virtually via the internet at www.virtualshareholdermeeting.com/RIVE2021SM at 10:00 a.m., Eastern Time, on November 18, 2021, to consider and vote on:

1.

a proposal to approve and adopt the Agreement and Plan of Merger, dated June 30, 2021, as amended on August 26, 2021, by and between Mid Penn Bancorp, Inc., or Mid Penn, and Riverview, which provides for, among other things, the merger of Riverview with and into Mid Penn (the “Riverview merger proposal”);

2.

a proposal to approve, on an advisory (non-binding) basis, the merger-related compensation payments that will or may be paid to the named executive officers of Riverview in connection with the transactions contemplated by the merger agreement (the “Riverview compensation proposal”); and

3.

a proposal to authorize the board of directors to adjourn the Riverview special meeting, if necessary, to solicit additional proxies, in the event there are not sufficient votes at the time of the Riverview special meeting to approve the proposal to approve the merger agreement (the “Riverview adjournment proposal”).

You are entitled to dissent from the merger and receive payment for the fair value of your shares under 15 Pa.C.S. §1571. Any shareholder who wishes to exercise these rights must strictly comply with the procedures described in the attached joint proxy statement/prospectus, which are also attached as Annex D to this joint proxy statement/prospectus.

These items are described in more detail in the accompanying joint proxy statement/prospectus and its annexes. You should read these documents in their entirety before voting. We have fixed September 30, 2021 as the record date for determining those Riverview shareholders entitled to vote at the special meeting. Accordingly, only shareholders at the close of business on that date are entitled to notice of and to vote at the special meeting or any adjournment or postponement of the meeting. See the “Questions & Answers” section of the accompanying joint proxy statement/prospectus for more information, including technical support information for Riverview’s virtual special meeting.

Your board of directors has unanimously determined that the proposed merger is advisable and in the best interests of Riverview and unanimously recommends that you vote “FOR” the Riverview merger proposal, “FOR” the Riverview compensation proposal and “FOR” the Riverview adjournment proposal. In accordance with the terms of the merger agreement, each director, executive officer and ten percent (10%) shareholder of Riverview has agreed to vote all shares of Riverview common stock owned by him, her or it, that he, she or it, directly or indirectly, controls the right to vote and dispose of, in favor of approval and adoption of the merger agreement and the transactions contemplated thereby.

We urge you to vote as soon as possible so that your shares will be represented.

Your vote is very important, regardless of the number of shares of Riverview common stock that you own. Assuming a quorum is present, we cannot complete the merger unless the affirmative vote of at least a majority of the votes cast at the special meeting votes to approve and adopt the Riverview merger proposal.

Even if you plan to virtually attend the special meeting (information regarding how you can attend and participate in the special meeting is included in the proxy card), Riverview requests that you complete, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or submit your proxy by Internet prior to the special meeting to ensure that your shares of Riverview common stock will be represented at the special meeting. If you hold your shares in “street name” through a bank, brokerage firm or other nominee, you should follow the procedures provided by your bank, brokerage firm or other nominee to vote your shares. If you fail to submit a proxy or to virtually attend the special meeting and vote or do not provide your bank, brokerage firm or other nominee with instructions as to how to vote your shares, as applicable, your shares of Riverview common stock will not be counted.

BY ORDER OF THE BOARD OF DIRECTORS,

Melinda Aungst

Corporate Secretary

Harrisburg, Pennsylvania

October 5, 2021

RIVERVIEW SHAREHOLDERS SHOULD NOT SEND STOCK CERTIFICATES AT THIS TIME. YOU WILL BE SENT SEPARATE INSTRUCTIONS ABOUT HOW TO RECEIVE THE MERGER CONSIDERATION AND THE SURRENDER OF YOUR STOCK CERTIFICATES.

HOW TO OBTAIN ADDITIONAL INFORMATION

This joint proxy statement/prospectus incorporates by reference important business and financial information about Mid Penn and Riverview that is not included in or delivered with this document. You can obtain free copies of this information through the SEC website at https://www.sec.gov. You will also be able to obtain these documents, free of charge, from Mid Penn at www.midpennbank.com, under the heading “SEC Filings” or from Riverview by accessing Riverview’s website at www.riverviewbankpa.com, under the heading “Financial Highlights” and then “SEC Filings.” You can also obtain free copies of this information by writing or calling:

Mid Penn Bancorp, Inc.	Riverview Financial Corporation
349 Union Street	3901 North Front Street
Millersburg, Pennsylvania 17061	Harrisburg, Pennsylvania 17110
Attention: Corporate Secretary	Attention: Corporate Secretary
(717) 692-7105	(717) 957-2196

You will not be charged for any of these documents that you request. In order to obtain timely delivery of the documents, you must request the information no later than five business days before the date of the applicable special meeting. Therefore, you must request the information no later than November 4, 2021, with respect to Mid Penn information, and no later than November 4, 2021 with respect to Riverview information.

If you are a shareholder of Mid Penn and have questions about the merger or the special meeting of Mid Penn, would like additional copies of this document or proxy cards, or need any other information related to the proxy solicitations, you may also contact Mid Penn’s Corporate Secretary at (717) 692-7105. If you are a shareholder of Riverview and have questions about the merger or the special meeting of Riverview, would like additional copies of this document or proxy cards, or need any other information related to the proxy solicitations, you may also contact D.F. King & Co., Inc. at (800) 992-3086; (212) 269-5550 if you are a bank, broker or other nominee.

For a more detailed description of the information incorporated by reference in this joint proxy statement/prospectus and how you may obtain it, see the section entitled “Where You Can Find More Information” on page 117 and “Incorporation of Certain Documents by Reference” on page 118.

All information concerning Mid Penn and its subsidiaries has been furnished by Mid Penn, and all information concerning Riverview and its subsidiaries has been furnished by Riverview.

You should rely only on the information contained or incorporated by reference in this joint proxy statement/prospectus when evaluating the merger agreement and the proposed merger. We have not authorized anyone to provide you with information that is different from what is contained in this joint proxy statement/prospectus. This joint proxy statement/prospectus is dated October 5, 2021. You should not assume that the information contained in this joint proxy statement/prospectus is accurate as of any date other than such date. Further, you should not assume that the information incorporated by reference into this joint proxy statement/prospectus is accurate as of any date other than the date of the incorporated document. Neither the mailing of this joint proxy statement/prospectus nor the issuance of shares of Mid Penn common stock as contemplated by the merger agreement shall create any implication to the contrary.

This joint proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities or the solicitation of a proxy, in any jurisdiction in which or from any person to whom it is not lawful to make any such offer or solicitation in such jurisdiction.

ABOUT THIS JOINT PROXY STATEMENT/PROSPECTUS

This document, which forms part of a registration statement on Form S-4 filed with the SEC by Mid Penn (File No. 333-259490), constitutes a prospectus of Mid Penn under the Securities Act of 1933, as amended, which we

i

refer to as the “Securities Act,” with respect to the shares of common stock, par value $1.00 per share, of Mid Penn, which we refer to as “Mid Penn common stock,” to be issued pursuant to the Agreement and Plan of Merger, dated as of June 30, 2021, by and between Mid Penn and Riverview, which we refer to as the “merger agreement.” This document also constitutes a proxy statement of Mid Penn and Riverview under the Exchange Act. It also constitutes a notice of meeting with respect to the special meetings, at which each of Mid Penn and Riverview shareholders will be asked to vote to approve the merger agreement. Mid Penn has supplied all information contained or incorporated by reference into this joint proxy statement/prospectus relating to Mid Penn, and Riverview has supplied all information contained or incorporated by reference into this joint proxy statement/prospectus relating to Riverview.

ii

LEGAL MATTERS	114

EXPERTS	115

OTHER MATTERS	116

WHERE YOU CAN FIND MORE INFORMATION	117

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	118

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETINGS

The following questions and answers briefly address some commonly asked questions about the merger (as defined below) and the shareholder meetings. They may not include all the information that is important to the shareholders of Mid Penn and Riverview. Shareholders of Mid Penn and Riverview should each read carefully this entire joint proxy statement/prospectus, including the annexes and other documents referred to in this joint proxy statement/prospectus.

Questions about the Merger

Q:	What is the merger?

A:

Mid Penn and Riverview have entered into an Agreement and Plan of Merger, dated June 30, 2021, as amended on August 26, 2021, which is referred to as the “merger agreement.” A copy of the merger agreement is attached as Annex A to, and is incorporated by reference in, this joint proxy statement/prospectus. The merger agreement contains the terms and conditions of the proposed business combination of Mid Penn and Riverview. Under the merger agreement, Riverview will merge with and into Mid Penn, with Mid Penn remaining as the surviving entity. We refer to this transaction as the “merger.” Immediately following the merger, Riverview Bank, a wholly owned bank subsidiary of Riverview, will merge with and into Mid Penn’s wholly owned bank subsidiary, Mid Penn Bank, with Mid Penn Bank as the surviving bank, and the separate corporate existence of Riverview Bank will cease. We refer to this transaction as the “bank merger.” We refer to the merger and the bank merger collectively as the “mergers.”

Q:	Why am I receiving these materials?

A:

This document constitutes both a joint proxy statement of Mid Penn and Riverview and a prospectus of Mid Penn. It is a joint proxy statement because the boards of directors of both companies are soliciting proxies from their respective shareholders. It is a prospectus because Mid Penn will issue shares of its common stock in exchange for shares of Riverview common stock in the merger.

Mid Penn is providing this joint proxy statement/prospectus to its shareholders because the Mid Penn Board of Directors is soliciting their proxy for use at the Mid Penn special meeting of shareholders at which the Mid Penn shareholders will consider and vote on (i) approval and adoption of the merger agreement which provides for, among other things, the merger of Riverview with and into Mid Penn (the “Mid Penn merger proposal”) and (ii) approval of the authorization of the board of directors to adjourn the Mid Penn special meeting, if necessary, to solicit additional proxies, in the event there are not sufficient votes at the time of the special meeting to approve the Mid Penn merger proposal (the “Mid Penn adjournment proposal”). See “The Mid Penn Special Meeting,” beginning on page 98 for more information.

Riverview is providing this joint proxy statement/prospectus to its shareholders because the Riverview Board of Directors is soliciting their proxy for use at the Riverview special meeting of shareholders at which the Riverview shareholders will consider and vote on (i) approval and adoption of the merger agreement which provides for, among other things, the merger of Riverview with and into Mid Penn (the “Riverview merger proposal”), (ii) approval, on an advisory (non-binding) basis, of the merger-related compensation payments that will or may be paid to the named executive officers of Riverview in connection with the transactions contemplated by the merger agreement (the “Riverview compensation proposal”), and (iii) approval of the authorization of the board of directors to adjourn the Riverview special meeting, if necessary, to solicit additional proxies, in the event there are not sufficient votes at the time of the special meeting to approve the Riverview merger proposal (the “Riverview adjournment proposal”). See “The Riverview Special Meeting,” beginning on page 102 for more information.

Information about these meetings, the merger and the other business to be considered at the meetings is contained in this joint proxy statement/prospectus. The merger cannot be completed unless shareholders of Mid Penn and Riverview each approve the merger.

Q:	Why is Mid Penn proposing the merger?

A:

The Mid Penn board of directors, in unanimously determining that the merger is in the best interests of Mid Penn, considered a number of key factors that are described under the heading “The Merger—Mid Penn’s Reasons for the Merger,” beginning on page 60.

Q:	Why is Riverview proposing the merger?

A:

The Riverview board of directors, in unanimously determining that the merger is in the best interests of Riverview, considered a number of key factors that are described under the heading “The Merger—Riverview’s Reasons for the Merger,” beginning on page 48.

Q:	What will Riverview shareholders receive in the merger, and how will this affect holders of Mid Penn common stock?

A:

Upon completion of the merger, Riverview shareholders will be entitled to receive, for each share of Riverview common stock they own, 0.4833 shares, which we sometimes call the “exchange ratio,” of Mid Penn common stock. The exchange ratio is fixed and not subject to adjustment, except in limited circumstances.

On June 29, 2021, which was the last trading date preceding the public announcement of the proposed merger, the closing price of Mid Penn common stock was $27.47 per share, which, after giving effect to the 0.4833 exchange ratio, would result in merger consideration with an implied value of approximately $13.27 per share of Riverview common stock. On October 5, 2021, the most recent practicable trading day prior to the printing of this joint proxy statement/prospectus, the closing price of Mid Penn common stock was $27.89 per share, which, after giving effect to the 0.4833 exchange ratio, would result in merger consideration with an implied value of approximately $13.48 per share of Riverview common stock. The market price of both Mid Penn common stock and Riverview common stock will fluctuate before the completion of the merger; therefore, you are urged to obtain current market quotations for Mid Penn common stock and Riverview common stock.

Because of the number of shares of Mid Penn common stock being issued in the merger, the percentage ownership interest in Mid Penn represented by the existing shares of Mid Penn common stock will be diluted. Mid Penn shareholders will not receive any merger consideration and will continue to own their existing shares of Mid Penn common stock after the merger.

Q:	What equity stake will Riverview shareholders hold in Mid Penn immediately following the merger?

A:

Following completion of the merger, current Mid Penn shareholders will own in the aggregate approximately 71.8% of the outstanding shares of Mid Penn common stock and Riverview shareholders will own approximately 28.2% of the outstanding shares of Mid Penn common stock.

Q:	What happens if I am eligible to receive a fraction of a share of Mid Penn common stock as part of the merger consideration?

A:

If the aggregate number of shares of Mid Penn common stock that you are entitled to receive as part of the merger consideration includes a fraction of a share of Mid Penn common stock, you will receive cash in lieu of that fractional share. For each fractional share that would otherwise be issued, Mid Penn will pay cash in an amount equal to the fraction multiplied by the closing price for a share of Mid Penn common stock as reported on Nasdaq for the fifth business day prior to the closing date. See the section entitled “The Merger Agreement—Consideration to be Received in the Merger” beginning on page 82 of this joint proxy statement/prospectus.

Q:	Who will be the directors and executive officers of the combined company following the merger?

A:

Following completion of the merger, the then current directors and executive officers of Mid Penn and Mid Penn Bank will continue in office and the boards of directors of Mid Penn and Mid Penn Bank will be increased by two (2) and three (3) directors, respectively, and two (2) of the current directors of Riverview selected by the board of directors of Riverview, with the approval of Mid Penn’s board of directors, will be added to the board of directors of Mid Penn and three (3) of the current directors of Riverview selected by the board of directors of Riverview, with the approval of Mid Penn’s board of directors, will be added to the board of directors of Mid Penn Bank.

Q:	When do you expect to complete the merger?

A:

Subject to the satisfaction or waiver of the closing conditions as contemplated by the merger agreement, including receipt of shareholder approvals at the respective special meetings of Mid Penn and Riverview and receipt of regulatory approvals, we currently expect to complete the merger in the fourth quarter of 2021. It is possible, however, that factors outside of either company’s control could result in us completing the merger at a later time or not completing it at all.

Q:	What happens if the merger is not completed?

A:

If the merger is not completed, Riverview shareholders will not receive any consideration for their shares of common stock in connection with the merger. Instead, Riverview will remain an independent company and its common stock will continue to be listed and traded on the Nasdaq Global Select Market. Under specified circumstances, Riverview may be required to pay to Mid Penn a fee with respect to the termination of the merger agreement. For more information, please review the sections entitled “The Merger Agreement—Termination of the Merger Agreement” and “Termination Fee” beginning on page 92.

Q:	How will the merger affect Riverview equity awards?

A:	Riverview equity awards will be affected as follows:

Stock Options: At the effective time of the merger, each option to purchase shares of Riverview common stock outstanding immediately before the effective time of the merger, whether or not vested, will be canceled and exchanged for a cash payment equal to the product of (1) the number of shares of Riverview common stock subject to the stock option multiplied by (2) the closing sale price of Mid Penn common stock on the fifth business day prior to the closing date of the merger multiplied by 0.4833, less the per share exercise price of the Riverview option, without interest.

Restricted Stock Awards: At the effective time of the merger, each outstanding share of restricted stock will vest and be converted into the right to receive the merger consideration.

Q:	As a Riverview shareholder, why am I being asked to cast a non-binding vote to approve merger-related compensation that may become payable to the named executive officers of Riverview?

A:

The SEC’s rules require Riverview to seek a non-binding advisory vote with respect to certain “golden parachute” compensation that may become payable to Riverview’s named executive officers in connection with the merger.

Q:	What will happen if Riverview shareholders do not approve merger-related compensation that may become payable to the named executive officers of Riverview?

A:

The vote with respect to the “golden parachute” compensation is an advisory vote and will not be binding on Riverview or Mid Penn. Approval of the compensation that may become payable to Riverview’s named executive officers is not a condition to completion of the merger. Therefore, if the Riverview merger proposal is approved and the merger is subsequently completed, the compensation will still be paid to Riverview’s named executive officers, whether or not Riverview shareholders approve the Riverview compensation proposal.

Q:	What are the federal income tax consequences of the merger?

A:

The merger has been structured to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, which is referred to as the Internal Revenue Code. It is a condition to the completion of the merger that each of Mid Penn and Riverview receive a written opinion from their respective legal counsel to the effect that the merger will be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code. Because Riverview shareholders will receive solely Mid Penn common stock for their shares (except for cash in lieu of fractional shares), Riverview shareholders should not recognize gain or loss except with respect to the cash they receive in lieu of a fractional share.

This tax treatment may not apply to all Riverview shareholders. Determining the actual tax consequences of the merger to Riverview shareholders can be complicated. Riverview shareholders should consult their own tax advisor for a full understanding of the merger’s tax consequences that are particular to each shareholder. For further discussion of the material U.S. federal income tax consequences of the merger, see “Material United States Federal Income Tax Consequences of the Merger,” beginning on page 95.

Questions about the Mid Penn Special Meeting

Q:	What am I being asked to vote on at the Mid Penn special meeting?

A:	Mid Penn shareholders of record are being asked to consider and vote on:

1.	the Mid Penn merger proposal; and

2.	the Mid Penn adjournment proposal.

Q:	How does the Mid Penn board of directors recommend that I vote my shares?

A:	The Mid Penn board of directors recommends that the Mid Penn shareholders vote their shares as follows:

•	“FOR” the Mid Penn merger proposal; and

•	“FOR” the Mid Penn adjournment proposal.

As of the record date, directors and executive officers of Mid Penn and their affiliates had the right to vote 1,620,890 shares of Mid Penn common stock, or 14.2% of the outstanding Mid Penn common stock entitled to be voted at the special meeting. Each of the directors and executive officers of Mid Penn have agreed to vote all shares of Mid Penn common stock owned by him or her that he or she, directly or indirectly, controls the right to vote and dispose of, in favor of adoption of the merger agreement.

Q:	What do I need to do now?

A:

After carefully reading and considering the information contained in this joint proxy statement/prospectus, please submit your proxy as soon as possible so that your shares will be represented at the Mid Penn special meeting. Please follow the instructions set forth on the proxy card or on the voting instruction form provided by the record holder if your shares are held in the name of your broker or other nominee.

Q:	Who is entitled to vote at the Mid Penn special meeting?

A:

Mid Penn shareholders of record as of the close of business on September 30, 2021, which is referred to as the “Mid Penn record date,” are entitled to notice of, and to vote at, the Mid Penn special meeting.

Q:	How many votes do I have?

A:	Each outstanding share of Mid Penn common stock is entitled to one vote.

Q:	How do I vote my Mid Penn shares?

A:	Mid Penn shareholders of record may vote their Mid Penn shares by completing and returning the enclosed proxy card, by Internet, by telephone or by voting virtually at the Mid Penn special meeting.

Voting by Proxy. Mid Penn shareholders of record may vote their Mid Penn shares by completing and returning the enclosed proxy card. Your proxy will be voted in accordance with your instructions. If you submit a properly executed and dated proxy, but do not specify a choice on one of the proposals described in this joint proxy statement/prospectus, your proxy will be voted in favor of that proposal.

Voting by Internet. If you are a registered shareholder, you may vote electronically through the Internet by following the instructions included on your proxy card. If your shares are registered in the name of a broker or other nominee, you may be able to vote via the Internet. If so, the voting form your nominee sends you will provide Internet instructions.

Voting by Phone. Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call 1-800-652-8683 and then follow the instructions.

Voting Virtually at the Special Meeting. Mid Penn shareholders of record may virtually attend the Mid Penn special meeting and vote. Information regarding how to virtually attend the special meeting is included below and in the proxy card. If your shares are registered in the name of a broker or other nominee and you wish to vote at the meeting you will need to obtain a legal proxy from your bank or brokerage firm. Please consult the voting form sent to you by your bank or broker to determine how to obtain a legal proxy in order to vote at the special meeting.

Q:	Why is my vote important?

A:

Because the merger cannot be completed without the affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding shares of Mid Penn common stock at the Mid Penn special meeting, every shareholder’s vote is important.

Q:	If my shares of Mid Penn common stock are held in street name by my broker, will my broker automatically vote my shares for me?

A:

No. Your broker CANNOT vote your shares on any proposal at the Mid Penn special meeting without instructions from you. You should instruct your broker as to how to vote your shares, following the directions your broker provides to you.

Q:	What if I fail to instruct my broker?

A:

If you do not provide your broker with instructions, your broker generally will not be permitted to vote your shares on the merger proposal or any other proposal (a so-called “broker non-vote”) at the Mid Penn special meeting. Because the affirmative vote of sixty-six and two-thirds percent (66 2/3%) of outstanding Mid

Penn shares is necessary to approve the Mid Penn merger proposal, any broker non-votes submitted by brokers or nominees in connection with the special meeting will in effect be a vote against the merger. For purposes of determining the number of votes cast with respect to the Mid Penn adjournment proposal, only those votes cast “for” or “against” the proposal are counted. Any broker non-votes submitted by brokers or nominees in connection with the special meeting will not be counted as votes “for” or “against” for determining the number of votes cast and will not be treated as present for quorum purposes. If your bank, broker, trustee or other nominee holds your shares o Mid Penn common stock in “street name,” such entity will vote your shares of Mid Penn common stock only if you provide instructions on how to vote by complying with the voting instructions form sent to you by your bank, broker, trustee or other nominee with this joint proxy statement/prospectus.

Q:	What constitutes a quorum for the Mid Penn special meeting?

A:

As of the Mid Penn record date, 11,532,007 shares of Mid Penn common stock were issued and 11,433,555 shares were outstanding, each of which will be entitled to one vote at the meeting. Under Mid Penn’s bylaws, the presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast constitutes a quorum for the transaction of business at the special meeting. If you vote by proxy, your shares will be included for determining the presence of a quorum. Abstentions are also included for determining the presence of a quorum. If you fail to submit a proxy prior to the special meeting or to vote at the Mid Penn special meeting, your shares of Mid Penn common stock will not be counted towards a quorum.

Q:	Assuming the presence of a quorum, what is the vote required to approve the matters to be considered at the Mid Penn special meeting?

A:

The affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding shares of Mid Penn common stock at the Mid Penn special meeting is required to approve the Mid Penn merger proposal and the affirmative vote of a majority of the votes cast, in person or by proxy, at the Mid Penn special meeting is required to approve the Mid Penn adjournment proposal. Therefore, abstentions and broker non-votes will have the same effect as a vote “AGAINST” the Mid Penn merger proposal, but will have no effect on the Mid Penn adjournment proposal.

Q:	Do I have appraisal or dissenters’ rights?

A:	No. Under Pennsylvania law, holders of Mid Penn common stock will not be entitled to exercise any appraisal rights in connection with the merger.

Q:	How can I attend the special meeting?

A:

The special meeting will be a completely virtual meeting of shareholders, which will be conducted exclusively by webcast. You are entitled to participate in the special meeting only if you were a shareholder of Mid Penn as of the close of business on September 30, 2021, the record date. No physical meeting will be held.

You will be able to attend the special meeting online and submit your questions during the meeting by visiting https://meetnow.global/MQZ7KWP. You also will be able to vote your shares online by attending the special meeting by webcast.

To participate in the special meeting, you will need to review the information included below and on your proxy card.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance using the instructions below.

The online meeting will begin promptly at 10:00 a.m., Eastern Time. We encourage you to access the meeting prior to the start time leaving ample time for the check in. Please follow the registration instructions as outlined in this proxy statement.

Q:	How do I register to attend the special meeting virtually on the Internet?

A:

If you are a registered shareholder (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the special meeting virtually on the Internet. Please follow the instructions on the proxy card that you received.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the special meeting virtually on the Internet.

To register to attend the special meeting online by webcast you must submit proof of your proxy power (legal proxy) reflecting your Mid Penn holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy.”

You will receive a confirmation of your registration by email after we receive your registration materials.

Requests for registration should be directed to us at the following:

By email

Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com

By mail

Computershare

Mid Penn Legal Proxy

P.O. Box 43001

Providence, RI 02940-3001

Q:	Can I change my vote?

A:

Yes. You may revoke any proxy at any time before it is voted by (1) signing and returning a proxy card with a later date (if you submitted your proxy by Internet or by telephone, you can vote again by Internet or telephone), (2) delivering a written revocation letter to Mid Penn’s Corporate Secretary, or (3) virtually attending the special meeting, notifying the Corporate Secretary and voting at the special meeting. Mid Penn’s Corporate Secretary’s mailing address is Mid Penn Bancorp, Inc., 349 Union Street, Millersburg, Pennsylvania 17061, Attention: Corporate Secretary.

Any shareholder entitled to vote virtually at the special meeting may vote regardless of whether a proxy has been previously given, and such vote will revoke any previous proxy, but the mere virtual presence (without notifying Mid Penn’s Corporate Secretary) of a shareholder at the special meeting will not constitute revocation of a previously given proxy. A shareholder may change his or her vote up and until the time that votes are counted but not thereafter.

Q:	How will proxies be solicited and who will bear the cost of soliciting votes for the Mid Penn special meeting?

A:

Mid Penn has engaged Georgeson to act as the proxy solicitor and to assist in the solicitation of proxies for the Mid Penn special meeting of shareholders. Mid Penn has agreed to pay Georgeson approximately $8,000, plus reasonable out-of-pocket expenses, for such services and will also indemnify Georgeson against certain claims, costs, damages, liabilities, and expenses.

Mid Penn will bear the cost of preparing and assembling these proxy materials for the Mid Penn special meeting. The cost of printing and mailing these proxy materials will be shared equally between Mid Penn and Riverview. The solicitation of proxies or votes for the Mid Penn special meeting may also be made in person, by telephone, or by electronic communication by Mid Penn’s directors, officers, and employees, none of whom will receive any additional compensation for such solicitation activities. In addition, Mid Penn may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners.

Q:	Can additional proposals be presented at the Mid Penn special meeting?

A:	No. Other than the proposals described in this joint proxy statement/prospectus, no additional matters can be presented for a vote at the special meeting.

Q:	Are there risks that I should consider in deciding whether to vote to approve the merger agreement?

A:	Yes. You should consider the risk factors set out in the section entitled “Risk Factors” beginning on page 32 of this joint proxy statement/prospectus.

Q:	What if I hold stock of both Mid Penn and Riverview?

A:

If you hold shares of both Mid Penn and Riverview, you will receive two separate packages of proxy materials. A vote as a Mid Penn shareholder for the Mid Penn merger proposal or the Mid Penn adjournment proposal will not constitute a vote as a Riverview shareholder for the Riverview merger proposal or any other proposals to be considered at the Riverview special meeting, and vice versa. Therefore, please sign, date and return all proxy cards that you receive, whether from Mid Penn or Riverview, or submit separate proxies as both a Mid Penn shareholder and a Riverview shareholder as instructed.

Q:	Whom should I contact if I have additional questions?

A:

If you are a Mid Penn shareholder and have any questions about the merger, need assistance in submitting your proxy or voting your shares of Mid Penn common stock, or if you need additional copies of this document or the enclosed proxy card, you should contact Georgeson, the proxy solicitor for Mid Penn at 1-866-682-6148. You may also contact:

Mid Penn Bancorp, Inc.

349 Union Street

Millersburg, Pennsylvania 17061

Attention: Investor Relations

Telephone: (717) 692-7105

Questions about the Riverview Special Meeting

Q:	What am I being asked to vote on at the Riverview special meeting?

A:	Riverview shareholders, as of the record date, are being asked to consider and vote on:

1.	the Riverview merger proposal;

2.	the Riverview compensation proposal; and

3.	the Riverview adjournment proposal.

Q:	How does the Riverview board of directors recommend that I vote my shares?

A:	The Riverview board of directors recommends that the Riverview shareholders vote their shares as follows:

•	“FOR” the Riverview merger proposal;

•	“FOR” the Riverview compensation proposal; and

•	“FOR” the Riverview adjournment proposal.

As of the record date, directors, executive officers and ten percent (10%) shareholders of Riverview and their affiliates had the right to vote 2,283,902 shares of Riverview common stock, or approximately 24.4% of the outstanding Riverview common stock entitled to be voted at the Riverview special meeting. Each of the directors, executive officers and ten percent (10%) shareholders of Riverview have agreed to vote all shares of Riverview common stock owned by him, her or it that he, she or it, directly or indirectly, controls the right to vote and dispose of, in favor of adoption of the merger agreement.

Q:	What do I need to do now?

A:

After carefully reading and considering the information contained in this joint proxy statement/prospectus, please submit your proxy as soon as possible so that your shares will be represented at the Riverview special meeting. Please follow the instructions set forth on the proxy card or on the voting instruction form provided by the record holder if your shares are held in the name of your broker or other nominee.

Q:	Who is entitled to vote at the Riverview special meeting?

A:	Riverview shareholders as of the close of business on September 30, 2021, which is referred to as the “Riverview record date,” are entitled to notice of, and to vote at, the Riverview special meeting.

Q:	How many votes do I have?

A:	Each outstanding share of Riverview common stock is entitled to one vote.

Q:	How do I vote my Riverview shares?

A:

Riverview shareholders, as of the record date, may vote their Riverview shares by completing and returning the enclosed proxy card, by Internet, by telephone or by voting virtually at the Riverview special meeting.

Voting by Proxy. You may vote your Riverview shares by completing and returning the enclosed proxy card. Your proxy will be voted in accordance with your instructions. If you submit a properly executed and dated proxy, but do not specify a choice on one of the proposals described in this joint proxy statement/prospectus, your proxy will be voted in favor of that proposal.

Voting by Internet. If you are a registered shareholder, you may vote electronically through the Internet by following the instructions included on your proxy card. If your shares are registered in the name of a broker or other nominee, you may be able to vote via the Internet. If so, the voting form your nominee sends you will provide Internet instructions.

Voting by Phone. Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call 1-800-690-6903 and then follow the instructions.

Voting Virtually at the Special Meeting. You may virtually attend the Riverview special meeting and vote. Information regarding how to virtually attend the special meeting is included in the proxy card. See the question “Can I attend the Riverview special meeting and vote my shares virtually?” below for more information on how to vote at the virtual special meeting.

Q:	How do I vote my Riverview shares if they are owned through the Riverview 401(k) Plan?

A:

Each participant in the Riverview Financial Common Stock Fund of the Riverview Financial Corporation 401(k) Plan (or beneficiary of a deceased participant) is entitled to direct the plan trustee how to vote shares of Riverview common stock that are allocated to his or her account under the 401(k) Plan. All shares of Riverview stock allocated to accounts for which the plan trustee did not receive instructions from a participant will be voted by the plan trustee in the same proportion as the shares for which it has received instructions, subject to the trustee’s discretion and in accordance with applicable fiduciary duties under the Employee Retirement Income Security Act of 1974, as amended.

Q:	Why is my vote important?

A:	Because the merger cannot be completed without the affirmative vote of a majority of the votes cast at the special meeting, every shareholder’s vote is important, assuming a quorum is present.

Q:	If my shares of Riverview common stock are held in street name by my broker, will my broker automatically vote my shares for me?

A:

No. Your broker CANNOT vote your shares on any proposal at the Riverview special meeting without instructions from you. You should instruct your broker as to how to vote your shares, following the directions your broker provides to you. Please check the voting form used by your broker.

Q:	What if I fail to instruct my broker?

A:

If you do not provide your broker with instructions, your bank, broker, trustee or other nominee generally will not be permitted to vote your shares on the Riverview merger proposal or any other proposal (a so-called “broker non-vote”) at the Riverview special meeting. Because the affirmative vote of a majority of the votes cast at the special meeting is necessary to approve the Riverview merger proposal, any broker non-votes submitted by brokers or nominees in connection with the special meeting will have no effect on the Riverview proposals. Broker non-votes only count toward a quorum if at least one proposal is presented with respect to which the bank, broker, trustee or other nominee has discretionary authority. It is expected that all proposals to be voted on at the Riverview special meeting will be “non-routine” matters, and, as such, broker non-votes, if any, will not be counted as present and entitled to vote for purposes of determining a quorum at the Riverview special meeting. If your bank, broker, trustee or other nominee holds your shares of Riverview common stock in “street name,” such entity will vote your shares of Riverview common stock only if you provide instructions on how to vote by complying with the voting instruction form sent to you by your bank, broker, trustee or other nominee with this joint proxy statement/prospectus.

Q:	What constitutes a quorum for the Riverview special meeting?

A:

As of the Riverview record date, 9,361,967 shares of Riverview common stock were issued and outstanding, each of which will be entitled to one vote at the meeting. Under Riverview’s bylaws, the presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast constitutes a quorum for the transaction of business at the special meeting. If you vote by proxy, your shares will be included for determining the presence of a quorum. Abstentions are also included for determining the presence of a quorum. If you fail to submit a proxy prior to the special meeting or to vote at the Riverview special meeting, your shares of Riverview common stock will not be counted towards a quorum.

Q:	Assuming the presence of a quorum, what is the vote required to approve the matters to be considered at the Riverview special meeting?

A:

Assuming a quorum is present, approval of the Riverview merger proposal will require a majority of the votes cast by the shareholders present at the special meeting, in person or by proxy, to be voted “FOR” the Riverview merger proposal. Additionally, assuming a quorum is present, approval of the Riverview compensation proposal and the Riverview adjournment proposal will require the affirmative vote of a majority of the votes cast at the Riverview special meeting by the shareholders present in person or represented by proxy and entitled to vote on the applicable proposal, without regard to abstentions or broker non-votes. Abstentions and broker non-votes will have no effect on the Riverview merger proposal, Riverview compensation proposal and the Riverview adjournment proposal.

Q:	Do I have dissenters’ rights?

A:

Yes. Under Pennsylvania law, Riverview shareholders have the right to dissent from the merger agreement and the merger and to receive a payment in cash for the “fair value” of their shares of Riverview common stock as determined by an appraisal process. This value may be more or less than the value you would receive in the merger if you do not dissent. If you dissent, you will receive a cash payment for the value of your shares that will be fully taxable to you. To perfect your dissenters’ rights, you must follow precisely the required statutory procedures. See “Riverview Shareholders Have Dissenters’ Rights in the Merger” beginning on page 74 as well as the full text of Sections 1571 through 1580 of the Pennsylvania Business Corporation Law of 1988, as amended, which are attached to this joint proxy statement/prospectus as Annex D.

Q:	Can I attend the Riverview special meeting and vote my shares virtually?

A:

Yes. If you are a record holder you will be able to attend the Riverview special meeting online, ask questions and vote during the meeting by visiting www.virtualshareholdermeeting.com/RIVE2021SM and following the instructions. Please have your 16-digit control number, which can be found on your proxy card previously received, to access the meeting. If you are a beneficial owner, you also will be able to attend the Riverview special meeting online, ask questions and vote during the meeting by visiting www.virtualshareholdermeeting.com/RIVE2021SM and following the instructions. Please have your 16-digit control number, which can be found on the voting instructions provided by your bank, broker, trustee or other nominee, to access the meeting. Please review this information prior to the Riverview special meeting to ensure you have access.

Riverview encourages its shareholders to visit the meeting website above in advance of the Riverview special meeting to familiarize themselves with the online access process. The virtual Riverview special meeting platform is fully supported across browsers and devices that are equipped with the most updated version of applicable software and plugins. Shareholders should verify their internet connection prior to the Riverview special meeting. If you have difficulty accessing the virtual Riverview special meeting during check-in or during the meeting, please contact technical support as indicated on the Riverview special meeting sign-in page. Shareholders will have substantially the same opportunities to participate in the virtual Riverview special meeting as they would have at a physical, in-person meeting. Shareholders as of the record date will be able to attend, vote, and submit questions during a portion of the meeting via the online platform.

Even if you plan to attend the Riverview special meeting virtually, Riverview recommends that you vote your shares in advance so that your vote will be counted if you later decide not to or become unable to attend the Riverview special meeting.

Additional information on attending the Riverview virtual special meeting can be found under the section entitled “The Riverview Special Meeting—Attending the Virtual Special Meeting” on page 103.

Q:	Can I change my vote?

A:

Yes. You may revoke your proxy at any time before it is voted by (1) signing and returning a proxy card with a later date (if you submitted your proxy by Internet or by telephone, you can vote again by Internet or telephone), (2) delivering a written revocation letter to Riverview’s Corporate Secretary, or (3) virtually attending the special meeting, notifying the Corporate Secretary and voting at the special meeting. The mailing address for Riverview’s Corporate Secretary is Riverview Financial Corporation, 3901 North Front Street, Harrisburg, Pennsylvania 17110, Attention: Corporate Secretary.

Any shareholder entitled to vote virtually at the special meeting may vote regardless of whether a proxy has been previously given, and such vote will revoke any previous proxy, but the mere virtual presence (without notifying Riverview’s Corporate Secretary) of a shareholder at the special meeting will not constitute revocation of a previously given proxy. A shareholder may change his or her vote up and until the time that votes are counted but not thereafter.

Q:	How will proxies be solicited and who will bear the cost of soliciting votes for the Riverview special meeting?

A:

Riverview has engaged D.F. King & Co., Inc. to act as the proxy solicitor and to assist in the solicitation of proxies for the Riverview special meeting of shareholders. Riverview has agreed to pay D.F. King & Co., Inc. approximately $14,500, plus reasonable out-of-pocket expenses, for such services and will also indemnify D.F. King & Co., Inc. against certain claims, costs, damages, liabilities, and expenses.

Riverview will bear the cost of preparing and assembling these proxy materials for the Riverview special meeting. The cost of printing and mailing these proxy materials will be shared equally between Mid Penn and Riverview. The solicitation of proxies or votes for the Riverview special meeting may also be made in person, by telephone, or by electronic communication by Riverview’s directors, officers, and employees, none of whom will receive any additional compensation for such solicitation activities. In addition, Riverview may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners.

Q:	Are there risks that I should consider in deciding whether to vote to approve the merger agreement?

A:	Yes. You should consider the risk factors set out in the section entitled “Risk Factors” beginning on page 32 of this joint proxy statement/prospectus.

Q:	What if I hold stock of both Mid Penn and Riverview?

A:

If you hold shares of both Mid Penn and Riverview, you will receive two separate packages of proxy materials. A vote as a Riverview shareholder for the Riverview merger proposal or any other proposals to be considered at the Riverview special meeting will not constitute a vote as a Mid Penn shareholder for the Mid Penn merger proposal or any other proposals to be considered at the Mid Penn special meeting, and vice versa. Therefore, please sign, date and return all proxy cards that you receive, whether from Mid Penn or Riverview, or submit separate proxies as both a Mid Penn shareholder and a Riverview shareholder as instructed.

Q:	Should I send in my Riverview stock certificates now?

A:

No, please do NOT return your stock certificate(s) with your proxy. You will be provided separate instructions regarding the surrender of your stock certificates. You should then send your Riverview stock certificates to the exchange agent in accordance with those instructions.

Q:	What should I do if I hold my Riverview shares in book-entry form?

A:

You are not required to take any additional actions if your shares of Riverview common stock are held in book-entry form. Promptly following the completion of the merger, shares of Riverview common stock held in book-entry form automatically will be exchanged for shares of Mid Penn common stock in book-entry form and cash to be paid in exchange for fractional shares, if any.

Q:	Whom should I contact if I have additional questions?

A:

If you are a Riverview shareholder and have any questions about the merger, need assistance in submitting your proxy or voting your shares of Riverview common stock, or if you need additional copies of this document or the enclosed proxy card, you should contact D.F. King & Co., Inc., the proxy solicitor for Riverview at (800) 992-3086; (212) 269-5550 if you are a bank, broker or other nominee. You may also contact:

Riverview Financial Corporation

3901 North Front Street

Harrisburg, Pennsylvania 17110

Attention: Corporate Secretary

Telephone: (717) 957-2196

SUMMARY

This summary highlights information contained elsewhere in this joint proxy statement/prospectus and may not contain all of the information that is important to you. We urge you to carefully read the entire joint proxy statement/prospectus and the other documents to which we refer in order to fully understand the merger and the related transactions. See “Where You Can Find More Information.”

Information about the Parties

Mid Penn Bancorp, Inc.

Formed in 1991, Mid Penn Bancorp, Inc. is the financial holding company for Mid Penn Bank, a full-service Pennsylvania chartered bank and trust company originally organized in 1868, as well as three nonbank subsidiaries formed in 2020 to further expand its suite of products and services. Mid Penn is regulated by the Board of Governors of the Federal Reserve System.

Headquartered in Millersburg, Pennsylvania, Mid Penn Bank services its customers and communities through thirty-six retail banking locations located in the Pennsylvania counties of Berks, Bucks, Chester, Cumberland, Dauphin, Fayette, Lancaster, Luzerne, Montgomery, Northumberland, Schuylkill and Westmoreland. Mid Penn Bank engages in full-service commercial banking and trust business, making available to the community a wide range of financial services, including, but not limited to, mortgage and home equity loans, secured and unsecured commercial and consumer loans, lines of credit, construction financing, farm loans, community development and local government loans and various types of time and demand deposits. In addition, Mid Penn Bank provides a full range of trust and retail investment services, as well as online banking, telephone banking, cash management services, automated teller services and safe deposit boxes. Mid Penn Bank is regulated by the Pennsylvania Department of Banking and Securities and the Federal Deposit Insurance Corporation.

The principal executive offices of Mid Penn are located at 349 Union Street, Millersburg, Pennsylvania 17061 and its telephone number is (717) 692-2133.

Mid Penn common stock is traded on The Nasdaq Global Select Market under the symbol “MPB.”

Riverview Financial Corporation

Riverview was formed in 2013 as a bank holding company incorporated under the laws of Pennsylvania. Riverview is regulated by the Board of Governors of the Federal Reserve System. Riverview provides a full range of financial services through its wholly-owned bank subsidiary, Riverview Bank, which is its sole operating segment.

Riverview Bank is a state-chartered bank and trust company regulated by the Pennsylvania Department of Banking and Securities and the Federal Deposit Insurance Corporation that offers financial services through 27 community banking offices and three limited purpose offices. The Wealth and Trust Management divisions of Riverview Bank provide trust and investment advisory services to the general public and businesses. Riverview Bank’s market area consists of Berks, Blair, Bucks, Centre, Clearfield, Cumberland, Dauphin, Huntingdon, Lebanon, Lehigh, Lycoming, Perry, Schuylkill and Somerset Counties in Central Pennsylvania.

The principal executive offices of Riverview are located at 3901 North Front Street, Harrisburg, Pennsylvania 17110, and its telephone number is (717) 957-2196.

Riverview common stock is traded on the Nasdaq Global Select Market under the symbol “RIVE.”

The Merger and the Merger Agreement (pages 41 and 82)

The terms and conditions of the merger are contained in the merger agreement, which is attached as Annex A to this joint proxy statement/prospectus and incorporated by reference herein. Please carefully read the merger agreement as it is the legal document that governs the merger.

Pursuant to the merger agreement, Riverview will merge with and into Mid Penn with Mid Penn as the surviving corporation. Immediately after the merger, Riverview Bank will merge with and into Mid Penn Bank, with Mid Penn Bank as the surviving bank.

Mid Penn Will Hold Its Special Meeting on Thursday, November 18, 2021 (page 98)

The Mid Penn special meeting will be held virtually via live webcast at https://meetnow.global/MQZ7KWP on November 18, 2021 at 10:00 a.m., Eastern Time. At the special meeting, Mid Penn shareholders will be asked to:

1.	approve the Mid Penn merger proposal; and

2.	approve the Mid Penn adjournment proposal.

Record Date. Only holders of record of Mid Penn common stock at the close of business on September 30, 2021 will be entitled to vote at the special meeting. Each share of Mid Penn common stock is entitled to one vote. As of the Mid Penn record date, there were 11,532,007 shares of Mid Penn common stock issued and 11,433,555 shares were outstanding and entitled to vote at the special meeting.

Required Vote. The affirmative vote, in person or by proxy, of at least sixty-six and two thirds percent (66 2/3%) of the outstanding shares of Mid Penn common stock is required to approve the Mid Penn merger agreement, and a majority of the votes cast at the special meeting is required to approve the Mid Penn adjournment proposal. The presence, in person or by proxy, of a majority of the outstanding shares of Mid Penn common stock is necessary to constitute a quorum in order to transact business at the special meeting.

As of the record date, directors and executive officers of Mid Penn and their affiliates had the right to vote 1,620,890 shares of Mid Penn common stock, or 14.2% of the outstanding Mid Penn common stock entitled to be voted at the special meeting. Each of the directors and executive officers of Mid Penn have agreed to vote all shares of Mid Penn common stock owned by him or her that he or she, directly or indirectly, controls the right to vote and dispose of, in favor of the Mid Penn merger proposal.

Riverview Will Hold Its Special Meeting on Thursday, November 18, 2021 (page 102)

The Riverview special meeting will be held virtually via the internet at www.virtualshareholdermeeting.com/RIVE2021SM on November 18, 2021 at 10:00 a.m., Eastern Time. At the special meeting, Riverview shareholders will be asked to:

1.	approve the Riverview merger proposal;

2.	approve the Riverview compensation proposal; and

3.	approve the Riverview adjournment proposal.

Record Date. Holders of Riverview common stock at the close of business on September 30, 2021 will be entitled to vote at the special meeting. Each share of Riverview common stock is entitled to one vote. As of the Riverview record date, there were 9,361,967 shares of Riverview common stock issued and outstanding and entitled to vote at the special meeting.

Required Vote. Assuming a quorum is present, approval of the Riverview merger proposal requires the affirmative vote of the holders of at least a majority of the votes cast at the Riverview special meeting. Failure to submit valid proxy instructions or to vote in person will have no effect on the Riverview merger proposal. Broker non-votes and abstentions from voting will have no effect on the Riverview merger proposal.

As of the record date, directors, executive officers and ten percent (10%) shareholders of Riverview and their affiliates had the right to vote 2,283,902 shares of Riverview common stock, or approximately 24.4% of the outstanding Riverview common stock entitled to be voted at the special meeting. Each of the directors, the executive officers and ten percent (10%) shareholders of Riverview have agreed to vote all shares of Riverview common stock owned by him, her or it in favor of adoption of the merger agreement.

Approval of the Riverview compensation proposal and the Riverview adjournment proposal require the affirmative vote of the holders of at least a majority of the votes cast at the Riverview special meeting. Failure to submit valid proxy instructions or to vote in person will have no effect on the Riverview compensation proposal or the Riverview adjournment proposal. Broker non-votes and abstentions from voting will have no effect on the Riverview compensation proposal or the Riverview adjournment proposal.

Riverview Shareholders Will Receive Shares of Mid Penn Common Stock in the Merger (page 82).

Upon completion of the merger, each outstanding share of Riverview common stock outstanding immediately prior to the effective time of the merger, will be converted into the right to receive 0.4833 shares of Mid Penn common stock, which we refer to as the “merger consideration.” The exchange ratio is fixed and not subject to adjustment, except in limited circumstances.

On June 29, 2021, which was the last trading date preceding the public announcement of the proposed merger, the closing price of Mid Penn common stock was $27.47 per share. On October 5, 2021, the most recent practicable trading day prior to the printing of this joint proxy statement/prospectus, the closing price of Mid Penn common stock was $27.89 per share. The market price of both Mid Penn common stock and Riverview common stock will fluctuate before the completion of the merger; therefore, you are urged to obtain current market quotations for Mid Penn common stock and Riverview common stock. The value of the merger consideration will fluctuate as the market price of Mid Penn common stock fluctuates before the completion of the merger. The market price of Mid Penn common stock at closing will not be known at the time of the Riverview special meeting and may be more or less than the current price of Mid Penn common stock or the price of Mid Penn common stock at the time of the Riverview special meeting or at the effective time of the merger.

Expected Material United States Federal Income Tax Treatment as a Result of the Merger (page 95)

The merger is structured to be treated as a reorganization for United States federal income tax purposes. Each of Mid Penn and Riverview has conditioned the consummation of the merger on its receipt of a legal opinion that this will be the case. Because Riverview shareholders will receive solely Mid Penn common stock for their shares (except for cash in lieu of fractional shares), Riverview shareholders should not recognize gain or loss except with respect to the cash they receive instead of a fractional share.

This tax treatment may not apply to all Riverview shareholders. Determining the actual tax consequences of the merger to Riverview shareholders can be complicated. Riverview shareholders should consult their own tax advisor for a full understanding of the merger’s tax consequences that are particular to each shareholder.

Exceptions to these conclusions or other considerations may apply, some of which are discussed beginning on page 95. Determining the actual tax consequences of the merger to a Riverview shareholder can be complicated. For further information, please refer to “Material United States Federal Income Tax Consequences of the Merger” on page 95.

Accounting Treatment of the Merger (page 94)

Mid Penn will account for this transaction as a business combination under the acquisition method. On the acquisition date, Mid Penn will record at fair value the identifiable assets acquired and the liabilities assumed, any noncontrolling interest, and goodwill (or a gain from a bargain purchase). The results of operations for the combined company will be reported prospectively subsequent to the acquisition date.

Market Prices and Share Information (page 113)

Mid Penn common stock is listed on The Nasdaq Global Select Market under the symbol “MPB.” Riverview common stock is quoted on the Nasdaq Global Select Market under the symbol “RIVE.”

The table below shows the last sale price of Mid Penn common stock and Riverview common stock, and the value of Mid Penn common stock received per share of Riverview common stock based upon the exchange ratio, on June 29, 2021 (the last full trading day prior to announcement of the execution of the merger agreement) and October 5, 2021 (the latest practicable trading day prior to the date of these materials).

	Mid Penn Common Stock	Riverview Common Stock	Exchange Ratio	Equivalent Per Share Value
June 29, 2021	$27.47	$11.90	0.4833	$13.28
October 5, 2021	$27.89	$13.28	0.4833	$13.48

Because the exchange ratio is fixed and will be adjusted only in limited circumstances, including if Mid Penn declares any stock dividends or effects a stock split or reverse stock split, and the market price of Mid Penn common stock will fluctuate prior to the merger, the pro forma equivalent price per share of Riverview common stock will also fluctuate prior to the merger. Riverview shareholders will not know the final equivalent price per share of Riverview common stock when they vote on the merger. This information relates to the value of shares of Riverview common stock that will be converted into shares of Mid Penn common stock in the merger. You should obtain current stock price quotations for the shares.

Following completion of the merger, current Mid Penn shareholders will own in the aggregate approximately 71.8% of the outstanding shares of Mid Penn common stock and Riverview shareholders will own approximately 28.2% of the outstanding shares of Mid Penn common stock.

Opinion of Riverview’s Financial Advisor (page 50)

At the June 30, 2021 meeting at which the Riverview board of directors considered and approved the merger agreement, Riverview’s financial advisor, Janney Montgomery Scott LLC, or Janney, delivered its oral opinion to Riverview’s board of directors, which was subsequently confirmed in writing, to the effect that, as of June 30, 2021, subject to the procedures followed, assumptions made, matters considered and qualifications and limitations described in Janney’s opinion, the exchange ratio was fair, from a financial point of view, to Riverview common equity shareholders.

The full text of Janney’s opinion is attached as Annex B to this joint proxy statement/prospectus. The opinion outlines the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Janney in rendering its opinion.

Riverview shareholders should read the opinion and the summary description of Janney’s opinion contained in this joint proxy statement/prospectus carefully in their entirety.

Janney’s opinion speaks only as of the date of the opinion. The opinion of Janney does not reflect any developments that may have occurred or may occur after the date of its opinion and prior to the completion of the merger. Riverview does not expect that it will request an updated opinion from Janney.

The opinion was directed to Riverview’s board of directors in connection with its consideration of the merger and is directed only as to the fairness, from a financial point of view, of the merger consideration to Riverview common equity shareholders. Janney’s opinion does not constitute a recommendation to any Riverview shareholder as to how such shareholder should vote at any meeting of shareholders called to consider and vote upon the Riverview merger proposal. Janney’s opinion does not address the underlying business decision of Riverview to engage in the merger, the form or structure of the merger, the relative merits of the merger as compared to any other alternative business strategies that might exist for Riverview or the effect of any other transaction in which Riverview might engage. Janney did not express any opinion as to the fairness of the amount or nature of the compensation to be received in the merger by Riverview’s officers, directors, or employees, or class of such persons, if any, relative to the compensation to be received in the merger by any other shareholder of Riverview.

For further information, see “The Merger—Opinion of Riverview’s Financial Advisor.”

Opinion of Mid Penn’s Financial Advisor (page 62)

At the June 30, 2021 meeting at which the Mid Penn board of directors considered and approved the merger agreement, Mid Penn’s financial advisor, Stephens Inc., or Stephens, delivered its oral opinion to Mid Penn’s board of directors, which was subsequently confirmed in writing, to the effect that, as of June 30, 2021, subject to the procedures followed, assumptions made, matters considered and qualifications and limitations described in Stephens’s opinion, the merger consideration was fair, from a financial point of view, to Mid Penn.

The full text of Stephens’s opinion is attached as Annex C to this joint proxy statement/prospectus. The opinion outlines the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Stephens in rendering its opinion.

Mid Penn shareholders should read the opinion and the summary description of Stephens’s opinion contained in this joint proxy statement/prospectus carefully in their entirety.

Stephens’s opinion speaks only as of the date of the opinion. The opinion of Stephens does not reflect any developments that may have occurred or may occur after the date of its opinion and prior to the completion of the merger. Mid Penn does not expect that it will request an updated opinion from Stephens. The opinion was directed to Mid Penn’s board of directors in connection with its consideration of the merger and is directed only as to the fairness, from a financial point of view, of the merger consideration to Mid Penn. Stephens’s opinion does not constitute a recommendation to any Mid Penn shareholder as to how such shareholder should vote at any meeting of shareholders called to consider and vote upon the Mid Penn merger proposal. Stephens’s opinion does not address the underlying business decision of Mid Penn to engage in the merger, the form or structure of the merger, the relative merits of the merger as compared to any other alternative business strategies that might exist for Mid Penn or the effect of any other transaction in which Mid Penn might engage. Stephens did not express any opinion as to the fairness of the amount or nature of the compensation to be received in the merger by Mid Penn’s officers, directors, or employees, or class of such persons, if any, relative to the compensation to be received in the merger by any other shareholder of Mid Penn.

For further information, see “The Merger—Opinion of Mid Penn’s Financial Advisor.”

Board of Directors and Executive Officers of Mid Penn after the Merger (page 73)

Following completion of the merger, the then current directors and executive officers of Mid Penn and Mid Penn Bank will continue in office and the boards of directors of Mid Penn and Mid Penn Bank will be increased by two and three directors, respectively, and two of the current directors of Riverview selected by the board of directors of Riverview, with the approval of Mid Penn’s board of directors, will be added to the board of directors of Mid Penn and three of the current directors of Riverview selected by the board of directors of Riverview, with the approval of Mid Penn’s board of directors, will be added to the board of directors of Mid Penn Bank.

The Mid Penn Board of Directors Recommends That Mid Penn Shareholders Vote “FOR” the Mid Penn Merger Proposal (page 100)

The Mid Penn board of directors believes that the merger is in the best interests of Mid Penn and has unanimously approved the merger and the merger agreement. The Mid Penn board of directors recommends that Mid Penn shareholders vote “FOR” approval of the Mid Penn merger proposal. The Mid Penn board also recommends that its shareholders vote “FOR” the Mid Penn adjournment proposal.

The Riverview Board of Directors Recommends That Riverview Shareholders Vote “FOR” the Riverview Merger Proposal and “FOR” the Riverview Compensation Proposal (page 104)

The Riverview board of directors believes that the merger is in the best interests of Riverview and has unanimously approved the merger and the merger agreement. The Riverview board of directors recommends that Riverview shareholders vote “FOR” the Riverview merger proposal. The Riverview board of directors also recommends a vote “FOR” approval of the Riverview compensation proposal and the Riverview adjournment proposal.

Riverview’s Directors and Executive Officers Have Financial Interests in the Merger that May Differ from the Interests of Riverview Shareholders (page 76)

In addition to their interests as Riverview shareholders, the directors and certain executive officers of Riverview have interests in the merger that are different from or in addition to interests of other Riverview shareholders. These interests include, among other things:

•

the appointment, effective at the closing of the merger, of two (2) members of the board of directors of Riverview to the board of directors of Mid Penn and three (3) members of the board of directors of Riverview to the board of directors of Mid Penn Bank and the payment of compensation to such individuals in accordance with the policies of Mid Penn;

•	the continued indemnification of current directors and executive officers of Riverview and its subsidiaries pursuant to the terms of the merger agreement;

•	certain of Riverview’s named executive officers may be entitled to severance, change-in-control or other benefits and payments in connection with the merger; and

•

the acceleration of vesting of unvested Riverview options and restricted stock grants held by Riverview directors and officers, and the conversion of such Riverview options into the right to receive cash following the merger.

Riverview’s board of directors was aware of these interests and took them into account in its decision to approve the agreement and plan of merger. For information concerning these interests, please see the discussion on page 76 under the caption “Interests of Riverview’s Directors and Executive Officers in the Merger.” For more information concerning the closing conditions of the merger, please see the discussion on page 85 under the caption “The Merger Agreement—Covenants and Agreements.”

Riverview Shareholders’ Dissenters Rights to Appraisal Rights (page 74)

Under Pennsylvania law, Riverview shareholders have the right to dissent from the merger agreement and the merger and to receive a payment in cash for the “fair value” of their shares of Riverview common stock as determined by an appraisal process. This value may be more or less than the value you would receive in the merger if you do not dissent. If you dissent, you will receive a cash payment for the value of your shares that will be fully taxable to you. To perfect your dissenters’ rights, you must follow precisely the required statutory procedures. See “Riverview Shareholders Have Dissenters’ Rights in the Merger” beginning on page 74 as well as the full text of Sections 1571 through 1580 of the Pennsylvania Business Corporation Law of 1988, as amended, which are attached to this joint proxy statement/prospectus as Annex D.

The Rights of Riverview Shareholders Will Change After the Merger (page 108)

The rights of Riverview shareholders will change as a result of the merger due to differences in Mid Penn’s and Riverview’s governing documents. The rights of Riverview’s shareholders are governed under Pennsylvania law and by Riverview’s articles of incorporation and bylaws. Upon completion of the merger, Riverview shareholders will be governed under Pennsylvania law and by Mid Penn’s articles of incorporation and bylaws. A description of shareholder rights under each of the Mid Penn and Riverview governing documents, and the material differences between them, is included in the section entitled “Comparison of Shareholders’ Rights” found on page 108.

Conditions That Must Be Satisfied or Waived for the Merger to Occur (page 75)

Currently, we expect to complete the merger in the fourth quarter of 2021. In addition to the approval of the merger proposal by the requisite vote of Mid Penn and Riverview shareholders and the receipt of all required regulatory approvals and expiration or termination of all statutory waiting periods in respect thereof, each as described herein, each party’s obligation to complete the merger is also subject to the satisfaction or waiver (to the extent permitted under applicable law) of certain other conditions, including the effectiveness of the registration statement containing this joint proxy statement/prospectus, approval of the listing on the Nasdaq Stock Market of the Mid Penn common stock to be issued in the merger, the absence of any applicable law or order prohibiting the merger, the accuracy of the representations and warranties of the other party under the merger agreement (subject to the materiality standards set forth in the merger agreement), the performance by the other party of its respective obligations under the merger agreement in all material respects, delivery of officer’s certificates by the other party certifying satisfaction of the two preceding conditions and each of Mid Penn’s and Riverview’s receipt of a tax opinion to the effect that the merger will be treated as a “reorganization” within the meaning of Section 368(a) of the Code.

Neither Riverview nor Mid Penn can be certain when, or if, the conditions to the merger will be satisfied or waived, or that the merger will be completed.

No Solicitation of Other Offers (page 88)

Riverview has agreed that it will not, and Riverview will cause its subsidiaries and each of their respective officers, directors, employees, representatives, agents, and affiliates not to, except as otherwise expressly permitted in the merger agreement, between the date of the merger agreement and the closing of the merger, directly or indirectly:

•

initiate, solicit, induce or encourage, or take any action to facilitate the making of, any inquiry, offer or proposal that constitutes, relates or could reasonably be expected to lead to an alternative acquisition proposal;

•	respond to any inquiry relating to an alternative acquisition proposal;

•	recommend or endorse an alternative acquisition transaction;

•	participate in any discussions or negotiations regarding an alternative acquisition proposal, or furnish or afford access to confidential or non public information or data to any person;

•	release anyone from, waive any provisions of, or fail to enforce any confidentiality agreement or standstill agreement to which Riverview is a party; or

•

enter into any agreement, agreement in principle or letter of intent with respect to any alternative acquisition proposal or approve or resolve to approve any alternative acquisition proposal or any agreement, agreement in principle or letter of intent relating to an alternative acquisition proposal.

The merger agreement does not, however, prohibit Riverview from furnishing information or access to a third party who has made an unsolicited alternative acquisition proposal and participating in discussions and negotiating with such person if specified conditions are met. Among those conditions is a good faith determination by Riverview’s board of directors that the acquisition proposal constitutes or that could reasonably be expected to lead to a proposal that is more favorable, from a financial point of view, to Riverview and its shareholders than the transactions contemplated by the merger agreement and is reasonably capable of being completed on its stated terms, taking into account all financial, regulatory, legal and other aspects of the proposal.

For further discussion of the restrictions on solicitation of acquisition proposals from third parties, see “The Merger Agreement—Agreement Not to Solicit Other Offers” beginning on page 88.

Termination of the Merger Agreement (page 92)

We may mutually agree to terminate the merger agreement before completing the merger, even after Riverview or Mid Penn shareholder approval. In addition, either of us may decide to terminate the merger agreement, if (i) a court or governmental entity issues a final order that is not appealable prohibiting the merger, (ii) a bank regulator which must grant a regulatory approval as a condition to the merger denies such approval of the merger and such denial has become final and is not appealable, (iii) the shareholders of Mid Penn or Riverview fail to approve the merger at their respective special meetings, or (iv) the other party breaches the merger agreement in a way that would entitle the party seeking to terminate the agreement not to consummate the merger, subject to the right of the breaching party to cure the breach within thirty (30) days following written notice. Either of us may terminate the merger agreement if the merger has not been completed by March 31, 2022, unless the reason the merger has not been completed by that date is a breach of the merger agreement by the company seeking to terminate the merger agreement.

Mid Penn may terminate the merger agreement if the Riverview board of directors, in connection with the receipt of a superior alternative acquisition proposal, (1) enters into a letter of intent, agreement in principle or an acquisition agreement with respect to the superior alternative acquisition proposal, (2) fails to make, withdraws, modifies or qualifies its recommendation of the merger agreement in a manner adverse to Mid Penn, or (3) has otherwise made a determination to accept the superior alternative acquisition proposal.

Riverview may terminate the merger agreement if Riverview receives an alternative acquisition proposal and has made a determination that the alternative acquisition proposal is a superior proposal and accepts such alternative acquisition proposal.

Riverview may also terminate the merger agreement on or after the fifth business day (the “determination date”) immediately prior to the closing date of the merger if the quotient obtained by dividing (A) the average of the per share closing price of a share of Mid Penn common stock during the 20 consecutive full trading days ending on the trading date prior to the determination date by (B) $27.95 is both (i) less than 0.80 and (ii) less (by more than 20%) than the quotient obtained by dividing (Y) the average of the NASDAQ Bank Index Value during the 20 consecutive full trading days ending on the trading date prior to the determination date by (Z) $4,579.01. If Riverview chooses to exercise this termination right, Mid Penn has the option, within two business days of receipt of notice from Riverview, to adjust the merger consideration and prevent termination under this provision.

Termination Fee (page 93)

Riverview will pay Mid Penn a termination fee of $5,070,000 if the merger agreement is terminated:

•

by Mid Penn because Riverview has received a superior alternative acquisition proposal, and Riverview (1) enters into a letter of intent, agreement in principle or an acquisition agreement with respect to the superior alternative acquisition proposal, (2) fails to make, withdraws, modifies or qualifies its recommendation of the merger agreement in a manner adverse to Mid Penn, or (3) has otherwise made a determination to accept the superior alternative acquisition proposal; or

•

by Riverview, if Riverview receives an alternative acquisition proposal and has made a determination that the alternative acquisition proposal is a superior proposal and accepts such alternative acquisition proposal in accordance with the terms of the merger agreement.

Riverview will also be required to pay Mid Penn the termination fee of $5,070,000 in the event that Riverview enters into a definitive agreement relating to, or consummates, an acquisition proposal within twelve (12) months following termination of the merger agreement:

•	by Mid Penn because of a willful breach of the merger agreement by Riverview; or

•

by either Mid Penn or Riverview, if the shareholders of Riverview failed to approve the merger and either Riverview breached the non-solicitation provisions of the merger agreement or a third party publicly proposed or announced an alternative acquisition proposal.

Regulatory Approvals Required for the Merger (page 75)

Completion of the merger and the bank merger are subject to the receipt of all approvals required by, or waivers from, applicable regulatory authorities. The transaction is subject to approval by the Federal Deposit Insurance Corporation (the “FDIC”) and the Pennsylvania Department of Banking and Securities (the “PDB”) and approval, or waiver of formal application and approval requirements, from the Board of Governors of the Federal Reserve System (the “FRB”). Mid Penn has filed or will file all required applications, notices and waiver requests to obtain the regulatory approvals and non-objections necessary to consummate the merger. While Mid Penn does not know of any reason why it would not obtain the approvals in a timely manner, Mid Penn cannot be certain when or if it will receive the regulatory approvals.

Notifications and/or applications requesting approval may also be submitted to various other federal and state regulatory authorities and self-regulatory organizations. Mid Penn and Riverview have agreed to use their reasonable best efforts to obtain all required regulatory approvals.

Risk Factors (page 32)

You should consider all the information contained in or incorporated by reference into this joint proxy statement/prospectus in deciding how to vote for the proposals presented in the joint proxy statement/prospectus. In particular, you should consider the factors described under “Risk Factors.”

UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL INFORMATION

The unaudited pro forma combined condensed consolidated financial information has been prepared using the acquisition method of accounting, giving effect to Mid Penn’s proposed acquisition of Riverview. Under this method, Riverview’s assets and liabilities as of the date of the acquisition will be recorded at their respective fair values and added to those of Mid Penn. Any difference between the purchase price for Riverview and the fair value of the identifiable net assets acquired (including core deposit intangibles) will be recorded as goodwill. The goodwill resulting from the acquisition will not be amortized to expense, but instead will be reviewed for impairment at least annually. Any core deposit intangible and other intangible assets with estimated useful lives to be recorded by Mid Penn in connection with the acquisition will be amortized to expense over their estimated useful lives. The financial statements of Mid Penn issued after the acquisition will reflect the results attributable to the acquired operations of Riverview beginning on the date of completion of the acquisition.

The unaudited pro forma combined condensed financial statements have been prepared in accordance with Article 11 of Regulation S-X, Pro Forma Information, as amended by the final rule, Amendments to Financial Disclosures About Acquired and Disposed Businesses, as adopted by the SEC on May 21, 2020, which requires the depiction of the accounting for the transaction, which we refer to as transaction accounting adjustments, and presentation of the reasonably estimable cost savings and revenue enhancements and other transaction effects that have occurred or are reasonably expected to occur, which we refer to as management’s adjustments. Mid Penn has elected not to present management’s adjustments and will only be presenting transaction accounting adjustments in the following unaudited pro forma condensed combined financial information.

The following unaudited pro forma combined consolidated balance sheet as of June 30, 2021 and income statements for both (i) the twelve months ended December 31, 2020 and (ii) the six months ended June 30, 2021 combine the historical financial statements of Mid Penn and Riverview. The unaudited pro forma consolidated financial statements give effect to the proposed acquisition as if the acquisition occurred on June 30, 2021 with respect to the balance sheet, and at the beginning of the periods for both the year ended December 31, 2020 and the six months ended June 30, 2021, with respect to the statement of operations. The unaudited pro forma consolidated financial statements were prepared with Mid Penn as the acquirer and Riverview as the acquiree under the acquisition method of accounting. Accordingly, the consideration paid by Mid Penn to complete the acquisition of Riverview will be allocated to Riverview’s assets and liabilities based upon their estimated fair values as of the date of completion of the acquisition. The allocation is dependent upon certain valuations and other studies that have not been finalized at the time of the acquisition announcement; however, preliminary valuations based on the fair value of the acquired assets and liabilities have been estimated and included in the unaudited pro forma financial statements.

The final allocation of the purchase price will be determined after the merger is completed and after completion of thorough analyses to determine the fair value of Riverview’s tangible and identifiable intangible assets and liabilities as of the date the merger is completed. Increases or decreases in the estimated fair values of the net assets as compared with the information shown in the unaudited pro forma combined condensed consolidated financial information may change the amount of the purchase price allocated to goodwill and other assets and liabilities and may impact Mid Penn’s consolidated statement of operations due to adjustments in yield and/or amortization of the adjusted assets or liabilities. Any changes to Riverview’s shareholders’ equity, including results of operations from June 30, 2021 through the date the merger is completed will also change the purchase price allocation, which may include the recording of a lower or higher amount of goodwill. The final adjustments may be materially different from the unaudited transaction accounting adjustments presented herein. The pro forma calculations, shown herein, assume a closing price for Mid Penn common stock of $27.45, which represents the closing price of Mid Penn common stock on June 30, 2021.

The pro forma income statement and per share data information does not include anticipated cost savings or revenue enhancements, nor does it include one-time merger-related expenses which will be expensed against income. Riverview and Mid Penn are currently in the process of assessing the two companies’ personnel, benefits plans, premises, equipment, computer systems and service contracts to determine where the companies may take advantage of redundancies or where it will be beneficial or necessary to convert to one system. Certain decisions arising from these assessments may involve canceling contracts between either Riverview or Mid Penn and certain service providers. There is no assurance that the anticipated cost savings will be realized on the anticipated time schedule or at all.

The pro forma combined basic and diluted earnings per share of Mid Penn common stock is based on the pro forma combined net income per common share for Riverview and Mid Penn divided by the pro forma basic or diluted common shares of the combined entities. The pro forma information includes adjustments related to the fair value of assets and liabilities of Riverview and is subject to adjustment as additional information becomes available and as final merger date analyses are performed. The pro forma combined balance sheet and book value per share data does include the impact of merger-related expenses on the balance sheet with Riverview’s after-tax charges currently estimated at $3,213,000, illustrated as an adjustment to accrued other liabilities, and Mid Penn’s after-tax estimated charges of $11,967,000, illustrated as an adjustment to retained earnings and to accrued other liabilities. The pro forma combined book value and tangible book value of Mid Penn common stock is based on the pro forma combined common stockholders’ equity of Riverview and Mid Penn divided by total pro forma common shares of the combined entities.

Certain reclassification adjustments have been made to Riverview’s financial statements to conform to Mid Penn’s financial statement presentation. The unaudited pro forma information, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the benefits of expected cost savings or opportunities to earn additional revenue and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the combined company would have been had our companies been combined during this period.

Additionally, the information presented should be read together with the historical consolidated financial statements of Mid Penn and Riverview, including the related notes, which are based on and should be read in conjunction with (i) the historical audited consolidated financial statements of each of Mid Penn and Riverview, and the related notes, included in such party’s Annual Report on Form 10-K for the year ended December 31, 2020, which are incorporated by reference herein and (ii) the historical unaudited consolidated financial statements of each of Mid Penn and Riverview for the period ended June 30, 2021, included in such party’s Quarterly Report on Form 10-Q for the period ended June 30, 2021, which are incorporated by reference herein. Additionally, see “Where You Can Find More Information” beginning on page 117.

The unaudited pro forma data are qualified by the statements set forth under this caption and should not be considered indicative of the market value of Mid Penn common stock or the actual or future results of operations of Mid Penn for any period. Actual results may be materially different than the pro forma information presented.

Pro Forma Combined Consolidated Balance Sheet as of June 30, 2021

Unaudited (Dollars in thousands, except share and per common share data)

	Mid Penn Bancorp, Inc.	Riverview Financial Corp.	Unadjusted Combined	Transaction Accounting Adjustments		Pro Forma Combined
ASSETS
Cash and due from banks	$35,815	$9,849	$45,664	$(1,410)	A	$44,254
Interest-bearing balances with other financial institutions	1,234	1,636	2,870	—		2,870
Federal funds sold	599,298	46,023	645,321	—		645,321

Total cash and cash equivalents	636,347	57,508	693,855	(1,410)		692,445

Investment securities available for sale, at fair value	8,162	148,048	156,210	—	B	156,210
Investment securities held to maturity, at amortized cost	153,032	—	153,032	—		153,032
Equity securities available for sale, at fair value	508	—	508	—		508
Loans held for sale	24,202	180	24,382	—		24,382
Loans and leases, net of unearned interest	2,495,192	948,740	3,443,932	(25,370)	C	3,418,562
Less: Allowance for loan and lease losses	(14,716)	(10,867)	(25,583)	10,867	D	(14,716)

Net loans and leases	2,480,476	937,873	3,418,349	(14,503)		3,403,846

Bank premises and equipment, net	24,758	17,448	42,206	(4,128)	E	38,078
Operating lease right of use asset	10,364	1,598	11,962	(1,297)	F	10,665
Finance lease right of use asset	3,177	—	3,177	—		3,177
Cash surrender value of life insurance	17,332	31,821	49,153	—		49,153
Restricted investment in bank stocks	6,816	1,968	8,784	—		8,784
Foreclosed assets held for sale	11	219	230	—	G	230
Deferred income taxes	5,465	3,621	9,086	5,812	H	14,898
Goodwill	62,840	—	62,840	34,619	I	97,459
Core deposit and other intangibles, net	3,804	1,654	5,458	3,796	J	9,254
Accrued interest receivable and other assets	24,498	12,803	37,301	—		37,301

Total Assets	$3,461,792	$1,214,741	$4,676,533	$22,889		$4,699,422

LIABILITIES & SHAREHOLDERS’ EQUITY
Deposits:
Noninterest-bearing demand	$692,016	$183,893	$875,909	$—		$875,909
Interest-bearing demand	629,375	329,514	958,889	—		958,889
Money market	810,067	152,316	962,383	—		962,383
Savings	206,724	172,707	379,431	—		379,431
Time	443,942	206,085	650,027	2,124	K	652,151

Total Deposits	2,782,124	1,044,515	3,826,639	2,124		3,828,763
Short-term borrowings	196,889	—	196,889	—		196,889
Long-term debt	74,944	20,000	94,944	(107)	L	94,837
Subordinated debt	44,593	31,956	76,549	(3,719)	M	72,830
Operating lease liability	11,387	1,644	13,031	(1,297)	F	11,734
Accrued interest payable and other liabilities	10,286	12,261	22,547	18,019	N	40,566

Total Liabilities	3,120,223	1,110,376	4,230,599	15,020		4,245,619
Shareholders' Equity:
Common stock	11,507	103,058	114,565	(98,533)	O	16,032
Additional paid-in capital	246,546	292	246,838	119,384	O	366,222
Retained earnings	85,220	1,383	86,603	(13,350)	N, O	73,253
Accumulated other comprehensive income (loss)	219	(368)	(149)	368	O	219
Treasury stock	(1,923)	—	(1,923)	—		(1,923)

Total Shareholders’ Equity	341,569	104,365	445,934	7,869		453,803

Total Liabilities and Shareholders' Equity	$3,461,792	$1,214,741	$4,676,533	$22,889		$4,699,422

Per Common Share Data:
Common shares issued	11,507,164	9,361,967		(4,837,328)		16,031,803
Common shares outstanding	11,408,712	9,361,967		(4,837,328)		15,933,351
Book value per common share	$29.94	$11.15				$28.48

Pro Forma Combined Consolidated Statement of Income

For the Six Months Ended June 30, 2021

Unaudited (Dollars in thousands, exept share and per common share data)

	Mid Penn Bancorp, Inc.	Riverview Financial Corp.	Unadjusted Combined	Transaction Accounting Adjustments		Pro Forma Combined
INTEREST INCOME
Interest & fees on loans and leases	$58,165	$22,235	$80,400	$1,646	C	82,046
Interest and dividends on investment securities:
U.S. Treasury and government agency	403	509	912	—		912
State and political subdivision obligations, tax-exempt	555	296	851	—		851
Other securities	593	538	1,131	—		1,131

Total interest and dividends on investment securities	1,551	1,343	2,894	—		2,894

Interest on interest-bearing balances	4	3	7	—		7
Interest on federal funds sold	177	21	198	—		198

Total Interest Income	59,897	23,602	83,499	1,646		85,145

INTEREST EXPENSE
Interest on deposits	5,882	1,745	7,627	(844)	K	6,783
Interest on short-term borrowings	406	200	606	—		606
Interest on long-term and subordinated debt	1,407	1,031	2,438	(288)	L, M	2,150

Total Interest Expense	7,695	2,976	10,671	(1,132)		9,539

Net Interest Income	52,202	20,626	72,828	2,778		75,606
PROVISION FOR (RECOVERY OF) LOAN AND LEASE LOSSES	2,150	(735)	1,415	—		1,415

Net Interest Income After Provision for (Recovery Of) Loan and Lease Losses	50,052	21,361	71,413	2,778		74,191

NONINTEREST INCOME
Mortgage banking income	5,220	336	5,556	—		5,556
Income from fiduciary activities	1,098	554	1,652	—		1,652
Service charges on deposits	329	1,064	1,393	—		1,393
ATM debit card interchange income	1,224	999	2,223	—		2,223
Net gain on sales of SBA loans	455	—	455	—		455
Merchant services income	301	23	324	—		324
Earnings from cash surrender value of life insurance	149	374	523	—		523
Net gain on sales of investment securities	—	273	273	—		273
Other income	1,588	2,595	4,183	—		4,183

Total Noninterest Income	10,364	6,218	16,582	—		16,582

NONINTEREST EXPENSE
Salaries and employee benefits	19,531	9,961	29,492	—		29,492
Occupancy, net	2,797	1,026	3,823	—		3,823
Equipment expense	1,492	1,018	2,510	—		2,510
Software licensing and data processing	2,942	1,613	4,555	—		4,555
Pennsylvania Bank Shares tax expense	524	565	1,089	—		1,089
FDIC Assessment	903	265	1,168	—		1,168
Legal and professional fees	981	556	1,537	—		1,537
Charitable contributions qualifying for State tax credits	635	—	635	—		635
Mortgage banking profit-sharing expense	865	—	865	—		865
Marketing and advertising expense	292	268	560	—		560
Telephone expense	275	290	565	—		565
Gain on sale or write-down of foreclosed assets	(19)	(22)	(41)	—		(41)
Intangible amortization	557	264	821	231	P	1,052
Merger and acquisition expense	522	261	783	(783)	N	—
Other expenses	4,717	1,846	6,563	—		6,563

Total Noninterest Expense	37,014	17,911	54,925	(552)		54,373

INCOME BEFORE PROVISION FOR INCOME TAXES	23,402	9,668	33,070	3,330		36,400
Provision for income taxes	4,477	1,828	6,305	699	Q	7,004

NET INCOME	$18,925	$7,840	$26,765	$2,631		$29,396

Weighted average common shares outstanding:
Basic	9,373,978	9,349,266		(4,837,328)		13,885,916
Diluted	9,380,457	9,354,161		(4,837,328)		13,885,916

Earnings per common share:
Basic	$2.02	$0.84				$2.12
Diluted	$2.02	$0.84				$2.12

Pro Forma Combined Consolidated Statement of Income

For the Year Ended December 31, 2020

Unaudited (Dollars in thousands, except share and per common share data)

	Mid Penn Bancorp, Inc.	Riverview Financial Corp.	Unadjusted Combined	Transaction Accounting Adjustments		Pro Forma Combined
INTEREST INCOME
Interest & fees on loans and leases	$103,507	$43,935	$147,442	$3,089	C	150,531
Interest and dividends on investment securities:
U.S. Treasury and government agency	1,631	1,110	2,741	—		2,741
State and political subdivision obligations, tax-exempt	1,008	289	1,297	—		1,297
Other securities	1,253	592	1,845	—		1,845

Total interest and dividends on investment securities	3,892	1,991	5,883	—		5,883

Interest on interest-bearing balances	39	20	59	—		59
Interest on federal funds sold	497	100	597	—		597

Total Interest Income	107,935	46,046	153,981	3,089		157,070

INTEREST EXPENSE
Interest on deposits	16,399	5,419	21,818	(1,562)	K	20,256
Interest on short-term borrowings	371	443	814	—		814
Interest on long-term and subordinated debt	2,957	921	3,878	(576)	L, M	3,302

Total Interest Expense	19,727	6,783	26,510	(2,138)		24,372

Net Interest Income	88,208	39,263	127,471	5,227		132,698
PROVISION FOR LOAN AND LEASE LOSSES	4,200	6,282	10,482	—		10,482

Net Interest Income After Provision for Loan and Lease Losses	84,008	32,981	116,989	5,227		122,216

NONINTEREST INCOME
Mortgage banking income	9,682	1,233	10,915	—		10,915
Income from fiduciary activities	1,694	961	2,655	—		2,655
Service charges on deposits	637	2,451	3,088	—		3,088
ATM debit card interchange income	1,960	1,752	3,712	—		3,712
Net gain on sales of SBA loans	442	—	442	—		442
Merchant services income	392	44	436	—		436
Earnings from cash surrender value of life insurance	301	755	1,056	—		1,056
Net gain on sales of investment securities	467	815	1,282	—		1,282
Other income	2,333	762	3,095	—		3,095

Total Noninterest Income	17,908	8,773	26,681	—		26,681

NONINTEREST EXPENSE
Salaries and employee benefits	37,758	20,207	57,965	—		57,965
Occupancy, net	5,505	3,424	8,929	—		8,929
Equipment expense	2,910	1,717	4,627	—		4,627
Software licensing and data processing	5,286	3,999	9,285	—		9,285
Pennsylvania Bank Shares tax expense	583	770	1,353	—		1,353
FDIC Assessment	1,680	732	2,412	—		2,412
Legal and professional fees	1,665	1,335	3,000	—		3,000
Charitable contributions qualifying for State tax credits	1,342	200	1,542	—		1,542
Mortgage banking profit-sharing expense	2,004	—	2,004	—		2,004
Marketing and advertising expense	542	369	911	—		911
Telephone expense	539	694	1,233	—		1,233
Loss on sale or write-down of foreclosed assets	333	55	388	—		388
Intangible amortization	1,398	818	2,216	173	P	2,389
Goodwill impairment	—	24,754	24,754	—		24,754
Other expenses	9,032	3,634	12,666	—		12,666

Total Noninterest Expense	70,577	62,708	133,285	173		133,458

INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	31,339	(20,954)	10,385	5,054		15,439
Provision for income taxes	5,130	257	5,387	1,061	Q	6,448

NET INCOME (LOSS)	$26,209	$(21,211)	$4,998	$3,993		$8,991

Weighted average common shares outstanding:
Basic	8,439,427	9,258,493		(4,837,328)		12,860,592
Diluted	8,443,092	9,258,493		(4,837,328)		12,860,592
Earnings per common share:
Basic	$3.11	$(2.29)				$0.70
Diluted	$3.10	$(2.29)				$0.70

Explanatory Notes to the Unaudited Pro Forma Combined Consolidated Financial Statements

A.

Under the June 30, 2021 Definitive Merger Agreement among Mid Penn Bancorp, Inc. (“MPB”), Mid Penn Bank (“Mid Penn”), Riverview Financial Corp. (“RIVE”) and Riverview Bank (“Riverview”), shareholders of RIVE common stock will receive, for each share of RIVE held at the effective time of the merger, 0.4833 shares of MPB common stock as merger consideration. This exchange ratio will not change as a result of changes in the MPB share price. The projected value and allocation of the merger consideration paid by MPB in common stock and cash following the closing of the merger of Riverview with and into Mid Penn, based upon the relevant provisions of the Definitive Merger Agreement, is projected as follows:

Mid Penn Bancorp, Inc. Acquisition of Riverview Financial Corp.

Projected Acquisition Purchase Price Consideration Including Allocation Between Cash and Mid Penn Stock

(Dollars in Thousands except per share data)
Total Acquisition Purchase Price Considerations:

Stock Consideration - Common Stock Outstanding: Riverview shareholders representing 9,361,967 shares outstanding at June 30, 2021, will receive 0.4833 shares of Mid Penn common stock for each Riverview share as merger consideration. This exchange ratio will not change as a result of changes in the Mid Penn share price. Using this data, Mid Penn will issue approximately 4,524,639 new shares of common stock in connection with the merger. For purposes of this pro forma analysis, the estimated fair value of Mid Penn common stock was estimated at $27.45 per share, which was the closing price of Mid Penn common stock as of June 30, 2021.

$124,201

Cash Consideration - Buyout of Outstanding Options: There are 172,964 options outstanding as of June 30, 2021 to purchase Riverview common stock, with a weighted average exercise price of $10.58 per option. In accordance with the definitive merger agreement, outstanding options at the time of the merger will be converted into the right to receive an amount in cash equal to the product obtained by multiplying the aggregate number of shares of Riverview common stock that were issuable upon exercise of each option outstanding, and the closing sale price of Mid Penn's common stock on the fifth (5th) business day prior to the merger closing date multiplied by the exchange ratio, less the per share exercise price of each option outstanding, without interest. For purposes of this proforma analysis, the estimated fair value of Mid Penn common stock was estimated at $27.45 per share, which was the closing price of Mid Penn common stock as of June 30, 2021.

1,410

Total Acquisition Purchase Price Consideration:	$125,611

B.	The available-for-sale portfolio will be maintained at the same classification post-merger and will be acquired by Mid Penn at the fair value of the securities as of the merger date.
C.

The estimated balance sheet adjustments to Riverview’s loan portfolio reflect fair value credit and interest rate discounts of $18,500,000. The earnings impact of the credit and interest rate discounts is projected to be recognized using an accelerated amortization method over the expected life of the acquired loan portfolio, resulting in an estimated increase to interest income of $3,364,000 in the first year post-merger and $1,783,000 in the first six months post merger. Additionally, the balance sheet adjustment to the loan portfolio also includes a reduction of $6,870,000 as a result of the anticipated merger date redemption of subordinated debt issued by Mid Penn and held as an outstanding loan receivable by Riverview as of June 30, 2021. The redemption of Mid Penn’s subordinated debt would reduce loan interest income by $275,000 in the first year post merger and $137,000 in the first six months post merger.

D.

This balance sheet adjustment reflects the reversal of the Riverview allowance for loan losses of $10,867,000 in accordance with the GAAP method of acquisition accounting requiring the recording of acquired loans at fair value.

E.

This balance sheet adjustment to Riverview’s bank premises and equipment includes: (i) fair value discounts of $3,175,000 determined using recent certified appraisals for real estate properties; (ii) fair value discounts of $3,256,000 based upon preliminary condition and value assessments of fixed assets including equipment, and furniture and fixtures, and (iii) the reversal of remaining purchase accounting discounts recorded in fixed assets by Riverview Bank from its previous acquisition activity totaling $2,303,000. Combined, the preliminary estimate of these fair value balance sheet adjustments to Riverview’s bank premises and equipment totals $4,128,000.

F.

The estimated balance sheet adjustment of $1,297,000 to the operating lease right of use asset includes the anticipated reassessment of leased facilities, with a similar adjustment to the operating lease liability and no anticipated goodwill impact.

G.

The foreclosed assets (other real estate owned) of Riverview as of June 30, 2021 totaled $219,000. Under GAAP foreclosed assets must be carried at fair value therefore no fair value adjustment was recorded.

H.

The pro-forma combined deferred tax asset of $5,812,000 was valued based upon an assumed corporate tax rate of 21 percent and includes both (i) $3,556,000 for the related deferred tax impact of purchase accounting adjustments, and (ii) $2,256,000 tax benefit related to one-time merger charges.

I.

For purposes of this unaudited pro forma combined consolidated balance sheet as of June 30, 2021, goodwill of $34,619,000 is projected to result from the Mid Penn acquisition of Riverview. However, the eventual amount actually recorded as goodwill will be determined as part of the final acquisition accounting as of the merger date, and the goodwill amount may be adjusted from this projection based on changes in financial condition and transactions subsequent to June 30, 2021, as additional information becomes available and updated analyses are performed. The goodwill will not be amortized, but will be measured for impairment annually (or more frequently if warranted). The unaudited pro forma combined consolidated statement of income projects no goodwill impairment in the first year post merger. The following reflects the unaudited pro forma calculation of goodwill based upon estimated fair value adjustments to Riverview assets to be acquired and liabilities to be assumed:

Goodwill Resulting from the Mid Penn Bancorp, Inc. Acquisition of Riverview Financial Corp.

Pro Forma as of June 30, 2021

(Dollars in Thousands except per share data)
Acquisition Purchase Price Consideration
($1,410 in Cash and $124,201 in MPB stock)*
		$125,611

Net Assets Acquired:
Riverview Stockholders’ Equity	$104,365

Core Deposit Intangible	5,450

Adjustments to Riverview Assets acquired to reflect fair value:

Loans - general credit and interest rate marks	(18,500)
Allowance for loan losses	10,867
Premises and Equipment	(4,128)
Pre-transaction remaining CDI of Riverview	(1,654)
Deferred tax impact of fair value adjustments	3,556

Adjustments to Riverview Liabilities assumed to reflect fair value:

Time deposits	(2,124)
Long-term debt	107
Pre-transaction remaining marks on subordinated debt	(1,901)
Subordinated debt	(1,250)
Seller transaction merger liabilities accrued at closing	(3,796)

		90,992

Goodwill resulting from merger		$34,619

*	see analysis and calculation of the merger consideration in Explanatory Note A.

The following table summarizes the determination of the purchase price consideration with a sensitivity analysis assuming a 10% increase and 10% decrease in the price per share of Mid Penn common stock from the June 30, 2021 baseline with its impact on the pro forma goodwill.

(Dollars in Thousands except per share data)	June 30, 2021	10% increase	10% decrease
Shares of Riverview	9,361,967	9,361,967	9,361,967
Exchange Ratio	0.4833	0.4833	0.4833
Mid Penn Shares to be issued	4,524,639	4,524,639	4,524,639
Price per share of M id Penn Stock on June 30, 2021	$27.45	$30.20	$24.71

Proforma consideration for common stock	$124,201	$136,644	$111,804
Cash consideration	1,410	1,410	1,410

Total pro forma purchase price consideration	$125,611	$138,054	$113,214

Pro forma goodwill	$34,619	$47,062	$22,222

J.

This balance sheet adjustment represents the estimated fair value of the core deposit intangible (CDI) asset of $5,450,000. With the reversal of Riverview’s pre-acquisition CDI of $1,654,000, the net required adjustment to reflect combined CDI is $3,796,000. The core deposit intangible will be amortized over a ten-year period using a sum of the year’s digits basis, resulting in $991,000 of additional intangible amortization in the first year post merger and $495,000 in the first six months post merger.

K.

This balance sheet amount represents a fair value premium of $2,124,000 for Riverview’s certificates of deposit. This adjustment will be recognized using an amortization method based upon the maturities of the deposit liabilities and is expected to decrease interest expense by $1,562,000 in the first year post merger and $844,000 in the first six months post merger.

L.

This balance sheet amount represents a fair value discount of $107,000 for FHLB advances. This adjustment will be recognized using an amortization method based upon the term of the FHLB advances and is expected to increase interest expense by $11,000 in the first year post merger.

M.

This balance sheet amount includes both (i) a fair value premium of $1,250,000 to reflect the estimated fair value of Riverview’s higher-cost subordinated debt outstanding, and (ii) the reversal of $1,901,000 of pre-transaction fair value discount on subordinated debt acquired by Riverview in a previous merger transaction. Additionally, the balance sheet amount reflects the redemption of $6,870,000 of subordinated debt issued by Mid Penn and held by Riverview. The redemption of Mid Penn’s subordinated debt would reduce interest expense by $275,000 in the first year post merger. The fair value premium amount of $1,250,000 will be recognized on the income statement using an amortization method based upon the estimated remaining maturity of the subordinated debt, resulting in an expected reduction to interest expense of $312,000 in the first year post merger and $156,000 in the first six months post merger.
N.

This balance sheet adjustment reflects the accrual of one-time merger-related charges for Mid Penn and Riverview: (a) Riverview pre-tax charges are estimated at $3,796,000 ($3,213,000 after-tax) and are included as a pro forma fair value liability accrual, and (b) Mid Penn pre-tax charges are estimated at $14,223,000 ($11,967,000 after-tax) and are included as a pro forma liability accrual with the after-tax cost as reduction to retained earnings. The pro forma income statement does not include one-time merger-related expenses which will be expensed against income when incurred. It is noted that a tax benefit was not taken for certain merger obligations and costs that were not considered to be tax deductible.

O.

These balance sheet adjustments to the common stock and additional paid-in-capital accounts, and to the number of common shares outstanding, reflect the impact of projected acquisition consideration of $124,201,000 to be paid in MPB common stock, as further detailed in Explanatory Note A. The adjustments also reflect the reclassification of Riverview’s historical equity accounts (common stock, accumulated other comprehensive loss, and retained earnings) into additional paid in capital.

P.

This income statement adjustment to intangible amortization expense reflects both (i) the reversal of the pre-merger Riverview CDI amortization expense of $818,000 in the first year post merger (consistent with the reversal of Riverview’s CDI asset for fair value purchase accounting purposes), and (ii) $991,000 of amortization expense in the first year post merger related to the new CDI resulting from this acquisition, with such amortization being determined based upon the sum-of-the-years-digits method over 10 years from the date of acquisition. Comparatively, for the first six months post merger, the reversal of CDI expense would be $264,000 and the new CDI amortization is estimated to be $495,000.

Q.	The statutory federal income tax rate of 21 percent was used to determine the income tax expense impact of merger-related adjustments.

RISK FACTORS

In considering whether to vote in favor of the proposal to adopt the merger agreement, you should consider all of the information included in this document and its annexes and all of the information we have incorporated by reference and the risk factors identified by Mid Penn and Riverview with respect to its operations included in their filings with the SEC, including in their Annual Reports on Form 10-K for the year ended December 31, 2020 and subsequent Quarterly Reports on Form 10-Q. See “Incorporation of Certain Documents by Reference.” In addition, you should consider the following risk factors.

Risks Related to the Merger

Because the market price of Mid Penn shares of common stock will fluctuate, Riverview shareholders cannot be sure of the value of the merger consideration they may receive.

Upon completion of the merger, each share of Riverview common stock will be automatically converted into the right to receive 0.4833 shares of Mid Penn common stock, which we call the exchange ratio. The sale prices for shares of Mid Penn common stock may vary from the sale prices of Mid Penn common stock on the date we announced the merger, on the date this joint proxy statement/prospectus was mailed to Riverview shareholders and on the date of the special meeting of the Riverview shareholders. Any change in the market price of Mid Penn shares of common stock prior to closing the merger may affect the value of the merger consideration that Riverview shareholders will receive upon completion of the merger. Riverview is not permitted to resolicit the vote of Riverview shareholders solely because of changes in the market price of Mid Penn shares of common stock. Because the exchange ratio is fixed, if Mid Penn’s stock price declines prior to the completion of the merger, Mid Penn will not be required to adjust the exchange ratio. Stock price changes may result from a variety of factors, including general market and economic conditions, changes in our respective businesses, operations and prospects and regulatory considerations. Many of these factors are beyond our control. You should obtain current market quotations for shares of Mid Penn common stock.

Riverview and Mid Penn shareholders will have a reduced ownership percentage and voting interest after the merger and will exercise less influence over management.

Riverview’s shareholders currently have the right to vote in the election of the board of directors of Riverview and on certain other matters affecting Riverview. When the merger occurs, each Riverview shareholder that receives shares of Mid Penn common stock will become a shareholder of Mid Penn with a percentage ownership of the combined organization that is much smaller than the shareholder’s current percentage ownership of Riverview. Additionally, each Mid Penn shareholder will have a percentage ownership of the combined organization that is smaller than the shareholder’s current ownership in Mid Penn. More specifically, following completion of the merger, current Mid Penn shareholders will own in the aggregate approximately 71.8% of the outstanding shares of Mid Penn common stock and Riverview shareholders will own approximately 28.2% of the outstanding shares of Mid Penn common stock.

Because of this, each institution’s existing shareholders will have less influence on the management and policies of Mid Penn than they now have on the management and policies of the institution in which they currently own shares.

The merger agreement limits Riverview’s ability to pursue alternatives to the merger.

The merger agreement contains “no shop” provisions that, subject to specified exceptions, limit Riverview’s ability to discuss, facilitate or commit to competing third-party proposals to acquire all or a significant part of Riverview. In addition, a termination fee is payable by Riverview under certain circumstances, generally involving the decision to pursue an alternative transaction. These provisions might discourage a potential competing acquiror that might have an interest in acquiring all or a significant part of Riverview from considering or proposing that acquisition, even if it were prepared to pay consideration with a higher per share value than that proposed in the merger, or might result in a potential competing acquiror proposing to pay a lower per share price to acquire Riverview than it might otherwise have proposed to pay, if the merger with Mid Penn had not been announced.

Riverview shareholders have dissenters’ rights in the merger.

Dissenters’ rights are statutory rights that, if applicable under law, enable shareholders to dissent from an extraordinary transaction, such as a merger, and to demand that the corporation pay the fair value for their shares as determined by a court in a judicial proceeding instead of receiving the merger consideration offered to shareholders in connection with the extraordinary transaction. The merger agreement contains a closing condition that can only be waived by Mid Penn that dissenting shares will not constitute more than 10% of the outstanding shares of Riverview common stock. Mid Penn and Riverview cannot predict the number of shares of Riverview common stock that will constitute dissenting shares in the Merger, the amount of cash that Mid Penn may be required to pay following the merger with respect to the dissenting shares or the expenses that Mid Penn may incur in connection with the appraisal process. If the number of dissenting shares exceeds the percentage described above it could prevent the merger from being completed.

Regulatory waivers and approvals may not be received or may be received and subsequently expire, be revoked or be amended to impose conditions that are not presently anticipated or cannot be met.

Before the transactions contemplated in the merger agreement, including the merger, may be completed, various waivers, approvals or consents must be obtained from various bank regulatory and other authorities, including the FRB, the FDIC and the PDB. These governmental entities may impose conditions on the completion of the merger or require changes to the terms of the merger agreement. Further, such approvals are subject to expiration if the transaction is not consummated within the time period provided in the approval.

Riverview’s directors and executive officers have financial interests in the merger that may be different from, or in addition to, the interests of Riverview shareholders.

Riverview’s directors and executive officers have financial interests in the merger that may be different from, or in addition to, the interests of Riverview shareholders. For example, two current directors of Riverview will serve on the board of directors of Mid Penn and three current directors of Riverview will serve on the board of directors of Mid Penn Bank after the merger and each will receive compensation for his or her services as a director. In addition, certain officers or employees may receive certain severance payments if they are terminated following the merger. Moreover, certain officers will receive change in control payments following completion of the merger. For information concerning these interests, please see the discussion under the caption “Interests of Riverview’s Directors and Executive Officers in the Merger” on page 76.

The shares of Mid Penn common stock to be received by Riverview shareholders as a result of the merger will have different rights from the shares of Riverview common stock.

Upon completion of the merger, Riverview shareholders will become Mid Penn shareholders. Their rights as shareholders will be governed by Pennsylvania corporate law and the articles of incorporation and bylaws of Mid Penn. The rights associated with Riverview common stock are governed by the articles of incorporation and bylaws of Riverview and are different from the rights associated with Mid Penn common stock. See the section of this joint proxy statement/prospectus titled “Comparison of Shareholders’ Rights” beginning on page 108 for a discussion of the different rights associated with Mid Penn common stock.

Termination of the merger agreement could negatively affect Riverview.

If the merger agreement is terminated, there may be various consequences, including the fact that Riverview’s businesses may have been adversely impacted by the failure to pursue other beneficial opportunities due to the focus of management on the merger, without realizing any of the anticipated benefits of completing the merger.

If the merger agreement is terminated and Riverview’s board of directors seeks another merger or business combination, Riverview shareholders cannot be certain that Riverview will be able to find a party willing to offer equivalent or more attractive consideration than the consideration Mid Penn has agreed to provide in the merger.

If the merger agreement is terminated and a different business combination is pursued, Riverview may be required to pay a termination fee of $5,070,000 to Mid Penn under certain circumstances. See “The Merger Agreement—Termination Fee” beginning on page 93.

The fairness opinions obtained by Riverview and Mid Penn from their respective financial advisors will not reflect changes in circumstances subsequent to the date that such opinions were rendered.

Riverview has obtained a fairness opinion dated as of June 30, 2021, from its financial advisor, Janney. Mid Penn has obtained a fairness opinion dated as of June 30, 2021, from its financial advisor, Stephens. Neither Riverview nor Mid Penn has obtained, and neither will obtain, an updated opinion as of the date of this joint proxy statement/prospectus from their respective financial advisor. Changes in the operations and prospects of Mid Penn or Riverview, general market and economic conditions and other factors that may be beyond the control of Mid Penn and Riverview may alter the value of Mid Penn or Riverview or the price of shares of Mid Penn common stock or Riverview common stock by the time the merger is completed. The opinions do not speak to the time the merger will be completed or to any other date other than the date of such opinions. As a result, the opinions will not address the fairness of the exchange ratio, from a financial point of view, at the time the merger is completed. For a description of the opinion that Riverview received from Janney, please see “The Merger—Opinion of Riverview’s Financial Advisor” beginning on page 50 of this joint proxy statement/prospectus. For a description of the opinion that Mid Penn received from Stephens, please see “The Merger—Opinion of Mid Penn’s Financial Advisor” beginning on page 62 of this joint proxy statement/prospectus.

The merger agreement may be terminated in accordance with its terms and the merger may not be completed for other reasons.

The merger agreement is subject to a number of conditions that must be fulfilled in order to complete the merger. Those conditions include, among others: approval of the merger agreement by Mid Penn and Riverview shareholders, regulatory approvals, absence of orders prohibiting the completion of the merger, effectiveness of the registration statement of which this joint proxy statement/prospectus is a part, approval of the shares of Mid Penn common stock to be issued to Riverview shareholders for listing on the Nasdaq Global Select Market, the continued accuracy of the representations and warranties by both parties, the performance by both parties of their covenants and agreements, and the receipt by both parties of legal opinions from their respective tax counsels. See “The Merger Agreement—Termination of the Merger Agreement” beginning on page 92 for a more complete discussion of the circumstances under which the merger agreement could be terminated. The conditions to closing of the merger may not be fulfilled and the merger may not be completed.

Failure to complete the merger could negatively affect the market price of Mid Penn’s and Riverview’s common stock.

If the merger is not completed for any reason, Mid Penn and Riverview will be subject to a number of material risks, including the following:

•	the market price of Riverview common stock may decline to the extent that the current market prices of its common stock already reflect a market assumption that the merger will be completed;

•

costs relating to the merger, such as legal, accounting and financial advisory fees, and, in specified circumstances, additional reimbursement and termination fees, must be paid even if the merger is not completed; and

•

the diversion of management’s attention from the day-to-day business operations and the potential disruption to each company’s employees and business relationships during the period before the completion of the merger may make it difficult to regain financial and market positions if the merger does not occur.

Riverview will be subject to business uncertainties and contractual restrictions while the merger is pending.

Uncertainty about the effect of the merger on employees and customers may have an adverse effect on Riverview and consequently on Mid Penn. These uncertainties may impair Riverview’s ability to attract, retain and motivate key personnel until the merger is consummated, and could cause customers and others that deal with Riverview to seek to change existing business relationships with Riverview. Retention of certain employees may be challenging while the merger is pending, as certain employees may experience uncertainty about their future roles with Mid Penn. If key employees depart because of issues relating to the uncertainty and difficulty of integration or a desire not to remain with Mid Penn, Mid Penn’s business following the merger could be harmed. In addition, the merger agreement restricts Riverview from taking certain actions until the merger occurs without the consent of Mid Penn. These restrictions may prevent Riverview from pursuing attractive business opportunities that may arise prior to the completion of the merger. Please see the section entitled “The Merger Agreement—Covenants and Agreements” beginning on page 85 of this joint proxy statement/prospectus for a description of the restrictive covenants to which Riverview is subject under the merger agreement.

If the merger is not completed, Riverview and Mid Penn will have incurred substantial expenses without realizing the expected benefits of the merger.

Riverview and Mid Penn have both incurred substantial expenses in connection with the merger. The completion of the merger depends on the satisfaction of specified conditions and the continued effectiveness of regulatory approvals and the approval of Mid Penn’s and Riverview’s shareholders. Riverview and Mid Penn cannot guarantee that these conditions will be met. If the merger is not completed, these expenses could have an adverse impact on the financial condition and results of operations on a stand-alone basis for both Riverview and Mid Penn.

Litigation relating to the merger could require us to incur significant costs and suffer management distraction, as well as delay and/or enjoin the merger.

Neither Riverview nor Mid Penn is currently able to predict the outcome of any suit arising out of or relating to the proposed transaction that may be filed in the future. If any letters or complaints are filed, absent allegations that are material, Riverview and Mid Penn will not necessarily announce such filings.

Riverview and Mid Penn could be subject to demands or litigation related to the merger, whether or not the merger is consummated. Such actions may create additional uncertainty relating to the merger, and responding to such demands and defending such actions may be costly and distracting to management. Although there can be no assurance as to the ultimate outcomes of any demand or any subsequent litigation, neither Riverview nor Mid Penn believes that the resolution of such demands or any subsequent litigation will have a material adverse effect on its respective financial position, results of operations or cash flows.

The COVID-19 pandemic may delay and adversely affect the completion of the merger.

The COVID-19 pandemic has created economic and financial disruptions that have adversely affected, and are likely to continue to adversely affect, the business, financial condition, liquidity, capital and results of operations of Mid Penn and Riverview. If the effects of the COVID-19 pandemic cause a continued or extended decline in the economic environment and the financial results of Mid Penn or Riverview, or the business operations of Mid Penn or Riverview are further disrupted as a result of the COVID-19 pandemic, efforts to complete the merger and integrate the businesses of Mid Penn and Riverview may also be delayed and adversely affected. Additional time may be required to obtain the requisite regulatory approvals, and the FRB, FDIC, PDB and/or other regulators may impose additional requirements on Mid Penn or Riverview that must be satisfied prior to completion of the merger, which could delay and adversely affect the completion of the merger.

Risks Related to the Combined Company if the Merger is Completed

Mid Penn may be unable to successfully integrate Riverview’s operations and retain Riverview’s employees.

The merger involves the integration of two companies that have previously operated independently. The difficulties of combining the operations of the two companies include, among other things: integrating personnel with diverse business backgrounds; combining different corporate cultures; and retaining key employees.

The process of integrating operations could cause an interruption of, or loss of momentum in, the activities of the business and the loss of key personnel. The integration of the two companies will require the experience and expertise of certain key employees of Riverview who are expected to be retained by Mid Penn. Mid Penn may not be successful in retaining these employees for the time period necessary to successfully integrate Riverview’s operations with those of Mid Penn. The diversion of management’s attention and any delays or difficulties encountered in connection with the merger and the integration of the two companies’ operations could have an adverse effect on the business and results of operations of Mid Penn following the merger.

Additionally, Mid Penn may not be able to successfully achieve the level of cost savings and other synergies that it expects, and may not be able to capitalize upon the existing customer relationships of Riverview to the extent anticipated, or it may take longer, or be more difficult or expensive than expected to achieve these goals. This could have an adverse effect on Mid Penn’s business, results of operation and stock price.

The market price of Mid Penn shares of common stock after the merger may be affected by factors different from those currently affecting the shares of Riverview.

The businesses of Mid Penn and Riverview differ and, accordingly, the results of operations of the combined company and the market price of the combined company’s shares of common stock may be affected by factors different from those currently affecting the independent results of operations of Mid Penn. For a discussion of the businesses of Mid Penn and Riverview, see “Information about Mid Penn” and “Information about Riverview” on pages 101 and 107, respectively.

Future issuances of Mid Penn equity securities could dilute shareholder ownership and voting interest of Mid Penn shareholders.

Mid Penn’s articles of incorporation currently authorize the issuance of up to twenty million shares of common stock, which is the maximum number of shares Mid Penn may have issued and outstanding at any one time. Mid Penn’s ability to issue additional shares is reduced by the number of shares that are currently outstanding and already reserved for future issuances. Any future issuance of equity securities by Mid Penn may result in dilution in the percentage ownership and voting interest of Mid Penn shareholders. Also, any securities Mid Penn sells in the future may be valued differently and the issuance of equity securities for future services, acquisitions or other corporate actions may have the effect of diluting the value of shares held by Mid Penn shareholders.

We may fail to realize all of the anticipated benefits of the merger.

The success of the merger will depend, in part, on our ability to realize the anticipated benefits and cost savings from combining the businesses of Mid Penn and Riverview. However, to realize these anticipated benefits and cost savings, which include increased Mid Penn lending limits and access to stable core deposits, we must successfully combine the businesses of Mid Penn and Riverview. If we are not able to achieve these objectives, the anticipated benefits and cost savings of the merger may not be realized fully or at all, or may take longer to realize than expected.

Mid Penn and Riverview have operated and, until the completion of the merger, will continue to operate, independently. It is possible that the integration process could result in the loss of key employees, the disruption of each company’s ongoing businesses or inconsistencies in standards, controls, procedures and policies that adversely affect our ability to maintain relationships with clients, customers, depositors and employees or to achieve the anticipated benefits of the merger. Integration efforts between the two companies will also divert management attention and resources. These integration matters could have an adverse effect on Mid Penn or Riverview during the transition period.

Another expected benefit from the merger is an expected increase in the revenues of the combined company from anticipated sales of Mid Penn’s greater variety of financial products, and from increased lending out of Mid Penn’s substantially larger capital base, to Riverview’s existing customers and to new customers in Riverview’s market area who may be attracted by the combined company’s enhanced offerings. An inability to successfully market Mid Penn’s products to Riverview’s customer base could cause the earnings of the combined company to be less than anticipated.

Unanticipated costs relating to the merger could reduce Mid Penn’s future earnings per share.

Mid Penn and Riverview believe that they have reasonably estimated the likely incremental costs of the combined operations of Mid Penn and Riverview following the merger. However, it is possible that unexpected transaction costs such as taxes, fees or professional expenses or unexpected future operating expenses such as unanticipated costs to integrate the two businesses, increased personnel costs or increased taxes, as well as other types of unanticipated adverse developments, including negative changes in the value of Riverview’s loan portfolio, could have a material adverse effect on the results of operations and financial condition of Mid Penn following the merger. In addition, if actual costs are materially different than expected costs, the merger could have a significant dilutive effect on Mid Penn’s earnings per share.

The COVID-19 pandemic’s impact on Mid Penn’s business and operations following the completion of the merger is uncertain.

The extent to which the COVID-19 pandemic will negatively affect the business, financial condition, liquidity, capital and results of operations of Mid Penn following the completion of the merger will depend on future developments, which are highly uncertain and cannot be predicted, including the scope and duration of the COVID-19 pandemic, the direct and indirect impact of the COVID-19 pandemic on employees, clients, counterparties and service providers, as well as other market participants, and actions taken by governmental authorities and other third parties in response to the COVID-19 pandemic. Given the ongoing and dynamic nature of the circumstances, it is difficult to predict the impact of the COVID-19 pandemic on Mid Penn’s business, and there is no guarantee that efforts by Mid Penn to address the adverse impacts of the COVID-19 pandemic will be effective.

Even after the COVID-19 pandemic has subsided, Mid Penn may continue to experience adverse impacts to its business as a result of the COVID-19 pandemic’s global economic impact, including reduced availability of credit, adverse impacts on liquidity and the negative financial effects from any recession or depression that may occur.

Risks Relating to Mid Penn’s Business

You should read and consider risk factors specific to Mid Penn’s business that will also affect the combined company after the merger. These risks are described in the sections entitled “Risk Factors” in Mid Penn’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and in other documents incorporated by reference into this document. Please see the section entitled “Where You Can Find More Information” beginning on page 117 of this document for the location of information incorporated by reference into this document.

Risks Relating to Riverview’s Business

You should read and consider risk factors specific to Riverview’s business that will also affect the combined company after the merger. These risks are described in the sections entitled “Risk Factors” in Riverview’s

Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and in other documents incorporated by reference into this document. Please see the section entitled “Where You Can Find More Information” beginning on page 117 of this document for the location of information incorporated by reference into this document.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This joint proxy statement/prospectus contains or incorporates by reference a number of forward-looking statements, including statements about the financial conditions, results of operations, earnings outlook and prospects of Mid Penn, Riverview and the potential combined company and may include statements for periods following the completion of the merger. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project” and other similar words and expressions.

The forward-looking statements involve certain risks and uncertainties. The ability of either Mid Penn or Riverview to predict results or the actual effects of its plans and strategies, or those of the combined company, is subject to inherent uncertainty. Factors that may cause actual results or earnings to differ materially from such forward-looking statements include those beginning on page 32 under “Risk Factors,” as well as, among others, the following:

•	those discussed and identified in public filings with the SEC and bank regulatory agencies made by Mid Penn and Riverview;

•	the effects of the COVID-19 pandemic on the economy generally and on Mid Penn and Riverview in particular;

•

completion of the merger is dependent on, among other the things, the receipt of shareholder and regulatory approvals, the timing of which cannot be predicted with precision and which may not be received at all;

•	the merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events;

•	higher than expected increases in Mid Penn’s or Riverview’s loan losses or in the level of nonperforming loans;

•	higher than expected charges incurred by Mid Penn in connection with marking Riverview’s assets to fair value;

•	a continued weakness or unexpected decline in the U.S. economy, in particular in Pennsylvania;

•	a continued or unexpected decline in real estate values within Mid Penn’s and Riverview’s market areas;

•	unanticipated reduction in Mid Penn’s or Riverview’s respective deposit bases or funding sources;

•	government intervention in the U.S. financial system and the effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate risk policies of the FRB;

•	legislative and regulatory actions could subject Mid Penn to additional regulatory oversight which may result in increased compliance costs and/or require Mid Penn to change its business model;

•

the integration of Riverview’s business and operations with those of Mid Penn may take longer than anticipated, may be more costly than anticipated and may have unanticipated adverse results relating to Riverview’s or Mid Penn’s existing businesses; and

•

the anticipated cost savings and other synergies of the merger may take longer to be realized or may not be achieved in their entirety, and attrition in key client, partner and other relationships relating to the merger may be greater than expected.

Because forward-looking statements are subject to assumptions and uncertainties, actual results may differ materially from those expressed or implied by these forward-looking statements. You are cautioned not to place undue reliance on these statements, which speak only as of the date of this joint proxy statement/prospectus or the date of any document incorporated by reference in this joint proxy statement/prospectus.

All subsequent written and oral forward-looking statements concerning the merger or other matters addressed in this joint proxy statement/prospectus and attributable to Mid Penn or Riverview or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this joint proxy statement/prospectus. Except to the extent required by applicable law or regulation, Mid Penn and Riverview undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this joint proxy statement/prospectus or to reflect the occurrence of unanticipated events.

THE MERGER

Background of the Merger

During the course of developing its strategic plan, Mid Penn’s board of directors and senior management team regularly consider various strategies for creating additional shareholder value, including growth through the expansion of its customer base in existing markets, as well as growth through acquisition of banks or business lines in existing or other markets. As part of this strategic planning process, Mid Penn routinely evaluates possible business combinations, and has completed three acquisitions in recent years—Phoenix Bancorp, Inc. in 2015, The Scottdale Bank & Trust Co. in January 2018 and First Priority Financial Corp. in July 2018.

As part of its ongoing consideration and evaluation of Riverview’s long-term prospects and strategies, the Riverview board of directors and management regularly review and assess Riverview’s business strategies, opportunities and challenges in light of developments in Riverview’s business, in the banking industry, in the economy generally and in the financial markets, with the goal of enhancing value for its shareholders. As Riverview entered into 2019, management began discussions with the Riverview board of directors regarding the challenges it faced in improving Riverview’s profitability and maintaining Riverview’s loan and deposit growth, which included the increasingly competitive landscape for loans and deposits in Central Pennsylvania, higher costs of regulatory compliance, the growing importance of investing in technology, the historically low interest rate environment and flattening yield curve which has narrowed Riverview Bank’s net interest margin and interest rate spread, and the need to grow in order to increase scale and better manage expenses. These reviews and discussions included analyses of the mergers and acquisitions environment, including premiums being paid, and an assessment of potential strategic merger partners for Riverview. In connection with the evaluation of these strategic alternatives, Brett D. Fulk, President and Chief Executive Officer of Riverview, has had, from time to time, informal discussions with representatives of other financial institutions, including Mid Penn, and has regularly updated the Riverview board of directors regarding such discussions.

In the latter part of 2019, the Riverview board and management continued their discussions regarding Riverview’s business, strategies, opportunities and challenges, and began discussing exploring possibilities for enhancing value for shareholders, including seeking a larger financial institution as a strategic merger partner.

On April 1, 2019, Mr. Fulk met with Rory D. Ritrievi, President and Chief Executive Officer of Mid Penn in Harrisburg, Pennsylvania for a general discussion of the financial services industry, the local and regional economic environment and the businesses of the two institutions. They did not discuss specifically the potential combination of Riverview and Mid Penn. Also, during the remainder of 2019 and through January 2020, Mr. Fulk had numerous conversations with chief executive officers of various financial institutions that expressed possible interest in acquiring Riverview. In each conversation, discussions centered on obtaining an understanding of strategic and operational value of a combination, cultural alignment of the organizations and roles of employees, management and the board of directors, but did not include potential pricing. Conversations were shared with the Riverview board of directors to build awareness and an understanding of the relative differences among institutions.

The Riverview board held an executive session at the close of its regular meeting on November 21, 2019. The Riverview board of directors invited representatives of Janney Montgomery Scott (“Janney”), an investment banking firm that specializes in representing financial institutions, to update the Riverview board of directors on the banking industry and the mergers and acquisitions market. The representatives of Janney then discussed Riverview’s business, market and stock performance, both historically and in comparison to peer institutions. Janney provided the Riverview board of directors with a range of potential valuations for Riverview on a stand-alone basis, using various valuation methodologies, as well as a range of potential valuations on a change-in-control basis, using data from recent merger transactions in the banking industry. The Riverview board of directors then discussed the merits of different opportunities available to Riverview, including continued organic growth or combining with a larger financial institution. Management and the Riverview board of directors also discussed current issues related to banking generally and Riverview in particular. As a result of the meeting, the Riverview board of directors agreed to continue discussions regarding strategic alternatives while continuing to develop strategies to further implement Riverview Bank’s business plan.

On January 23, 2020, the Riverview board of directors held a special executive session of the board of directors to discuss strategic planning, including further exploring a potential merger transaction with a larger financial institution. The Riverview board invited representatives of Riverview’s legal counsel, Luse Gorman, PC (“Luse Gorman”) to attend the meeting. The representatives of Luse Gorman summarized its presentation materials, a copy of which had been previously provided to the board of directors. The presentation summarized for the board its fiduciary duties generally and in the context of a merger transaction. Following the meeting, the Riverview board of directors approved the engagement of Janney to serve as Riverview’s financial advisor and authorized Janney to organize a process for considering strategic alternatives. A formal engagement letter was executed by Janney and Riverview on February 3, 2020. Management of Riverview and representatives of Janney worked together to prepare a confidential information memorandum about the business and operations of Riverview to be made available to potential strategic partners.

On February 27, 2020, representatives of Janney provided the Riverview board of directors an overview of the current mergers and acquisitions market with respect to financial institutions generally and Riverview in particular during a special executive session. The Janney representatives identified potential strategic partners for Riverview based on a variety of factors, including their size and scale, strength of currency, market capitalization, ability to pay, strategic fit and expected level of potential interest in pursuing a strategic transaction with Riverview. The Janney representatives then provided general financial and market information about each of the potential strategic partners, including their stock price relative to tangible book value. Based on this analysis, Janney, in consultation with Riverview, identified 11 institutions with assets greater than $10.0 billion (the “Group One Institutions”). Mid Penn was not included in Group One because it was smaller in size and scale relative to the Group One Institutions. Due to the outbreak of the COVID-19 pandemic, the board of directors of Riverview determined at a meeting held on March 16, 2020, not to initiate contact with any Group One Institution regarding a potential strategic combination. Instead, the board of directors and management determined to focus its immediate attention on Riverview’s operations, including the health and safety of employees and providing support to Riverview’s customers and local communities adversely impacted by COVID-19.

On June 25, 2020, representatives of Janney were invited to attend the Riverview regular board meeting to provide an update on the current mergers and acquisitions market in consideration of the effects of the COVID-19 pandemic on the economy generally and the community bank industry in particular. Janney also provided a market update on each of the Group One Institutions. As a result of this discussion, Riverview’s board of directors authorized Janney to contact two Group One Institutions that had a strong footprint in central Pennsylvania, to determine their level of interest in evaluating a business combination with Riverview and to further evaluate whether such a business combination would be in the best interests of Riverview’s shareholders. Both institutions informed Janney that they did not want to pursue a merger transaction with Riverview at the present time due to credit quality concerns within the banking industry caused by the COVID-19 pandemic. Consequently, the board of directors of Riverview decided to pause their pursuit of a strategic merger transaction.

For the remainder of 2020, the Riverview board of directors and management continued their discussions regarding Riverview’s business strategies, opportunities, and challenges, and continuously evaluated the mergers and acquisitions market to enhance shareholder value. During this time, Mr. Fulk had regular discussions with representatives of Janney about current market conditions in consideration of the COVID-19 pandemic, developments in the mergers and acquisitions market for financial institutions and potential strategic opportunities, and regularly updated the board regarding these discussions. On December 17, 2020, the board of directors of Riverview held a special executive session, at which a representative of Janney provided the board with an updated report on the current COVID-19 mergers and acquisition environment for financial institutions. Janney also recommended expanding the Group One Institutions to include four additional financial institutions that generally satisfied the criterion described above.

On January 14, 2021, the board of directors of Riverview held a special executive session to discuss the strategic plans of Riverview, including Riverview’s prospects as an independent community bank and the anticipated challenges to maintaining Riverview’s competitive position and enhancing shareholder value. Based on those discussions, along with improved market conditions since the beginning of the COVID-19 pandemic, with Riverview’s board approval, Janney contacted each of the Group One Institutions on a confidential basis to consider a strategic merger transaction with Riverview. Of the Group One Institutions contacted, 10 out of the 11 institutions had substantial conversations with Riverview and/or Janney, and four of the institutions signed and returned a confidentiality agreement containing customary provisions. In order to facilitate an orderly sale process, the confidentiality agreements included a customary standstill provision that provided that such provision would terminate if Riverview entered into an agreement providing for the sale or change in control of Riverview. Thereafter, Riverview provided a confidential information memorandum to each of the four Group One Institutions that entered into confidentiality agreements.

Although four Group One Institutions indicated interest, the Riverview board of directors determined at a special meeting on February 25, 2021, to authorize Janney to contact an additional eight institutions, including Mid Penn (the “Group Two Institutions”), on a confidential basis about pursuing a strategic merger transaction with Riverview. The Group Two Institutions generally satisfied the same criterion of the Group One Institutions, except that their sizes generally ranged from greater than $3.0 billion to less than $10.0 billion in assets and had smaller market capitalizations than the Group One Institutions.

In late February and early March 2021, Mr. Fulk and/or Janney representatives had virtual and in-person meetings with the President and Chief Executive Officer of one of the Group One Institutions (“Company A”) and virtual meetings and in person meetings with the management teams of three other Group One Institutions, each of whom expressed a verbal interest in considering a strategic merger transaction with Riverview. However, except for Company A, the three other Group One Institutions informed Riverview that it was not the appropriate time due to the impact of the COVID-19 pandemic to submit a written non-binding indication of interest. Mr. Fulk updated the Riverview board of directors regarding these developments.

On March 16, 2021, Company A submitted a written non-binding indication of interest letter in which it offered a fixed price of $10.75 per share of Riverview common stock. The total consideration would be 80% of Company A common stock and 20% cash. The Riverview board determined, in consultation with Janney, that this offer did not meet pricing expectations and ceased any further discussions with Company A.

Beginning on March 18, 2021, Janney initiated contact with each of the Group Two Institutions, including Mid Penn. Of the eight Group Two Institutions, five of these institutions, including Mid Penn, signed a confidentiality agreement containing customary provisions, including the standstill provision described above. Riverview provided a confidential information memorandum to each of the five institutions that entered into confidentiality agreements. Institutions were given until May 3, 2021 to submit a non-binding indication of interest letter.

On April 27, 2021, members of the Mid Penn executive management team, including Mr. Ritrievi, met with Mr. Fulk and representatives of Janney to discuss the confidential information memorandum and seek clarification regarding the information desired to be included in a non-binding indication of interest letter.

At its regularly scheduled meeting on April 28, 2021, the Mid Penn board of directors was informed by senior management of the fact that Mid Penn had received and reviewed a confidential information memorandum regarding the potential sale of Riverview and request for a non-binding indication of interest. Management informed the board with respect to its initial review of the memorandum and subsequent research conducted of publicly available information concerning Riverview, noting that a combination with Riverview would result in a $4.5 billion combined institution and significant increase in market capitalization. Discussion was held concerning potential pricing and social terms, as well as opportunities and challenges associated with such a combination being an in-market transaction. Following such discussion, the Mid Penn board authorized management to submit a non-binding letter of intent reflecting a purchase price of up to $13.50 per share of

Riverview common stock. Further discussion ensued regarding the need for additional pricing flexibility in order to ensure that Mid Penn would be invited to continue negotiations. Following this additional discussion, the Mid Penn board authorized management to submit a non-binding letter of intent at a price range at which management felt comfortable that Mid Penn would be invited to continue negotiations and proceed to conduct formal due diligence on Riverview.

Janney notified the Riverview board that prior to the May 3, 2021 deadline, Janney received non-binding indication of interest letters from three Group Two Institutions, one of which was Mid Penn. Each indication of interest letter contemplated a merger of Riverview into the potential acquiror, to be immediately followed by a merger of Riverview Bank into the potential acquiror’s wholly owned banking subsidiary. Terms were as follows:

•

Mid Penn proposed a purchase price range of $14.00 to $14.25 per share of Riverview common stock, with the consideration to be paid in 80% Mid Penn common stock and 20% in cash, subject to a fixed exchange ratio that would be based upon a 10-day average price for Mid Penn’s common stock prior to signing the merger agreement. Mid Penn also proposed to appoint one member of the Riverview board of directors to the Mid Penn board and up to three other members of the Riverview board of directors to the Mid Penn Bank board upon the consummation of the proposed transaction. In connection with the indication of interest, Mid Penn requested an exclusivity period of 60 days in order to discuss and finalize a transaction. Mid Penn verbally indicated to Riverview and its representatives that it could change the composition of the consideration to 100% Mid Penn common stock.

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Company B proposed a purchase price range of $10.50 to $11.75 per share of Riverview common stock. The total consideration would be 100% Company B common stock. Company B offered to consider board representation to current members of the Riverview board of directors but did not specify the number of Riverview directors to be invited to join the Company B board of directors in its indication of interest letter.

•

Company C proposed a fixed purchase price of $11.50 per share of Riverview common stock. The total consideration would be 100% Company C common stock. Company C proposed to appoint one member of the Riverview board of directors to the Company C board of directors upon the consummation of the proposed transaction.

On May 13, 2021, the Riverview board of directors met during an executive session to discuss, among other items, an updated and comprehensive assessment of Riverview’s standalone strategic plan as well as the non-binding indication of interest letters that Janney had received. Representatives from Luse Gorman and Janney attended the meeting. The Janney representatives discussed the key features of the three proposals, including the proposed purchase price and the structure of the merger consideration, along with a summary of each party’s business, financial position, stock price and valuation based on publicly available data. The Janney representatives then presented pro forma models reflecting a transaction between Riverview and each of Mid Penn, Company B, and Company C, and compared the implied metrics of each potential transaction, highlighting various pricing metrics and the capital levels of the resulting institution. The Janney representatives noted the assumptions used to prepare the analyses and pricing metrics of each potential transaction and the financial information about the pro forma company. Representatives from Luse Gorman also reviewed with the Riverview board of directors their fiduciary duties under Pennsylvania law in connection with a proposed business combination transaction and the process the board of directors had conducted to date.

The Riverview board of directors observed that Mid Penn’s proposal represented the highest price level received from any party, noting that the other proposals fell within a range of $10.50 to $11.75 per share of Riverview common stock compared with a range of $14.00 to $14.25 per share of Riverview common stock range proposed by Mid Penn. Representatives of Janney also discussed their belief that Mid Penn’s proposal would provide significantly more value to Riverview shareholders as compared to the proposals from the other two parties and Riverview’s standalone alternatives. The Riverview board of directors then discussed with Janney the likelihood that any of the two other potential parties would increase their proposed price ranges to be competitive with, or exceed, the price range indicated in the Mid Penn proposal. The Riverview board of directors concluded that, based on Janney’s discussions with the two other parties, it was highly unlikely that any of them would increase their proposed price ranges to be competitive with, or exceed the price range indicated in the Mid Penn proposal. The Riverview board also considered the strategic benefits of a potential combination with Mid Penn, the similarity in culture and the significant premium to its current stock trading price. In addition, the Riverview board believed that the stock consideration of Mid Penn would provide long term value to Riverview’s shareholders, including increased trading liquidity on a combined basis and the greater per share cash dividends that Riverview shareholders would receive as Mid Penn shareholders. The Riverview board also considered the impact a merger would have on Riverview’s customers, employees and the communities in which it operates. The Riverview board raised concerns about Mid Penn’s core earnings and loan portfolio in light of then-current economic conditions, which management agreed to review as part of the due diligence process. The board of directors authorized Mr. Fulk to sign the non-binding indication of interest letter with Mid Penn and to begin the due diligence process.

On May 14, 2021, Riverview and Mid Penn executed the non-binding indication of interest letter with an agreed upon exclusivity period through the end of July 13, 2021. During the exclusivity period, Riverview and its representatives, were prohibited from engaging in negotiations or entering into any agreement with any third parties relating to alternative business combination transactions.

Also on May 14, 2021, Mr. Ritrievi informed representatives of Piper Sandler & Co. (“Piper Sandler”) and Stephens, Inc. (“Stephens”), Mid Penn’s financial advisors, and Pillar Aught LLC (“Pillar+Aught”), Mid Penn’s legal counsel, regarding Riverview’s acceptance of its nonbinding indication of interest letter and discussed next steps.

On May 21, 2021, Mid Penn and its representatives, including Piper Sandler and Pillar+Aught obtained access to a virtual data room containing due diligence materials concerning Riverview. A third-party loan review firm was engaged by Mid Penn to provide an analysis of Riverview’s loan portfolio. Over the course of the following month, Mid Penn and its representatives continued Mid Penn’s due diligence investigation of Riverview, and Riverview continued to provide due diligence materials to Mid Penn and its representatives.

At its regularly scheduled meeting on May 26, 2021, the Mid Penn board of directors was informed by senior management that Riverview had accepted the nonbinding indication of interest letter and that the parties had commenced their respective formal due diligence reviews. Representatives of Piper Sandler then presented the board with an executive summary of the proposed transaction and a review of various preliminary pro forma financial metrics and key assumptions considered in developing those metrics.

On June 4, 2021, Pillar+Aught distributed a draft merger agreement for the proposed transaction to Luse Gorman. On June 9, 2021, Riverview’s management and representatives of Luse Gorman and Janney held a meeting to review and discuss the draft merger agreement. During the next three weeks of June, Luse Gorman and Pillar+Aught exchanged drafts of the merger agreement and negotiated the substantially final terms of the merger agreement. During this time, Luse Gorman and Pillar+Aught also exchanged drafts of the form of voting agreements proposed to be entered into by Mid Penn with each of the directors, certain executive officers and any person or entity owning 10% or more of the outstanding shares of Riverview common stock. Luse Gorman and Pillar+Aught also exchanged drafts of the form of voting agreements proposed to be entered into by Riverview with each of the directors and certain executive officers of Mid Penn.

Riverview began reverse due diligence of Mid Penn, and on June 14, 2021, Riverview and its representatives obtained access to a virtual data room containing reverse due diligence materials concerning Mid Penn. A third-party loan review firm was engaged by Riverview to provide an analysis of Mid Penn’s loan portfolio, which was conducted over the next several weeks. The results of the third-party loan review were communicated to the Riverview board of directors and were satisfactory.

On June 15, 2021, Mid Penn’s management and its representatives attended in-person due diligence interviews with Riverview’s management and representatives. The parties discussed Riverview’s business operations, including financial performance, future expectations and employee and regulatory matters. Following the meeting, Mid Penn continued its due diligence review of Riverview.

On June 23, 2021, at a regularly scheduled meeting of Mid Penn’s board of directors at which representatives of Piper Sandler and Pillar+Aught were present, Mr. Ritrievi gave a detailed update on the results of the due diligence review on Riverview. Representatives of Piper Sandler provided the Mid Penn board with an updated financial analysis reflecting an all-stock transaction, which incorporated adjustments to reflect higher deal expenses than originally anticipated. Following the presentation by Piper Sandler, discussion was held regarding the results of the due diligence review of Riverview and the deal expenses anticipated to be incurred. Management expressed to the Mid Penn board its belief that the increase in projected deal expenses warranted a downward adjustment in the exchange ratio. Following discussion, the Mid Penn board authorized management to submit a final offer at a price between $13.50 and $14.00 per share, with not less than 80% of the consideration to be paid in Mid Penn common stock.

During conversations among the financial advisors on June 23, 2021, representatives of Piper Sandler informed representatives of Janney that, following a review of anticipated merger-related costs and anticipated cost savings of the combined institution, Mid Penn planned to propose setting the exchange ratio at 0.4795, subject to further due diligence. The proposed exchange ratio was based on the Riverview price per share of $13.60 and a 10-day average price for Mid Penn’s common stock as of the market close on June 22, 2021, or $28.36 per share. In addition, Mid Penn also planned to propose eliminating the cash component of the merger consideration so that it would be comprised solely of Mid Penn common stock.

On June 24, 2021, at a special meeting of Riverview’s board of directors, Mr. Fulk gave a detailed review of the status of negotiations, including the proposed exchange ratio and the proposal to eliminate the cash component of the merger consideration. Representatives of Janney provided an updated financial analysis of the proposed transaction, including the proposed exchange ratio as an all-stock transaction, and responded to questions from the Riverview board. The revised version of the merger agreement was provided by Luse Gorman to the Riverview board of directors, along with an executive summary of key terms of the agreement and ancillary documents, including the form of voting agreement for directors and executive officers. Representatives of Luse Gorman reviewed with the Riverview board key terms of the draft of the merger agreement and the form of voting agreement. Luse Gorman also discussed with the Riverview board the open issues related to the merger agreement, including the proposed exchange ratio, the number of board members of Riverview invited to serve on the Mid Penn and Mid Penn Bank boards and a price protection provision that would give Riverview a right to terminate the merger agreement in certain circumstances in the event of a significant decline in Mid Penn’s stock price after signing the merger agreement and allow Mid Penn the option to increase the merger consideration to a certain threshold in order to avoid the termination of the merger agreement (the “kill or fill” provision). Representatives of Luse Gorman then responded to questions from the Riverview board. Following extensive discussion, the Riverview board authorized management to finalize the terms of the merger agreement and instructed Janney to again discuss with Mid Penn’s representatives about increasing the exchange ratio proposed by Mid Penn and increasing the Riverview board representation on the boards of Mid Penn and Mid Penn Bank. The Riverview board accepted the change in merger consideration to 100% stock. The Riverview board also determined that it would meet again on June 30, 2021 to review and consider approval of the final terms of the merger agreement. From June 25, 2021 through June 29, 2021, representatives of Riverview and Mid Penn engaged in negotiations regarding the exchange ratio. The parties tentatively agreed to increase the exchange ratio to 0.4833 of a share of Mid Penn common stock based on a Riverview price per share of $13.51 and the $27.95 10-day average price for Mid Penn’s common stock as of June 29, 2021. Mid Penn also agreed to appoint two current Riverview directors to the Mid Penn board and cause Mid Penn Bank to appoint three current Riverview directors to the Mid Penn Bank board, along with the addition of the kill or fill provision, both of which were incorporated into the revised merger agreement.

From June 27, 2021 through June 29, 2021, Pillar+Aught and Luse Gorman negotiated an amendment to Mr. Fulk’s Executive Employment Agreement with Riverview and Riverview Bank to specify the definition of annual compensation for purposes of determining the payment to Mr. Fulk in the event he is entitled to severance thereunder.

From June 28, 2021 through June 29, 2021, Pillar+Aught and representatives of Riverview’s greater than 10% shareholder negotiated a letter agreement to replace the current agreements between Riverview and such shareholder, providing for certain board observation and representation rights, as more particularly described under the section entitled “-Riverview’s Greater Than 10% Shareholder Will Have Board Observation and Appointment Rights in Mid Penn Following Completion of the Merger”.

On June 29, 2021, Riverview’s management and its representatives had virtual due diligence interviews with Mid Penn’s management and representatives. The parties discussed Mid Penn’s business operations, including its loan portfolio, financial performance and future expectations, and employee and regulatory matters. Following the meeting, Riverview continued its due diligence of Mid Penn.

On June 30, 2021, the Mid Penn board of directors held a special meeting to review the final draft of the merger agreement. Representatives of Piper Sandler, Stephens and Pillar+Aught reviewed the provisions of the merger agreement in detail with the board of directors. Representatives of Piper Sandler and Stephens discussed the financial terms of the proposed transaction and Pillar+Aught discussed with the Mid Penn board their fidicuariy duties under Pennsylvania law. Following the review of its financial analyses of the merger, Stephens delivered its oral opinion, which was subsequently confirmed in writing, to the effect that, as of that date and subject to assumptions made, procedures followed, matters considered and limitations on the review undertaken set forth in the opinion, the merger consideration in the merger was fair, from a financial point of view, to Mid Penn. After careful consideration of these presentations, as well as the factors described under the section of this joint proxy statement/prospectus entitled “Mid Penn’s Reasons for the Merger,” and following further discussion, the Mid Penn board of directors unanimously approved the merger agreement and agreed to recommend that Mid Penn’s shareholders adopt and approve the merger agreement and the merger.

On June 30, 2021, the Riverview board of directors held a special meeting, with representatives of Luse Gorman and Janney in attendance. The Riverview board reviewed with its outside advisors the final pricing provisions, including the revised exchange ratio, the revisions to the merger agreement that had been made since the June 24, 2021 board meeting and the disclosure schedules that each party had prepared. Representatives of Janney discussed, among other matters, the financial terms of the proposed transaction and that the merger consideration offered exceeded the consideration that could reasonably be expected from other potential acquirers. Janney then delivered the Janney oral opinion that, as of June 30, 2021, and subject to the assumptions made, procedures followed, matters considered and limitations on review undertaken, as set forth in the opinion, the merger consideration to be paid to Riverview shareholders was fair from a financial point of view. Janney’s written opinion, dated June 30, 2021, was delivered to the Riverview board of directors following the meeting. See “The Merger – Opinion of Riverview’s Financial Advisor.” Representatives of Luse Gorman discussed the terms of the merger agreement, the voting agreements and related transaction documents with the Riverview board of directors, including the changes to the merger agreement since the Riverview board of directors meeting held on June 24, 2021. Representatives of Luse Gorman also discussed with the Riverview board of directors their fiduciary duties to the Riverview shareholders in the context of the proposed transaction.

Following consideration of this information, including those factors described under “—Riverview’s Reasons for the Merger and Recommendation of the Riverview Board of Directors,” the Riverview board of directors determined that the merger agreement and the transactions contemplated thereby were advisable and in the best interests of Riverview and its shareholders. The Riverview board of directors then unanimously voted to approve and adopt the merger agreement and the transactions contemplated thereby and recommended that Riverview shareholders vote to approve the merger agreement and the transactions contemplated thereby.

Following receipt of board approval, on June 30, 2021, Riverview and Mid Penn executed the merger agreement. The respective directors and executive officers of Riverview and Mid Penn executed and delivered the voting agreements. The greater than 10% shareholder of Riverview also executed and delivered the voting agreement. Following the close of market on June 30, 2021, Riverview and Mid Penn publicly announced their entry into the merger agreement by a joint press release.

On August 26, 2021, Riverview and Mid Penn executed an amendment to the merger agreement to remove certain requirements related to the timing of Mid Penn’s filing of regulatory applications and this joint proxy statement/prospectus, and to clarify the vote standard required for Riverview shareholders to approve the merger.

Riverview’s Reasons for the Merger

After careful consideration, at a meeting held on June 30, 2021, the Riverview board of directors unanimously determined that the merger agreement, including the merger and the other transactions contemplated thereby, was in the best interests of Riverview and its shareholders and approved the merger agreement.

In reaching its decision to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement and recommend that its shareholders vote “FOR” the merger proposal, the Riverview board of directors evaluated the merger agreement, the merger and the other transactions contemplated by the merger agreement in consultation with Riverview management, as well as Riverview’s outside financial and legal advisors, and considered a number of factors, including but not limited to, the following material factors which are not presented in order of priority:

•

its knowledge of Riverview’s business, operations, regulatory and financial condition, asset quality, earnings, loan portfolio, capital and prospects both as an independent organization, and as a part of a combined company with Mid Penn;

•

its understanding of Mid Penn’s business, operations, regulatory and financial condition, asset quality, earnings, capital and prospects, taking into account presentations by senior management of its due diligence review of Mid Penn;

•

its belief that the merger will result in a more competitive banking franchise with strong capital ratios and an attractive funding base that has the potential to deliver a higher value to Riverview’s shareholders as compared to continuing to operate as a stand-alone entity;

•

the expanded possibilities, including organic growth and future acquisitions, that would be available to the combined company, given its larger size, asset base, capital, market capitalization and footprint;

•

the anticipated pro forma impact of the merger on Mid Penn, including potential synergies, and the expected impact on financial metrics such as earnings and tangible common equity per share, as well as on regulatory capital levels;

•

the structure of the transaction as a stock-for-stock merger, which offers Riverview shareholders the opportunity to participate as shareholders of Mid Penn in the future performance of the combined company;

•

the board’s understanding that the merger will qualify as a “reorganization” under Section 368(a) of the Internal Revenue Code and that, as a result, Riverview’s shareholders will not recognize gain or loss with respect to their receipt of Mid Penn common stock in the merger;

•	the fact that the current quarterly dividend Mid Penn pays to its shareholders is higher than the dividend Riverview pays to its shareholders;

•

the fact that the exchange ratio is fixed, which the Riverview board of directors believes is consistent with market practice for transactions of this type and with the strategic purpose of the transaction;

•	the fact that the more active trading market in Mid Penn common stock would give Riverview shareholders greater liquidity for their investment;

•	the benefits to Riverview and its customers of operating as a larger organization, including enhancements in products and services, higher lending limits, and greater financial resources;

•

the increasing importance of operational scale and financial resources in maintaining efficiency and remaining competitive over the long term and in being able to capitalize on technological developments that significantly impact industry competitive conditions;

•	the expected social and economic impact of the merger on the constituencies served by Riverview, including its borrowers, customers, depositors, employees, and communities;

•	the effects of the merger on Riverview employees, including the prospects for continued employment in a larger organization and various benefits agreed to be provided to Riverview employees;

•

the enhanced likelihood of realizing the strategic benefits of the proposed combination that the Riverview board of directors believes will result from the continuity provided to Riverview shareholders by the corporate governance aspects of the proposed combination, including Mid Penn’s agreement, upon the closing of the merger, to appoint two current members of the Riverview board of directors as directors of Mid Penn and three current members of the Riverview board of directors as directors of Mid Penn Bank;

•

the Riverview board’s understanding of the current and prospective environment in which Riverview and Mid Penn operate, including national and local economic conditions, the interest rate environment, increasing operating costs resulting from regulatory initiatives and compliance mandates, and the competitive effects of the continuing consolidation in the banking industry;

•	the ability of Mid Penn to complete the merger from a financial and regulatory perspective;

•	the low probability of securing a more attractive proposal from another institution capable of consummating the transaction;

•	the low probability of Riverview completing a desirable acquisition in the near term;

•

the opinion, dated June 30, 2021, of Janney to the Riverview board of directors as to the fairness, from a financial point of view and as of the date of the opinion, to the holders of Riverview common stock of the exchange ratio in the merger, as more fully described below under “Opinion of Riverview’s Financial Advisor;” and

•

the board’s review with its independent legal advisor, Luse Gorman, PC, of the material terms of the merger agreement, including (i) the board’s ability, under certain circumstances, to consider an unsolicited acquisition proposal, subject to the required payment by Riverview of a termination fee to Mid Penn, which the Riverview board of directors concluded was reasonable in the context of termination fees in comparable transactions and in light of the overall terms of the merger agreement, and (ii) the board’s ability to terminate the merger agreement if Mid Penn’s common stock declined by 20% during a measurement period prior to the closing and underperformed the NASDAQ Bank Index by 20% during a measurement period prior to the closing, as well as the nature of the covenants, representations and warranties and termination provisions in the merger agreement.

The Riverview board of directors also considered a number of potential risks and uncertainties associated with the merger in connection with its deliberation of the proposed transaction, including, without limitation, the following:

•	the risk that the consideration to be paid to Riverview shareholders could be adversely affected by a decrease in the trading price of Mid Penn common stock during the pendency of the merger;

•	the potential risk of diverting management attention and resources from the operation of Riverview’s business towards the completion of the merger;

•

the restrictions on the conduct of Riverview’s business prior to the completion of the merger, which are customary for public company merger agreements involving financial institutions, but which, subject to specific exceptions, could delay or prevent Riverview from undertaking business opportunities that may arise or any other action it would otherwise take with respect to the operations of Riverview absent the pending merger;

•	the potential risks associated with achieving anticipated cost synergies and savings and successfully integrating Riverview’s business, operations and workforce with those of Mid Penn;

•

the fact that the interests of certain of Riverview’s directors and executive officers may be different from, or in addition to, the interests of Riverview’s other shareholders as described under the heading “The Merger—Interests of Riverview’s Directors and Executive Officers in the Merger”;

•

that, while Riverview expects that the merger will be consummated, there can be no assurance that all conditions to the parties’ obligations to complete the merger agreement will be satisfied, including the risk that necessary regulatory approvals or Riverview or Mid Penn shareholder approval might not be obtained and, as a result, the merger may not be consummated;

•	the risk of potential employee attrition and/or adverse effects on business and customer relationships as a result of the pending merger;

•

the fact that: (i) Riverview would be prohibited from affirmatively soliciting acquisition proposals after execution of the merger agreement; and (ii) Riverview would be obligated to pay to Mid Penn a termination fee of $5.07 million if the merger agreement is terminated under certain circumstances, which may discourage other parties potentially interested in a strategic transaction with Riverview from pursuing such a transaction; and

•	the possibility of litigation challenging the merger, and its belief that any such litigation would be without merit.

The foregoing discussion of the information and factors considered by the Riverview board of directors is not intended to be exhaustive, but includes the material factors considered by the board of directors. In reaching its decision to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement, the Riverview board of directors did not quantify or assign any relative weights to the factors considered, and individual directors may have given different weights to different factors. The Riverview board of directors considered all these factors as a whole, including through discussions with, and questioning of Riverview’s management and Riverview’s outside financial and legal advisors, and overall considered the factors to be favorable to, and to support, its determination.

This summary of the reasoning of the Riverview board of directors and other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under the heading “Cautionary Statement About Forward-Looking Statements.”

Recommendation of Riverview’s Board of Directors

Riverview’s board of directors believes that the terms of the transaction are in the best interests of Riverview and its shareholders and has unanimously approved the merger agreement. Accordingly, Riverview’s board of directors unanimously recommends that Riverview’s shareholders vote “FOR” the Riverview merger proposal, “FOR” approval of the Riverview compensation proposal and “FOR” the approval of the Riverview adjournment proposal.

Opinion of Riverview’s Financial Advisor

Janney Montgomery Scott, LLC (“Janney”) was engaged by the Board of Directors of Riverview Financial Corporation by letter dated February 3, 2020 to act as financial advisor and to render a fairness opinion for the Board of Directors of Riverview in connection with a potential business combination (the “Merger”) with Mid Penn Bancorp, Inc. (“Mid Penn”). Janney delivered to the Board of Directors of Riverview its opinion dated June 30, 2021 that, based upon and subject to the various considerations set forth in its written opinion, the merger consideration to be received by the shareholders of Riverview from Mid Penn is fair to the shareholders of Riverview from a financial point of view. In requesting Janney’s advice and opinion, no limitations were imposed by Riverview with respect to the investigations made or procedures followed by it in rendering this opinion. The full text of the opinion of Janney, which describes the procedures followed, assumptions made, matters considered and limitations on the review undertaken, are attached hereto as Annex B. Shareholders of Riverview should read this opinion in its entirety. Janney’s opinion speaks only as of June 30, 2021.

Janney is a nationally recognized investment banking firm and, as part of its investment banking business, it values financial institutions in connection with mergers and acquisitions, private placements and for other purposes. As a specialist in securities of financial institutions, Janney has experience in, and knowledge of, banks, thrifts and bank and thrift holding companies. Riverview’s Board of Directors selected Janney to render a fairness opinion in connection with the Merger on the basis of the firm’s reputation and expertise in transactions such as the Merger.

Janney has received a fee from Riverview for rendering a written opinion to the Board of Directors of Riverview as to the fairness, from a financial point of view, of the Merger to shareholders of Riverview. Further, Riverview has agreed to indemnify Janney against any claims or liabilities arising out of Janney’s engagement by Riverview. The opinion has been reviewed by Janney’s compliance officer and fairness committee consistent and with internal policy. Janney has not provided financial services and received compensation from Riverview or Mid Penn during the prior two years. Janney received compensation in the amount of $250,000 upon delivery of its fairness opinion to Riverview, which is to be credited towards the total estimated completion fee of $1,457,957.

The following is a summary of the analyses performed by Janney in connection with its fairness opinion. Certain analyses were confirmed in a presentation to the Board of Directors of Riverview by Janney. The summary set forth below does not purport to be a complete description of either the analyses performed by Janney in rendering its opinion or the presentation delivered by Janney to the Board of Directors of Riverview, but it does summarize all of the material analyses performed and presented by Janney.

The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances. In arriving at its opinion, Janney did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Janney may have given various analyses more or less weight than other analyses. Accordingly, Janney believes that its analyses and the following summary must be considered as a whole and that selecting portions of its analyses, without considering all factors, could create an incomplete view of the process underlying the analyses set forth in its report to the Board of Directors of Riverview and its fairness opinion.

In performing its analyses, Janney made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Riverview or Mid Penn. The analyses performed by Janney are not necessarily indicative of actual value or actual future results, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of Janney’s analysis of the fairness of the merger consideration, from a financial point of view, to Riverview shareholders. The analyses do not purport to be an appraisal or to reflect the prices at which a company might actually be sold or the prices at which any securities may trade at the present time or at any time in the future. Janney’s opinion does not address the relative merits of the merger as compared to any other business combination in which Riverview might engage. In addition, as described above, Janney’s opinion was one of many factors taken into consideration by the Board of Directors of Riverview in making its determination to approve the Agreement.

During the course of its engagement and as a basis for arriving at its opinion, Janney reviewed and analyzed material bearing upon financial and operating conditions of Riverview and Mid Penn and material prepared in connection with the Merger, including, among other things, the following:

(i)	identify opportunities for the Sale of Riverview (defined below);

(ii)	advise Riverview concerning opportunities for such Sale of Riverview, whether or not identified by Janney;

(iii)	participate, at Riverview’s request, on Riverview’s behalf in negotiations and offer negotiating strategies pertaining to the Sale of Riverview;

(iv)	assist in identifying prospective purchaser(s) of Riverview or any of its businesses, securities or assets; and

(v)

initiate and coordinate discussions with potential purchasers, participate in the negotiation of the financial aspects of possible transactions or any other requested matters pertaining to a Sale of Riverview.

We also took into account our assessment of general economic, market and financial conditions and our experience in other transactions as well as our knowledge of the banking industry and our general experience in securities valuation.

In arriving at our opinion, we have assumed, without independent verification, the accuracy and completeness of the financial and other information and representations contained in the materials provided to us by Riverview and Mid Penn and in the discussions with Riverview’s and Mid Penn respective management teams. We have not independently verified the accuracy or completeness of any such information. We have further relied upon the assurances of the management of Riverview and Mid Penn that the financial information provided has been prepared on a reasonable basis in accordance with industry practice, and that they are not aware of any information or facts that would make any information provided to us incomplete or misleading. Without limiting the generality of the foregoing, for the purpose of our analyses and this opinion, we have assumed that, with respect to financial forecasts, estimates and other forward-looking information reviewed by us, that such information has been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments of the management of Riverview and Mid Penn (as the case may be) as to the expected future results of operations and financial condition of Riverview and Mid Penn and the other matters covered thereby.

We have also assumed that the financial estimates, and estimates and allowances regarding under-performing and nonperforming assets and net charge-offs have been reasonably prepared on a basis reflecting the best currently available information, judgments and estimates of Riverview and Mid Penn and that such estimates will be realized in the amounts and at the times contemplated thereby. We are not experts in the evaluation of loan and lease portfolios for purposes of assessing the adequacy of the allowances for losses with respect thereto and have assumed and relied upon management’s estimates and projections. We were not retained to and did not conduct a physical inspection of any of the properties or facilities of Riverview or Mid Penn or their respective subsidiaries. In addition, we have not reviewed individual credit files nor have we made an independent evaluation or appraisal of the assets and liabilities of Riverview or Mid Penn nor any of their respective subsidiaries, and we were not furnished with any such evaluations or appraisals.

Summary of Proposed Merger Consideration and Implied Transaction Metrics. Janney reviewed the financial terms of the proposed transaction. Based upon the Mid Penn’s 10-day weighted average closing price as of June 25, 2021 of $27.95, Janney calculated an aggregate implied transaction value of approximately $126.8 million, or a transaction price per share of $13.51. Based upon financial information for Riverview as or for the last twelve months (“LTM”) ended March 31, 2021, unless otherwise noted, Janney calculated the following implied transaction metrics:

Transaction Price / LTM Normalized Earnings(1):	21.0	x
Transaction Price / 2021E(2):	13.0	x
Transaction Price / Tangible Book Value Per Share(3):	129.3%
Tangible Book Premium/Core Deposits(4):	2.7%

(1)	LTM earnings normalized to illustrate 0.45% LTM ROAA
(2)	2021E earnings based upon discussions with RIVE management
(3)	based upon Riverview tangible common equity of $98.039 million as of 3/31/2021
(4)	based upon Riverview core deposits(5) of $794.6 million as of 3/31/2021

Note:	Core deposits are defined as total deposits less CDs > $100K

Comparable Company Analyses. Janney used publicly available information to compare selected financial information for Mid Penn with a group of financial institutions selected by Janney for the Mid Penn Mid-Atlantic Peer Group. The Mid Penn Mid-Atlantic Peer Group consisted of publicly-traded holding banks, identified as peers with total assets $1.0 billion—$8.0 billion. The Mid Penn Mid-Atlantic Peer Group consisted of the following companies:

Premier Financial Corp.	Summit Financial Group Inc.
Cambridge Bancorp	First Bank
Arrow Financial Corp.	Orrstown Financial Services
First Community Bankshares Inc.	ACNB Corp.
MVB Financial Corp.	Republic First Bancorp Inc.
Citizens & Northern Corp.	BCB Bancorp Inc.
Enterprise Bancorp Inc.	Bankwell Financial Group Inc.
CNB Financial Corp.	Chemung Financial Corp.
Primis Financial Corp. American National Bankshares Peoples Financial Services Howard Bancorp Inc.	The Community Financial Corp. Codorus Valley Bancorp Inc. Penns Woods Bancorp Inc.

The analysis compared selected financial information for Mid Penn with the corresponding publicly available data for the Mid Penn Mid-Atlantic Peer Group as of most recent quarter ended March 31, 2021 (unless otherwise noted), with pricing data as of June 28, 2021. The table below sets forth the data for Mid Penn and median and mean data for the Mid Penn Mid-Atlantic Peer Group.

Mid Penn Mid-Atlantic Comparable Company Analysis

Mid Penn	Mid Penn Mid- Atlantic Group Median	Mid Penn Mid- Atlantic Group Mean
Market Capitalization ($M)	$315	$311	$362
Price/Tangible Book Value	117.8%	122.0%	133.6%
Price/EPS	6.3	x	9.1	x	9.6	x
Dividend Yield	2.9%	3.0%	2.9%
Weekly Volume	1.0%	1.3%	1.2%
Short Interest	0.7%	1.5%	1.9%
Insider Ownership	7.4%	6.5%	9.2%
Institutional Ownership	16.2%	38.8%	39.3%
Last Twelve Months Return	62.3%	62.1%	68.1%
Total Assets ($M)	$3,382	$2,964	$3,284
Total Loans ($M)	$2,672	$2,056	$2,305
Total Deposits ($M)	$2,667	$2,547	$2,791
Tangible Common Equity/Tangible Assets	7.9%	8.4%	8.3%
NPAs/Assets	0.20%	0.69%	0.77%
Year to Date ROAA	1.17%	1.22%	1.26%
Year to Date ROAE	14.38%	12.60%	12.49%

Note: Financial data for the institutions in the Mid Penn Mid-Atlantic Group is not pro forma for any publicly announced and pending transactions.

Janney also used publicly available information to compare selected financial information for Mid Penn with a group of financial institutions selected by Janney for the Mid Penn Public Peer Group. The Mid Penn Public Peer Group consisted of NASDAQ listed banks, headquartered in PA, with total assets $2.0 billion—$10.0 billion. Mid Penn Public Peer Group consisted of the following companies:

S&T Bancorp Inc.	Orrstown Financial Services
Univest Financial Corp.	ACNB Corp.
Citizens & Northern Corp.	Republic First Bancorp Inc.
CNB Financial Corp.	Norwood Financial Corp.
Peoples Financial Services	Codorus Valley Bancorp Inc.

The analysis compared selected financial information for Mid Penn with the corresponding publicly available data for Mid Penn Public Peer Group as of most recent quarter ended March 31, 2021 (unless otherwise noted), with pricing data as of June 28, 2021. The table below sets forth the data for Mid Penn and median and mean data for the Mid Penn Public Peer Group.

Mid Penn Public Peers Comparable Company Analysis

Mid Penn	Mid Penn Pro Forma Group Median	Mid Penn Pro Forma Group Mean
Market Capitalization ($M)	$315	$289	$428
Price/Tangible Book Value	117.8%	123.1%	126.8%
Price/EPS	6.3	x	8.9	x	9.1	x
Dividend Yield	2.9%	3.4%	3.4%
Weekly Volume	1.0%	1.3%	1.3%
Short Interest	0.7%	1.5%	2.5%
Insider Ownership	7.4%	4.9%	6.3%
Institutional Ownership	16.2%	41.3%	42.8%
Last Twelve Months Return	62.3%	48.1%	51.7%
Total Assets ($M)	$3,382	$2,980	$4,128
Total Loans ($M)	$2,672	$2,118	$2,926
Total Deposits ($M)	$2,667	$2,549	$3,486
Tangible Common Equity/ Tangible Assets	7.9%	8.5%	8.1%
NPAs/Assets	0.20%	0.51%	0.76%
Year to Date ROAA	1.17%	1.24%	1.26%
Year to Date ROAE	14.38%	11.66%	12.29%

Note: Financial data for the institutions in the Mid Penn Public Peers Group is not pro forma for any publicly announced and pending transactions.

Net Present Standalone Value Analyses. Janney performed an analysis that estimated the net present value per share of Mid Penn’s common stock assuming Mid Penn performed in accordance with estimates based on publicly available mean analyst earnings per share estimates for Mid Penn, as well as discussions with Mid Penn. To approximate the terminal value of a share of Mid Penn’s common stock at March 31, 2025, Janney applied a long term growth rate range of 2.50% to 3.50%. The terminal values were then discounted to present values using discount rates ranging from 11.0% to 13.0%. The discount rates selected by Janney were intended to reflect different assumptions regarding the required rates of return for holders or prospective buyers of Mid Penn’s common stock. The analysis and the underlying assumptions yielded a range of values per share of Mid Penn’s common stock of $25.17 to $33.62 when applying a terminal value based on the long-term growth.

Janney calculated terminal values in its analysis using a formula of Mid Penn’s terminal year income estimated in 2025, based upon published research estimates and discussions with representatives of Mid Penn management, divided by the discount rate less the long-term growth rate. The discount rate range of 11.0% to 13.0% was calculated by Janney using the values for equity risk premium, industry beta, and size-based premium outlined in Duff & Phelps Valuation handbook and the risk free rate based upon the U.S. 10 Year Treasury Note yield as reported on June 28, 2021. Janney selected the range of long-term growth rates of 2.50% to 3.50% based on its professional judgement.

Price per Share Sensitivity:

Discount Rate	2.50%	2.75%	3.00%	3.25%	3.50%
11.0%	$30.80	$31.44	$32.12	$32.85	$33.62
11.5%	$29.16	$29.72	$30.31	$30.94	$31.61
12.0%	$27.69	$28.18	$28.70	$29.25	$29.83
12.5%	$26.37	$26.80	$27.26	$27.74	$28.25
13.0%	$25.17	$25.55	$25.96	$26.39	$26.84

Analysis of Selected Merger Transactions. Janney reviewed groups of selected merger and acquisition transactions that were deemed to be comparable to the Merger. These two groups were labeled as the “National” Group and “Regional” group. The National Group consisted of ten bank and thrift merger transactions with disclosed transaction terms, where one-hundred percent of target equity was acquired and target total assets were between $750 million and $1.75 billion with LTM ROAA < 1.00%, announced since January 1, 2021, excluding merger of equals transactions. The National Group was composed of the following transactions:

Buyer	Target	Price / TBV (%)	Price / LTM EPS (x)	Price / Assets (%)	Core Deposit Premium (%)
Farmers National Banc Corp.	Cortland Bancorp	151.4	12.6	15.7	6.8
Nicolet Bankshares, Inc.	County Bancorp, Inc.	134.7	15.6	14.8	6.9
Simmons First National Corp.	Triumph Bancshares, Inc.	152.5	17.2	14.7	8.8
Equity Bancshares, Inc.	American State Bancshares, Inc.	112.9	21.6	9.9	1.5
Bank of Marin Bancorp	American River Bankshares	173.7	18.7	15.5	8.4
Nicolet Bankshares, Inc.	Mackinac Financial Corp.	169.3	18.3	16.6	NA
Banc of California, Inc.	Pacific Mercantile Bancorp	152.8	NM	15.6	6.7
Shore Bancshares, Inc.	Severn Bancorp, Inc.	133.7	21.7	15.3	NA
First Busey Corp.	Cummins-American Corp.	112.4	17.1	9.8	1.3
BancorpSouth Bank	FNS Bancshares, Inc.	154.0	19.4	13.8	6.5
	Average	144.7	18.0	14.2	5.9
	Median	152.0	18.3	15.1	6.7

Note: Transactions with undisclosed deal value are excluded

Note: P/E multiples > 25.0x are considered “NM”

Note: Excludes merger of equals transactions and transactions with credit union acquirors

Source: S&P Global Market Intelligence; Data as of June 28, 2021

Janney also calculated the median values for the following relevant transaction pricing multiples for the National Group: the multiple of the offer value to the acquired company’s tangible book value; the multiple of the offer value to the acquired company’s core net income for the last twelve months; the multiple of the offer value to the acquired company’s total assets; and the premium over tangible book value divided by core deposits. Janney used these median multiples to estimate the value of Riverview’s common stock by applying each median multiple to Riverview’s tangible common equity, net income for the twelve months ended March 31, 2021, total assets, and core deposits as of March 31, 2021, respectively.

Based upon the multiples from the National comparable transactions group identified above, Janney calculated and applied the median values of the comparable transactions: the multiple of the offer value to the acquired company’s tangible book value; the multiple of the offer value to the acquired company’s net income for the last twelve months; the multiple of the offer value to the acquired company’s total assets; and the premium over tangible book value divided by core deposits. Janney used these median multiples to estimate the value of Riverview’s stock by applying each median multiple to Riverview’s tangible common equity, core net income for the last twelve months, which was adjusted to excluded one-time realized gain on securities and related tax from net income, total assets, and core deposits as of March 31, 2021. The results of this analysis are as follows:

Dollars in thousands, except per share amounts		Comparable Transactions
Valuation Multiple	Riverview Value ($000s)	Factor Weight (%)	Median Multiple		Aggregate Value ($000s)	Value Per Share (3)
Tangible common equity	$96,837	50%	152.0%		$147,149	$15.74
Normalized Earnings (1)	$6,051	40%	18.3	x	$110,544	$11.82
Core deposits (2)	$994,040	10%	6.7%		$163,686	$17.51

Ranges of Values:	Minimum	$110,544	$11.82
	Maximum	$163,686	$17.51

Factor-Weighted Average		$134,160	$14.35

(1)	Normalized earnings assume 0.45% ROAA on RIVE LTM average assets as of March 31, 2021
(2)	Core deposits defined as total deposits less CDs > $100k
(3)	Assumes 9,348,831 Riverview shares outstanding

Source: S&P Global Market Intelligence; Company-provided documents

The National Group analysis suggested a range of value of $11.82 to $17.51 per share of Riverview’s common stock, with a factor-weighted average of $14.35.

The Regional group consisted of seven bank and thrift merger transactions with disclosed transaction terms, where one hundred percent of equity was acquired, announced since June 28, 2020, and target total assets were between $250 million and $5.0 billion, excluding merger of equals transactions. The Regional group was composed of the following transactions:

Buyer	Target	Price / TBV (%)	Price / LTM EPS (x)	Price / Assets (%)	Core Deposit Premium (%)
United Bankshares, Inc.	Community Bankers Trust Corp.	168.2	14.2	17.9	11.7
Peoples Bancorp, Inc.	Premier Financial Bancorp, Inc.	138.7	12.9	15.0	NA
Shore Bancshares, Inc.	Severn Bancorp, Inc.	133.7	21.7	15.3	NA
Fidelity D & D Bancorp, Inc.	Landmark Bancorp, Inc.	121.4	NM	12.4	3.0
First National Corp.	Bank of Fincastle	103.9	19.3	12.3	0.7
Dollar Mutual Bancorp	Standard AVB Financial Corp.	133.4	22.5	15.2	6.8
Hanover Bancorp, Inc.	Savoy Bank	149.2	13.0	10.6	16.5
	Average	135.5	17.3	14.1	7.7
	Median	133.7	16.7	15.0	6.8

Note: Transactions with undisclosed deal value are excluded

Note: P/E multiples > 25.0x are considered “NM”

Note: “Merger of Peers” defined as selected transactions with pro forma ownership > 30% for the target

Source: S&P Global Market Intelligence; Data as of June 28, 2021

Janney calculated the median values for the following relevant transaction pricing multiples for the Regional: the multiple of the offer value to the acquired company’s tangible book value; the multiple of the offer value to the acquired company’s net income for the last twelve months; the multiple of the offer value to the acquired company’s total assets; and the premium over tangible book value divided by core deposits. Janney used these median multiples to estimate the value of Riverview’s common stock by applying each median multiple to Riverview’s tangible common equity, net income for the twelve months ended March 31, 2021, total assets, and core deposits as of March 31, 2021, respectively. The results of this analysis are as follows:

Dollars in thousands, except per share amounts		Comparable Transactions
Valuation Multiple	Riverview Value ($000s)	Factor Weight (%)	Median Multiple	Aggregate Value ($000s)	Value Per Share (3)
Tangible common equity	$96,837	50%	133.7%	$129,452	$13.85
Normalized Earnings (1)	$6,051	40%	16.7x	$101,317	$10.84
Core deposits (2)	$994,040	10%	6.8%	$163,935	$17.54

Ranges of Values:	Minimum	$101,317	$10.84
	Maximum	$163,935	$17.54

Factor-Weighted Average		$121,646	$13.01

(1)	Normalized earnings assumes 0.45% ROAA on RIVE LTM average assets as of March 31. 2021
(2)	Core deposits defined as total deposits less CDs > $100k
(3)	Assumes 9,348,831 Riverview shares outstanding

Source: S&P Global Market Intelligence; Company-provided documents

The Regional analysis suggested a range of value of $10.84 to $17.54 per share of Riverview’s common stock, with a factor-weighted average of $13.01.

Net Present Value Analyses. Janney performed an analysis that estimated the net present value per share of Riverview’s common stock assuming Riverview performed in accordance with estimates based upon discussions with Riverview’s management. To approximate the terminal value of a share of Riverview’s common stock at December 31, 2025, Janney applied price to 2025 earnings multiples ranging from 16.0x to 20.0x and multiples of December 31, 2025 tangible book value ranging from 130% to 170%. The terminal values were then discounted to present values using discount rates ranging from 11.0% to 13.0%. The discount rates selected by Janney were intended to reflect different assumptions regarding the required rates of return for holders or prospective buyers of Riverview’s common stock. The analysis and the underlying assumptions yielded a range of values per share of Riverview’s common stock of $8.83 to $12.02 when applying a terminal value based on earnings and $10.64 to $15.15 when applying a terminal value based on tangible book value.

Janney calculated terminal values by applying a terminal multiple to Riverview’s terminal year income estimated in 2025, based upon published equity research estimates and discussions with representatives of Riverview’s management. Janney selected the range of terminal multiples based on its professional judgement. Janney calculated the range of discount values using the values for the equity risk premium, industry beta, and size-based premium outlined in Duff & Phelps Valuation Handbook and the risk free rate based on the U.S. 10 Year Treasury Note yield as reported on June 28, 2021.

Price / Tangible Book Value Multiples

Discount Rate	1.30x	1.40x	1.50x	1.60x	1.70x
11.0%	$11.59	$12.48	$13.37	$14.26	$15.15
11.5%	$11.34	$12.21	$13.09	$13.96	$14.83
12.0%	$11.10	$11.96	$12.81	$13.66	$14.52
12.5%	$10.87	$11.71	$12.54	$13.38	$14.21
13.0%	$10.64	$11.46	$12.28	$13.10	$13.92

Price / Earnings Multiples

Discount Rate	16.0x	17.0x	18.0x	19.0x	20.0x
11.0%	$9.62	$10.22	$10.82	$11.42	$12.02
11.5%	$9.41	$10.00	$10.59	$11.18	$11.77
12.0%	$9.22	$9.79	$10.37	$10.94	$11.52
12.5%	$9.02	$9.59	$10.15	$10.71	$11.28
13.0%	$8.83	$9.39	$9.94	$10.49	$11.04

In connection with its analyses, Janney considered and discussed with Riverview’s board of directors how the present value analyses would be affected by changes in the underlying assumptions. Janney noted that the net present value analysis is a widely used valuation methodology, but the results of such methodology are highly dependent upon the numerous assumptions that must be made, and the results thereof are not necessarily indicative of actual values or future results.

Franchise Valuation. Janney used a franchise valuation analysis to estimate the value of Riverview’s common stock based on the composition of its balance sheet on March 31, 2021. The franchise valuation analysis involves calculating the net asset value of Riverview and adding a core deposit premium to the net asset value to determine the overall value of Riverview. In order to calculate Riverview’s net asset value, Janney adjusted Riverview’s tangible common equity with an after-tax credit mark of approximately ($4,772) thousand. The deposit premium was calculated by assigning a premium to each deposit account type based on the perceived value of each type of deposit to a potential acquiror.

Dollars in thousands
		Premium
	3/31/21 Balance	(%)	($)
Non-interest bearing deposits	$197,360	8.00%	$15,789
NOW accounts	318,916	6.00%	19,135
Savings and money market accounts	333,332	4.00%	13,333
Certificates of deposit	231,320	0.00%	0

Total deposits	$1,080,928	4.46%	$48,257

Janney selected premiums of 0% for certificates of deposit, 4% for savings and money market accounts, 6% for NOW accounts, and 8% for noninterest-bearing deposits. Applying these premiums to Riverview’s deposits suggested an overall premium of 4.46%, or $48.26 million. Janney noted that deposit premiums paid in bank merger transactions vary. So Janney also selected a range of deposit premiums from 2% to 6%. The franchise value analysis suggested an overall range of value of $10.78 to $15.40 per share for Riverview’s common stock. The value suggested by a 4.46% deposit premium was $13.63 per share. The following chart provides a summary of the franchise value analysis:

Dollars in thousands, except per share amounts
	Amount	Per Share
Tangible common equity	$96,837	$10.36
Less: credit mark (after-tax)	($4,772)	($0.51)
Less: Capital Mark (If Sub—8.0% Tier 1 Common)	(12,936)	($1.38)
Add: deposit premium	$48,257	$5.16
Indicated franchise value	$127,386	$13.63
Minimum franchise value—(2% deposit premium)	$100,747	$10.78
Maximum franchise value—(6% deposit premium)	$143,985	$15.40

The franchise valuation analysis suggested a range of value of $10.78 to $15.40 per share of Riverview’s common stock, with a midpoint of $13.63.

Pro Forma Merger Analysis. Janney performed a pro forma merger analysis that combined projected income statement and balance sheet information of Riverview and Mid Penn. Janney analyzed the estimated financial impact of the merger on certain projected financial results for Riverview and Mid Penn and financial forecasts and projections relating to the earnings of Riverview and Mid Penn, which were derived by Janney from publicly available consensus estimates and discussions with management of Riverview and Mid Penn, and pro forma assumptions (including, without limitation, purchase accounting adjustments, cost savings and related expenses), which, in the case of Riverview and Mid Penn were derived by Janney from publicly available information. This analysis indicated that the merger could be accretive to Mid Penn estimated EPS in 2021 moderate dilution at closing to estimated tangible book value per share. For all of the above analysis, the actual results achieved by Mid Penn following the merger may vary from the projected results, and the variations may be material.

Based upon the foregoing analyses and other investigations and assumptions set forth in its opinion, without giving specific weightings to any one factor or comparison, Janney determined that the merger consideration was fair, from a financial point of view, to the holders of Riverview’s common stock.

Mid Penn’s Reasons for the Merger

The board of directors and senior management of Mid Penn periodically review and evaluate the economic and regulatory environments in which Mid Penn and its affiliated companies operate. Part of this review in recent years has included an acknowledgement of the effects of additional oversight and regulation on revenues, expenses and capital requirements for financial institutions, particularly community banks, as a result of the passage in 2010 of the Dodd-Frank Act and other factors, and consideration of competitive factors. The board of directors and senior management generally believe that greater size and scale can help a community-oriented financial institution address the costs of anticipated additional regulation, as well as provide additional revenue opportunities and provide a platform to compete more effectively with larger financial institutions. In light of these observations, Mid Penn has elected to pursue a controlled growth strategy, which may include both organic growth and the targeted acquisition of other financial institutions with strong performance characteristics in alignment with Mid Penn’s community banking philosophy.

Mid Penn entered into the merger agreement to further implement this strategy, as well as to provide additional opportunities for revenue growth. Mid Penn’s board of directors reviewed and discussed the transaction with senior management, as well as its financial and legal advisors, in unanimously determining that the merger was advisable and in the best interests of Mid Penn and its shareholders. In reaching its determination, the Mid Penn board of directors considered a number of factors, including the following material factors:

•

information regarding the business operations, management, financial condition, asset quality, product offerings, and prospects of Riverview based on, among other things, presentations by management and Mid Penn’s financial advisors;

•

the anticipated operating efficiencies, cost savings (estimated to be approximately $14.5 million dollars on a pre-tax basis) and opportunities for revenue enhancements of the combined company following the completion of the merger, and the likelihood that they would be achieved after the merger;

•

the expectation that the transaction will be accretive from an earnings per share perspective (exclusive of non-recurring transaction costs) for the pro forma company in the first full year after completion and have a tangible book value dilution earn back period of less than 2.5 years;

•

the board’s view that Riverview’s product offerings and business mix are compatible with those of Mid Penn and provide Mid Penn with opportunities to accelerate loan growth, as well as opportunities to enhance non-interest income growth by expanding Mid Penn’s insurance, wealth management, and mortgage banking activities;

•	the board’s view that the merger presents the opportunity to more readily deploy the excess capital and liquidity generated by the 2021 public offering of common stock;

•

the board’s view that the combined company will have the potential for a stronger competitive position in a market place where relatively greater size and scale may become increasingly more important factors for financial performance and success;

•	the board’s view that the transaction will provide an increase in shareholder value and enhance shareholder returns;

•	the fact that talented and experienced executives of Riverview will bring their industry and market knowledge to Mid Penn;

•	the board’s view that Riverview, like Mid Penn, is focused on customer service and building relationships in local communities;

•	the deal protection provided by the terms of the merger agreement and the termination fee of $5,070,000 to Mid Penn under certain circumstances;

•

the results of the due diligence examination of Riverview and its business operations, including asset quality and composition of its investment portfolio, undertaken by management with the assistance of Mid Penn’s financial advisors;

•

the financial information and analyses presented by Mid Penn’s financial advisors, and the opinion of Stephens delivered to Mid Penn’s board of directors to the effect that, as of June 30, 2021, and based on and subject to the various factors, limitations, considerations, qualifications and assumptions set forth in the opinion, the merger consideration was fair, from a financial point of view, to Mid Penn; and

•	the review by the board of directors with Pillar+Aught, its legal advisor, of the structure of the merger and the financial and other terms of the merger agreement, including the fixed exchange ratio.

The Mid Penn board of directors also considered potential risks relating to the merger, including the following:

•

the regulatory and other approvals required in connection with the merger and the expectation that such regulatory approvals will be received in a timely manner and without the imposition of unacceptable conditions;

•

the potential for diversion of management and employee attention, and for employee attrition, during the period prior to the completion of the merger and the potential effect on Mid Penn’s business and relations with customers, service providers and other stakeholders, whether or not the merger is completed;

•

expected benefits and synergies sought in the merger, including cost savings and Mid Penn’s ability to market successfully its financial products to Riverview’s customers, may not be realized or may not be realized within the expected time period;

•	the challenges of integrating the businesses, operations and employees of Riverview and Mid Penn;

•

the potential for Riverview to terminate the merger agreement if the price of Mid Penn common stock decreases as set forth in the merger agreement (subject to Mid Penn’s option to increase the exchange ratio in order to avoid termination); and

•	the other risks described in the section entitled “Risk Factors” beginning on page 32.

The foregoing discussion of the information and factors considered by Mid Penn’s board of directors is not exhaustive, but includes the material factors considered by the board. In view of the wide variety of factors considered by the board of directors of Mid Penn in connection with its evaluation of the merger and the complexity of these matters, the board of directors did not consider it practical to, and did not attempt to, quantify, rank or otherwise assign relative weights to the specific factors that it considered in reaching its decision. Mid Penn’s board of directors evaluated the factors described above, including asking questions of Mid Penn’s legal and financial advisors. In considering the factors described above, individual members of Mid Penn’s board of directors may have given different weights to different factors. The board of directors relied on the experience and expertise of its legal advisors regarding the structure of the merger and the terms of the merger agreement and on the experience and expertise of its financial advisors for quantitative analysis of the financial terms of the merger. It should also be noted that this explanation of the reasoning of Mid Penn’s board of directors and certain other information presented in this section are forward-looking in nature and, therefore, should be read in light of the factors discussed under the heading “Cautionary Statement Regarding Forward-Looking Statements” on page 39.

Recommendation of Mid Penn’s Board of Directors

Mid Penn’s board of directors believes that the terms of the transaction are in the best interests of Mid Penn and has unanimously approved the merger agreement. Accordingly, Mid Penn’s board of directors unanimously recommends that Mid Penn shareholders vote “FOR” the Mid Penn merger proposal and “FOR” the Mid Penn adjournment proposal.

Opinion of Mid Penn’s Financial Advisor

Stephens, Inc. (“Stephens”) was engaged by the Board of Directors of Mid Penn to act as financial advisor and to render a fairness opinion for the Board of Directors of Mid Penn in connection with the Merger. Stephens delivered to the Board of Directors of Mid Penn its opinion dated June 30, 2021 that, based upon and subject to the various considerations set forth in its written opinion, the merger consideration was fair, from a financial point of view to Mid Penn. In requesting Stephens’s advice and opinion, no limitations were imposed by Mid Penn with respect to the investigations made or procedures followed by it in rendering this opinion. The full text of the opinion of Stephens, which describes the procedures followed, assumptions made, matters considered and limitations on the review undertaken, are attached hereto as Annex C. Shareholders of Mid Penn should read this opinion in its entirety. Stephens’s opinion speaks only as of June 30, 2021.

In connection with rendering its fairness opinion to Mid Penn’s board of directors on June 30, 2021 (the “Opinion”) Stephens:

•	reviewed certain publicly available financial statements and reports regarding Mid Penn and Riverview;

•	reviewed certain audited financial statements and management reports regarding Mid Penn and Riverview;

•	reviewed certain internal financial statements and other financial and operating data concerning Mid Penn and Riverview prepared by management of Mid Penn and Riverview, respectively;

•

reviewed, on a pro forma basis, in reliance upon consensus research estimates and upon financial projections and other information and assumptions concerning Mid Penn provided by the management team of Mid Penn, the effect of the Transaction on the balance sheet, capitalization ratios, earnings and book value both in the aggregate and, where applicable, on a per share basis of Mid Penn;

•	reviewed the reported prices and trading activity for the common stock of Mid Penn and Riverview;

•	compared the financial performance of Mid Penn and Riverview with that of certain other publicly-traded companies and their securities that Stephens deemed relevant to its analysis of the Transaction;

•	reviewed the financial terms, to the extent publicly available, of certain merger or acquisition transactions that Stephens deemed relevant to its analysis of the Transaction;

•	reviewed the most recent draft of the Agreement and Plan of Merger and related documents provided to Stephens by Mid Penn;

•	discussed with management of Mid Penn the operations of and future business prospects for Mid Penn and the anticipated financial consequences of the Transaction to Mid Penn; and

•	performed such other analyses and provided such other services as Stephens deemed appropriate.

Stephens has relied on the accuracy and completeness of the information and financial data provided to Stephens by Mid Penn and Riverview and of the other information reviewed by Stephens in connection with the preparation of its Opinion, and its Opinion is based upon such information. Stephens has not assumed any responsibility for independent verification of the accuracy or completeness of any of such information or financial data. The management of Mid Penn has assured Stephens that they are not aware of any relevant information that has been omitted or remains undisclosed to Stephens. Stephens has not assumed any responsibility for making or undertaking an independent evaluation or appraisal of any of the assets or liabilities of Mid Penn or of Riverview, and Stephens has not been furnished with any such evaluations or appraisals; nor has Stephens evaluated the solvency or fair value of Mid Penn or of Riverview under any laws relating to bankruptcy, insolvency or similar matters. Stephens has not assumed any obligation to conduct any physical inspection of the properties or facilities of Mid Penn or Riverview. With respect to the financial forecasts prepared by Mid Penn, including the forecasts of potential cost savings and potential synergies, Stephens has assumed that such financial forecasts were reasonably prepared and reflected the best then currently available estimates and judgments of the management of Mid Penn as to the future financial performance of Mid Penn and Riverview, and that the financial results reflected by such projections will be realized as predicted. Stephens has not received or reviewed any individual credit files nor has Stephens made an independent evaluation of the adequacy of the allowance for loan losses of Mid Penn or Riverview. Stephens has not made an independent analysis of the effects of the COVID-19 pandemic or related market disruptions, or of any other disaster or adversity, on the business or prospects of Mid Penn or Riverview. Stephens has also assumed that the representations and warranties contained in the Agreement and all related documents are true, correct and complete in all material respects.

Stephens does not provide legal, accounting, regulatory, or tax advice or expertise, and Stephens has relied solely, and without independent verification, on the assessments of Mid Penn and its other advisors with respect to such matters. Stephens has assumed, with the company’s consent, that the Transaction will not result in any materially adverse legal, regulatory, accounting or tax consequences for Mid Penn.

The Opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated on June 30, 2021 and on the information made available to Stephens as of June 30, 2021. It should be understood that subsequent developments may affect this Opinion and that Stephens does not have any obligation to update, revise or reaffirm this Opinion. Stephens has assumed that the Transaction will be consummated on the terms of the latest draft of the Agreement provided to Stephens, without material waiver or modification. Stephens has assumed that in the course of obtaining the necessary regulatory, lending or other consents or approvals (contractual or otherwise) for the Transaction, no restrictions, including any divestiture requirements or amendments or modifications, will be imposed that would have a material adverse effect on the contemplated benefits of the Transaction to Mid Penn. Stephens is not expressing any opinion herein as to the price at which the common stock of Mid Penn or any other securities will trade following the announcement of the Transaction.

The following is a summary of the material financial analyses performed and material factors considered by Stephens in connection with its Opinion. Stephens performed certain procedures, including each of the financial analyses described below, and reviewed with Mid Penn’s executive management and board of directors the assumptions upon which the analyses were based, as well as other factors. Although this summary does not purport to describe all of the analyses performed or factors considered by Stephens within this regard, it does set forth those considered by Stephens to be material in arriving at its Opinion. The order of the summaries of analyses described does not represent the relative importance or weight given to those analyses by Stephens. It should be noted that in arriving at its Opinion, Stephens did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Stephens believes that its analysis must be considered as a whole and that considering any portion of such analyses and factors, without considering all analyses and factors as a whole, could create a misleading or incomplete view of the process underlying its Opinion.

Summary of Proposed Transaction:

Pursuant to the Agreement and for purposes of its Opinion, Stephens understands that the consideration expected to be exchanged by Mid Penn for the outstanding common stock of Riverview, subject to potential adjustments as described in the Agreement, has an aggregate value of approximately $124.7 million or $13.28 per share and will consist of the obligation to exchange for each outstanding share of common stock of Riverview 0.4833 shares of Mid Penn’s common stock. Based upon the unaudited financial information of Riverview as of and for the twelve months ended March 31, 2021, Stephens calculated the following transaction multiples:

Transaction Value / Reported Tangible Book Value:	1.28	x
Transaction Value / Adjusted(1) Tangible Book Value:	1.26	x
Transaction Value / Last Twelve Months (“LTM”) Earnings(2):	21.6	x
Transaction Value / 2021 Estimated Net Income:	11.6	x
Core Deposit Premium:	2.8%

Note: The last twelve months net income of the acquired company based on the most recent available financial statements prior to announcement. Estimated 2021 net income based on assumptions provided by Mid Penn’s management.

(1)	Calculated using reported tangible book value per share at 3/31/2021, adjusted for a $1.6 million gain related to a $43.7 million branch divestiture in January 2021.
(2)	LTM earnings adjusted to remove gain on securities and goodwill impairment.

Pursuant to the Agreement, Stephens understands that Mid Penn’s implied per share value of common stock is $27.47. Based upon the unaudited financial information of Mid Penn as of and for the twelve months ended March 31, 2021, Stephens calculated the following issuance multiples:

Issuance Value / Tangible Book Value:	1.17	x
Issuance Value / Last Twelve Months (“LTM”) Earnings:	10.0	x
Issuance Value / 2021 Estimated Net Income:	9.6x
Core Deposit Premium:	4.8%

Note: The last twelve months net income of Mid Penn based on the most recent available financial statements prior to announcement. Estimated 2021 net income based on assumptions provided by Mid Penn’s management.

Relevant Public Companies Analysis:

Stephens considered the financial condition, operating statistics and market valuation of Riverview to select relevant public companies and their stock trading prices. Stephens selected the companies outlined below because their relative asset size and financial performance, among other factors, are reasonably similar to Riverview; however, no selected company below is identical to the focus company. A complete analysis involves complex considerations and qualitative judgments concerning differences in financial and operating characteristics and other factors that could affect the public trading values of the relevant public companies. Mathematical analysis (such as determining the mean or the median) is not in itself a meaningful method of using relevant public company data.

Relevant Companies—Riverview Financial Corporation:

Stephens selected the following relevant public companies based on the following criteria:

Includes NASDAQ, NYSE and NYSEAM traded banks and thrifts headquartered in PA with between $0.75 billion and $2 billion in most recent quarter total assets, excluding merger targets and mutuals (total assets noted parenthetically):

•	ESSA Bancorp, Inc. ($2.0 billion)

•	Fidelity D & D Bancorp, Inc. ($1.9 billion)

•	Penns Woods Bancorp, Inc. ($1.9 billion)

•	Meridian Corporation ($1.7 billion)

•	Franklin Financial Services Corporation ($1.6 billion)

•	FNCB Bancorp, Inc. ($1.5 billion)

•	CB Financial Services, Inc. ($1.5 billion)

•	AmeriServ Financial, Inc. ($1.3 billion)

•	Malvern Bancorp, Inc. ($1.2 billion)

•	Prudential Bancorp, Inc. ($1.2 billion)

•	Emclaire Financial Corp. ($1.0 billion)

•	William Penn Bancorporation ($0.8 billion)

To perform this analysis, Stephens examined publicly available financial information as of and for the last twelve month period ended March 31, 2021, or the most recently reported period available, and the market trading multiples of the relevant public companies based on June 29, 2021 closing prices. The financial data included in the table presented below may not correspond precisely to the data reported in historical financial statements as a result of the assumptions and methods used by Stephens to compute the financial data presented. The table below contains selected information utilized by Stephens in the analysis:

	Riverview Financial Corporation		25th Percentile		Median		75th Percentile
Total Assets	$1,375		$1,206		$1,488		$1,782
TCE/TA	7.1%		7.9%		8.2%		10.3%
Noninterest bearing deposit %	18.3%		14.0%		19.5%		25.5%
NPA/Assets(1)	0.22%		0.83%		0.52%		0.40%
LTM NCOs / Avg Loans	0.05%		0.06%		0.03%		0.00%
MRQ Core ROAA	0.87%		0.63%		0.83%		1.26%
Price / Tangible Book Value	1.1	x	0.9	x	1.0	x	1.2	x
Price / LTM EPS	19.1	x(2)	9.7	x	10.9	x	15.8	x

Source: S&P Global Market Intelligence

Note: Dollars in millions. MRQ=Most Recent Quarter. LTM=Last Twelve Months.

(1)	NPAs/Assets excludes restructured loans from nonperforming assets.
(2)	LTM earnings adjusted to remove gain on securities and goodwill impairment.

Relevant Transactions Analysis:

Relevant Mid-Atlantic Transactions:

Stephens analyzed selected transaction multiples and related financial data for relevant transactions in the Mid-Atlantic Region (DE, DC, MD, NJ, NY, and PA) announced since January 1, 2018 with target assets between $500 million and $5.0 billion, with target NPAs / Assets less than 1.5%, with stock consideration 50% or greater, excluding MOEs (as defined by S&P Global Market Intelligence), where deal value was disclosed. The following transactions were considered by Stephens because each acquired company’s relative asset size, financial performance and markets of operation, among other factors, is reasonably similar to Riverview’s (in each case, the first named company was the acquirer and the second named company was the acquired company and the transaction announcement date is noted parenthetically):

•	Shore Bancshares, Inc. | Severn Bancorp, Inc. (3/3/2021)

•	Hanover Bancorp Inc. | Savoy Bank (8/27/2020)

•	Provident Financial Services, Inc. | SB One Bancorp (3/12/2020)

•	Citizens & Northern Corporation | Covenant Financial Inc. (12/18/2019)

•	Flushing Financial Corporation | Empire Bancorp, Inc. (10/25/2019)

•	Community Bank System, Inc. | Steuben Trust Corporation (10/21/2019)

•	Sandy Spring Bancorp, Inc. | Revere Bank (9/24/2019)

•	ConnectOne Bancorp, Inc. | Bancorp of New Jersey, Inc. (8/16/2019)

•	OceanFirst Financial Corp. | Country Bank Holding Company, Inc. (8/9/2019)

•	OceanFirst Financial Corp. | Two River Bancorp (8/9/2019)

•	WesBanco, Inc. | Old Line Bancshares, Inc. (7/23/2019)

•	Valley National Bancorp | Oritani Financial Corp. (6/26/2019)

•	S&T Bancorp, Inc. | DNB Financial Corporation (6/5/2019)

•	ConnectOne Bancorp, Inc. | Greater Hudson Bank (7/12/2018)

•	Northwest Bancshares, Inc. | Donegal Financial Services Corp. (6/12/2018)

•	RBB Bancorp | First American International Corp. (4/23/2018)

•	Mid Penn Bancorp, Inc. | First Priority Financial Corp. (1/16/2018)

Stephens considered the selected transactions to be reasonably similar, but not identical, to the merger. A complete analysis involves complex considerations and qualitative judgments concerning differences in the selected transactions and other factors that could affect the transaction values in those selected transactions to which the merger is being compared. Mathematical analysis (such as determining the median) is not in itself a meaningful method of using selected transaction data. Stephens compared certain proposed transaction multiples of the merger to the 25th percentile, median and 75th percentile transaction multiples of relevant transactions:

	Riverview Financial Corporation		25th Percentile		Median		75th Percentile
Target Total Assets	$1,375		$597		$925		$1,167
Target TCE/TA	9.2%		8.6%		9.9%		10.6%
Target NPA/Assets	0.2%		1.0%		0.8%		0.3%
Target LTM ROAA	0.9	%(1)	0.7%		1.0%		1.2%
Transaction Value / Tangible Book Value	1.3	x	1.4	x	1.7	x	1.8	x
Transaction Value / LTM Earnings	21.6	x(2)	13.8	x	15.4	x	19.7	x

Source: S&P Global Market Intelligence

Note: Dollars in millions. LTM=Last Twelve Months.

(1)	Most recent quarter annualized ROAA presented for Riverview given the last twelve months was unprofitable.
(2)	LTM earnings adjusted to remove gain on securities and goodwill impairment.

Relevant Nationwide Transactions:

Stephens analyzed selected transaction multiples and related financial data for relevant transactions nationwide since January 1, 2019, where target assets were between $750 million and $2 billion, target NPAs / Assets was less than 1.5% and stock consideration was 50% or greater of total consideration excluding MOEs (as defined by

S&P Global Market Intelligence), where deal value was disclosed. The following transactions were considered by Stephens because each acquired company’s relative asset size, financial performance and markets of operation, among other factors, is reasonably similar to Riverview’s (in each case, the first named company was the acquirer and the second named company was the acquired company and the transaction announcement date is noted parenthetically):

•	Simmons First National Corporation | Landmark Community Bank (6/7/2021)

•	Simmons First National Corporation | Triumph Bancshares, Inc. (6/7/2021)

•	United Bankshares, Inc. | Community Bankers Trust Corporation (6/3/2021)

•	First Bancorp | Select Bancorp, Inc. (6/1/2021)

•	United Community Banks Inc. | Aquesta Financial Holdings, Inc (5/27/2021)

•	Equity Bancshares, Inc. | American State Bancshares, Inc. (5/17/2021)

•	Bank of Marin Bancorp | American River Bankshares (4/19/2021)

•	Nicolet Bankshares, Inc. | Mackinac Financial Corporation (4/12/2021)

•	Peoples Bancorp Inc. | Premier Financial Bancorp, Inc. (3/29/2021)

•	Shore Bancshares, Inc. | Severn Bancorp Inc. (3/3/2021)

•	Stock Yards Bancorp, Inc. | Kentucky Bancshares, Inc. (1/27/2021)

•	BancorpSouth Bank | FNS Bancshares, Inc. (1/13/2021)

•	Enterprise Financial Services Corp | Seacoast Commerce Banc Holdings (8/20/2020)

•	United Community Banks Inc. | Three Shores Bancorporation, Inc. (3/9/2020)

•	Heartland Financial USA, Inc. | AIM Bancshares, Inc. (2/11/2020)

•	Business First Bancshares, Inc. | Pedestal Bancshares Inc. (1/22/2020)

•	Cambridge Bancorp | Wellesley Bancorp, Inc. (12/5/2019)

•	Flushing Financial Corp. | Empire Bancorp, Inc. (10/25/2019)

•	BancPlus Corporation | State Capital Corporation (9/19/2019)

•	ConnectOne Bancorp, Inc. | Bancorp of New Jersey, Inc. (8/16/2019)

•	OceanFirst Financial Corp. | Country Bank Holding Company, Inc. (8/9/2019)

•	OceanFirst Financial Corp. | Two River Bancorp (8/9/2019)

•	S&T Bancorp, Inc. | DNB Financial Corporation (6/5/2019)

•	Heritage Commerce Corp | Presidio Bank (5/16/2019)

•	Hancock Whitney Corporation | MidSouth Bancorp, Inc. (4/30/2019)

•	Glacier Bancorp, Inc. | Heritage Bancorp (4/3/2019)

Stephens considered the selected transactions to be reasonably similar, but not identical, to the merger. A complete analysis involves complex considerations and qualitative judgments concerning differences in the selected transactions and other factors that could affect the transaction values in those selected transactions to which the merger is being compared. Mathematical analysis (such as determining the median) is not in itself a meaningful method of using selected transaction data. Stephens compared certain proposed transaction multiples of the merger to the 25th percentile, median and 75th percentile transaction multiples of relevant transactions:

	Riverview Financial Corporation		25th Percentile		Median		75th Percentile
Target Total Assets	$1,375		$897		$1,083		$1,448
Target TCE/TA	9.2%		8.8%		9.7%		10.2%
Target NPA/Assets	0.2%		0.9%		0.7%		0.5%
Target LTM ROAA	0.9	%(1)	0.8%		0.9%		1.2%
Transaction Value / Tangible Book Value	1.3	x	1.5	x	1.6	x	1.7	x
Transaction Value / LTM Earnings	21.6	x(2)	13.4	x	17.2	x	19.2	x

Source: S&P Global Market Intelligence

Note: Dollars in millions. LTM=Last Twelve Months.

(1)	Most recent quarter annualized ROAA presented for Riverview given the last twelve months was unprofitable.
(2)	LTM earnings adjusted to remove gain on securities and goodwill impairment.

Relevant Post COVID-19 Nationwide Transactions:

Stephens analyzed selected transaction multiples and related financial data for relevant transactions nationwide since April 1, 2020, where target assets were between $750 million and $2 billion and target NPAs / Assets was less than 1.5% excluding MOEs (as defined by S&P Global Market Intelligence), where deal value was disclosed. The following transactions were considered by Stephens because each acquired company’s relative asset size, financial performance and markets of operation, among other factors, is reasonably similar to Riverview’s (in each case, the first named company was the acquirer and the second named company was the acquired company and the transaction announcement date is noted parenthetically):

•	Simmons First National Corporation | Landmark Community Bank (6/7/2021)

•	Simmons First National Corporation | Triumph Bancshares, Inc. (6/7/2021)

•	United Bankshares, Inc. | Community Bankers Trust Corporation (6/3/2021)

•	First Bancorp | Select Bancorp, Inc. (6/1/2021)

•	United Community Banks, Inc. | Aquesta Financial Holdings, Inc. (5/27/2021)

•	Equity Bancshares, Inc. | American State Bancshares, Inc. (5/17/2021)

•	Bank of Marin Bancorp | American River Bankshares (4/19/2021)

•	Nicolet Bankshares, Inc. | Mackinac Financial Corporation (4/12/2021)

•	VyStar Credit Union | Heritage Southeast Bancorporation (3/31/2021)

•	Peoples Bancorp Inc. | Premier Financial Bancorp Inc. (3/29/2021)

•	Shore Bancshares, Inc. | Severn Bancorp, Inc. (3/3/2021)

•	Stock Yards Bancorp, Inc. | Kentucky Bancshares, Inc. (1/27/2021)

•	First Busey Corporation | Cummins-American Corp. (1/19/2021)

•	BancorpSouth Bank | FNS Bancshares, Inc. (1/13/2021)

•	First Mid Bancshares, Inc. | LINCO Bancshares, Inc. (9/28/2020)

•	Dollar Mutual Bancorp | Standard AVB Financial Corp. (9/25/2020)

•	Enterprise Financial Services Corp | Seacoast Commerce Banc Holdings (8/20/2020)

Stephens considered the selected transactions to be reasonably similar, but not identical, to the merger. A complete analysis involves complex considerations and qualitative judgments concerning differences in the selected transactions and other factors that could affect the transaction values in those selected transactions to which the merger is being compared. Mathematical analysis (such as determining the median) is not in itself a meaningful method of using selected transaction data. Stephens compared certain proposed transaction multiples of the merger to the 25th percentile, median and 75th percentile transaction multiples of relevant transactions:

	Riverview Financial Corporation		25th Percentile		Median		75th Percentile
Target Total Assets	$1,375		$894		$1,184		$1,502
Target TCE/TA	9.2%		9.3%		9.9%		11.0%
Target NPA/Assets	0.2%		0.9%		0.7%		0.5%
Target LTM ROAA	0.9	%(1)	0.8%		0.9%		1.0%
Transaction Value / Tangible Book Value	1.3	x	1.3	x	1.5	x	1.7	x
Transaction Value / LTM Earnings	21.6	x(2)	16.3	x	18.3	x	21.6	x
Core Deposit Premium	3%		6%		7%		9%

Source: S&P Global Market Intelligence

Note: Dollars in millions. LTM=Last Twelve Months.

(1)	Most recent quarter annualized ROAA presented for Riverview given the last twelve months was unprofitable.
(2)	LTM earnings adjusted to remove gain on securities and goodwill impairment.

Discounted Cash Flow Analysis—Riverview:

Stephens performed a discounted cash flow analysis using projections developed by Mid Penn’s executive management. Stephens calculated a range of implied per share equity values for Riverview based upon the discounted net present value of the projected after-tax free cash flows for the projected period (2022 through 2026). Stephens determined the amount of cash flow assuming (i) a terminal earnings multiple of 11.0x based on 2027 estimated earnings, (ii) dividend payments for earnings and excess capital above a tangible common equity to tangible asset ratio of 8.5% for the projected period. To calculate an implied per share equity value range, Stephens considered discount rates of 9.0% to 11.0% and terminal earnings multiples of 9.0x to 13.0x. Based on this analysis, Stephens derived a range for the implied equity value of Riverview from $9.51 per share to $12.99 per share.

Discounted Cash Flow Analysis—Riverview (w/ Cost Synergies):

Stephens performed a discounted cash flow analysis using projections developed by Mid Penn’s executive management, inclusive of estimated cost synergies. Stephens calculated a range of implied per share equity values for Riverview based upon the discounted net present value of the projected after-tax free cash flows for the projected period (2022 through 2026). Stephens determined the amount of cash flow assuming (i) a terminal earnings multiple of 11.0x based on 2027 estimated earnings including cost synergies, (ii) dividend payments for earnings and excess capital above a tangible common equity to tangible asset ratio of 8.5% for the projected period. To calculate an implied per share equity value range, Stephens considered discount rates of 9.0% to 11.0% and terminal earnings multiples of 9.0x to 13.0x. Based on this analysis, Stephens derived a range for the implied equity value of Riverview from $20.19 per share to $28.19 per share.

Financial Impact Analysis:

Stephens analyzed the estimated merger consequences of certain pro forma combined income statement and balance sheet information of Mid Penn and Riverview. Stephens discussed key assumptions regarding the expected accounting treatment, potential cost savings and other acquisition adjustments resulting from the merger with management of Mid Penn. Stephens’ analysis used earnings estimates for Mid Penn and Riverview provided by Mid Penn’s executive management. Based on this analysis, Stephens estimated that the merger would likely be accretive to Mid Penn’s estimated earnings per share following the closing of the merger and would be dilutive to Mid Penn’s tangible book value per share. Stephens also estimated that Mid Penn would maintain capital ratios in excess of those required by Mid Penn to be considered well-capitalized under existing regulations. The actual results achieved by Mid Penn following the merger will likely vary from these projected results analyzed by Stephens, and the variations may be material.

Miscellaneous:

As part of its investment banking business, Stephens regularly issues fairness opinions and is continually engaged in the valuation of companies and their securities in connection with business reorganizations, private placements, negotiated underwritings, mergers and acquisitions and valuations for estate, corporate and other purposes.

Stephens is familiar with Mid Penn and Riverview. Stephens issues periodic research reports regarding the business and prospects of Mid Penn, and Stephens makes a market in the stock of Mid Penn. During the two years preceding the date of this letter, Stephens served as a joint bookrunner in connection with Mid Penn’s $65 million follow-on equity offering and Stephens received customary fees in connection with such offering. Stephens is in discussions with Mid Penn to be engaged for purposes of assisting with investor relations materials and overall strategy, and Stephens has provided securities brokerage services to Mid Penn and Stephens received customary commissions and other compensation in connection with such services. Stephens received a fee of $200,000 from Mid Penn for providing their Opinion to the Mid Penn Board. Stephens’ fee for rendering the fairness opinion was not contingent upon Stephens reaching any particular conclusion. Mid Penn has also agreed to reimburse Stephens for reasonable out-of-pocket expenses and indemnify Stephens for certain liabilities arising out of their engagement, including certain liabilities that could arise out of their providing this Opinion letter. Stephens expects to pursue future investment banking services assignments with Mid Penn. In the ordinary course of business, Stephens Inc. and its affiliates at any time may hold long or short positions, and may trade or otherwise effect transactions as principal or for the accounts of customers, in debt, equity or derivative securities of Mid Penn or of any other participant in the Merger.

Stephens has not had any material investment banking relationship with Riverview during the past two years in which compensation was received or was intended to be received as a result of the relationship between Stephens, on the one hand, and Riverview, on the other hand.

Conclusion:

Based on the foregoing and Stephens’ general experience as investment bankers, and subject to the assumptions and qualifications stated in the Opinion, Stephens is of the opinion, on June 30, 2021, that the consideration to be given by Mid Penn in the Transaction is fair to Mid Penn from a financial point of view.

Certain Prospective Financial Information of the Parties

In connection with the proposed merger, Mid Penn provided certain of its prospective financial information to Riverview and Janney, the financial advisor to Riverview, and Riverview provided certain of its prospective financial information to Mid Penn and Stephens, the financial advisor to Mid Penn.

The prospective financial information reflects numerous estimates and assumptions with respect to industry performance, general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to each of Mid Penn’s and Riverview’s respective businesses, all of which are inherently uncertain and difficult to predict and many of which are beyond the parties’ control. The prospective financial information is subjective in many respects and thus is susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. The prospective financial information may also be affected by the parties’ ability to achieve strategic goals, objectives and targets over the applicable periods. As such, these projections constitute forward-looking statements and are subject to risks and uncertainties, including the various risks set forth in the sections of this joint proxy statement/prospectus entitled “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors.” The prospective financial information generally was not prepared with a view toward public disclosure or complying with GAAP, the published guidelines of the SEC regarding projections or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Neither parties’ independent registered public accounting firm, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the prospective financial information included below, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and they assume no responsibility for, and disclaim any association with, the prospective financial information. This information was prepared solely for internal use and is subjective in many respects. Neither Mid Penn nor Riverview can provide any assurance that the unaudited prospective financial information and the underlying estimates and assumptions will be realized. In addition, since the unaudited prospective financial information covers multiple years, such information by its nature becomes less predictive with each successive year.

Furthermore, the prospective financial information does not take into account any circumstances or events occurring after the date it was prepared. Neither party can give any assurance that, had the unaudited prospective financial information been prepared as of the date of this document, similar estimates and assumptions would be used. Neither party intends to, and each disclaims any obligation to, make publicly available any update or other revision to the unaudited prospective financial information to reflect circumstances existing since its preparation or to reflect the occurrence of unanticipated events, even in the event that any or all of the underlying assumptions are shown to be in error, or to reflect changes in general economic or industry conditions.

The unaudited prospective financial information does not take into account the possible financial and other effects on either Mid Penn or Riverview, as applicable, of the merger and does not attempt to predict or suggest future results of the surviving company. The unaudited prospective financial information does not give effect to the merger, including the impact of negotiating or executing the merger agreement, the expenses that may be incurred in connection with completing the merger, the potential synergies that may be achieved by the surviving company as a result of the merger, the effect on either Mid Penn or Riverview, as applicable, of any business or strategic decision or action that has been or will be taken as a result of the merger agreement having been executed, or the effect of any business or strategic decisions or actions which would likely have been taken if the merger agreement had not been executed, but which were instead altered, accelerated, postponed or not taken in anticipation of the merger. Further, the unaudited prospective financial information does not take into account the effect on either Mid Penn or Riverview, as applicable, of any possible failure of the merger to occur.

Stephens used, in certain of the analyses performed in connection with rendering its opinion to the Mid Penn board of directors, the following projected financial information for each of the companies, which was developed based upon consensus research estimates and information provided by management of each of Riverview and Mid Penn:

Mid Penn Projections

	Projected For the Year Ending December 31,
	2021	2022	2023	2024	2025
	(In millions, except per share data)
Total Assets	$3,497	$3,627	$3,519	$3,690	$3,872
Gross Loans	2,510	2,483	2,447	2,639	2,824
Total Deposits	2,938	3,101	2,983	3,133	3,298
Total Shareholders’ Equity	351	370	383	400	420
Net Interest Income	101	99	85	91	98
Provision for Loan Losses	4	5	2	2	2
Total Noninterest Income	18	17	19	20	21
Total Noninterest Expense	74	75	75	78	80
Net Income	33	29	22	26	30
Earnings Per Share	$3.18	$2.54	$1.94	$2.25	$2.59

Riverview Projections

	Projected For the Year Ending December 31,
	2021	2022	2023	2024	2025
	(In millions, except per share data)
Total Assets	$1,160	$1,183	$1,207	$1,231	$1,256
Gross Loans	900	918	936	955	974
Total Deposits	970	989	1,009	1,029	1,050
Total Shareholders’ Equity	108	117	126	136	145
Net Interest Income	37	33	34	35	36
Provision for Loan Losses	0.5	1	1	1	1
Total Noninterest Income	9	8	8	8	8
Total Noninterest Expense	32	29	30	30	31
Net Income	11	9	9	9	10
Earnings Per Share	$1.15	$0.96	$0.99	$1.01	$1.04

The following table presents stand-alone net income projections considered by Janney with respect to Mid Penn for the indicated years:

	Projected For the Year Ending December 31,
(Dollars in millions)	2021	2022	2023	2024	2025
Net Income	$33	$29	$28	$29	$30

For purposes of performing its discounted cash flow analysis, Stephens assumed a long-term annual growth rate of 2% for Riverview, as directed by Mid Penn management.

You are strongly cautioned not to place undue reliance on the prospective financial information set forth above. The inclusion of the prospective financial information in this joint proxy statement/prospectus should not be regarded as an indication that any of Mid Penn, Riverview, Stephens, Janney, or their affiliates, advisors or representatives considered or considers such information to be necessarily predictive of actual future events, and the prospective financial information should not be relied upon as such. None of Mid Penn, Riverview, Stephens,

Janney or their respective affiliates, advisors, officers, directors or representatives can give any assurance that actual results will not differ from the assumptions, and none of them undertakes any obligation to update or otherwise revise or reconcile the assumptions to reflect circumstances existing after the date such information was generated or to reflect the occurrence of future events even in the event that any or all of the underlying assumptions are shown to be in error. None of Mid Penn, Riverview, Stephens, Janney or their respective affiliates, advisors or representatives makes any representation to any shareholder regarding the prospective financial information. The prospective financial information is not being included in this joint proxy statement/prospectus to influence a shareholder’s decision regarding how to vote on any given proposal. In light of the foregoing, and considering that the parties’ special meetings will be held several months after the unaudited prospective financial information was prepared, as well as the uncertainties inherent in any forecasted information, Mid Penn shareholders and Riverview shareholders are cautioned not to place unwarranted reliance on such information.

Board of Directors and Management of Mid Penn Following Completion of the Merger

Following completion of the merger, the then current directors and executive officers of Mid Penn and Mid Penn Bank will continue in office. At the effective time of the merger, the boards of directors of Mid Penn and Mid Penn Bank will be increased by two and three directors, respectively, and two of the current directors of Riverview selected by the board of directors of Riverview, with the approval of Mid Penn’s board of directors, will be added to the board of directors of Mid Penn and three of the current directors of Riverview selected by the board of directors of Riverview, with the approval of Mid Penn’s board of directors, will be added to the board of directors of Mid Penn Bank.

Riverview’s Greater Than 10% Shareholder Will Have Board Observation and Appointment Rights in Mid Penn Following Completion of the Merger.

Riverview is party to an agreement with its greater than 10% shareholder pursuant to which, so long as such shareholder continues to hold a designated minimum percentage of shares of Riverview common stock, Riverview is required, upon the request of such shareholder, to cause to be elected or appointed to the Riverview and Riverview Bank board of directors a person designated by such shareholder. For so long as such shareholder continues to hold the required minimum percentage of shares, but has not caused Riverview to elect or appoint a director to its boards, Riverview is required to invite a person designated by such shareholder to attend, in a non-voting, nonparticipating observer capacity, all meetings of the Riverview and Riverview Bank boards of directors and committees thereof. The agreement also provides for certain “gross-up” rights entitling such shareholder to prior notice of, and to participate in, future equity offerings of Riverview.

In connection with the merger, Mid Penn entered into a letter agreement with such greater than 10% shareholder, which will be effective upon consummation of the merger and replace the current agreement between such shareholder and Riverview. The new Mid Penn agreement provides that such shareholder will be entitled to have one representative appointed as a board observer to attend (in a nonvoting capacity) up to six Mid Penn board of directors’ meetings during the first year following consummation of the merger and, commencing on the first anniversary of the consummation of the merger, such shareholder will thereafter be entitled to have one representative appointed as a board observer to attend up to four meetings per year or, in the alternative, have one representative appointed to the board of directors of Mid Penn, in each case for so long as such shareholder continues to own at least 5% of Mid Penn’s outstanding common stock. The Mid Penn agreement does not provide for any “gross-up” rights.

Assuming completion of the merger, such shareholder is expected to own approximately 6% of Mid Penn’s outstanding common stock immediately following the merger.

Riverview Shareholders Have Dissenters’ Rights in the Merger

Dissenters’ rights are statutory rights that enable shareholders who object to extraordinary transactions, such as mergers, to demand that the corporation pay such shareholders the fair value of their shares as determined by a court in a judicial proceeding instead of receiving the consideration offered to shareholders in connection with the extraordinary transaction. Dissenters’ rights are not available in all circumstances and exceptions to those rights are set forth in the Pennsylvania Business Corporation Law (“PBCL”). The term “fair value” in this instance means the value of a share of Riverview’s common stock immediately before the day of the merger, taking into account all relevant factors, but excluding any appreciation or depreciation in anticipation of the merger.

Riverview shareholders are entitled to dissenters’ rights in connection with the merger.

Set forth below is a summary of the terms under the PBCL, describing the steps that must be taken in order to exercise dissenting shareholder rights. Any Riverview shareholder considering exercising the shareholder’s right to dissent from the proposed action and receive the fair value of his shares should read both this summary and the full text of the law, which is attached hereto as Annex D. Written notices or demands that are required concerning the exercise of dissenters’ rights should be sent to Riverview Financial Corporation, 3901 North Front Street, Harrisburg, Pennsylvania 17110, Attention: Corporate Secretary or at such other address as may be indicated in subsequent instructions related to the exercise of such rights.

Any Riverview shareholder who wishes to dissent and exercise rights to an appraisal must:

•	file a written notice of intention to demand payment of the fair value of his or her shares (if the merger is completed), prior to the vote of shareholders on the merger at the special meeting;

•	make no change in the shareholder’s beneficial ownership of stock from the date of the written notice through the day of the merger; and

•	not vote his or her stock for approval of the merger.

Voting in favor of the merger constitutes a waiver of dissenters’ rights of appraisal. Further, neither a proxy marked against approval of the merger nor a vote at the special meeting against approval of the merger satisfies the necessary written notice of intention to dissent. A separate written notice must be filed with Riverview prior to the vote of shareholders on the merger, as described above.

If the merger is approved by the required vote of shareholders, Riverview will mail a notice to all dissenters who gave due notice of intention to demand payment of fair value and who did not vote for approval of the plan of merger. The notice will state where and when the dissenting shareholder must deliver a written demand for payment and where certificates for stock should be deposited in order to obtain payment. The notice will include a form for demanding payment and a copy of the law. The time set for receipt of the demand for payment and deposit of stock certificates will be not less than 30 days from the date of mailing of the notice.

Any dissenting Riverview shareholder who wishes to exercise appraisal rights must take each step in the indicated order and in strict compliance with the statute to preserve dissenters’ rights. Any such shareholder who fails to follow the steps will lose his or her right to dissent and will, instead, receive the merger consideration.

Promptly after the merger, Mid Penn will send dissenters, who have timely filed the demand for payment and deposited their stock certificates, the amount that Mid Penn estimates to be the fair value of the stock. The remittance or notice will be accompanied by:

•

a closing balance sheet and statement of income of Riverview for a fiscal year ending not more than 16 months before the date of remittance or notice together with the latest available interim financial statements;

•	a statement of Mid Penn’s estimate of the fair value of Riverview common stock; and

•	a notice of the right of the dissenter to demand supplemental payment, accompanied by a copy of the law.

If a dissenting shareholder believes that the amount stated or remitted by Mid Penn is less than the fair value of the stock, the dissenter may send an estimate of the fair value of the stock to Mid Penn. If Mid Penn remits payment of the estimated value of a dissenter’s stock and the dissenter does not file his or her own estimate within 30 days after Mid Penn mailed its remittance, the dissenter will be entitled to no more than the amount remitted by Mid Penn.

If any demands for payment remain unsettled within 60 days after the latest to occur of: (1) the merger, (2) the timely receipt of any shareholder demands for payment, or (3) the timely receipt of any estimates by dissenters of the fair value, then Mid Penn may file an application in the Court of Common Pleas of Dauphin County requesting that the court determine the fair value of the stock. If this happens, all dissenters, no matter where they reside, whose demands have not been settled, will be made parties to the proceeding. In addition, a copy of the application will be delivered to each dissenter.

If Mid Penn fails to file the application, then any dissenter, on behalf of all dissenters who have made a demand and who have not settled their claim may file an application in the name of Riverview at any time within the 30-day period after the expiration of the 60-day period and request that the Dauphin County Court determine the fair value of the shares. The fair value determined by the court may, but need not, equal the dissenters’ estimates of fair value. If no dissenter files an application, then each dissenter entitled to do so will be paid Mid Penn’s estimate of the fair value of the common stock and no more, and may bring an action to recover any amount not previously remitted, plus interest at a rate the court finds fair and equitable.

The costs and expenses of any valuation proceedings in court, including the reasonable compensation and expenses of any appraiser appointed by the court to recommend a decision on the issue of fair value, will be determined by the court and assessed against Riverview except that any part of the costs and expenses may be apportioned and assessed by the court against all or any of the dissenters who are parties and whose action in demanding supplemental payment the court finds to be arbitrary, vexatious or in bad faith. In addition, dissenting shareholders generally will be responsible for their own costs and expenses, including, without limitation, the fees and expenses of their own legal counsel and experts.

Regulatory Approvals Required for the Merger

The merger is subject to the approval of, or waiver of formal application and approval requirements from, the FRB under the Bank Holding Company Act of 1956, as amended (the “BHC Act”) and the PDB under the Pennsylvania Banking Code (the “Banking Code”).

In reviewing Mid Penn’s application for approval of the merger under the BHC Act, the FRB must consider, among other factors, the competitive effect of the merger, the managerial and financial resources and future prospects of Mid Penn, the effect of the merger on the convenience and needs of the communities to be served, including the records of performance of the subsidiary banks of the merging companies in meeting the credit needs of the communities under the Community Reinvestment Act, the effectiveness of Mid Penn in combating money laundering activities, and the extent to which the merger would result in greater or more concentrated risks to the stability of the United States banking or financial system. Applicable regulations require publication of notice of the application and an opportunity for the public to comment on the application in writing and to request a hearing. The FRB may waive the application requirement under certain conditions.

The bank merger of Riverview Bank with and into Mid Penn Bank is also subject to approval by the FDIC under the federal Bank Merger Act and by the PDB under the Banking Code. In general, the factors considered by the FDIC and the PDB to approve the bank merger are similar to the factors described above relating to the merger.

Mid Penn has filed or will file all required applications, notices and waiver requests to obtain the regulatory approvals and non-objections necessary to consummate the merger. While Mid Penn does not know of any reason why it would not obtain the approvals in a timely manner, Mid Penn cannot be certain when or if it will receive the regulatory approvals. The parties are not aware of any other governmental approvals or actions that may be required to consummate the merger. If any other approval or action is required, it is contemplated that such approval or action would be sought. There can be no assurance, however, that any additional approvals or actions will be obtained.

INTERESTS OF RIVERVIEW’S DIRECTORS AND EXECUTIVE OFFICERS IN THE MERGER

In considering the recommendation of Riverview’s board of directors with respect to the merger, Riverview’s shareholders should be aware that the executive officers and directors of Riverview and Riverview Bank have certain interests in the merger that may be different from, or in addition to, the interests of Riverview shareholders generally. Riverview’s board of directors was aware of these interests and considered them, among other matters, in making its recommendation that Riverview shareholders vote to adopt the merger proposal.

Treatment of Stock Options

Certain directors and executive officers hold outstanding stock options to purchase shares of Riverview common stock granted under the Riverview Financial Corporation 2019 Equity Incentive Plan and the 2009 Stock Option Plan (the “Riverview Equity Plans”). The Riverview Equity Plans, including the number of shares of Riverview common stock reserved thereunder, has been previously approved by shareholders of Riverview.

The merger agreement provides that, at the effective time of the merger, each outstanding stock option granted under the Riverview Equity Plans, whether vested or unvested, will be canceled and will entitle the option holder to a cash payment equal to the difference, if positive, between the closing sale price of Mid Penn common stock on the fifth (5th) business day prior to the closing date multiplied by the exchange ratio (the “per share option cashout price”). Any outstanding stock option granted under the Riverview Equity Plans with an exercise price that equals or exceeds the per share option cashout price will be canceled with no consideration being paid.

The following table reflects the number of stock options held by each executive officer and director as of June 30, 2021, the date that the merger agreement was executed, without regard to any subsequent exercise of stock options pursuant to the terms of the awards, prior to the effective date of the merger. The estimated value of the stock options is based on (1) the difference between $12.90, the average closing price per share of Riverview common stock over the first five business days following the announcement of the merger agreement, and the exercise price, multiplied by (2) the total number of shares subject to each stock option award. As of the date of the merger agreement, June 30, 2021, all stock options held by executive officers and directors were vested.

Name	Riverview Stock Options (#)		Weighted-Average Exercise Price ($)	Cash-Out Value ($)
David W. Hoover	4,183	(1)	$9.85	$12,776
Albert J. Evans	1,150		13.05	—
Howard R. Greenawalt	4,183	(1)	9.85	12,776
Joseph D. Kerwin	4,183	(1)	9.85	12,776
Brett D. Fulk	41,000	(2)	10.25	108,800
Scott A. Seasock	10,000		11.94	9,600
Ginger Kunkel	4,000		10.00	11,600

(1)	Excludes 1,150 stock options with an exercise price which exceeds $12.90.
(2)	Excludes 4,500 stock options with an exercise price which exceeds $12.90.

Treatment of Restricted Stock

Certain directors and executive officers hold shares of Riverview restricted stock granted under the Riverview Equity Plans. The merger agreement provides that, at the effective time of the merger, each outstanding share of Riverview common stock subject to a restricted stock award will fully vest and be exchanged for the merger consideration. The following table sets forth the number of shares of restricted stock held by each executive officer and director as of June 30, 2021, the date the merger agreement was executed, and is expected to remain unvested as of the assumed merger closing date of December 1, 2021. The estimated value of the restricted stock is based on (1) the per share merger consideration of $12.90, the average closing price per share of Riverview common stock over the first five business days following the announcement of the merger agreement, multiplied by (2) the total number of shares subject to each restricted stock award.

Name	Unvested Riverview Restricted Stock Awards (#)	Aggregate Restricted Stock Award Value ($)
John G. Soult, Jr.	1,639	$21,143
David W. Hoover	1,639	21,143
Paula M. Cherry	1,639	21,143
Albert J. Evans	1,639	21,143
Maureen M. Gathagan	1,639	21,143
Howard R. Greenawalt	1,639	21,143
Joseph D. Kerwin	1,639	21,143
Kevin D. McMillen	1,639	21,143
Timothy E. Resh	1,639	21,143
Brett D. Fulk	7,613	98,208
Scott A. Seasock	3,626	46,775
Ginger Kunkel	4,027	51,948

Employment Agreements with Certain Executive Officers—Employment Agreement with Brett Fulk. Riverview and Riverview Bank are parties to a three-year employment agreement with Brett Fulk, President and Chief Executive Officer of Riverview and Riverview Bank. Pursuant to the merger agreement, Mid Penn has agreed to honor all benefits payable under the employment agreement, which provides certain benefits in the event Mr. Fulk’s employment is terminated under specified circumstances following a change in control, such as the merger.

In the event that Mr. Fulk’s employment is terminated without “cause” or he resigns for “good reason” (as each term is defined in the employment agreement) on or within two years after the effective time of a change in control, Mr. Fulk is entitled to severance equal to three (3) times his annual compensation minus applicable taxes and withholdings payable in twenty-four (24) equal monthly installments beginning within thirty (30) days of his separation of service. Annual compensation is defined as (i) Mr. Fulk’s annual base salary plus (ii) a designated bonus amount that is equal to the greater of: (a) $249,000; or (b), 100% of the bonus amount earned and received under the terms of the 2021 Annual Executive Incentive Plan as of the close of the merger, provided, that such amount shall not exceed $373,500, plus (iii) the amount which Riverview Bank pays for employee benefits for Mr. Fulk for a one-year period. If the termination payments paid to Mr. Fulk are determined to be subject to excise tax or penalties under Sections 280G and 4999 of the Internal Revenue Code (the “Code”), Riverview will “gross up” the payment made to the executive so that he will receive, after application of the excise tax, the amount he would have otherwise received if Section 280G were not applicable.

The non-competition and non-solicitation covenants contained in the employment agreement do not apply in the event of termination of employment after a change in control, such as the merger.

For an estimate of the amounts payable to Mr. Fulk under his employment agreement in connection with a qualifying termination event following the merger, see “Interests of Riverview’s Directors and Executive Officers in the Merger —Merger-Related Compensation for Riverview’s Named Executive Officers” below.

Employment Agreement with Scott Seasock. Riverview and Riverview Bank are parties to a two-year employment agreement with Scott Seasock, Senior Executive Vice President and Chief Financial Officer of Riverview and Riverview Bank. Pursuant to the merger agreement, Mid Penn has agreed to honor all benefits payable under the employment agreement, which provides certain benefits in the event Mr. Seasock employment is terminated under specified circumstances following a change in control, such as the merger.

In the event that Mr. Seasock’s employment is terminated without “cause” or he resigns for “good reason” (as each term is defined in the employment agreement) within twelve (12) months of the effective time of a change in control, Mr. Seasock is entitled severance equal to two (2) times his base salary plus one times the annual amount that Riverview Bank pays for employee health care benefits for the executive, less applicable taxes and withholding, payable in twelve (12) equal monthly installments beginning within thirty (30) days following his separation from service.

Mr. Seasock is subject to one-year non-competition and non-solicitation covenants contained in the employment agreement in the event of termination of employment.

For an estimate of the amounts payable to Mr. Seasock under his employment agreement in connection with a qualifying termination event following the merger, see “Interests of Riverview’s Directors and Executive Officers in the Merger—Merger-Related Compensation for Riverview’s Named Executive Officers” below.

Change in Control Agreement with Ginger Kunkel

Riverview Bank is a party to a change in control agreement with Ginger Kunkel, Senior Executive Vice President and Chief Operating Officer of Riverview and Riverview Bank. Pursuant to the merger agreement, Mid Penn has agreed to honor all benefits payable under these change in control agreement, which provide certain benefits in the event Mrs. Kunkel’s employment is terminated under specified circumstances following a change in control, such as the merger. The change in control agreement has an initial one-year term that renews for an additional year on each anniversary of the effective date of the agreement, unless Riverview provides written notice to Mrs. Kunkel not later than thirty (30) days before such anniversary date of its intent not to renew the agreement.

If during the term of the change in control agreement, Mrs. Kunkel’s employment is terminated without “cause” or she resigns for “good reason” (as each term is defined in the change in control agreement) on or after the effective time of a change in control, Mrs. Kunkel is entitled to receive a lump sum payment in an amount equal to the sum of (i) the highest annualized base salary paid to her during the year of termination of employment or the immediately preceding two calendar years, and (ii) the highest bonus paid to Mrs. Kunkel Riverview with respect to one of the two calendar years immediately preceding the year of termination of employment by the delivery of a notice of termination.

For an estimate of the amounts payable to Mrs. Kunkel under her change in control agreement in connection with a qualifying termination event following the merger, see “Interests of Riverview’s Directors and Executive Officers in the Merger—Merger-Related Compensation for Riverview’s Named Executive Officers” below.

Supplemental Executive Retirement Plan

Riverview Bank maintains two supplemental executive retirement plan (“SERP”) agreements with Mr. Fulk, one dated as of January 6, 2012 (the “2012 SERP”) and one dated as of October 25, 2017 (the “2017 SERP”).

The 2012 SERP is payable in equal monthly installments for twenty (20) years, commencing on the first day of the month following Mr. Fulk’s date of termination after attaining normal retirement age of 62. The 2012 SERP provides that in the event of Mr. Fulk’s termination of employment following a change in control, but prior to attaining normal retirement age, Mr. Fulk is entitled receive an annual benefit of $20,000 paid in equal monthly installments for twenty (20) years, commencing once Mr. Fulk reaches normal retirement age.

The 2017 SERP payable in equal monthly installments for fifteen (15) years, commencing on the first day of the month following Mr. Fulk’s date of termination after attaining normal retirement age of 65. The 2017 SERP provides that in the event of Mr. Fulk’s termination of employment following a change in control, but prior to attaining normal retirement age, Mr. Fulk is entitled receive an annual benefit of $50,000 paid in equal monthly installments for fifteen (15) years, commencing on the first day of the month following Mr. Fulk’s date of termination, provided, however, that if Mr. Fulk is a specified employee as defined under Section 409A of the Code, such benefit would be made on the first day of the seventh month following his date of termination if necessary to comply with Section 409A of the Code. The 2017 SERP provides that if any change in control payment to Mr. Fulk would be treated as an “excess parachute payment” under Section 280G of the Code, Riverview shall reduce the benefit payment of the 2017 SERP to the extent necessary to avoid treating such benefit payment as an excess parachute payment. As a result, Mr. Fulk will receive the vested portion of the 2017 SERP.

Non-Competition Agreement with Brett Fulk

In connection with the merger, Mid Penn entered into a non-competition and non-solicitation agreement (the “non-competition agreement”) with Brett Fulk on September 10, 2021. The non-competition agreement provides that for a period of one year following his termination of employment, Mr. Fulk is not permitted to work for or advise, consult or otherwise serve with, directly or indirectly, any entity whose business competes within 20 miles of a branch or office of Riverview or Riverview Bank. Further, the non-competition agreement provides that Mr. Fulk is not permitted to solicit employees and customers during the same period. In addition to the severance payment due under his employment agreement, Mr. Fulk will receive a $600,000 cash payment, paid on or immediately prior the effective time of the merger, in consideration for entering into the non-competition agreement.

Director Emeritus Agreements

Riverview Bank entered into director emeritus agreements with David Hoover and Joseph Kerwin. The agreements provide that if the director terminates service as a director with at least ten (10) years of service on or after attaining age 65, Riverview Bank will pay the director $15,000 per year in equal monthly installments for five years; provided, that the director continues to serve as a director emeritus, remains available to the board of directors for advice and consultation when called upon, continues to act as a “Goodwill Ambassador” for Riverview Bank, and avoids any competitive arrangement. The agreements further provide that upon a change in control, such as the merger, the director shall receive the full benefit without regard to any of the contingencies. In connection with the merger, the agreements may be terminated in accordance with Code Section 409A and the regulations promulgated thereunder, and, in such event, the participating directors would receive the present value of the benefit in a single cash lump sum payment to be made within twelve (12) months following the closing date.

Merger-Related Executive Compensation for Riverview’s Named Executive Officers

The following table sets forth the amount of payments and benefits that each of Riverview’s named executive officers would receive as a result of the merger, assuming the following assumptions (except as otherwise provided in the footnotes to the following table): (1) the closing date of the merger is December 1, 2021; and (2) each named executive officer experiences a qualifying termination of employment on the closing date of the merger. The table does not include the value of benefits that the named executive officers are vested in without regard to the occurrence of a change in control. Amounts below are based on certain assumptions that may or may not actually occur. As a result, the actual amounts to be received by a named executive officer may materially differ from the amounts set forth below.

Name	Cash(1)	Equity(2)	Pension/ NQDC(3)	Tax Reimbursement(4)	Total
Brett Fulk	$3,321,468	$207,008	$162,331	$—	$3,690,807
Scott Seasock	499,990	56,375	—	—	556,365
Ginger Kunkel	262,500	63,548	—	—	326,048

(1)	The amounts in this column represent:

For Mr. Fulk the aggregate value of the cash payments payable under his employment agreement consisting of (a) severance equal to three (3) times his annual compensation, as described above, payable in twenty-four (24) equal monthly installments, and (b) the cash payment of $600,000 to Mr. Fulk under the non-competition agreement with Mid Penn, which will be paid at or immediately prior to, and contingent on, the effective time of the merger. These payments are also contingent upon Mr. Fulk’s adherence to the non-competition and non-solicitation covenants set forth in his non-competition agreement described under “—Non-Competition Agreement with Brett Fulk.”

For Mr. Seasock, the aggregate value of the cash payments under his employment agreement consisting of severance equal to the sum of (i) two (2) times his annual base salary, plus (ii) one times the annual amount that Riverview Bank pays for employee health care benefits for Mr. Seasock, payable in twelve (12) equal monthly installments.

For Mrs. Kunkel, the cash lump sum payment under her change in control agreement equal to the sum of (i) two (2) times her annual base salary, plus (ii) the highest bonus paid with respect to one of the two calendar years immediately preceding the year of termination of employment.

The severance payments under the employment and change in control agreements are “double trigger” payments because they are triggered due to the named executive officer’s involuntary termination without cause or voluntary resignation for good reason following the merger. The additional non-competition payment pursuant to Mr. Fulk’s non-competition agreement is a “single trigger payment” because it will be paid solely on the occurrence of the merger, although its contingent upon Mr. Fulk’s adherence to the non-competition and non-solicitation covenants set forth therein.

(2)

As described above, all unvested equity awards held by Riverview’s named executive officers will become vested at the effective time (i.e., single trigger vesting) and will either (i) be settled for the merger consideration, in the case of Riverview restricted stock awards, or (ii) cashed out, in the case of Riverview stock options. Set forth below are the values of each type of equity-based award outstanding that would become vested upon the assumed merger closing date of December 1, 2021. Each restricted stock award is based on a price per share value of $12.90, which represents the average closing price per share of Riverview common stock over the first five business days following the announcement of the merger agreement. The value of each stock option below is equal to $12.90 minus its exercise price.

Name	Stock Options ($)	Restricted Stock ($)
Brett Fulk	108,800	98,208
Scott Seasock	9,600	46,775
Ginger Kunkel	11,600	51,948

(3)

The amount in this column represents unvested the present value of the change in control benefits under Mr. Fulk’s SERPs which will become vested following Mr. Fulk’s termination of employment following a change in control (i.e. “single trigger vesting”). The 2012 SERP is payable in equal monthly installments over a period of twenty (20) years commencing on the first day of the month following Mr. Fulk’s attainment of age 62. The amount in this column does not include any accelerated vesting under the 2017 SERP. Because Mr. Fulk’s benefit payable under 2017 SERP is reduced to avoid adverse tax consequences under Section 280G of the Internal Revenue Code, Mr. Fulk will only receive the early retirement benefit under 2017 SERP which is fully vested and accrued for without regard to the merger and is payable in equal monthly installment of approximately $868 per month over a period of fifteen (15) years commencing following Mr. Fulk’s termination of employment; subject to compliance with Section 409A of the Internal Revenue Code regarding the timing of distribution.

(4)

As described above under “—Employment Agreements with Certain Executive Officers,” Mr. Fulk is entitled to a “gross-up” payment if the payments under his employment agreement or any other payments contingent upon the merger trigger liability under Sections 280G and 4999 of the Internal Revenue Code for

an excise tax on “excess parachute payments.” Assuming the closing date of the merger is December 1, 2021, Mid Penn and Riverview, in consultation with their tax advisors, currently estimate that there will be no excess parachute payments made to Mr. Fulk that would trigger any “gross-up” payment to him. To the extent that the Internal Revenue Service takes a contrary position regarding the application of Section 280G to Mr. Fulk’s payments that are contingent upon the merger, the estimated gross-up payment payable to Mr. Fulk would be $1.3 million and the estimated excess parachute payment payable to Mr. Fulk that is not tax deductible because of Section 280G of the Internal Revenue Code is $3.8 million.

Indemnification

Pursuant to the merger agreement, Mid Penn has agreed that, following the effective time of the merger, it will indemnify, defend and hold harmless the present and former directors or officers or employees of Riverview and its subsidiaries against all liabilities incurred in connection with any litigation arising out of or pertaining to, the fact that such person is or was a director or officer or employee of Riverview, or its subsidiaries or, at Riverview’s request, of another corporation, partnership, joint venture, trust or other enterprise and pertaining to matters, acts or omissions existing or occurring at or prior to the effective time (including matters, acts or omissions occurring in connection with the approval of the merger agreement and the transactions contemplated by therein), whether asserted or claimed prior to, at or after the effective time, to the fullest extent permitted under Riverview’s articles of incorporation and under Riverview’s bylaws (subject to applicable law), including provisions relating to advances of expenses incurred in the defense of any litigation; provided, that the indemnified party to whom expenses are advanced provides a written undertaking to repay such advances if it is ultimately determined that such indemnified party is not entitled to indemnification.

Directors’ and Officers’ Insurance

Mid Penn has further agreed, for a period of six years after the effective time of the merger, to maintain the directors’ and officers’ liability insurance policies of Riverview (provided, that Mid Penn may substitute policies of at least the same coverage and amounts containing terms and conditions which are substantially no less advantageous to the insured) with respect to claims arising from facts or events which occurred prior to the effective time of the merger. Mid Penn is not obligated to make aggregate premium payments for such six-year period in respect of such policy (or coverage replacing such policy), which exceed, for the portion related to Riverview’s directors and officers, 200% of annual premium payments paid on Riverview’s current policy in effect as of the date of the merger agreement. Mid Penn will use reasonable efforts to maintain the most advantageous insurance policies obtainable for such amount.

THE MERGER AGREEMENT

The following describes certain aspects of the merger, including material provisions of the merger agreement. The following description of the merger agreement is subject to, and qualified in its entirety by reference to, the merger agreement, which is attached to this joint proxy statement/prospectus as Annex A and is incorporated by reference in this joint proxy statement/prospectus. We urge you to read the merger agreement carefully and in its entirety, as it is the legal document governing this merger.

Terms of the Merger

Each of the Riverview board of directors and the Mid Penn board of directors has unanimously adopted the agreement and plan of merger, which provides for the merger of Riverview with and into Mid Penn. Mid Penn will be the surviving entity in the corporate merger. Each share of Mid Penn common stock issued and outstanding immediately prior to completion of the merger will remain issued and outstanding as one share of common stock of Mid Penn. Each share of Riverview common stock issued and outstanding at the effective time of the merger (with the exception of Company-Owned Stock, as defined below, and dissenting shares) will be converted into shares of Mid Penn common stock, as described below. See “—Consideration to Be Received in the Merger.” Company-Owned Stock means shares of Riverview stock held in treasury by Riverview or any of its subsidiaries or any shares of Riverview stock held by Mid Penn or any of its subsidiaries, other than in a fiduciary or agency capacity or as a result of debts previously contracted. Each share of Riverview common stock held as Company-Owned Stock immediately prior to the effective time of the merger will be canceled and retired and no consideration will be issued in exchange for Company-Owned Stock. Mid Penn does not own any shares of common stock of Riverview.

The Mid Penn articles of incorporation and bylaws will be the articles of incorporation and bylaws of the combined entity after completion of the merger. The merger agreement provides that Mid Penn, with the written consent of Riverview, may change the method of effecting the merger if and to the extent it deems such change to be necessary, appropriate, or desirable. No such change will alter the amount or kind of merger consideration to be provided under the merger agreement, adversely affect the tax treatment of the merger as a reorganization under Section 368(a) of the Internal Revenue Code, or materially impede or delay completion of the merger.

Closing and Effective Time of the Merger

The merger will become effective as set forth in the articles of merger to be filed with the Department of State of the Commonwealth of Pennsylvania. It currently is anticipated that the effective time of the merger will occur in the fourth quarter of 2021, but we cannot guarantee when or if the merger will be completed.

Consideration to Be Received in the Merger

As a result of the merger each Riverview shareholder will receive, with respect to each share of Riverview common stock held (excluding Company-Owned Stock and dissenting shares), 0.4833 shares of Mid Penn common stock.

The implied value of the merger consideration will fluctuate as the market price of Mid Penn common stock fluctuates before the completion of the merger. This price will not be known at the time of the Riverview special meeting and may be more or less than the current price of Mid Penn common stock or the price of Mid Penn common stock at the time of the Riverview special meeting or at the completion of the merger. The exchange ratio is fixed and not subject to adjustment, except in limited circumstances.

No fractional shares of Mid Penn common stock will be issued to any holder of Riverview common stock upon completion of the merger. For each fractional share that would otherwise be issued, Mid Penn will pay cash in an amount equal to the fraction multiplied by the closing price for a share of Mid Penn common stock as reported on Nasdaq for the fifth (5th) business day prior to the closing date. No interest will be paid or accrued on cash payable to holders in lieu of fractional shares.

Each option to purchase shares of Riverview common stock that is outstanding immediately prior to the effective time of the merger will be automatically converted into the right to receive cash equal to the product of (i) the total number of shares of Riverview common stock that were issuable upon exercise of the option and (ii) the closing sale price of Mid Penn common stock on the fifth (5th) business day prior to the closing date multiplied by 0.4833, less the per share exercise price of the Riverview option, without interest.

Conversion of Shares; Letter of Transmittal; Exchange of Certificates

The conversion of Riverview common stock into the right to receive the merger consideration will occur automatically at the effective time of the merger. As promptly as practicable after completion of the merger, but in any event within five (5) business days, the exchange agent will mail to each Riverview shareholder a letter of transmittal with instructions on how to exchange certificates representing shares of Riverview common stock for the merger consideration to be received in the merger pursuant to the terms of the merger agreement. You will be required to submit your certificates before you will receive your merger consideration.

If you own shares of Riverview common stock in “street name” through a broker, bank or other nominee, you should receive or seek instructions from the broker, bank or other nominee holding your shares concerning how to surrender your shares of Riverview common stock in exchange for the merger consideration.

If a certificate for Riverview common stock has been lost, stolen or destroyed, the exchange agent will issue the consideration properly payable under the merger agreement upon receipt of appropriate evidence as to that loss, theft or destruction, appropriate evidence as to the ownership of that certificate by the claimant, and appropriate and customary indemnification. Computershare will be the exchange agent in the merger and will perform such duties as explained in the merger agreement.

You are not required to take any additional actions if your shares of Riverview common stock are held in book-entry form. Promptly following the completion of the merger, shares of Riverview common stock held in book-entry form automatically will be exchanged for shares of Mid Penn common stock in book-entry form and cash to be paid in exchange for fractional shares, if any.

Dividends and Distributions

Until Riverview common stock certificates are surrendered for exchange, any dividends or other distributions declared after the effective time of the merger with respect to Mid Penn common stock into which shares of Riverview common stock may have been converted will accrue but will not be paid. Mid Penn will pay to former Riverview shareholders any unpaid dividends or other distributions, without interest, only after they have surrendered their Riverview stock certificates.

Pursuant to the merger agreement, Riverview and its subsidiaries may not declare or pay any dividend or distribution on its capital stock prior to January 31, 2022, at which time Riverview may pay quarterly cash dividends of no more than $0.05 per share.

Representations and Warranties

The merger agreement contains customary representations and warranties of Riverview and Mid Penn relating to their respective businesses. The representations must be true and correct in accordance with the materiality standards set forth in the merger agreement, as of the date of the merger agreement and at the effective date of the merger as though made at and as of such time (except that representations and warranties that by their terms speak as of the date of the merger agreement or some other date must be true and correct as of such date). The representations and warranties in the merger agreement do not survive the effective time of the merger. Each of Mid Penn and Riverview has made representations and warranties to the other regarding, among other things:

•	corporate matters, including due organization and qualification;

•	capitalization;

•	authority relative to execution and delivery of the merger agreement and the absence of breaches or violations of organizational documents or other obligations as a result of the merger;

•	required governmental filings and consents;

•	the timely filing of reports with governmental entities;

•	financial statements and the absence of undisclosed liabilities;

•	tax matters;

•	the absence of circumstances and events reasonably likely to have a material adverse effect on the business of Riverview and Mid Penn;

•	properties;

•	insurance coverage;

•	legal proceedings, and the absence of investigations by regulatory agencies;

•	compliance with applicable laws;

•	employee matters, including employee benefit plans;

•	environmental matters;

•	brokers, finders and financial advisors;

•	loan related matters;

•	related party transactions;

•	the vote required to approve the merger;

•	securities registration obligations;

•	intellectual property;

•	risk management instruments;

•	absence of fiduciary or trust accounts;

•	the preparation and filing of the reports filed by each party with the Securities and Exchange Commission; and

•	the receipt of the respective financial advisor’s fairness opinion.

Riverview has also made representations and warranties to Mid Penn regarding material contracts, real estate leases and other certain types of contracts, labor matters and anti-takeover laws.

The representations and warranties described above and included in the merger agreement were made by Mid Penn and Riverview to each other. These representations and warranties were made as of specific dates, may be subject to important qualifications and limitations agreed to by Mid Penn and Riverview in connection with negotiating the terms of the merger agreement (including by reference to information contained in disclosure schedules delivered by the parties under the merger agreement), and may have been included in the merger agreement for the purpose of allocating risk between Mid Penn and Riverview rather than to establish matters as facts. The merger agreement is described herein, and included as Annex A, only to provide you with information regarding its terms and conditions, and not to provide any other factual information regarding Riverview, Mid Penn or their respective businesses. Accordingly, the representations and warranties and other provisions of the merger agreement should not be read alone, but instead should be read only in conjunction with the information provided elsewhere in this joint proxy statement/prospectus and in the documents incorporated by reference into this joint proxy statement/prospectus. See “Incorporation of Certain Documents by Reference” on page 118.

Covenants and Agreements

Each of Riverview and Mid Penn has undertaken customary covenants that place restrictions on it and its subsidiaries until the effective time of the merger. In general, each of Mid Penn and Riverview has agreed to operate its respective business in the usual, regular and ordinary course of business, use commercially reasonable efforts to preserve intact its business organization and assets and maintain its rights and franchises, and voluntarily take no action that would be reasonably likely to materially and adversely affect the ability to obtain any regulatory approvals required for the merger or materially and adversely affect its ability to perform its covenants under the merger agreement.

In addition, Riverview has agreed that, with certain exceptions and except with Mid Penn’s prior written consent (which, with certain exceptions, is not to be unreasonably withheld), that Riverview will not, and will not permit any of its subsidiaries to, among other things, undertake the following extraordinary actions:

•

change or waive any provision of its articles of incorporation, charter or bylaws, except as required by law, or appoint any new directors to its board of directors, except to fill any vacancy in accordance with its bylaws or as required in certain contracts;

•

change the number of authorized or issued shares of its capital stock, issue any shares of capital stock, or issue or grant any right or agreement of any character relating to its authorized or issued capital stock or any securities convertible into shares of such stock, make any grant or award under any option or benefit plan, or split, combine or reclassify any shares of capital stock, or declare, set aside or pay any dividend or other distribution in respect of capital stock, or redeem or otherwise acquire any shares of capital stock;

•

enter into, amend in any material respect or terminate any material contract or agreement (including without limitation any settlement agreement with respect to litigation) except in the ordinary course of business or as required by law;

•	make application for the opening or closing of any, or open or close any, branch or automated banking facility;

•	except as set forth in the merger agreement, take specified actions relating to director and employee compensation, benefits, hiring and promotions;

•

except as otherwise expressly permitted under the merger agreement, enter into or, except as may be required by law, materially modify any pension, retirement, stock option, stock purchase, stock appreciation right, stock grant, savings, profit sharing, deferred compensation, supplemental retirement, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or employees; or make any contributions to any defined contribution plan not in the ordinary course of business consistent with past practice;

•

merge or consolidate it or any of its subsidiaries with any other corporation; sell or lease all or any substantial portion of its assets or businesses or that of any of its subsidiaries; make any acquisition of all or any substantial portion of the business or assets of any other party other than in connection with foreclosures, settlements in lieu of foreclosure, troubled loan or debt restructuring, or the collection of any loan or credit arrangement between it or any of its subsidiaries, and any other party; enter into a purchase and assumption transaction with respect to deposits and liabilities; voluntarily revoke or surrender of its certificate of authority to maintain, or file an application for the relocation of, any existing branch office, or file an application for a certificate of authority to establish a new branch office;

•

sell or otherwise dispose of its capital stock or that of any of its subsidiaries or sell or otherwise dispose of any of its assets or those of any of its subsidiaries other than in the ordinary course of business consistent with past practice; except for transactions with the Federal Home Loan Bank, subject any of its assets or those of any of its subsidiaries to a lien, pledge, security interest or other encumbrance (other than in connection with deposits, repurchase agreements, bankers acceptances, “treasury tax and loan” accounts established in the ordinary course of business and transactions in “federal funds” and the satisfaction of legal requirements in the exercise of trust powers) other than in the ordinary course of business consistent with past practice;

•

voluntarily take any action that would result in any of its representations and warranties becoming untrue in any material respect or any of the conditions set forth in the merger agreement not being satisfied, except in each case as may be required by applicable law or any regulatory authority;

•

change any method, practice or principle of accounting, except as may be required from time to time by US GAAP or any regulatory authority responsible for regulating it or its respective banking subsidiary or its independent accounting firm;

•

waive, release, grant or transfer any material rights of value or modify or change in any material respect any existing material agreement or indebtedness with an annual value of $1,000,000 or greater to which it or any of its subsidiaries is a party;

•

purchase any securities, including equity or debt securities, except in accordance with past practice pursuant to policies approved by the Riverview board of directors in effect prior to the date of the merger agreement;

•	issue or sell any equity or debt securities, except for the issuance of Riverview common stock upon the exercise of stock options existing prior to the date of the merger agreement;

•

Except as set forth in the merger agreement, make any new loan or other credit facility commitment (including without limitation, lines of credit and letters of credit), except in accordance with past practice pursuant to policies approved by its board of directors in effect prior to the date of the merger agreement;

•	enter into, renew, extend or modify any other transaction (other than a deposit transaction) with any affiliate;

•

enter into any futures contract, option, interest rate caps, interest rate floors, interest rate exchange agreement or other agreement or take any other action for purposes of hedging the exposure of its interest-earning assets and interest-bearing liabilities to changes in market rates of interest;

•

except for the execution of the merger agreement, and actions taken or that will be taken in accordance with the merger agreement and performance thereunder, take any action that would give rise to a right of payment to any individual under any employment agreement;

•	enter into any new line of business;

•

make any material change in policies in existence on June 30, 2021 with regard to (i) underwriting, the extension of credit, or the establishment of reserves with respect to the possible loss thereon or the charge-off of losses incurred thereon, (ii) investments, (iii) asset/liability management, (iv) deposit pricing or gathering, or (v) other material banking policies except as may be required by changes in applicable law or regulations or by a regulatory authority;

•

except for the execution of the merger agreement, and the transactions contemplated therein, take any action that would give rise to an acceleration of the right to payment to any individual under any of its employee plans;

•

except as set forth in the merger agreement, make any capital expenditures in excess of $25,000 individually or $100,000 in the aggregate, other than pursuant to binding commitments existing on June 30, 2021 and other than expenditures necessary to maintain existing assets in good repair;

•	purchase or otherwise acquire any assets or incur any liabilities other than in the ordinary course of business consistent with past practices and policies;

•

except as set forth in the merger agreement, undertake, renew, extend or enter into any lease, contract or other commitment for its account, other than in the normal course of providing credit to customers as part of its banking business, involving a payment by it or any affiliate of more than $25,000 annually, containing any financial commitment extending beyond 24 months from June 30, 2021 or involving any of its affiliates;

•

pay, discharge, settle or compromise any claim, action, litigation, arbitration or proceeding, other than in the ordinary course of business consistent with past practice that involves solely money damages in the amount not in excess of $25,000 individually or $50,000 in the aggregate, and that does not create negative precedent and provided that it may not charge-off through settlement, compromise or discharge more than $50,000 of the outstanding principal balance of any loan that is 90 or more days contractually past due without first discussing the decision with Mid Penn;

•

foreclose upon or take a deed or title to any commercial real estate without first conducting a Phase I environmental assessment of the property or foreclose upon any commercial real estate if such environmental assessment indicates the presence of certain environmental materials;

•	purchase or sell any mortgage loan servicing rights other than in the ordinary course of business;

•

issue any broadly distributed communication to employees relating to post-closing employment, benefit or compensation information without the prior consent of Mid Penn or issue any broadly distributed communication to customers regarding the merger without the prior approval of Mid Penn, except as required by law or for communications in the ordinary course of business consistent with past practice that do not relate to the merger; or

•	agree or commit to do any of the actions prohibited by the preceding points.

Riverview has further agreed that Riverview will, at the request of Mid Penn, terminate, amend or freeze any of its benefit plans.

Each of Mid Penn and Riverview has agreed to additional covenants which include, among other things, commitments to provide certain financial and regulatory information upon request and maintain insurance in reasonable amounts.

Mid Penn has further agreed that Mid Penn will:

•	appoint two current directors of Riverview to the Mid Penn board of directors and appoint three current directors of Riverview to the Mid Penn Bank board of directors;

•

for determining eligibility and vesting for certain Mid Penn employee benefit plans (and not for benefit accrual purposes), provide credit for meeting eligibility and vesting requirements in such plans for service as an employee of Riverview or any predecessor of Riverview;

•

pay severance benefits to any continuing employees of Riverview or Riverview Bank , who were employed as of June 30, 2021, whose employment is either terminated within 12 months following the closing of the merger or are not offered or retained in substantially comparable employment, with respect to job description, work location, responsibilities and pay, with Mid Penn or Mid Penn Bank, as applicable, other than for circumstances constituting cause and who are not party to an agreement that provides for specific severance payments, equal to two week’s salary for each year or service with Riverview or Riverview Bank, with a minimum payment of four (4) weeks and a maximum payment of 26 (twenty-six) weeks;

•	honor the terms of all Riverview employment and change in control agreements;

•

establish a retention bonus pool of $475,000 for employees of Riverview or Riverview Bank, based upon the joint recommendation of Riverview and Mid Penn (other than employees of Riverview who are subject to employment contracts or other contracts providing for severance or other payments upon termination of employment), to help retain the services of such employees until the date of termination of their employment;

•	reserve a sufficient number of shares of its common stock and maintain sufficient liquid accounts or borrowing capacity to fulfill its obligations in connection with the merger;

•	obtain approval for listing of the shares of its common stock on Nasdaq; and

•

refrain from amending its articles of incorporation or bylaws or similar governing documents of any of its subsidiaries in a manner that would materially and adversely affect the economic benefits of the merger to the holders of Riverview common stock or that would materially impede Mid Penn’s ability to consummate the merger.

The merger agreement also contains mutual covenants relating to the preparation of this joint proxy statement/prospectus, the regulatory applications, the holding of the special meetings of Mid Penn shareholders and Riverview shareholders, respectively, access to information of Riverview and public announcements with respect to the transactions contemplated by the merger agreement. Riverview and Mid Penn have also agreed to use commercially reasonable efforts to take all actions needed to obtain necessary governmental and third-party consents and to consummate the transactions contemplated by the merger agreement.

Riverview Bank Post-Closing Operation

Immediately, or as soon as reasonably practicable, after the consummation of the merger, in accordance with the bank plan of merger between Riverview Bank and Mid Penn Bank, Riverview Bank will merge with and into Mid Penn Bank, with Mid  Penn Bank surviving such merger.

Shareholder Meetings

Each of Mid Penn and Riverview has agreed to hold a meeting of its respective shareholders as promptly as practicable to obtain shareholder adoption of the merger agreement. Each of Mid Penn’s and Riverview’s boards of directors has unanimously agreed to recommend that its shareholders vote in favor of the merger agreement.

Agreement Not to Solicit Other Offers

Riverview has agreed that it, its officers, directors, employees, representatives, agents or affiliates will not, directly or indirectly:

•

initiate, solicit, induce or encourage, or take any action to facilitate the making of, any inquiry, offer or proposal that constitutes or could reasonably be expected to lead to an alternative acquisition proposal;

•	Respond to any inquiry relating to an alternative acquisition proposal;

•	recommend or endorse an alternative acquisition transaction;

•	participate in any discussions or negotiations regarding, or furnish or afford access to information or data to any person that may relate to an alternative acquisition proposal;

•	release anyone from, waive any provisions of, or fail to enforce any confidentiality agreement or standstill agreement to which Riverview is a party; or

•

enter into any agreement, agreement in principle or letter of intent with respect to any alternative acquisition proposal or approve or resolve to approve any alternative acquisition proposal or any agreement, agreement in principle or letter of intent relating to an alternative acquisition proposal.

Acquisition proposal means any inquiry, offer or proposal as to any of the following (other than the merger between Mid Penn and Riverview) involving Riverview:

•

any transaction or series of transactions involving any merger, consolidation, recapitalization, share exchange, liquidation, dissolution or similar transaction involving Riverview or any Riverview subsidiary;

•

any transaction pursuant to which any third party or group acquires or would acquire (whether through sale, lease or other disposition), directly or indirectly, any assets of Riverview representing, in the aggregate, twenty-five percent (25%) or more of the assets of Riverview or any Riverview Subsidiary on a consolidated basis;

•

any issuance, sale or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities (or options, rights or warrants to purchase or securities convertible into, such securities) representing twenty-five percent (25%) or more of the votes attached to the outstanding securities of Riverview or any Riverview subsidiary;

•

any tender offer or exchange offer that, if consummated, would result in any third party or group beneficially owning twenty-five percent (25%) or more of any class of equity securities of Riverview or any Riverview subsidiary; or

•	any transaction that is similar in form, substance or purpose to any of the foregoing transactions, or any combination of the foregoing.

Riverview may, however, participate in discussions with, and may furnish information to, a third party in connection with a bona fide unsolicited acquisition proposal if, and only if:

•	Riverview has received a bona fide unsolicited written acquisition proposal that did not result from a breach of the merger agreement;

•

Riverview’s board of directors determines in good faith, after consultation with its outside legal counsel and independent financial advisor, that the acquisition proposal is, or is reasonably likely to lead to, a superior proposal (as defined below);

•	Riverview has provided Mid Penn with at least two (2) business day’s prior notice of its determination that the acquisition proposal is, or is reasonably likely to lead to, a superior proposal; and

•

prior to furnishing or providing access to any information or data with respect to Riverview or otherwise relating to an acquisition proposal, Riverview receives from the third party making the proposal a confidentiality agreement on terms no less favorable to Mid Penn than the terms of the existing confidentiality agreement between Riverview and Mid Penn and provides a copy of the same to Mid Penn.

Riverview has also agreed to promptly provide to Mid Penn any non-public information about Riverview that it provides to the third party making the proposal, to the extent such information was not previously provided to Mid Penn.

The term “superior proposal,” as defined under the merger agreement, means any bona fide, written acquisition proposal made by a person other than Mid Penn, which the Riverview board of directors determines in its good faith judgment, after considering the advice of its outside legal counsel and financial advisor:

•

would, if consummated, result in the acquisition of greater than fifty percent (50%) of the issued and outstanding shares of Riverview common stock or all, or substantially all, of the assets of Riverview on a consolidated basis;

•

would result in a transaction that involves consideration to the holders of Riverview common stock that is more favorable, from a financial point of view, than the consideration to be paid to such holders by Mid Penn under the merger agreement, considering, among other things, the nature of the consideration being offered and any material regulatory approvals or other risks associated with the timing of the proposed transaction beyond or in addition to those specifically contemplated hereby, and which proposal is not conditioned upon obtaining additional financing and is, in light of the other terms of such proposal, more favorable to Riverview than the merger and the transactions contemplated by the merger agreement; and

•	is reasonably likely to be completed on the terms proposed, taking into account all legal, financial, regulatory and other aspects of the proposal.

In addition, Riverview has agreed that it will not:

•

withdraw, qualify or modify, or propose to withdraw, qualify or modify, in a manner adverse to Mid Penn, its recommendation to its shareholders to approve the merger agreement or make any statement, filing or release, in connection with the Riverview special meeting of shareholders or otherwise, inconsistent with its recommendation to its shareholders to approve the merger agreement (it being understood that taking a neutral position or no position with respect to an acquisition proposal other than the merger will be considered an adverse modification of its recommendation to its shareholders), except to the extent otherwise permitted and described below;

•	approve or recommend, or publicly propose to approve or recommend, any acquisition proposal other than with respect to the merger; or

•

enter into (or cause Riverview to enter into) any letter of intent or other agreement relating to an acquisition proposal other than with respect to the merger or requiring Riverview to fail to consummate the merger.

Up until the time of the Riverview shareholder meeting, however, Riverview may withdraw, qualify or modify in a manner adverse to Mid Penn its recommendation to Riverview shareholders to approve the merger agreement, or take any of the other actions listed above with respect to another acquisition proposal if but only if:

•

the Riverview board of directors has reasonably determined in good faith, after consultation with and having considered the advice of its outside legal counsel and financial advisor that the failure to take such actions would be inconsistent with the board’s fiduciary duties to Riverview’s shareholders under applicable law;

•	it has provided at least five business days’ notice to Mid Penn that a bona fide unsolicited proposal constitutes a superior proposal; and

•

after taking into account any adjusted, modified or amended terms as may have been committed to by Mid Penn in writing, the Riverview board of directors has again in good faith determined that the other acquisition proposal constitutes a superior proposal.

Expenses and Fees

In general, each of Mid Penn and Riverview will be responsible for all expenses incurred by it in connection with the negotiation and completion of the transactions contemplated by the merger agreement, except that Mid Penn and Riverview will split the costs of printing and mailing the joint proxy statement/prospectus for their respective special shareholder meetings.

Indemnification and Insurance

The merger agreement requires Mid Penn to indemnify Riverview’s and its subsidiaries’ current and former directors, officers and employees to the fullest extent as would have been permitted under Pennsylvania law and the Riverview articles of incorporation or the Riverview bylaws or similar governing documents. The merger agreement provides that in the event of any threatened or actual claim, action, suit, proceeding or investigation in which any person who is or has been a director, officer or employee of Riverview is made or is threatened to be made party based in whole or in part on, or arising in whole or in part out of the fact that he or she is or was a director, officer or employee of Riverview or any of its subsidiaries or predecessors and pertaining to any matter of fact arising, existing or occurring at or before the effective time of the merger (including the merger and the merger agreement), Mid Penn will defend against and respond thereto.

Mid Penn has agreed to indemnify and hold harmless each such indemnified party against any losses, claims, damages, liabilities, costs, expenses (including attorney’s fees), judgments, and amounts paid in settlement in connection with any such threatened or actual claim, action, suit proceeding or investigation. The merger agreement also requires that Mid Penn provide advancement of expenses to, all past and present officers, directors and employees of Riverview and its subsidiaries in their capacities as such against all such losses, claims, damages, costs, expenses, liabilities, judgments or amounts paid in settlement to the fullest extent permitted by applicable laws and Riverview’s articles of incorporation and bylaws.

The merger agreement provides that Mid Penn will maintain for a period of six years after completion of the merger Riverview’s current directors’ and officers’ liability insurance policies, or policies of at least the same coverage and amount and containing terms and conditions that are not less advantageous than the current policy, with respect to acts or omissions occurring prior to the effective time of the merger.

Conditions to Complete the Merger

Completion of the merger is subject to the fulfillment of certain conditions, none of which may be waived, including:

•	the adoption of the merger agreement by the Mid Penn and Riverview shareholders;

•

the effectiveness of the registration statement of which this joint proxy statement/prospectus is a part with respect to the Mid Penn common stock to be issued in the merger under the Securities Act and the absence of any stop order or proceedings initiated or threatened by the SEC for that purpose;

•	the receipt by each of Mid Penn and Riverview of a legal opinion with respect to certain United States federal income tax consequences of the merger;

•

the receipt and effectiveness of all required governmental and other approvals, authorizations and consents on terms and conditions that would not have a material adverse effect on Mid Penn or Riverview, and the expiration of all related waiting periods required to complete the merger;

•

the absence of any law, statute, regulation, judgment, decree, injunction or other order in effect by any court or other governmental entity that prohibits completion of the transactions contemplated by the merger agreement; and

•	the approval for listing on Nasdaq of the shares of Mid Penn common stock issuable in the merger.

Each of Mid Penn’s and Riverview’s obligation to complete the merger is also separately subject to the satisfaction or waiver of a number of conditions including:

•	the absence of a material adverse effect on the other party; and

•

the truthfulness and correctness of the representations and warranties of each other party in the merger agreement, subject generally to the materiality standard provided in the merger agreement, and the performance by each party in all material respects of their obligations under the merger agreement and the receipt by each party of certificates from the other party to that effect.

Riverview’s obligation to close is also subject to the condition that Mid Penn has delivered the merger consideration to the exchange agent and the exchange agent has provide Riverview with a certificate evidencing such delivery.

Mid Penn’s obligation to close is also subject to the condition that the holders of no more than ten percent (10%) of the outstanding shares of Riverview’s common stock have exercised dissenters’ rights.

We cannot provide assurance as to when or if all of the conditions to the merger can or will be satisfied or waived by the appropriate party. As of the date of this joint proxy statement/prospectus, we have no reason to believe that any of these conditions will not be satisfied.

Termination of the Merger Agreement

The merger agreement can be terminated at any time prior to completion by mutual consent or by either party in the following circumstances:

•

if there is a breach by the other party that would cause the failure of the closing conditions, unless the breach is capable of being, and is, cured within 30 days of notice of the breach and the terminating party is not itself in material breach;

•

if the merger has not been completed by March 31, 2022, unless the failure to complete the merger by that date was due to the terminating party’s material breach of a representation, warranty, covenant or other agreement under the merger agreement;

•	if any of the required regulatory approvals are denied (and the denial is final and non-appealable);

•

if any court of competent jurisdiction or governmental authority issues an order, decree, ruling or takes any other action restraining, enjoining or otherwise prohibiting the merger (and such order, decree, ruling or action is final and non-appealable); or

•	if the shareholders of either Mid Penn or Riverview fail to adopt the merger agreement at their respective special meetings.

In addition, Mid Penn’s board of directors may terminate the merger agreement if the Riverview board of directors receives a superior proposal and enters into a letter of intent, agreement in principle or an acquisition agreement with respect to such proposal, withdraws its recommendation of the merger agreement, fails to make such a recommendation or modifies or qualifies its recommendation, in a manner adverse to Mid Penn, or has otherwise made a determination to accept such proposal.

Further, Riverview’s board of directors may terminate the merger agreement if Riverview has received a superior proposal and has made a determination to accept such proposal.

Riverview may also terminate the merger agreement on or after the fifth (5th) business day (the “determination date”) immediately prior to the closing date of the merger if the quotient obtained by dividing (A) the average of the per share closing price of a share of Mid Penn common stock during the twenty (20) consecutive full trading days ending on the trading date prior to the determination date by (B) $27.95 is both (i) less than 0.80 and (ii) less (by more than twenty percent (20%)) than the quotient obtained by dividing (Y) the average of the NASDAQ Bank Index Value during the twenty (20) consecutive full trading days ending on the trading date prior to the determination date by (Z) $4,579.01. If Riverview chooses to exercise this termination right, Mid Penn has the option, within two (2) business days of receipt of notice from Riverview, to adjust the merger consideration and prevent termination under this provision.

Effect of Termination. If the merger agreement is terminated, it will become void, and there will be no liability on the part of Mid Penn or Riverview, except that both Mid Penn and Riverview will remain liable for any willful breach of the merger agreement and designated provisions of the merger agreement, including the payment of fees and expenses, the confidential treatment of information and publicity restrictions, will survive the termination.

Termination Fee

Riverview will pay Mid Penn a termination fee of $5,070,000 in the event that the merger agreement is terminated:

•

by Mid Penn because Riverview has received a superior alternative acquisition proposal, and Riverview (1) enters into a letter of intent, agreement in principle or an acquisition agreement with respect to the superior alternative acquisition proposal, (2) fails to make, withdraws, modifies or qualifies its recommendation of the merger agreement in a manner adverse to Mid Penn, or (3) delivers a written notice to Mid Penn of its determination to accept the superior alternative acquisition proposal; or

•

by Riverview, if Riverview receives an alternative acquisition proposal and has made a determination that the alternative acquisition proposal is a superior proposal and accepts such alternative acquisition proposal.

Riverview will also be required to pay Mid Penn the termination fee of $5,070,000 in the event that Riverview enters into a definitive agreement relating to, or consummates, an acquisition proposal within twelve (12) months following termination of the merger agreement:

•	by Mid Penn because of a willful breach of the merger agreement by Riverview; or

•

by either Mid Penn or Riverview, if the shareholders of Riverview failed to approve the merger and either Riverview breached the no-solicitation provisions of the merger agreement or a third party publicly proposed or announced an alternative acquisition proposal.

Amendment, Waiver and Extension of the Merger Agreement

Subject to applicable law, the parties may amend the merger agreement by written agreement between Riverview and Mid Penn executed in the same manner as the merger agreement.

At any time prior to the completion of the merger, each of the parties, by action taken or authorized by their respective board of directors, to the extent legally allowed, may:

•	extend the time for the performance of any of the obligations or other acts of the other party;

•	waive any inaccuracies in the representations and warranties of the other party; or

•	waive compliance by the other party with any of the other agreements or conditions contained in the merger agreement.

However, after any approval of the transactions contemplated by the agreement and plan of merger by the shareholders of Riverview and Mid Penn, there may not be, without further approval of such shareholders, any amendment which reduces the amount or value or changes the form of consideration to be delivered to Riverview shareholders.

ACCOUNTING TREATMENT

The accounting principles to this transaction as described in Financial Accounting Standards Board Accounting Standards Codification 805 (“ASC 805”) provide transactions that represent business combinations are to be accounted for under the acquisition method. The acquisition method requires all of the following steps: a) identifying the acquirer; b) determining the acquisition date, c) recognizing and measuring the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree; and d) recognizing and measuring goodwill or a gain from a bargain purchase.

The appropriate accounting treatment for this transaction is as a business combination under the acquisition method. On the acquisition date, as defined by ASC 805, Mid Penn will record at fair value the identifiable assets acquired and the liabilities assumed, any noncontrolling interest, and goodwill (or a gain from a bargain purchase). The results of operations for the combined company will be reported prospectively subsequent to the acquisition date.

Financial statements and reported results of operations of Mid Penn issued after completion of the merger will not be restated retroactively to reflect the historical financial position or results of operations of Riverview.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

The following discussion addresses the material United States federal income tax consequences of the merger to a Riverview shareholder who holds shares of Riverview common stock as a capital asset. This discussion is based upon the Internal Revenue Code, Treasury regulations promulgated under the Internal Revenue Code, judicial authorities, published positions of the Internal Revenue Service (the “IRS”) and other applicable authorities, all as in effect on the date of this discussion and all of which are subject to change (possibly with retroactive effect) and to differing interpretations. It is also based upon factual representations contained in certificates of officers of Mid Penn and Riverview. Future legislative, judicial, or administrative changes or interpretations which may or may not be retroactive, or the failure of any such facts or representations to be true, accurate and complete, may affect the statements and conclusions described in this discussion.

This discussion is not intended to be a complete description of all of the United States federal income tax consequences of the merger. Further, this discussion does not address all aspects of United States federal income taxation that may be relevant to Riverview shareholders in light of their particular circumstances and does not address aspects of United States federal income taxation that may be applicable to Riverview shareholders subject to special treatment under the Internal Revenue Code (including but not limited to banks, financial institutions, trusts, estates, persons who hold shares of Riverview common stock in an individual retirement account (IRA), 401(k) plans or similar tax-favored accounts, tax-exempt organizations, insurance companies, dealers or brokers in securities or foreign currencies, traders in securities that elect to use a mark-to-market method of accounting, persons holding Riverview common stock through a pass-through entity, Riverview shareholders who hold their shares of Riverview common stock as part of a hedge, straddle, conversion transaction or constructive sale transaction, Riverview shareholders who acquired their shares of Riverview common stock pursuant to the exercise of employee stock options or otherwise as compensation, persons that hold options or warrants to acquire Riverview common stock, persons whose functional currency for United States federal income tax purposes is not the United States dollar, persons who are United States expatriates and holders who are not United States persons, within the meaning of Section 7701(a)(30) of the Internal Revenue Code). In addition, the discussion does not address any aspect of state, local or foreign taxation. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax aspects set forth below.

No ruling has been or will be requested from the Internal Revenue Service regarding the tax consequences of the merger. Moreover, the opinions described in this discussion are not binding on the Internal Revenue Service, and these opinions would not prevent the Internal Revenue Service from challenging the United States federal income tax treatment of the merger. Because of the complexities of the tax laws in general, and the complexities of the tax consequences associated with the receipt of cash in the merger in particular, holders of Riverview common stock are encouraged to consult their tax advisors with respect to the particular United States federal, state, local and foreign tax consequences of the merger. This section is not intended to be tax advice to any shareholder.

Tax Opinions

The closing of the merger is conditioned, in part, upon the receipt by Mid Penn of the opinion of Pillar Aught LLC, and the receipt by Riverview of the opinion of Luse Gorman, PC, each dated as of the effective date of the merger, substantially to the effect that, on the basis of facts, representations and assumptions set forth or referred to in the opinion (including factual representations contained in certificates of officers of Mid Penn and Riverview) which are consistent with the state of facts existing as of the effective date of the merger, the merger will be treated for United States federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. The tax opinions to be delivered in connection with the merger represent each counsel’s best legal judgment; however, such opinions are not binding on the IRS or the courts, and neither Mid Penn nor Riverview intends to request a ruling from the IRS with respect to the United States federal income tax consequences of the merger. Consequently, no assurance can be given that the IRS will not assert, or that a court would not sustain, a position contrary to any of those set forth below. In addition, if any of the facts, representations or assumptions upon which such opinions are based is inconsistent with the actual facts, the United States federal income tax consequences of the merger could be adversely affected.

Assuming that the merger will be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, the discussion below sets forth the opinions of Pillar Aught LLC and Luse Gorman, PC, insofar as such discussion constitutes statements of United States federal income tax law or legal conclusions, as to the material United States federal income tax consequences of the merger to Riverview shareholders:

•

holders of Riverview common stock who receive Mid Penn common stock in the merger in exchange for all their shares of Riverview common stock will not recognize any gain or loss with respect to shares of Mid Penn common stock received (except with respect to cash received instead of a fractional share interest in Mid Penn common stock); and

•

holders of Riverview common stock who receive cash instead of a fractional share interest in Mid Penn common stock will recognize gain or loss equal to the difference between the cash received and the portion of the basis of the holders’ shares of Riverview common stock allocable to that fractional share interest.

Tax Basis and Holding Period

The aggregate tax basis of the Mid Penn common stock received by a Riverview shareholder in the merger (including fractional shares deemed received and redeemed as described below) will be the same in the aggregate as the tax basis of the shares of Riverview common stock surrendered by such shareholder for the Mid Penn common stock.

Each Riverview shareholder’s holding period in any shares of Mid Penn common stock received in the merger (including any fractional shares deemed received and redeemed as described below) will, in each instance, include the period during which the shares of Riverview common stock surrendered in exchange therefor were held, provided that those shares of Riverview common stock were held as capital assets on the effective date of the merger.

Cash Received in Lieu of a Fractional Share Interest

Cash received by a Riverview shareholder in lieu of a fractional share interest in Mid Penn common stock will be treated as though the fractional share had been received and then redeemed for cash, and in general gain or loss will be recognized, measured by the difference between the amount of cash received and the portion of the basis of the shares of Riverview common stock allocable to such fractional interest. Such gain or loss generally will be long-term capital gain or loss if the holding period for such shares of Riverview common stock was more than one year as of the effective date of the merger. If, however, the receipt of cash instead of a fractional share of Mid Penn common stock has the effect of the distribution of a dividend with respect to a shareholder, part or all of the cash received may be treated as a dividend.

Mid Penn and Riverview

Mid Penn and Riverview will each be a party to the reorganization within the meaning of Section 368(b) of the Internal Revenue Code. As a result, no gain or loss will be recognized by Mid Penn or Riverview as a result of the merger (except for amounts resulting from any required change in accounting methods and any deferred income, deferred gain or deferred loss to be taken into account under the relevant consolidated return regulations).

Backup Withholding

Backup withholding will generally apply to merger consideration that includes cash if the exchanging Riverview shareholder fails to properly certify that it is not subject to backup withholding, generally on Internal Revenue

Service Form W-9. Certain holders, including, among others, United States corporations, are not subject to backup withholding, but they may still need to furnish a Form W-9 or otherwise establish an exemption. Any amounts withheld from payments to a Riverview shareholder under the backup withholding rules are not additional taxes and will be allowed as a refund or credit against the shareholder’s United States federal income tax liability, provided that the required information is timely furnished to the Internal Revenue Service.

Tax matters are very complicated, and the tax consequences of the merger to each holder of Riverview common stock will depend on the facts of that shareholder’s particular situation. The discussion set forth above does not address all United States federal income tax consequences that may be relevant to a particular holder of Riverview common stock and may not be applicable to holders in special situations. Holders of Riverview common stock are urged to consult their own tax advisors regarding the specific tax consequences of the merger. Further, such discussion does not address tax consequences that may arise with respect to Mid Penn by reason of any actions taken or events occurring subsequent to the merger.

THE MID PENN SPECIAL MEETING

This joint proxy statement/prospectus is being furnished to Mid Penn shareholders by Mid Penn’s board of directors in connection with the solicitation of proxies from the Mid Penn shareholders for use at the special meeting of Mid Penn shareholders and any adjournments or postponements of the special meeting.

Date, Time and Place

The special meeting will be held virtually via live webcast at https://meetnow.global/MQZ7KWP on November 18, 2021 at 10:00 a.m., subject to any adjournments or postponements.

Matters to be Considered

At the special meeting, Mid Penn shareholders will be asked to consider and vote upon the following proposals:

1.	approval of the Mid Penn merger proposal; and

2.	approval of the Mid Penn adjournment proposal.

Shareholders Entitled to Vote

The close of business on September 30, 2021 has been fixed by Mid Penn’s board of directors as the record date for the determination of those holders of Mid Penn common stock who are entitled to notice of and to vote at the special meeting and any adjournment or postponement of the special meeting.

At the close of business on the record date there were 11,433,555 shares of Mid Penn common stock outstanding and entitled to vote.

Quorum and Required Vote

Each holder of record of shares of Mid Penn common stock as of the Mid Penn record date is entitled to cast one vote per share at the special meeting on each proposal. The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of Mid Penn common stock entitled to vote at the special meeting constitutes a quorum for the transaction of business at the special meeting. The affirmative vote at the Mid Penn special meeting, in person or by proxy, of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding shares of Mid Penn common stock is required to approve the Mid Penn merger proposal, and a majority of the votes cast is required to approve the Mid Penn adjournment proposal.

How Shares Will Be Voted at the Special Meeting

All shares of Mid Penn common stock represented by properly executed proxies received before or at the special meeting, and not properly revoked, will be voted as specified in the proxies. Properly executed proxies that do not contain voting instructions will be voted “FOR” the adoption of the merger agreement and “FOR” the adjournment or postponement of the special meeting, if necessary, to permit further solicitation of proxies.

If you hold shares of Mid Penn common stock in street name through a bank, broker or other nominee holder, the nominee holder may only vote your shares in accordance with your instructions. If you do not give specific instructions to your nominee holder as to how you want your shares voted, your nominee will indicate that it does not have authority to vote on the proposal, which will result in what is called a “broker non-vote.” Broker non-votes will not be deemed to have been voted on any of the proposals.

How to Vote Your Shares

Mid Penn shareholders of record may vote by one of the following methods:

Voting by Proxy. You may vote by completing and returning the enclosed proxy card. Your proxy will be voted in accordance with your instructions. If you do not specify a choice on one of the proposals described in this joint proxy statement, your proxy will be voted in favor of that proposal.

Voting by Internet. If you are a registered shareholder, you may vote electronically through the Internet by following the instructions included with your proxy card. If your shares are registered in the name of a broker or other nominee, you may be able to vote via the Internet. If so, the voting form your nominee sends you will provide Internet instructions.

Voting by Phone. Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call 1-800-652-8683 and then follow the instructions.

Voting Virtually at the Special Meeting. You may virtually attend the Mid Penn special meeting and vote. Information regarding how to virtually attend the special meeting is included above and in the proxy card. If your shares are registered in the name of a broker or other nominee and you wish to vote at the meeting, you will need to obtain a legal proxy from your bank or brokerage firm. Please consult the voting form sent to you by your bank or broker to determine how to obtain a legal proxy in order to vote at the special meeting. Should you have any questions on the procedure for voting your shares, please contact the Mid Penn Corporate Secretary at (717) 692-7105.

Mid Penn shareholders whose shares are held in “street name” by their broker, bank or other nominee must follow the instructions provided by their broker, bank or other nominee to vote their shares. Your broker, bank or other nominee may allow you to deliver your voting instructions via telephone or the Internet.

How to Change Your Vote

If you are a registered shareholder, you may revoke any proxy at any time before it is voted by (1) signing and returning a proxy card with a later date (if you submitted your proxy by Internet or by telephone, you can vote again by Internet or telephone), (2) delivering a written revocation letter to the Secretary of Mid Penn, or (3) virtually attending the special meeting, notifying the Corporate Secretary and voting at the special meeting. The Mid Penn Corporate Secretary’s mailing address is 349 Union Street, Millersburg, Pennsylvania 17061. If your shares are registered in the name of a broker or other nominee, you may revoke your proxy instructions by informing the holder of record in accordance with that entity’s procedures.

Solicitation of Proxies

Mid Penn has engaged Georgeson to act as the proxy solicitor and to assist in the solicitation of proxies for the Mid Penn special meeting of shareholders. Mid Penn has agreed to pay Georgeson approximately $8,000, plus reasonable out-of-pocket expenses, for such services and will also indemnify Georgeson against certain claims, costs, damages, liabilities, and expenses.

Mid Penn will bear the cost of soliciting proxies. In addition to solicitation of proxies by mail, Mid Penn will request that banks, brokers and other record holders send proxies and proxy material to the beneficial owners of Mid Penn common stock and secure their voting instructions. Mid Penn will reimburse the record holders for their reasonable expenses in taking those actions. If necessary, Mid Penn may use several of its regular employees, who will not be specially compensated, to solicit proxies from Mid Penn shareholders, either personally or by telephone, facsimile, letter or other electronic means.

Mid Penn and Riverview will share equally the expenses incurred in connection with the copying, printing and distribution of this joint proxy statement/prospectus for their special meetings.

Mid Penn Affiliate Letter Agreements

As of the record date, directors and executive officers of Mid Penn and their affiliates had the right to vote 1,620,890 shares of Mid Penn common stock, or 14.2% of the outstanding Mid Penn common stock entitled to be voted at the special meeting. Each of the directors and executive officers of Mid Penn has agreed to vote all shares of Mid Penn common stock owned by him or her, that he or she, directly or indirectly, controls the right to vote and dispose of, in favor of approval of the merger agreement and the transactions contemplated thereby.

Attending the Meeting

All holders of Mid Penn common stock, including shareholders of record and shareholders who hold their shares through banks, brokers, nominees or any other holder of record, are invited to virtually attend the special meeting.

Shareholders of record can vote virtually at the special meeting. If you are not a shareholder of record, you must obtain a proxy executed in your favor from the record holder of your shares, such as a broker, bank or other nominee, to be able to vote at the special meeting. If you plan to attend the special meeting, you must hold your shares in your own name or have a letter from the record holder of your shares confirming your ownership.

MID PENN SPECIAL MEETING—PROPOSAL NO. 1

MID PENN MERGER PROPOSAL

Mid Penn is asking its shareholders to approve and adopt the merger agreement. For a detailed discussion of the merger, including the terms and conditions of the merger agreement, see “The Merger,” beginning on page 41.

As discussed in detail in the sections entitled “The Merger—Mid Penn’s Reasons for the Merger,” and “The Merger—Recommendation of Mid Penn’s Board of Directors,” beginning on pages 60 and 62, respectively, after careful consideration, the Mid Penn board of directors determined that the terms of the merger agreement and the transactions contemplated by it are in the best interests of Mid Penn and the board unanimously approved the merger agreement.

Accordingly, the Mid Penn board of directors unanimously recommends that Mid Penn shareholders vote “FOR” the Mid Penn merger proposal.

MID PENN SPECIAL MEETING—PROPOSAL NO. 2

MID PENN ADJOURNMENT PROPOSAL

If, at the Mid Penn special meeting, the number of shares of Mid Penn common stock present virtually or by proxy is insufficient to constitute a quorum or the number of shares of Mid Penn common stock voting in favor is insufficient to adopt the merger agreement, Mid Penn management intends to adjourn the special meeting in order to provide the Mid Penn board of directors more time to solicit additional proxies. In that event, Mid Penn will ask its shareholders to vote only upon the adjournment proposal and not the proposal relating to adoption of the merger agreement.

In this proposal, Mid Penn is asking you to grant discretionary authority to the holder of any proxy solicited by the Mid Penn board of directors so that such holder can vote in favor of the proposal to adjourn the special meeting to solicit additional proxies. If the shareholders of Mid Penn approve the adjournment proposal, Mid Penn could adjourn the special meeting, and any adjourned session of the special meeting, and use the additional time to solicit additional proxies, including the solicitation of proxies from shareholders who have previously voted.

Generally, if the special meeting is adjourned, no notice of the adjourned meeting is required to be given to shareholders, other than an announcement at the special meeting of the place, date and time to which the meeting is adjourned.

The Mid Penn board of directors recommends a vote “FOR” the Mid Penn adjournment proposal.

INFORMATION ABOUT MID PENN BANCORP, INC.

Business

Mid Penn

Mid Penn is the financial holding company for Mid Penn Bank, a full-service Pennsylvania-chartered bank and trust company originally organized in 1868, and three (3) non-bank subsidiaries formed in 2020 to further expand our suite of products and services.

Mid Penn’s consolidated financial condition and results of operations consist almost entirely of that of Mid Penn Bank. At June 30, 2021, Mid Penn had total consolidated assets of approximately $3.462 billion with total deposits of approximately $2.782 billion and total shareholders’ equity of approximately $342 million.

Mid Penn’s legal headquarters is located at 349 Union Street, Millersburg, Pennsylvania 17061.

Mid Penn common stock is listed on the Nasdaq Global Select Market under the symbol “MPB.”

Mid Penn Bank

Mid Penn Bank was organized in 1868 under a predecessor name, Millersburg Bank, and became a state chartered bank in 1931, obtaining trust powers in 1935, at which time its name was changed to Millersburg Trust Company. In 1971, Millersburg Trust Company adopted the name “Mid Penn Bank”.

Mid Penn Bank presently has thirty-six retail banking locations located in Berks, Bucks, Chester, Cumberland, Dauphin, Fayette, Lancaster, Luzerne, Montgomery, Northumberland, Schuylkill and Westmoreland Counties, Pennsylvania.

The Bank engages in full-service commercial banking and trust business, making available to the community a wide range of financial services, including, but not limited to, mortgage and home equity loans, secured and unsecured commercial and consumer loans, lines of credit, construction financing, farm loans, community development and local government loans and various types of time and demand deposits. In addition, the Bank provides a full range of trust and retail investment services, as well as online banking, telephone banking, cash management services, automated teller services and safe deposit boxes.

Mid Penn Bank is subject to regulation and supervision by the FDIC and PDB.

For more information about Mid Penn and Mid Penn Bank, please see “Where You Can Find More Information” on page 117.

THE RIVERVIEW SPECIAL MEETING

This joint proxy statement/prospectus is being furnished to Riverview shareholders by Riverview’s board of directors in connection with the solicitation of proxies from Riverview shareholders for use at the special meeting of Riverview shareholders and any adjournments or postponements of the special meeting.

Date, Time and Place

The special meeting will be held virtually via the internet at www.virtualshareholdermeeting.com/RIVE2021SM on November 18, 2021 at 10:00 a.m., Eastern Time, subject to any adjournments or postponements.

Matters to be Considered

At the special meeting, Riverview shareholders will be asked to consider and vote upon the following proposals:

1.	approval of the Riverview merger proposal;

2.	approval of the Riverview compensation proposal; and

3.	approval of the Riverview adjournment proposal.

Shareholders Entitled to Vote

The close of business on September 30, 2021 has been fixed by Riverview’s board of directors as the record date for the determination of those holders of Riverview common stock who are entitled to notice of and to vote at the special meeting and any adjournment or postponement of the special meeting.

At the close of business on the record date there were 9,361,967 shares of Riverview common stock outstanding and entitled to vote.

Quorum and Required Vote

Each holder of record of shares of Riverview common stock as of the Riverview record date is entitled to cast one vote per share at the special meeting on each proposal. The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are enttled to cast constitutes a quorum for the transaction of business at the special meeting. Assuming a quorum is present, a majority of the votes cast by the shareholders present at the special meeting, in person or by proxy, are required to be voted “FOR” each of the proposals in order for them to be approved.

How Shares Will Be Voted at the Special Meeting

All shares of Riverview common stock represented by properly executed proxies received before or at the special meeting, and not properly revoked, will be voted as specified in the proxies. Properly executed proxies that do not contain voting instructions will be voted “FOR” the adoption of the merger agreement and “FOR” the adjournment or postponement of the special meeting, if necessary, to permit further solicitation of proxies.

If you hold shares of Riverview common stock in street name through a bank, broker or other nominee holder, the nominee holder may only vote your shares in accordance with your instructions. If you do not give specific instructions to your nominee holder as to how you want your shares voted, your nominee will indicate that it does not have authority to vote on the proposal, which will result in what is called a “broker non-vote.” Broker non-votes will not be counted for determining whether there is a quorum present at the special meeting and will not be deemed to have been voted on any of the proposals.

How to Vote Your Shares

Riverview shareholders, as of the record date, may vote by one of the following methods:

Voting by Mail. You may vote by completing and returning the enclosed proxy card. Your proxy will be voted in accordance with your instructions. If you do not specify a choice on one of the proposals described in this joint proxy statement/prospectus, your proxy will be voted in favor of that proposal.

Voting by Internet. If you are a registered shareholder, you may vote electronically through the Internet by following the instructions included with your proxy card. If your shares are registered in the name of a broker or other nominee, you may be able to vote via the Internet. If so, the voting form your nominee sends you will provide Internet instructions.

Voting by Phone. Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call 1-800-690-6903 and then follow the instructions.

Voting Virtually at the Special Meeting. You may virtually attend the Riverview special meeting and vote. Information regarding how to virtually attend the special meeting is included in the proxy card and as described in more detail below.

Attending the Virtual Meeting

If you are a record holder you will be able to attend the Riverview special meeting online, ask questions and vote during the meeting by visiting www.virtualshareholdermeeting.com/RIVE2021SM and following the instructions. Please have your 16-digit control number, which can be found on your proxy card previously received, to access the meeting. If you are a beneficial owner, you also will be able to attend the Riverview special meeting online, ask questions and vote during the meeting by visiting www.virtualshareholdermeeting.com/RIVE2021SM and following the instructions. Please have your 16-digit control number, which can be found on the voting instructions provided by your bank, broker, trustee or other nominee, to access the meeting. Please review this information prior to the Riverview special meeting to ensure you have access.

Riverview encourages its shareholders to visit the meeting website above in advance of the Riverview special meeting to familiarize themselves with the online access process. The virtual Riverview special meeting platform is fully supported across browsers and devices that are equipped with the most updated version of applicable software and plugins. Shareholders should verify their internet connection prior to the Riverview special meeting. If you have difficulty accessing the virtual Riverview special meeting during check-in or during the meeting, please contact technical support as indicated on the Riverview special meeting sign-in page. Shareholders will have substantially the same opportunities to participate in the virtual Riverview special meeting as they would have at a physical, in-person meeting. Shareholders as of the record date will be able to attend, vote, and submit questions during a portion of the meeting via the online platform.

Even if you plan to attend the Riverview special meeting virtually, Riverview recommends that you vote your shares in advance so that your vote will be counted if you later decide not to or become unable to attend the Riverview special meeting.

How to Vote Shares Owned through the Riverview 401(k) Plan

Each participant in the Riverview Financial Common Stock Fund of the Riverview Financial Corporation 401(k) Plan (or beneficiary of a deceased participant) is entitled to direct the plan trustee how to vote shares of Riverview common stock that are allocated to his or her account under the 401(k) Plan. All shares of Riverview stock allocated to accounts for which the plan trustee did not receive instructions from a participant will be voted by the plan trustee in the same proportion as the shares for which it has received instructions, subject to the trustee’s discretion and in accordance with applicable fiduciary duties under Employee Retirement Income Security Act of 1974, as amended.

How to Change Your Vote

If you are a registered shareholder, you may revoke any proxy at any time before it is voted by (1) signing and returning a proxy card with a later date (if you submitted your proxy by Internet or by telephone, you can vote again by Internet or telephone), (2) delivering a written revocation letter to the Corporate Secretary of Riverview, or (3) virtually attending the special meeting, notifying the Corporate Secretary and voting at the special meeting. The Riverview Corporate Secretary’s mailing address is 3901 North Front Street, Harrisburg, Pennsylvania 17110. If your shares are registered in the name of a broker or other nominee, you may revoke your proxy instructions by informing the holder of record in accordance with that entity’s procedures.

Solicitation of Proxies

Riverview will bear the cost of soliciting proxies for the Riverview special meeting. Riverview has engaged D.F. King & Co., Inc. to act as the proxy solicitor and to assist in the solicitation of proxies for the Riverview special meeting of shareholders. Riverview has agreed to pay D.F. King & Co., Inc. approximately $14,500, plus reasonable out-of-pocket expenses, for such services and will also indemnify D.F. King & Co., Inc. against certain claims, costs, damages, liabilities, and expenses.

In addition to solicitation of proxies by mail, Riverview will request that banks, brokers and other record holders send proxies and proxy material to the beneficial owners of Riverview common stock and secure their voting instructions. Riverview will reimburse the record holders for their reasonable expenses in taking those actions. If necessary, Riverview may use several of its regular employees, who will not be specially compensated, to solicit proxies from Riverview shareholders, either personally or by telephone, facsimile, letter or other electronic means.

Mid Penn and Riverview will share equally the expenses incurred in connection with the copying, printing and distribution of this joint proxy statement/prospectus for their special meetings.

Riverview Affiliate Letter Agreements

As of the record date, directors, executive officers and ten percent (10%) shareholders of Riverview and their affiliates had the right to vote 2,283,902 shares of Riverview common stock, or approximately 24.4% of the outstanding Riverview common stock entitled to be voted at the special meeting. Each of the directors, executive officers and ten percent (10%) shareholders of Riverview have agreed to vote all shares of Riverview common stock owned by him, her or it, that he, she or it, directly or indirectly, controls the right to vote and dispose of, in favor of adoption of the merger agreement and the transactions contemplated thereby.

RIVERVIEW SPECIAL MEETING—PROPOSAL NO. 1

RIVERVIEW MERGER PROPOSAL

Riverview is asking its shareholders to approve the Riverview merger proposal. For a detailed discussion of the merger, including the terms and conditions of the merger agreement, see “The Merger,” beginning on page 41.

As discussed in detail in the sections entitled “The Merger—Riverview’s Reasons for the Merger,” and “—Recommendation of Riverview’s Board of Directors,” beginning on pages 48 and 50, respectively, after careful consideration, the Riverview board of directors determined that the terms of the merger agreement and the transactions contemplated by it are in the best interests of Riverview’s shareholders and the board unanimously approved the merger agreement.

Accordingly, the Riverview board of directors unanimously recommends that Riverview shareholders vote “FOR” the Riverview merger proposal.

RIVERVIEW SPECIAL MEETING—PROPOSAL NO. 2

APPROVAL OF THE RIVERVIEW COMPENSATION PROPOSAL

Pursuant to Section 14A of the Exchange Act and Rule 14a-21(c) thereunder, Riverview is seeking a non-binding, advisory stockholder approval of the compensation of Riverview’s named executive officers that is based on or otherwise relates to the merger as disclosed in the section entitled “Interests of Riverview’s Directors and Executive Officers in the Merger—Merger-Related Executive Compensation for Riverview’s Named Executive Officers” beginning on page 79. The proposal gives Riverview stockholders the opportunity to express their views on the merger-related compensation of Riverview’s named executive officers.

Accordingly, at the special meeting, Riverview is asking its shareholders to approve, in a non-binding advisory vote, the compensation that may become payable to its named executive officers in connection with the merger through the adoption of the following resolution:

“RESOLVED, that the compensation that may become payable to its named executive officers in connection with the merger, as disclosed in the section entitled “Interests of Riverview’s Directors and Executive Officers in the Merger—Quantification of Potential Payments and Benefits to Riverview’s Named Executive Officers in Connection with the Merger” in the joint proxy statement/prospectus in accordance with Item 402(t) of Regulation S-K, including the associated narrative discussion, and the agreements or understandings pursuant to which such compensation may be paid or become payable, is hereby APPROVED.”

The advisory vote on the merger-related compensation proposal is a vote separate and apart from the votes on the Riverview merger proposal and the Riverview adjournment proposal. Accordingly, if you are a holder of Riverview common stock, you may vote to approve the Riverview merger proposal and/or the Riverview adjournment proposal and vote not to approve the Riverview compensation proposal. The approval of the Riverview compensation proposal by Riverview stockholders is not a condition to the completion of the merger. If the merger is completed, the merger-related compensation will be paid to Riverview’s named executive officers to the extent payable in accordance with the terms of the compensation agreements and arrangements even if Riverview stockholders fail to approve the Riverview merger proposal.

The Riverview board of directors unanimously recommends a vote “FOR” the Riverview compensation proposal.

RIVERVIEW SPECIAL MEETING—PROPOSAL NO. 3

RIVERVIEW ADJOURNMENT PROPOSAL

If, at the Riverview special meeting, the number of shares of Riverview common stock, present virtually or by proxy, is insufficient to constitute a quorum or the number of shares of Riverview common stock voting in favor is insufficient to adopt the merger agreement, Riverview management intends to adjourn the special meeting in order to enable the Riverview board of directors more time to solicit additional proxies. In that event, Riverview will ask its shareholders to vote only upon the adjournment proposal and not the proposal relating to adoption of the merger agreement.

In this proposal, Riverview is asking you to grant discretionary authority to the holder of any proxy solicited by the Riverview board of directors so that such holder can vote in favor of the proposal to adjourn the special meeting to solicit additional proxies. If the shareholders of Riverview approve the adjournment proposal,

Riverview could adjourn the special meeting, and any adjourned session of the special meeting, and use the additional time to solicit additional proxies, including the solicitation of proxies from shareholders who have previously voted.

Generally, if the special meeting is adjourned, no notice of the adjourned meeting is required to be given to shareholders, other than an announcement at the special meeting of the place, date and time to which the meeting is adjourned.

The Riverview board of directors recommends a vote “FOR” the Riverview adjournment proposal.

INFORMATION ABOUT RIVERVIEW FINANCIAL CORPORATION

Business

Riverview

Riverview is a bank holding company incorporated under the laws of Pennsylvania. Riverview is regulated by the Board of Governors of the Federal Reserve System. Riverview provides a full range of financial services through its wholly-owned bank subsidiary, Riverview Bank, which is its sole operating segment.

Riverview’s consolidated financial condition and results of operations consist almost entirely of that of Riverview Bank. At June 30, 2021, Riverview had total consolidated assets of $1.21 billion with total deposits of $1.04 billion and total shareholders’ equity of $104.4 million.

Riverview common stock is traded on the Nasdaq Global Select Market under the symbol “RIVE”.

The principal executive offices of Riverview are located at 3901 North Front Street, Harrisburg, Pennsylvania 17110 and its telephone number is (717) 692-2133.

Riverview Bank

Riverview Bank is a state-chartered bank and trust company that offers financial services through 27 community banking offices and three limited purpose offices in the Pennsylvania counties of Berks, Blair, Bucks, Centre, Clearfield, Cumberland, Dauphin, Huntingdon, Lebanon, Lehigh, Lycoming, Perry, Schuylkill and Somerset.

COMPARISON OF SHAREHOLDERS’ RIGHTS

The rights of Riverview shareholders are governed by Pennsylvania law, including the PBCL, and Riverview’s articles of incorporation and bylaws. The rights of Mid Penn shareholders are governed by Pennsylvania law, including the PBCL, and Mid Penn’s articles of incorporation and bylaws.

Upon consummation of the merger, Riverview shareholders will become Mid Penn shareholders. Consequently, after the merger, the rights of such shareholders will be governed by the articles of incorporation and bylaws of Mid Penn and Pennsylvania law.

A comparison of the rights of Riverview and Mid Penn shareholders follows. This summary is not intended to be a complete statement of all of such differences or a complete description of the specific provisions referred to therein, and is qualified in its entirety by reference to Pennsylvania law and the respective articles of incorporation and bylaws of Riverview and Mid Penn.

Authorized Capital

Mid Penn. Mid Penn is authorized to issue 20,000,000 shares of common stock, par value $1.00 per share, and 10,000,000 shares of preferred stock, par value of $1.00 per share.

Riverview. The authorized capital stock of Riverview consists of 20,000,000 shares of common stock, no par value per share, 3,000,000 shares of preferred stock, no par value per share, and 1,348,809 shares of nonvoting common stock, no par value per share. The holders of Riverview’s voting common stock possess exclusive voting rights in Riverview, and are entitled to one vote per share on all matters submitted to a vote of shareholders of Riverview. No preferred stock or nonvoting common stock is issued and outstanding.

Annual Meeting of Shareholders

Mid Penn. Mid Penn’s bylaws provide that an annual meeting will be held on such date, at such time, and at such place, as may be set by the board of directors.

Riverview. Riverview’s bylaws provide that an annual meeting will be held at the registered office of Riverview or at such other place as may be fixed from time to time by the board of directors, at such time as may be fixed from time to time by the board of directors.

Special Meeting of Shareholders

Mid Penn. Special meetings of the Mid Penn shareholders can be called by Mid Penn’s board of directors, the Chair of the Board, the President, a majority of the board of directors, or a majority of the members of the executive committee of the board of directors.

Riverview. Special meetings of the Riverview shareholders can be called only by (i) the Chief Executive Officer of Riverview; (ii) the Executive Committee of the board of directors; or (iii) the board of directors pursuant to a resolution adopted by the affirmative vote of a majority of the whole board of directors.

Cumulative Voting

Mid Penn. Mid Penn’s articles of incorporation prohibit cumulative voting in the election of directors.

Riverview. Riverview’s articles of incorporation does not provide for cumulative voting in the election of directors.

Shareholder Nomination of Directors

Mid Penn. Mid Penn’s bylaws provide that nominations for the election of directors may be made by the board of directors or by any shareholder entitled to vote for the election of directors. Nominations made by the shareholders entitled to vote for the election of directors will be made by notice in writing, delivered or mailed to the Corporate Secretary not less than the earlier of 120 days prior to the anniversary date of the initial proxy materials or of a notice of the meeting by Mid Penn in connection with the immediately preceding annual meeting of shareholders, or the deadline for submitting shareholder proposals for inclusion in a proxy statement and form of proxy as calculated under Rule 14a-8(e), promulgated by the Securities and Exchange Commission under the Exchange Act or any successor provision thereto.

Riverview. Riverview’s bylaws provide that nominations for the election of directors may be made by the board of directors or by any shareholder entitled to vote for the election of directors. Under Riverview’s bylaws, any shareholder who intends to nominate or cause to have nominated any candidate for election to Riverview’s board of directors (other than any candidate proposed by Riverview’s then existing board of directors) is required to notify the secretary of Riverview, in writing, not less than sixty (60) days prior to the date of any meeting of shareholders called for the election of directors. The notice must contain the following information, to the extent known by the notifying shareholder: (i) the name and address of each proposed nominee; (ii) the age of each proposed nominee; (iii) the principal occupation and address of the place of business of each proposed nominee; (iv) the number of shares of Riverview stock owned by each proposed nominee; (v) the total number of shares that, to the knowledge of the notifying shareholder, will be voted for each proposed nominee; (vi) the name and residence address of the notifying shareholder; and (vii) the number of shares of Riverview stock owned by the notifying shareholder.

Any nominations for a director not made in accordance with Riverview’s bylaws will be disregarded and any votes cast for each such nominee will be disregarded. In the event that the same person is nominated by more than one shareholder, if at least one nomination for such person complies with Riverview’s bylaws, the nomination will be honored and all votes cast for such nominee will be counted.

Number of Directors

Mid Penn. The number of Mid Penn directors will be not less than five, nor more than twenty-five as Mid Penn’s board of directors may determine from time-to-time.

Riverview. The number of directors of Riverview may not be more than twenty five (25) or less than seven (7), as fixed by resolution of the board of directors from time to time.

Director Qualifications

Mid Penn. Each Mid Penn director must be a Mid Penn shareholder and will own in his/her own right the number of shares (if any) required by law in order to qualify as such director. Mid Penn maintains a mandatory retirement policy. Upon reaching the age of 70, a Mid Penn director will hold office until the following annual meeting of shareholders at which time such director will retire from the Mid Penn board of directors. In extraordinary circumstances, the Mid Penn board of directors may grant a director, on a case-by-case basis, a waiver from this mandatory retirement policy.

Riverview. To qualify to serve as a director of Riverview, such person; (i) may not have attained the age of seventy (70) on or before the meeting at which director is to be elected; and (ii) must beneficially own no less than two thousand (2,000) shares of Riverview’s common stock (except for the initial directors of Riverview).

Classes of Directors and Election of Directors

Mid Penn. The Mid Penn board of directors is divided into three classes, with each class being elected annually for a three-year term.

Riverview. Directors are divided into three (3) classes (Class I, II and III) with each class as nearly equal in number as possible. The term of office of each class is three (3) years and the term of each class is staggered so that the term of office of one class of directors expires each year when their respective successors have been duly elected and qualified.

Filling Vacancies on the Board of Directors

Mid Penn. Mid Penn’s bylaws provide that vacancies in the board of directors, including vacancies resulting from an increase in the number of directors, may be filled by the remaining members of the board, even though less than a quorum. Each person so elected to fill a vacancy in the board of directors will become a member of the same class of directors in which the vacancy existed. Each director so elected will be a director until the class to which he/she was appointed stands for election and until his or her successor is elected and qualified.

Riverview. Vacancies on Riverview’s board of directors, including vacancies resulting from an increase in the number of directors, will be filled by a majority of the remaining members of the board of directors, or by a sole remaining director, though less than a quorum, and each person so appointed will be a director until the expiration of the term of office of the class of directors to which he was appointed.

Special Meetings of the Board of Directors

Mid Penn. Special meetings of Mid Penn’s board of directors may be held whenever called by the Chair of the Board, the President or at the request of three or more members of the board of directors. Notice of the time and place of every special meeting may be either verbal or in writing, and will be given to each member of the board of directors at least twenty-four hours before the time of such meeting excepting the organization meeting following the election of directors.

Riverview. Special meetings of the board of directors of Riverview may be called by the President or Chief Executive Officer on one (1) days’ notice to each director or upon the written request of three (3) directors.

Anti-Takeover Provisions and Other Shareholder Protections

Mid Penn. Under Mid Penn’s articles of incorporation, any merger, consolidation, liquidation or dissolution of Mid Penn or any action that would result in the sale or other disposition of all of substantially all of the assets of Mid Penn must be approved by the affirmative vote of the holders of at least 80% of the outstanding shares of common stock, or the holders of at least 66-2/3% of the outstanding shares of common stock provided that the transaction has received prior approval of at least 80% of all members of the board of directors. Additionally, the board of directors may oppose a tender or other offer for the corporation’s securities, whether the offer is in cash or in the securities of a corporation or otherwise. The board may, but is not legally obligated to, consider any relevant, germane or pertinent issue; by way of illustration, but not to be considered any limitation on the power of the board of directors to oppose a tender or other offer for Mid Penn’s securities. The board of directors may consider whether the offer price is acceptable based on the historical and present operating results or financial condition of the corporation; whether a more favorable price could be obtained for Mid Penn’s securities in the future; the social and economic effects of the offer on Mid Penn and any of its subsidiaries, employees, depositors, loan and other customers, creditors, and shareholders; the reputation and business practice of the offeror and its management and affiliates as they would affect the shareholders, employees, depositors and customers of Mid Penn and its subsidiaries and the future value of Mid Penn’s stock; the value of the securities which the offeror is offering in exchange for Mid Penn’s securities; the business and financial conditions and earnings prospects of the offeror, including, but not limited to, debt service and other existing or likely financial obligations of the offeror, and the possible effect of such conditions upon Mid Penn and any of its subsidiaries and the other elements of the communities in which Mid Penn and its subsidiaries are located; and any antitrust or other legal and regulatory issues that are raised by the offer.

Riverview. Under Riverview’s articles of incorporation, the affirmative vote of at least 70% of the outstanding shares of Riverview (or such greater vote as required by law) is required to approve any (a) merger or consolidation of Riverview with or into any other corporation, person or entity (collectively, a “Person”), pursuant to which the approval of the shareholders of Riverview would be required under the PBCL; (b) share exchange in which a Person acquires the issued and outstanding shares of capital stock of Riverview pursuant to a vote of shareholders; (c) sale, lease, exchange or other transfer of all, or substantially all, of the assets of Riverview to any other Person; or (d) transaction similar to, or having a similar effect as, any of the foregoing transactions. Such shareholder approval, however, is not required for any transaction that is approved in advance by 70% of the members of Riverview’s board of directors who have been in office for at least one year at a meeting duly called and held, in which case approval of any such transaction is required to be obtained in accordance with the applicable provisions of the PBCL (i.e., a majority of the votes cast).

Under the PBCL, certain anti-takeover provisions apply to Pennsylvania “registered corporations” (e.g., publicly traded companies). Only certain types of registered corporation are subject to provisions relating to (i) control share acquisitions, (ii) disgorgement of profits by certain controlling persons, (iii) business combination transactions with interested shareholders and (iv) the rights of shareholders to demand fair value for their stock following a control transaction. Riverview is a registered corporation, but is not of the type that is subject to the foregoing statutory provisions. It is, however, subject to provisions that allow it to restrict the calling of special meetings by shareholders, amend bylaws that are otherwise committed to shareholder action, permit shareholders to act by less than unanimous consent and vary the number of votes of directors.

Riverview Financial is not required to produce a shareholders list at any shareholder meeting pursuant to the registered corporation provisions.

Indemnification of Directors and Officers

Mid Penn. Under Mid Penn’s bylaws, to the fullest extent authorized or permitted by applicable law, Mid Penn will indemnify any director, officer, employee, or agent of Mid Penn who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, or is or was serving at the request of Mid Penn as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, amounts paid in settlement, judgments, and fines actually and reasonably incurred by those persons in connection with any action suit or proceeding. No indemnification will be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. The provision does not affect a director’s responsibility or liability under any criminal statute or liability for payment of taxes.

Riverview. Riverview may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of Riverview), by reason of the fact that he is or was a representative of Riverview, or is or was serving at the request of Riverview as a representative of another entity, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of Riverview and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent will not of itself create a presumption that the person did not act in good faith and in a manner that he reasonably believed to be in, or not opposed to, the best interests of Riverview and, with respect to any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful.

Riverview may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of Riverview to procure a judgment in its favor by reason of the fact that he is or was a representative of Riverview, or is or was serving at the request of Riverview as a representative of another entity, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of the action if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of Riverview. Indemnification will not be made as provided for in this paragraph in respect of any claim, issue or matter as to which the person has been adjudged to be liable to Riverview unless and only to the extent that the court determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses that the court deems proper.

Indemnification will not be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. Indemnification may be granted for any action taken or any failure to take any action and may be made whether or not Riverview would have the power to indemnify the person under any other provision of law except as provided in the bylaws and whether or not the indemnified liability arises or arose from any threatened, pending or completed action by or in the right of Riverview.

Voting Rights

Amendment of Articles of Incorporation.

Mid Penn. Mid Penn shareholders are not entitled by statute to propose amendments to the articles of incorporation. Mid Penn’s articles of incorporation may be amended as provided under Pennsylvania law, with the following exception: any amendment to Articles 7, 8, 9, 10, 11, and 12 require the affirmative vote of holders of at least 80 % of the outstanding shares of common stock, or the holders of 66-2/3% of the Mid Penn common stock, provided that such amendment has received the prior approval of at least 80% of all the members of the board of directors.

Riverview. Article 8 (composition of board of directors), Article 9 (no cumulative voting rights for the election of directors or otherwise), Article 10 (no preemptive rights), Article 11 (factors of consideration for best interest determination), Article 12 (approval of a merger, merger, share exchange or transfer of assets), Article 13 (exemption from monetary damages for directors in certain cases), Article 14 (action and meeting of shareholders), and Article 15 (amendment to the articles of incorporation) of Riverview’s articles of incorporation may not be amended except upon the approval of the affirmative vote of the holders of at least 70% of the outstanding shares entitled to vote at a meeting duly called and held, or such greater vote as required by law. Notwithstanding the foregoing, if at least 70% of the members of the board of directors of Riverview who have been in office for at least one year, at the time of proposal of the amendment (or, if Riverview has been in existence less than one year, since the inception of Riverview) approve the amendment at a duly called and held meeting of the board of directors, the amendment will be approved pursuant to the applicable provisions of the PBCL (i.e., a majority of the votes cast). Any amendment to Riverview’s articles of incorporation, other than an amendment to the specific articles noted above, may be approved pursuant to the applicable provisions of the PBCL.

Amendment of Bylaws.

Mid Penn. Mid Penn’s bylaws may be amended or repealed, in whole or in part, by the holders of 80% of the outstanding shares of Mid Penn common stock at any regular or special meeting duly convened after notice to the shareholders of that purpose, or by a majority vote of the members of the board of directors at any regular or special meeting.

Riverview. Riverview’s bylaws may be amended or repealed by the affirmative vote of at least 60% of the whole number of directors, subject to the power of the shareholders to alter or repeal the bylaws made or altered by the board of directors.

COMMON STOCK INFORMATION

Mid Penn common stock is listed on The Nasdaq Global Select Market under the symbol “MPB.” Riverview’s common stock is listed on The Nasdaq Global Select Market under the symbol “RIVE.”

As of the record date, there were 9,361,967 shares of Riverview common stock outstanding, which were held by approximately 1,027 holders of record. As of the record date, there were 11,433,555 shares of Mid Penn common stock outstanding, which were held by approximately 1,455 holders of record.

LEGAL MATTERS

The validity of the Mid Penn common stock to be issued in connection with the merger will be passed upon for Mid Penn by Pillar Aught LLC. Certain U.S. federal income tax consequences relating to the merger will also be passed upon for Mid Penn by Pillar Aught LLC and for Riverview by Luse Gorman, PC.

EXPERTS

The consolidated financial statements of Mid Penn as of December 31, 2019 and for the two years in the period ended December 31, 2019, incorporated by reference in this joint proxy statement/prospectus and in the related registration statement, have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, and upon the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Mid Penn as of December 31, 2020 and for the year then ended, and the effectiveness of internal control over financial reporting as of December 31, 2020, incorporated in this joint proxy statement/prospectus and in the related registration statement by reference from the Mid Penn Annual Report on Form 10-K for the year ended December 31, 2020, have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their reports thereon, and have been incorporated in reliance upon such reports and upon the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Riverview Financial Corporation as of December 31, 2020 and 2019, and for each of the years in the two-year period ended December 31, 2020 incorporated by reference in this joint proxy statement/prospectus and in the related registration statement have been so included in reliance upon the report of Crowe LLP, an independent registered public accounting firm, appearing elsewhere herein and in the related registration statement, given on the authority of said firm as experts in auditing and accounting.

OTHER MATTERS

As of the date of this document, neither the Mid Penn nor the Riverview board of directors knows of any matters that will be presented for consideration at their respective special meetings other than as described in this document. However, if any other matter properly comes before either the Mid Penn special meeting or the Riverview special meeting or any adjournment or postponement thereof and is voted upon, the proposed proxies will be deemed to confer authority to the individuals named as authorized therein to vote the shares represented by the proxy as to any matters that fall within the purposes set forth in the notices of special meetings.

DEADLINES FOR SUBMITTING MID PENN SHAREHOLDER PROPOSALS

Mid Penn held its 2021 annual meeting of shareholders on May 11, 2021. All deadlines have passed for the timely submission of shareholder proposals for the 2021 annual meeting.

If the merger is completed, Riverview shareholders will become shareholders of Mid Penn. Mid Penn currently intends to hold a regularly scheduled annual meeting of shareholders in 2022. Under Mid Penn’s bylaws, if you wish to nominate a director or bring other business before the 2022 annual meeting of shareholders, the following criteria must be met: (i) you must be a shareholder of record; (ii) you must have given timely notice in writing to the Secretary of Mid Penn; and (iii) your notice must contain specific information required in Section 10.1, with respect to nominations for director, or Section 2.6, with respect to all other proposals, of Mid Penn’s bylaws. To be timely, a shareholder’s notice to the Secretary of Mid Penn must be delivered to or mailed and received at Mid Penn’s principal executive offices no later than November 26, 2021. Nothing in this paragraph will be deemed to require Mid Penn to include in its proxy statement and proxy card for the 2022 annual meeting any shareholder proposal which does not meet the requirements of the SEC in effect at the time. Any such proposal will be subject to applicable rules and regulations promulgated by the SEC under the Exchange Act.

DEADLINES FOR SUBMITTING RIVERVIEW SHAREHOLDER PROPOSALS

Riverview held its 2021 annual meeting of shareholders on July 8, 2021. All deadlines have passed for the timely submission of shareholder proposals for the 2021 annual meeting.

Riverview does not anticipate holding a 2022 annual meeting of shareholders if the merger is completed before the third quarter of 2022. However, if the merger is not completed by the third quarter of 2022, or at all, Riverview may hold an annual meeting of its shareholders in 2022.

To be eligible under Rule 14a-8 under the Exchange Act and under the Riverview bylaws for inclusion in the proxy statement for Riverview’s 2022 annual meeting of shareholders, shareholder proposals for Riverview’s 2022 annual meeting must be addressed to the Secretary of the Corporation and received on or before December 31, 2021 at the principal executive offices of Riverview Financial Corporation at 3901 North Front Street, Harrisburg, PA 17110, or maungst@riverviewbankpa.com. The notice must be in the manner and form required by the Riverview bylaws and Rule 14a-8 under the Exchange Act.

If a shareholder wishes to present a proposal at the 2022 annual meeting but does not intend to have such proposal included in the corporation’s proxy statement, and such proposal is properly brought before the 2022 annual meeting, then in accordance with Rule 14a-4 under the Exchange Act, the shareholder’s notice must be received by May 7, 2022 (or if the date of the meeting is changed from the date of July 8, 2022 by more than 30 days, a reasonable time before Riverview sends its proxy materials). A copy of the Riverview bylaws may be obtained upon written request to the Corporate Secretary of Riverview.

WHERE YOU CAN FIND MORE INFORMATION

Mid Penn has filed with the SEC a registration statement on Form S-4 (including exhibits, schedules and amendments) under the Securities Act with respect to the securities offered pursuant to this prospectus. This prospectus, which constitutes a part of that registration statement, does not contain all the information included in the registration statement or the exhibits and schedules that are part of the registration statement. Some items included in the registration statement are omitted from the prospectus in accordance with the rules and regulations of the SEC. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed therewith. Statements contained in this joint proxy statement/prospectus relating to the contents of any contract, agreement or other document that is filed as an exhibit to the registration statement are not necessarily complete and are qualified in all respects by the complete text of the applicable contract, agreement or other document, a copy of which has been filed as an exhibit to the registration statement. Whenever this prospectus refers to any contract, agreement or other document, you should refer to the exhibits that are a part of the registration statement for a copy of the contract, agreement or document.

The SEC maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov. Those filings are also available free of charge to the public on, or accessible through, Mid Penn’s and Riverview’s corporate website under the Investor Relations section of the websites at https://www.midpennbank.com and https://www.riverviewbankpa.com. These websites and the information contained on, or that can be accessed through, the websites is not deemed to be incorporated by reference in, and is not considered part of, this prospectus.

Under the Exchange Act, Mid Penn and Riverview file annual, quarterly and current reports, as well as proxy statements and other periodic information with the SEC. These periodic reports, proxy statements and other information are available for inspection free of charge at the website of the SEC referred to above.

Neither Mid Penn nor Riverview has authorized anyone to give any information or make any representation about the merger or the Mid Penn or Riverview shareholder meetings that is different from, or in addition to, that contained in this joint proxy statement/prospectus or in any of the materials that are incorporated by reference into this joint proxy statement/prospectus. Therefore, if anyone gives you information of this sort, you should not rely on it. This joint proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this joint proxy statement/prospectus, or the solicitation of a proxy, in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer, solicitation of an offer or proxy solicitation in such jurisdiction. Neither the delivery of this joint proxy statement/prospectus nor any distribution of securities pursuant to this joint proxy statement/prospectus will, under any circumstances, create any implication that there has been no change in the information set forth or incorporated into this joint proxy statement/prospectus by reference or in our affairs since the date of this joint proxy statement/prospectus. The information contained in this joint proxy statement/prospectus with respect to Mid Penn was provided by Mid Penn, and the information contained in this joint proxy statement/prospectus with respect to Riverview was provided by Riverview. The information contained in this joint proxy statement/prospectus speaks only as of the date of this joint proxy statement/prospectus unless the information specifically indicates that another date applies.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Securities and Exchange Commission allows Mid Penn and Riverview to “incorporate by reference” information into this document, which means that we can disclose important information to you by referring you to other information that has been filed with the Securities and Exchange Commission. The information incorporated by reference is considered to be part of this document, except for any information superseded by information contained in subsequent incorporated filings or by information in this document.

This document incorporates by reference the Mid Penn and Riverview documents set forth below that Mid Penn and Riverview previously filed with the Securities and Exchange Commission. These documents contain important information about Mid Penn and Riverview. You should read this document together with the information incorporated by reference.

Documents filed by Mid Penn (SEC File No. 001-13677):

•	Mid Penn Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed on March 15, 2021;

•	Mid Penn Quarterly Report on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021, filed on May 7, 2021 and August 6, 2021, respectively;

•

Mid Penn Current Reports on Form 8-K filed on January 4, 2021, January 28, 2021, January 29, 2021, February 22, 2021, March  24, 2021, April 22, 2021, April  29, 2021, April 30, 2021, May  3, 2021, May 4, 2021, May  11, 2021, May 12, 2021, June 15, 2021, June 30, 2021, July  26, 2021, August 26, 2021, August  27, 2021, and August 30, 2021; and

•

The description of Mid Penn common stock set forth in Mid Penn’s registration statement on Form  8-A/A filed with the SEC on October 20, 2008 pursuant to the Exchange Act, including any amendment or reports filed under the Exchange Act for the purpose of updating such description.

Documents filed by Riverview (SEC File No. 001-38627):

•	Riverview Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed on March 11, 2021;

•	Riverview Quarterly Report on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021, filed on May 6, 2021 and July 29, 2021, respectively;

•

Riverview Current Reports on Form 8-K filed on January 15, 2021, January 29, 2021, February  2, 2021, April 22, 2021, May  24, 2021, July 2, 2021, July  8, 2021, July 12, 2021, July  21, 2021, and August 27, 2021; and

•

The description of Riverview common stock set forth in Riverview’s registration statement on Form 8-A filed with the SEC on August 9, 2018 pursuant to the Exchange Act, including any amendment or reports filed under the Exchange Act for the purpose of updating such description.

Mid Penn and Riverview are also incorporating by reference additional documents that they file with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this document and prior to the date of the special meeting of Mid Penn and Riverview shareholders. Any statement contained in a document that is incorporated by reference will be deemed to be modified or superseded for all purposes to the extent that a statement contained in this document (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to that previous statement.

Notwithstanding the foregoing, any document or portion of a document that is “furnished” to, but not “filed” with, the SEC is not incorporated by reference into this document.

These documents may be obtained as explained above; see “Where You Can Find More Information” at page 117, or you may request a free copy of any or all of these documents, including exhibits that are specifically incorporated by reference into these documents, by writing to or calling Mid Penn or Riverview at the following address or telephone number:

Mid Penn Bancorp, Inc.

349 Union Street

Millersburg, Pennsylvania 17061

Attention: Investor Relations

Telephone: (717) 692-7105

Riverview Financial Corporation

3901 North Front Street

Harrisburg, Pennsylvania 17110

Attention: Melinda Aungst, Corporate Secretary

Telephone: (717) 957-2196

Mid Penn shareholders requesting documents should do so by November 4, 2021 to receive them before their special meeting. Riverview shareholders requesting documents should do so by November 4, 2021 to receive them before their special meeting. Neither Mid Penn nor Riverview shareholders will be charged for any of these documents that they request. If you request any incorporated documents, Mid Penn or Riverview will mail them to you by first class mail, or another equally prompt means after it receives your request.

Neither Mid Penn nor Riverview has authorized anyone to give any information or make any representation about the merger or our companies that is different from, or in addition to, that contained in this joint proxy statement/prospectus or in any of the materials that have been incorporated in this joint proxy statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this joint proxy statement/prospectus or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this joint proxy statement/prospectus does not extend to you. The information contained in this joint proxy statement/prospectus speaks only as of the date of this joint proxy statement/prospectus unless the information specifically indicates that another date applies.

This joint proxy statement/prospectus contains a description of the representations and warranties that each of Mid Penn and Riverview made to the other in the merger agreement. Representations and warranties made by Mid Penn and Riverview are also set forth in contracts and other documents that are attached or filed as exhibits to this joint proxy statement/prospectus or are incorporated by reference into this joint proxy statement/prospectus. These representations and warranties were made as of specific dates, may be subject to important qualifications and limitations agreed to between the parties in connection with negotiating the terms of the agreement, and may have been included in the agreement for the purpose of allocating risk between the parties rather than to establish matters as facts. These materials are included or incorporated by reference only to provide you with information regarding the terms and conditions of the agreements, and not to provide any other factual information regarding Mid Penn or its business. Accordingly, the representations and warranties and other provisions of the merger agreement should not be read alone, but instead should be read only in conjunction with the other information provided elsewhere in this joint proxy statement/prospectus or incorporated by reference into this joint proxy statement/prospectus.

Annex A

AGREEMENT AND PLAN OF MERGER

BY AND BETWEEN

MID PENN BANCORP, INC.

AND

RIVERVIEW FINANCIAL CORPORATION

dated as of

June 30, 2021

(i)

(ii)

(iii)

(iv)

11.11. Interpretation	A-67

11.12. Specific Performance; Jurisdiction	A-67

11.13. Waiver of Trial by Jury	A-68

11.14. Delivery by Facsimile or Electronic Transmission	A-68

Exhibit A	Form of Riverview Affiliate Letter
Exhibit B	Form of Mid Penn Affiliate Letter
Exhibit C	Form of Bank Plan of Merger

(v)

This AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of June 30, 2021, is made by and between Mid Penn Bancorp, Inc., a Pennsylvania corporation (“Mid Penn”), and Riverview Financial Corporation, a Pennsylvania corporation (“Riverview”). Certain capitalized terms have the meanings given to them in Article I.

RECITALS

1. The Board of Directors of each of Mid Penn and Riverview (i) has determined that this Agreement and the business combination and related transactions contemplated hereby are in the best interests of their respective companies, shareholders and other constituencies and (ii) has approved and adopted this Agreement; and

2. In accordance with the terms of this Agreement, Riverview will merge with and into Mid Penn (the “Merger”), so that Mid Penn is the surviving corporation (hereinafter sometimes referred to in such capacity as the “Surviving Corporation”) in the Merger; and

3. Each of the directors and executive officers of Riverview and any Person owning ten percent (10%) or more of the outstanding shares of Riverview Common Stock has executed a letter agreement, in the form attached hereto as Exhibit A, dated as of the date hereof (the “Riverview Affiliate Letter”), pursuant to which each such director, executive officer or Person has agreed, among other things, to vote all shares of Riverview Common Stock owned by such Person in favor of the approval of this Agreement and the transactions contemplated hereby; and

4. At or prior to the execution and delivery of this Agreement, each of the directors and executive officers of Mid Penn has executed a letter agreement in the form attached hereto as Exhibit B, dated as of the date hereof (the “Mid Penn Affiliate Letter”), pursuant to which each such director or executive officer has agreed, among other things, to vote all shares of Mid Penn Common Stock owned by such Person in favor of the approval of this Agreement and the transactions contemplated hereby; and

5. The parties intend the Merger to qualify as a reorganization within the meaning of Section 368(a) of the Code, and this Agreement is intended to be and is adopted as a plan of reorganization for purposes of Sections 354 and 361 of the Code; and

6. The parties desire to make certain representations, warranties and agreements in connection with the business transactions described in this Agreement and to prescribe certain conditions thereto.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

1.1. Certain Definitions.

As used in this Agreement, the following capitalized terms have the following meanings (unless the context otherwise requires, references to Articles and Sections refer to Articles and Sections of this Agreement). Accounting terms used in this Agreement without definition shall have the meanings given to such terms in accordance with GAAP.

“Affiliate” means any Person who, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person and, without limiting the generality of the foregoing, includes any executive officer or director of such Person and any Affiliate of such executive officer or director.

“Agreement” means this agreement, together with the Exhibits, the Riverview Disclosure Schedule and the Mid Penn Disclosure Schedule, and any amendments hereto.

“Appointed Director” shall have the meaning set forth in Section 2.4(e).

“Average NASDAQ Bank Index Value” shall have the meaning set forth in Section 10.1(i).

“Bank Merger” shall mean the merger of Riverview Bank with and into Mid Penn Bank, with Mid Penn Bank as the surviving institution as contemplated by Section 2.7.

“Bank Plan of Merger” shall have the meaning set forth in Section 2.7.

“Bank Regulator” shall mean any federal or state banking regulator, including but not limited to the FRB, the FDIC and the PDB, that regulates Mid Penn Bank or Riverview Bank, or any of their respective holding companies or subsidiaries, as the case may be.

“BHCA” shall mean the Bank Holding Company Act of 1956, as amended.

“Book-Entry Shares” shall have the meaning set forth in Section 3.2(a)(i).

“Business Day” shall mean any day other than (a) a Saturday or Sunday, or (b) a day on which banking institutions in the Commonwealth of Pennsylvania are authorized or obligated by law or executive order to be closed.

“Certificates” or “Riverview Certificates” shall mean certificates evidencing shares of Riverview Common Stock. Any reference to “Certificates” or “Riverview Certificates” shall be deemed to include reference to book-entry account statements relating to the ownership of shares of Riverview Common Stock.

“Claim” shall have the meaning set forth in Section 7.10(a).

“Closing” shall have the meaning set forth in Section 2.2(a).

“Closing Date” shall have the meaning set forth in Section 2.2(a).

“COBRA” shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and the regulations promulgated thereunder.

“Code” shall mean the Internal Revenue Code of 1986, as amended and the regulations promulgated thereunder.

“Confidentiality Agreement” shall mean the confidentiality agreement referred to in Section 11.1 of this Agreement.

“CRA” shall have the meaning set forth in Section 4.11(a).

“Determination Date” shall have the meaning set forth in Section 10.1(i).

“Determination Date Average Closing Price” shall have the meaning set forth in Section 10.1(i).

“Dissenter Shares” shall have the meaning set forth in Section 3.1(c).

“Dodd-Frank” means the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as amended.

“Effective Time” shall have the meaning set forth in Section 2.2(a).

“Environmental Laws” means any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any applicable Governmental Entity relating to (i) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Materials of Environmental Concern. The term Environmental Laws includes without limitation (a) the Comprehensive Environmental Response, Compensation and Liability Act, as amended; the Resource Conservation and Recovery Act, as amended; the Clean Air Act, as amended; the Federal Water Pollution Control Act, as amended; the Toxic Substances Control Act, as amended; the Emergency Planning and Community Right to Know Act, the Safe Drinking Water Act; and all comparable state and local laws, and (b) any common law (including without limitation common law that may impose strict liability) that may impose liability or obligations for injuries or damages due to the presence of or exposure to any Materials of Environmental Concern.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

“ERISA Affiliate” shall have the meaning set forth in Section 4.12(c).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Exchange Agent” shall mean a bank or trust company or other agent designated by Mid Penn, and reasonably acceptable to Riverview, which shall act as agent for Mid Penn in connection with the exchange procedures for exchanging certificates for shares of Riverview Common Stock for certificates for shares of Mid Penn Common Stock as provided in Article III.

“Exchange Fund” shall have the meaning set forth in Section 3.2(a)(i).

“Exchange Ratio” shall have the meaning set forth in Section 3.1(c).

“FDIC” shall mean the Federal Deposit Insurance Corporation or any successor thereto.

“FHLB” shall mean the Federal Home Loan Bank of Pittsburgh.

“FRB” shall mean the Board of Governors of the Federal Reserve System and, where appropriate, the Federal Reserve Bank of Philadelphia.

“GAAP” shall mean the current accounting principles generally accepted in the United States of America, consistently applied with prior practice.

“Governmental Entity” shall mean any federal or state court, administrative agency or commission or other governmental authority or instrumentality.

“Indemnified Parties” shall have the meaning set forth in Section 7.10(a).

“Index Ratio” shall have the meaning set forth in Section 10.1(i).

“Initial NASDAQ Bank Index Value” shall have the meaning set forth in Section 10.1(i).

“IRS” shall mean the United States Internal Revenue Service, a bureau of the United States Department of Treasury.

“Janney” shall have the meaning set forth in Section 4.14.

“Knowledge” as used with respect to a Person (including references to such Person being aware of a particular matter) means those facts that are known or should have been known by the executive officers (as defined in Rule 3b-7 under the Exchange Act) of such Person, and includes any facts, matters or circumstances set forth in any written notice or other correspondence from any Bank Regulator or any other material written notice received by that Person. Use in this Agreement of “know,” “knows,” or “known” shall in each case mean having “Knowledge.”

“Letter of Transmittal” shall have the meaning set forth in Section 3.2(a)(ii).

“Liens” shall mean any lien, claim, charge, option, encumbrance, mortgage, pledge or security interest or other restriction of any kind.

“Material Adverse Effect” shall mean, with respect to Mid Penn or Riverview, respectively, any event, circumstance, change, occurrence or effect that (i) is material and adverse to the assets, liabilities, financial condition, results of operations, properties or business of Mid Penn and the Mid Penn Subsidiaries taken as a whole, or Riverview and the Riverview Subsidiaries taken as a whole, respectively, or (ii) does or would materially impair the ability of either Riverview, on the one hand, or Mid Penn, on the other hand, to perform its obligations under this Agreement or otherwise materially threaten or materially impede the consummation of the transactions contemplated by this Agreement; provided that “Material Adverse Effect” shall not be deemed to include the impact of the following on the assets, liabilities, business, properties, financial condition or results of operations of the parties and their respective subsidiaries: (a) changes in laws and regulations after the date hereof affecting banks or their holding companies generally, or interpretations thereof by courts or Governmental Entities that do not have a materially disproportionate impact on such party; (b) changes in GAAP or regulatory accounting principles generally applicable to financial institutions and their holding companies that do not have a materially disproportionate impact on such party; (c) actions and omissions of a party hereto (or any of the Riverview Subsidiaries or Mid Penn Subsidiaries, as applicable) taken with the prior written consent of the other party in furtherance of the transactions contemplated hereby; (d) the announcement of this Agreement and the transactions contemplated hereby and the impact thereof on relationships with customers, vendors or employees, and compliance with this Agreement, including reasonable expenses incurred by the parties hereto in consummating the transactions contemplated by this Agreement; (e) changes in national or international political or social conditions, including any outbreak or escalation of major hostilities or any act of terrorism, war (whether or not declared), national disaster or any national or international calamity affecting the United States, declarations of any national or global epidemic, pandemic or disease outbreak (including the Pandemic) or the material worsening of such conditions threatened or existing as of the date of this Agreement that do not have a materially disproportionate impact on such party; (f) economic, financial market or geographical conditions in general, including changes in economic and financial markets and regulatory or political conditions whether resulting from acts of terrorism, war or otherwise, that do not have a materially disproportionate adverse effect on such party; (g) changes in the trading price or trading volume of either party’s common stock; (h) any failure, in and of itself, by such party to meet any internal projections, forecasts or revenue or earnings predictions (it being understood that the facts giving rise or contributing to any such failure may be deemed to constitute, or be taken into account in determining whether there has been or would reasonably be expected to be, a Material Adverse Effect, unless such facts are otherwise included in an exception set forth herein); or (i) changes in the banking industry after the date hereof, including changes in prevailing interest rates, credit availability and liquidity, that do not have a materially disproportionate impact on such party.

“Materials of Environmental Concern” means pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products, and any other hazardous or toxic materials regulated under Environmental Laws.

“Maximum Amount” shall have the meaning set forth in Section 7.10(c).

“Merger” shall have the meaning set forth in the Recitals to this Agreement.

“Merger Consideration” shall have the meaning set forth in Section 3.1(c).

“Mid Penn” shall mean Mid Penn Bancorp, Inc., a Pennsylvania corporation, with its principal executive offices located at 349 Union Street, Millersburg, Pennsylvania 17061. References to Mid Penn shall mean Mid Penn on a consolidated basis unless the context clearly indicates otherwise.

“Mid Penn Affiliate Letters” shall have the meaning set forth in the Recitals.

“Mid Penn Bank” shall mean Mid Penn Bank, a Pennsylvania banking institution, with its principal offices located at 349 Union Street, Millersburg, Pennsylvania 17061, which is a wholly owned subsidiary of Mid Penn.

“Mid Penn Benefit Plan” shall have the meaning set forth in Section 5.12(a).

“Mid Penn Common Stock” shall mean the common stock, par value $1.00 per share, of Mid Penn.

“Mid Penn Disclosure Schedule” shall mean a written disclosure schedule delivered by Mid Penn to Riverview specifically referring to the appropriate sections of this Agreement.

“Mid Penn Excluded Benefit Plans” shall mean any Mid Penn defined benefit pension plan and those Mid Penn Benefit Plans identified on Mid Penn Disclosure Schedule 7.9(b).

“Mid Penn Financial Price Ratio” shall have the meaning set forth in Section 10.1(i).

“Mid Penn Financial Statements” shall mean (i) the audited consolidated financial statements of Mid Penn as of December 31, 2020, and for the two (2) years ended December 31, 2020 and December 31, 2019, including the notes thereto, and (ii) the unaudited interim consolidated financial statements of Mid Penn as of the end of each calendar quarter following December 31, 2020 and for the periods then ended, including the notes thereto.

“Mid Penn 401(k) Plan” shall have the meaning set forth in Section 7.9(h).

“Mid Penn Owned Shares” shall have the meaning set forth in Section 3.1(b).

“Mid Penn Recommendation” shall have the meaning set forth in Section 8.1(b).

“Mid Penn Regulatory Agreement” shall have the meaning set forth in Section 5.11(c).

“Mid Penn Regulatory Reports” means the Call Reports of Mid Penn Bank and accompanying schedules, as filed with the FDIC, for each calendar quarter beginning with the quarter ended December 31, 2020, through the Closing Date, and all reports filed with the PDB or FRB by Mid Penn or Mid Penn Bank from December 31, 2020 through the Closing Date.

“Mid Penn SEC Reports” shall have the meaning set forth in Section 5.17.

“Mid Penn Shareholders’ Meeting” shall have the meaning set forth in Section 8.1(b).

“Mid Penn Stock Plans” shall have the meaning set forth in Section 5.2(a).

“Mid Penn Subsidiary” means any corporation, partnership, limited liability company or other entity of which more than twenty percent (20%) of the outstanding capital stock or partnership, membership or other equity interests is owned, either directly or indirectly, by Mid Penn or Mid Penn Bank, except any corporation, partnership, limited liability company, or other entity the stock, partnership, membership, or other equity interests of which is held in the ordinary course of the lending activities of Mid Penn Bank.

“Mid Penn Termination Fee” shall have the meaning set forth in Section 10.2(c).

“Nasdaq” shall mean The NASDAQ Stock Market, LLC.

“Notice of Superior Proposal” shall have the meaning set forth in Section 6.8(e).

“OFAC” means the Office of Foreign Assets Control within the U.S. Department of the Treasury.

“Other Real Estate Owned” shall mean any real estate acquired through foreclosure or by a deed in lieu of foreclosure, or any real estate classified as Other Real Estate Owned or Real Estate Owned.

“Pandemic” shall mean any outbreaks, epidemics or pandemics relating to SARS-CoV-2 or COVID-19, or any evolutions, variants or mutations thereof, or any other viruses (including influenza), and the governmental and other responses thereto.

“Pandemic Measures” shall mean any quarantine, “shelter in place”, “stay at home”, workforce reduction, social distancing, shut down, closure, sequester or other laws, directives, guidelines or recommendations promulgated by any Governmental Entity, including the Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with or in response to the Pandemic.

“PBCL” shall mean the Pennsylvania Business Corporation Law of 1988, as amended.

“PDB” shall mean the Pennsylvania Department of Banking and Securities.

“PDS” shall mean the Pennsylvania Department of State.

“Person” shall mean any individual, corporation, partnership, limited liability company, joint venture, association, company, trust, “group” (as that term is defined under the Exchange Act), or any other legal entity.

“Proxy Statement-Prospectus” shall have the meaning set forth in Section 8.2(a).

“Registration Statement” shall mean the Registration Statement on Form S-4, or other applicable form, together with all amendments, filed with the SEC under the Securities Act for the purpose of registering shares of Mid Penn Common Stock to be offered to holders of Riverview Common Stock in connection with the Merger.

“Regulatory Approvals” means the approval of any Bank Regulator that is necessary in connection with the consummation of the Merger, and the related transactions contemplated by this Agreement.

“Rights” shall mean warrants, options, rights, convertible securities, stock appreciation rights and other arrangements or commitments which obligate a Person to issue or dispose of any of its capital stock or other ownership interests or which provide for compensation based on the equity appreciation of its capital stock.

“Riverview” shall mean Riverview Financial Corp., a Pennsylvania corporation, with its principal offices located at 3901 North Front Street, Harrisburg, Pennsylvania 17110. References to Riverview shall mean Riverview on a consolidated basis unless the context clearly indicates otherwise.

“Riverview Acquisition Proposal” shall have the meaning set forth in Section 6.8(a).

“Riverview Acquisition Transaction” shall have the meaning set forth in Section 6.8(a).

“Riverview Affiliate Letters” shall have the meaning set forth in the Recitals.

“Riverview Bank” shall mean Riverview Bank, a Pennsylvania banking institution, with its principal offices located at 3901 North Front Street, Harrisburg, Pennsylvania 17110, which is a wholly-owned subsidiary of Riverview.

“Riverview Benefit Plan” shall have the meaning set forth in Section 4.12(a).

“Riverview Common Stock” shall mean the common stock, no par value per share, of Riverview.

“Riverview Continuing Employee” shall have the meaning set forth in Section 7.9(e).

“Riverview Disclosure Schedule” shall mean a written disclosure schedule delivered by Riverview to Mid Penn specifically referring to the appropriate section of this Agreement.

“Riverview Financial Statements” shall mean (i) the audited consolidated financial statements of Riverview as of December 31, 2020, and for the two (2) years ended December 31, 2020 and December 31, 2019, including the notes thereto, and (ii) the unaudited interim consolidated financial statements of Riverview as of the end of each calendar quarter following December 31, 2020 and for the periods then ended, including the notes thereto.

“Riverview 401(k) Plan” shall meaning set forth in Section 7.9(h).

“Riverview Material Contracts” shall have the meaning set forth in Section 4.8(c).

“Riverview Options” shall have the meaning set forth in Section 3.1(e).

“Riverview Permitted Liens” shall have the meaning set forth in Section 4.9(a).

“Riverview Recommendation” shall have the meaning set forth in Section 8.1(a).

“Riverview Regulatory Agreement” shall have the meaning set forth in Section 4.11(c).

“Riverview Regulatory Reports” means the Call Reports of Riverview Bank and accompanying schedules, as filed with the FDIC, for each calendar quarter beginning with the quarter ended December 31, 2020, through the Closing Date, and all reports filed with the PDB or FRB by Riverview or Riverview Bank from December 31, 2020 through the Closing Date.

“Riverview Representative” shall have the meaning set forth in Section 6.8(a).

“Riverview Restricted Stock” shall have the meaning set forth in Section 3.1(e).

“Riverview SEC Reports” shall have the meaning set forth in Section 4.28.

“Riverview Shareholders’ Meeting” shall have the meaning set forth in Section 8.1(a).

“Riverview Subsequent Determination” shall have the meaning set forth in Section 6.8(e).

“Riverview Subsidiary” means any corporation, partnership, limited liability company or other entity of which more than twenty percent (20%) of the outstanding capital stock or partnership, membership or other equity interests is owned, either directly or indirectly, by Riverview or Riverview Bank, except any corporation, partnership, limited liability company, or other entity the stock, partnership, membership or other equity interests of which is held in the ordinary course of the lending activities of Riverview Bank.

“SEC” shall mean the Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Securities Laws” shall mean the Securities Act; the Exchange Act; the Investment Company Act of 1940, as amended; the Investment Advisers Act of 1940, as amended; the Trust Indenture Act of 1939, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Starting Price” shall have the meaning set forth in Section 10.1(i).

“Statement of Merger” shall mean the statement of merger to be executed by Mid Penn and Riverview and filed with the PDS in accordance with the laws of the Commonwealth of Pennsylvania.

“Superior Proposal” shall have the meaning set forth in Section 6.8(b).

“Tax” or “Taxes” shall mean all federal, state, local and foreign income, excise, gross receipts, gross income, ad valorem, profits, gains, property, capital, sales, transfer, use, value-added, stamp, documentation, payroll, employment, severance, withholding, duties, license, intangibles, franchise, backup withholding, environmental, occupation, alternative or add-on minimum taxes imposed by any Governmental Entity, and other taxes, charges, levies or like assessments, and including all penalties and additions to tax and interest thereon.

“Tax Return” means any return, declaration or other report (including elections, declarations, schedules, estimates and information returns) with respect to any Taxes.

“Taxing Authority” means any governmental or administrative agency, board, bureau, body, department or authority of any United States federal, state or local jurisdiction or any foreign jurisdiction having jurisdiction with respect to any Tax.

“Termination Date” shall mean March 31, 2022.

“Treasury Regulations” means the regulations issued by the IRS.

“Treasury Stock” shall have the meaning set forth in Section 3.1(b).

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

“Voting Debt” shall have the meaning set forth in Section 4.2(a).

Other terms used herein are defined in the Preamble, Recitals and elsewhere in this Agreement.

ARTICLE II

THE MERGER

2.1. Merger.

Subject to the terms and conditions of this Agreement, at the Effective Time: (a) Riverview shall merge with and into Mid Penn, with Mid Penn as the Surviving Corporation in accordance with PBCL; and (b) the separate existence of Riverview shall cease and all of the rights, privileges, powers, franchises, properties, assets, liabilities and obligations of Riverview shall be vested in and assumed by Mid Penn in accordance with the applicable laws of the Commonwealth of Pennsylvania. As part of the Merger, each share of Riverview Common Stock will be converted into the right to receive the Merger Consideration pursuant to the terms of Article III.

2.2. Effective Time; Closing.

(a) Closing. The closing (“Closing”) shall occur no later than the later of: (i) the close of business on the tenth (10th) calendar day following the satisfaction or (to the extent permitted by applicable law) waiver of the conditions set forth in Article IX (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or (to the extent permitted by applicable law) waiver of those conditions), except that Mid Penn may extend such date for up to an additional ten (10) calendar days by providing written notice to Riverview confirming that all such conditions have been satisfied (or waived) and stating the date on which Closing shall occur (subject to the satisfaction of those conditions that by their terms are to be satisfied at the Closing and absent a material breach of this Agreement by either party prior to such date), or (ii) such other date that may be mutually agreed to in writing by the parties. The Merger shall be effected by the filing of Statement of Merger with the PDS with a stated effective time of the day of the Closing (the “Closing Date”) in accordance with the PBCL. The “Effective Time” shall mean the time specified in the Statement of Merger for the effectiveness of the Merger or, if no such time is specified, the time of filing of the Statement of Merger.

(b) Time and Place of Closing. Subject to the provisions of Article IX and Section 2.2(c) hereof, the Closing of the transactions contemplated hereby shall take place at the offices of Mid Penn at 2407 Park Drive, Harrisburg, PA 17110, or by the electronic (PDF) facsimile or overnight courier, exchange of executed documents, at 10:00 a.m., or at such other place or time upon which Mid Penn and Riverview mutually agree.

(c) Deliveries at Closing. At or prior to Closing there shall be delivered to Mid Penn and Riverview by electronic delivery the opinions, certificates, and other documents and instruments required to be delivered pursuant to Article IX hereof. At or prior to the Closing, Mid Penn shall have delivered the Merger Consideration as set forth in Section 3.2 hereof.

2.3. Articles of Incorporation and Bylaws.

The articles of incorporation and bylaws of Mid Penn as in effect immediately prior to the Effective Time shall remain in effect and shall be the articles of incorporation and bylaws of the Surviving Corporation, until thereafter amended as provided therein and in accordance with applicable law. The articles of incorporation and the bylaws of Mid Penn Bank as in effect immediately prior to the effective time of the Bank Merger shall remain in effect, until thereafter amended as provided therein and in accordance with applicable law.

2.4. Directors and Officers.

(a) Subject to Section 2.4(e), the directors of Mid Penn immediately prior to the Effective Time shall be the directors of Mid Penn, as the Surviving Corporation, after the Effective Time, each to hold office in accordance with the articles of incorporation and the bylaws of Mid Penn, until their respective successors are duly elected or appointed (as the case may be) and qualified, or their earlier death, resignation or removal.

(b) The officers of Mid Penn immediately prior to the Effective Time shall be the officers of Mid Penn, as the Surviving Corporation, after the Effective Time, each to hold office in accordance with the articles of incorporation and the bylaws of Mid Penn, until their respective successors are duly appointed.

(c) Subject to Section 2.4(e), the directors of Mid Penn Bank immediately prior to the Effective Time shall be the directors of Mid Penn Bank after the Effective Time, each to hold office in accordance with the articles of incorporation and the bylaws of Mid Penn Bank, until their respective successors are duly elected or appointed (as the case may be) and qualified, or their earlier death, resignation or removal.

(d) The officers of Mid Penn Bank immediately prior to the Effective Time shall be the officers of Mid Penn Bank after the Effective Time, each to hold office in accordance with the articles of incorporation and the bylaws of Mid Penn Bank, until their respective successors are duly appointed.

(e) Effective as of the Effective Time, five (5) members of the Riverview Board of Directors as of the date hereof shall be appointed to the Boards of Directors of Mid Penn and Mid Penn Bank as follows: (i) Mid Penn shall appoint two (2) members of the Riverview Board of Directors as directors of Mid Penn; and (ii) Mid Penn shall cause Mid Penn Bank to appoint three (3) members of the Riverview Board of Directors who are not selected to serve as directors of Mid Penn pursuant to subparagraph (i) as directors of Mid Penn Bank. The individuals so appointed pursuant to this Section 2.4(e) shall be designated prior to the Effective Time by Riverview’s Board of Directors after consultation with Mid Penn and are collectively referred to as the “Appointed Directors.” If any such person does not become a director of Mid Penn or Mid Penn Bank because of death, disability or otherwise, Mid Penn agrees, after consultation with the members of Riverview’s Board of Directors, to cause a different member of the Board of Directors of Riverview as of the date hereof who is mutually agreeable to Mid Penn and Riverview to be elected or appointed to the Board of Directors of Mid Penn or Mid Penn Bank, as applicable, as the new director. Further, if within two (2) years post-Effective Time any person who becomes a director of Mid Penn pursuant to this Section 2.4(e) is required to resign from the Board as a result of obtaining mandatory retirement age, the vacancy created by such retirement shall be filled by one (1) of the persons appointed to the Mid Penn Bank Board pursuant to this Section 2.4(e). Nothing in this Section 2.4(e) shall require the election or appointment of any individual whose election or appointment is prohibited or advised against in writing by any Bank Regulator.

2.5. Effects of the Merger.

At and after the Effective Time, the Merger shall have the effects as set forth in the PBCL.

2.6. Tax Consequences.

It is intended that the Merger shall constitute a “reorganization” within the meaning of Section 368(a) of the Code and that this Agreement shall constitute a “plan of reorganization” for purposes of Sections 354 and 361 of the Code. From and after the date of this Agreement and until the Closing, each party hereto shall use commercially reasonable efforts to cause the Merger to qualify, and will not knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken which action or failure to act could prevent the Merger from qualifying as a reorganization under Section 368(a) of the Code. Following the Closing, neither Mid Penn nor any of their Affiliates shall knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken, which action or failure to act could cause the Merger to fail to qualify as a reorganization under Section 368(a) of the Code. Mid Penn and Riverview each hereby agrees to deliver certificates substantially in compliance with IRS published advance ruling guidelines (and including such additional covenants, statements and representations deemed necessary or appropriate by counsel for Mid Penn and Riverview, respectively), with customary exceptions and modifications thereto, at such time or times as may reasonably be requested by counsel, including at the time Mid Penn files such opinions with the SEC as part of the Registration Statement, at any time that Mid Penn exercises its right to change the method of effecting the business combination contemplated by this Agreement (as more fully described below) and at the Closing Date, to enable counsel to execute such legal opinions to be filed with the Registration Statement as required by the SEC or deliver the legal opinions contemplated by Section 9.1(e), which certificates shall be effective as of the date of such opinions. Mid Penn may at any time change the method of effecting the business combination contemplated by this Agreement if and to the extent that it deems such a change to be desirable;

provided, however, that such change shall be subject to the written consent of Riverview which shall not be unreasonably withheld, and no such change shall (i) alter or change the amount or kind of consideration to be issued to holders of Riverview Common Stock as Merger Consideration or the holders of Riverview Options, (ii) materially impede or delay consummation of the Merger (or such alternate form of business combination), jeopardize or delay receipt of any Regulatory Approvals or other consents and approvals relating to the consummation of the Merger or cause any condition to Closing set forth in Article IX not to be capable of being fulfilled, (iii) result in any adverse federal or state income tax or other adverse tax consequences to Riverview shareholders as a result of such modification or structure or (iv) require submission to or approval of Riverview’s shareholders after this Agreement has been approved by Riverview’s shareholders. In the event Mid Penn elects to make such a change, the parties agree to execute appropriate documents to reflect the change.

2.7. Bank Merger.

Mid Penn and Riverview shall cause Riverview Bank to merge (the “Bank Merger”) with and into Mid Penn Bank, with Mid Penn Bank surviving such merger, immediately, or as soon as reasonably practicable, after the Effective Time in accordance with the Bank Plan of Merger, which will be substantially in the Form of Exhibit C attached hereto (the “Bank Plan of Merger”).” In addition, immediately, or as soon as reasonably practicable, after the execution and delivery of this Agreement, Mid Penn will cause Mid Penn Bank, and Riverview will cause Riverview Bank, to execute and deliver the Bank Plan of Merger. Each of Mid Penn and Riverview shall approve the Bank Plan of Merger and the Bank Merger as the sole stockholder of Mid Penn Bank and Riverview Bank, respectively, to execute certificates or articles of merger and other documents and certificates as are necessary to make the Bank Merger effective immediately following the Effective Time. The Bank Merger shall become effective at such time and date as specified in the Bank Plan of Merger in accordance with applicable law, or at such other time as shall be provided by applicable law.

ARTICLE III

CONSIDERATION; EXCHANGE PROCEDURES

3.1. Merger Consideration; Effect on Shares.

At the Effective Time, by virtue of the Merger and without any action on the part of Mid Penn, Riverview or the holders of any of the shares of Riverview Common Stock, the Merger shall be effected in accordance with the following terms:

(a) Each share of Mid Penn Common Stock that is issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding following the Effective Time and shall be unchanged by the Merger.

(b) All shares of Riverview Common Stock held in the treasury of Riverview (“Treasury Stock”) and each share of Riverview Common Stock owned by Mid Penn immediately prior to the Effective Time (if any) (other than shares held in a fiduciary capacity or in connection with debts previously contracted) (“Mid Penn Owned Shares”) shall, at the Effective Time, cease to exist, and the certificates for such shares shall be canceled as promptly as practicable thereafter, and no payment or distribution shall be made in consideration therefor.

(c) Subject to the provisions of this Agreement, at the Effective Time, automatically by virtue of the Merger and without any action on the part of any Person, each share of Riverview Common Stock (excluding Treasury Stock, Mid Penn Owned Shares and shares of Riverview Common Stock that are owned by Riverview shareholders properly exercising their dissenters rights pursuant to Section 1572 of the PBCL (“Dissenter Shares”)) issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive 0.4833 shares of Mid Penn Common Stock (the “Exchange Ratio”). The shares of Mid Penn Common Stock to be issued to holders of Riverview Common Stock as set forth in this Article III is referred to as the “Merger Consideration.”

(d) After the Effective Time, shares of Riverview Common Stock shall be no longer outstanding and shall automatically be canceled and shall cease to exist, and shall represent thereafter by operation of this section only the right to receive the Merger Consideration as set forth in this Article III and, if applicable, any dividends or distributions with respect thereto or any dividends or distributions with a record date prior to the Effective Time that were declared or made by Riverview on such shares of Riverview Common Stock in accordance with this Agreement on or prior to the Effective Time. Any Dissenter Shares shall thereafter represent only the right to receive applicable payments as set forth in Section 3.3.

(e) At the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, each option granted by Riverview to purchase shares of Riverview Common Stock which is outstanding, unexpired and unexercised immediately prior thereto, whether or not previously vested and exercisable (“Riverview Options”), shall automatically and without any required action on the part of the holder thereof, be converted into the right to receive from Riverview immediately prior to the Effective Time an amount in cash equal to the product obtained by multiplying (x) the aggregate number of shares of Riverview Common Stock that were issuable upon exercise of such Riverview Option and (y) the closing sale price of Mid Penn Common Stock on the fifth (5th) business day prior to the Closing Date multiplied by the Exchange Ratio, less the per share exercise price of such Riverview Option, without interest. In the event any Riverview Option is subject to Section 409A of the Code, the payment of the amount of cash with respect thereto shall be delayed to the extent necessary to comply with Section 409A of the Code. Each share of Riverview Common Stock subject to vesting, repurchase or other lapse restriction that is either outstanding or subject to a restricted stock unit or other Right (other than Riverview Options) (“Riverview Restricted Stock”) that is outstanding immediately before the Effective Time shall vest in full and shall be canceled and converted automatically into the right to receive the Merger Consideration payable pursuant to this section and treating shares of Riverview Common Stock subject to such Riverview Restricted Stock in the same manner as all other shares of Riverview Common Stock for such purposes.

(f) In the event Mid Penn changes the number of shares of Mid Penn Common Stock issued and outstanding between the date hereof and the Effective Time as a result of a stock split, stock dividend, extraordinary dividend, recapitalization, reclassification, split up, combination, merger, issuer tender offer, exchange of shares, readjustment or similar capitalization change and the record date therefor shall be prior to the Effective Time, the Merger Consideration shall be proportionately adjusted to give Riverview and the holders of Riverview Common Stock the same economic effect as contemplated by this Agreement prior to such events. In addition, in the event Mid Penn enters into an agreement pursuant to which shares of Mid Penn Common Stock would be converted into shares or other securities or obligations of another corporation, proper provision shall be made in such agreement so that each holder of Riverview Common Stock entitled to receive shares of Mid Penn Common Stock in the Merger shall be entitled to receive such number of shares or other securities or amount or obligations of such other corporation as such shareholder would be entitled to receive if the Effective Time had occurred immediately prior to the happening of such event.

(g) Notwithstanding anything to the contrary contained herein, no certificates or scrip representing fractional shares of Mid Penn Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution with respect to Mid Penn Common Stock shall be payable on or with respect to any fractional share interest, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a shareholder of Mid Penn. In lieu of the issuance of any such fractional share, Mid Penn shall pay to each former holder of Riverview Common Stock who otherwise would be entitled to receive a fractional share of Mid Penn Common Stock, an amount in cash, rounded to the nearest cent and without interest, equal to the product of (i) the fraction of a share (after taking into account all shares of Riverview Common Stock held by such holder immediately prior to the Effective Time) of Mid Penn Common Stock to which such holder would otherwise have been entitled pursuant to this Section 3.1 and (ii) the closing sale price of Mid Penn Common Stock on the fifth (5th) business day prior to the Closing Date. For purposes of determining any fractional share interest, all shares of Riverview Common Stock owned by a Riverview shareholder shall be combined so as to calculate the maximum number of whole shares of Mid Penn Common Stock issuable to such Riverview shareholder. The parties acknowledge that the payment of such cash consideration in lieu of issuing fractional shares is not separately bargained-for consideration, but merely represents a mechanical rounding off for purposes of avoiding the expense and inconvenience that would otherwise be caused by the issuance of fractional shares.

3.2. Procedures for Exchange of Riverview Common Stock.

(a) Exchange Procedures.

(i) Five (5) days prior to the Effective Time, or as soon as practical prior to the Effective Time, Mid Penn shall (A) deposit, or shall cause to be deposited, with the Exchange Agent for the benefit of the holders of Riverview Common Stock, an amount of cash necessary to make payments of any dividends or distributions with a record date occurring on or after the Effective Time with respect to the Merger Consideration (without any interest on any such dividends or distributions) and cash for fractional shares pursuant to Section 3.1(h)) and (B) provide the Exchange Agent with the irrevocable authorization to issue such cash and sufficient shares of Mid Penn Common Stock in book entry form (“Book-Entry Shares”) (such cash and Book-Entry Shares, together with any dividends or distributions with respect thereto, being hereinafter referred to as the “Exchange Fund”).

(ii) As promptly as practicable after the Effective Time, but in any event within five (5) Business Days after the Effective Time, and provided that Riverview has delivered, or caused to be delivered, to the Exchange Agent all information that is necessary for the Exchange Agent to perform its obligations as specified herein, the Exchange Agent shall mail to each holder of a Certificate, transmittal materials (the “Letter of Transmittal”) for use in exchanging their Certificates for the Merger Consideration and cash for any fractional shares of Mid Penn Common Stock. The Letter of Transmittal will contain instructions with respect to the surrender of the Certificates and the receipt of the Merger Consideration in exchange therefor. Upon the shareholder’s delivery to the Exchange Agent of Certificates owned by such shareholder representing shares of Riverview Common Stock (or an indemnity affidavit reasonably satisfactory to Mid Penn and the Exchange Agent, if such certificates are lost, stolen or destroyed), and the duly completed Letter of Transmittal, the Exchange Agent shall cause the Book-Entry Shares into which such shares of Riverview Common Stock are converted at the Effective Time to be issued to such shareholder and/or any check in respect of cash to be paid in respect of any fractional share interests, dividends or distributions that such shareholder shall be entitled to receive. No interest will be paid on any such cash to be paid in lieu of fractional share interests or in respect of dividends or distributions that any such shareholder shall be entitled to receive pursuant to this Article III. Each Riverview Certificate so surrendered shall be cancelled.

(b) Rights of Certificate Holders after the Effective Time. The holder of a Certificate that prior to the Merger represented issued and outstanding Riverview Common Stock shall have no rights, after the Effective Time, with respect to such Riverview Common Stock except to surrender the Certificate in exchange for the Merger Consideration as provided in this Agreement. No dividends or other distributions declared after the Effective Time with respect to Mid Penn Common Stock shall be paid to the holder of any unsurrendered Certificate until the holder thereof shall surrender such Certificate in accordance with this Section 3.2. After the surrender of a Certificate in accordance with this Section 3.2, the record holder thereof shall be entitled to receive, without any interest thereon, any such dividends or other distributions with a record date after the Effective Time, which theretofore had become payable with respect to shares of Mid Penn Common Stock represented by such Certificate.

(c) Surrender by Persons Other than Record Holders. If the Person surrendering a Certificate and signing the accompanying Letter of Transmittal is not the record holder thereof, then it shall be a condition of the payment of the Merger Consideration that: (i) such Certificate is properly endorsed to such Person or is accompanied by appropriate stock powers, in either case signed exactly as the name of the record holder appears on such Certificate, and is otherwise in proper form for transfer, or is accompanied by appropriate evidence of the authority of the Person surrendering such Certificate and signing the Letter of Transmittal to do so on behalf of the record holder; and (ii) the Person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the payment to a Person other than the registered holder of the Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

(d) Closing of Transfer Books. From and after the Effective Time, there shall be no transfers on the stock transfer books of Riverview of the shares of Riverview Common Stock that were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, Riverview Certificates representing such shares are presented for transfer, they shall be cancelled and exchanged for the Merger Consideration as provided in this Article III.

(e) Withholding. The Exchange Agent will be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement or the transactions contemplated hereby to any holder of Riverview Common Stock such amounts as Mid Penn or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any applicable provision of U.S. federal, state, local or non-U.S. tax law. To the extent that such amounts are properly withheld by the Exchange Agent, such withheld amounts will be treated for all purposes of this Agreement as having been paid to the holder of the Riverview Common Stock in respect of whom such deduction and withholding were made by the Exchange Agent.

(f) Return of Exchange Fund. At any time following the twelve (12) month period after the Effective Time, Mid Penn shall be entitled to require the Exchange Agent to deliver to it any portions of the Exchange Fund that had been made available to the Exchange Agent and not disbursed to holders of Certificates (including, without limitation, all interest and other income received by the Exchange Agent in respect of all funds made available to it), and thereafter such holders shall be entitled to look to Mid Penn (subject to abandoned property, escheat and other similar laws) with respect to any Merger Consideration that may be payable upon due surrender of the Certificates held by them. Notwithstanding the foregoing, neither Mid Penn nor the Exchange Agent shall be liable to any holder of a Certificate for any Merger Consideration delivered in respect of such Certificate to a public official pursuant to applicable abandoned property, escheat or other similar law.

(g) Lost, Stolen or Destroyed Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if reasonably required by Mid Penn, the posting by such person of a bond in such amount as Mid Penn may reasonably direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof.

(h) Reservation of Shares. Mid Penn shall reserve for issuance a sufficient number of shares of Mid Penn Common Stock for the purpose of issuing shares of Mid Penn Common Stock to the Riverview shareholders in accordance with this Article III.

3.3. Dissenting Shareholders.

Each outstanding share of Riverview Common Stock, the holder of which has perfected such holder’s appraisal rights in accordance with and as contemplated by Sections 1571 through 1580 of the PBCL and has not effectively withdrawn or lost such right as of the Effective Time shall be entitled to receive from Mid Penn, in lieu of the Merger Consideration, the value of such shares as to which dissenters’ rights have been perfected in cash as determined pursuant to such provision of law; provided, that no such payment shall be made to any dissenting shareholder unless and until such dissenting shareholder has complied with all applicable provisions of such law, and surrendered to Mid Penn the Certificate or Certificates representing the shares for which payment is being made. In the event that after the Effective Time a dissenting shareholder of Riverview fails to perfect, or effectively withdraws or loses, such holder’s right to appraisal of and payment for such holder’s Dissenter Shares, Mid Penn shall issue and deliver the consideration to which such holder of shares of Riverview Common Stock is entitled under this Article III upon surrender by such holder of the Certificate or Certificates representing such shares of Riverview Common Stock held by such holder.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF RIVERVIEW

Riverview represents and warrants to Mid Penn that the statements contained in this Article IV are correct and complete as of the date of this Agreement, except (i) as set forth in the Riverview Disclosure Schedules delivered by Riverview to Mid Penn on the date hereof or (ii) disclosed in any report, schedule, form or other document filed with the SEC by Riverview prior to the date hereof and on or after the date on which Riverview filed with the SEC its Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (but excluding any risk factor disclosures contained under the heading “Risk Factors,” any disclosure of risks included in any “forward-looking statements” disclaimer or any other statements that are similarly non-specific or predictive or forward-looking in nature) unless such information is specifically requested herein to be included in the Riverview Disclosure Schedules. Information and documents commonly known as “confidential supervisory information” that is prohibited from disclosure shall not be disclosed by Riverview and nothing in this Agreement shall require such disclosure. Riverview has made a good faith effort to ensure that the disclosure on each schedule of the Riverview Disclosure Schedule corresponds to the section referenced herein. However, for purposes of the Riverview Disclosure Schedule, any item disclosed on any schedule therein is deemed to be fully disclosed with respect to all schedules under which such item may be relevant. References to the Knowledge of Riverview shall include the Knowledge of Riverview Bank.

4.1. Organization.

(a) Riverview is a corporation duly organized and subsisting under the laws of the Commonwealth of Pennsylvania, and is duly registered as a bank holding company under the BHCA. Riverview has the requisite corporate power and authority to carry on its business as now conducted and is duly licensed or qualified to do business in the Commonwealth of Pennsylvania and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such license or qualification, except where the failure to be so licensed or qualified would not, individually or in the aggregate, have a Material Adverse Effect.

(b) Riverview Bank is a Pennsylvania-chartered bank duly organized and validly subsisting under the laws of the Commonwealth of Pennsylvania and is regulated by the PDB and the FDIC. Riverview Bank has the requisite corporate power and authority to carry on its business as now conducted and is duly licensed or qualified to do business in the Commonwealth of Pennsylvania and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such license or qualification, except where the failure to be so licensed or qualified would not, individually or in the aggregate, have a Material Adverse Effect. The deposits of Riverview Bank are insured by the FDIC to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid by Riverview Bank when due. Riverview Bank is a member in good standing of the FHLB and owns the requisite amount of stock therein.

(c) Riverview Disclosure Schedule 4.1(c) sets forth each Riverview Subsidiary, the state of organization of each Riverview Subsidiary and the percentage of the outstanding equity securities, membership or other interests of such Riverview Subsidiary owned by Riverview or Riverview Bank. Each Riverview Subsidiary is a corporation, limited liability company or other entity duly organized, validly subsisting and in good standing under the laws of its jurisdiction of incorporation or organization. Each Riverview Subsidiary has the requisite corporate power and authority to carry on its business as now conducted and is duly licensed or qualified to do business in the Commonwealth of Pennsylvania and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such license or qualification, except where the failure to be so licensed or qualified would not, individually or in the aggregate, have a Material Adverse Effect.

(d) The respective minute books of Riverview, Riverview Bank and each Riverview Subsidiary accurately records, in all material respects, all material corporate actions of their respective shareholders and boards of directors (including all committees thereof).

(e) Prior to the date of this Agreement, Riverview has made available to Mid Penn true and correct copies of the articles of incorporation and bylaws of Riverview and similar governing documents of Riverview Bank and each other Riverview Subsidiary, each as in effect on the date hereof.

4.2. Capitalization.

(a) The authorized capital stock of Riverview consists of 20,000,000 shares of Riverview Common Stock, no par value per share and 3,000,000 shares of preferred stock, no par value per share. As of the date of this Agreement, there are (i) 9,361,967 shares of Riverview Common Stock issued and outstanding, (ii) no shares of Riverview Preferred Stock issued and outstanding, (iii) zero shares of Riverview Common Stock held by Riverview as Treasury Stock and (iv) 1,169,584 shares of Riverview Common Stock reserved for issuance upon exercise of outstanding stock options or otherwise. All of the issued and outstanding shares of Riverview Common Stock have been duly authorized and validly issued, are fully paid, nonassessable and free of preemptive rights. Except as set forth on Riverview Disclosure Schedule 4.2(a), as of the date of this Agreement, no bonds, debentures, notes or other indebtedness having the right to vote on any matters on which shareholders may vote (“Voting Debt”) of Riverview, nor any trust preferred or subordinated debt securities of Riverview, are issued or outstanding. Except as set forth on Riverview Disclosure Schedule 4.2(a), there are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements of any character relating to the issued or unissued capital stock or other securities of Riverview, or otherwise obligating Riverview to issue, transfer, sell, purchase, redeem, or otherwise acquire, to register under the Securities Act and the rules and regulations of the SEC thereunder, or to pay a dividend on any such securities. Except for the Riverview Affiliate Letters, to Riverview’s Knowledge, there are no voting trusts, shareholder agreements, proxies or other agreements in effect with respect to the voting or transfer of the Riverview Common Stock or other equity interests of Riverview.

(b) Riverview owns all of the capital stock of Riverview Bank, free and clear of any Lien. Except for the Riverview Subsidiaries, Riverview does not possess, directly or indirectly, any material equity interest in any corporate entity, except for equity interests held in the investment portfolios of Riverview Subsidiaries, equity interests held by Riverview Subsidiaries in a fiduciary capacity, and equity interests held in connection with the lending or borrowing activities of Riverview Subsidiaries, including stock in the FHLB, Atlantic Community Bankers Bank and Pacific Coast Bankers Bank. Either Riverview or Riverview Bank owns all of the outstanding shares of capital stock or equity interests of each Riverview Subsidiary free and clear of all Liens.

(c) To Riverview’s Knowledge, except as set forth on Riverview Disclosure Schedule 4.2(c), as of the date of this Agreement no Person or “group” (as that term is used in Section 13(d)(3) of the Exchange Act) is the beneficial owner (as defined in Section 13(d) of the Exchange Act) of five percent (5%) or more of the outstanding shares of Riverview Common Stock.

(d) All contractual or other rights or obligations (including preemptive rights) of Riverview to purchase or sell any shares of capital stock, partnership, membership or joint venture interests, or other equitable interests in any Person are set forth on Riverview Disclosure Schedule 4.2(d).

4.3. Authority; No Violation.

(a) Riverview has full corporate power and authority to execute and deliver this Agreement and, subject to the receipt of the Regulatory Approvals and the approval of this Agreement by Riverview’s shareholders, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Riverview and the consummation by Riverview of the transactions contemplated hereby, including the Merger, have been duly and validly approved by the Board of Directors of Riverview, and no other corporate proceedings on the part of Riverview, except for the approval of the Riverview shareholders, the execution and delivery of the Bank Plan of Merger by Riverview Bank and the consent of the sole shareholder of Riverview Bank are necessary to consummate the transactions contemplated hereby, including the Merger. This Agreement has been duly and validly executed and delivered by Riverview and, subject to (i) approval by the shareholders of Riverview, (ii) receipt of the Regulatory Approvals, and (iii) due and valid execution and delivery of this Agreement by Mid Penn, constitutes the valid and binding obligation of Riverview, enforceable against Riverview in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium and similar laws affecting creditors’ rights generally and by general principles of equity.

(b) Subject to receipt of Regulatory Approvals, approval by the required vote of Riverview’s and Mid Penn’s shareholders and Riverview’s and Mid Penn’s compliance with any conditions contained therein, (i) the execution and delivery of this Agreement by Riverview, (ii) the consummation of the transactions contemplated hereby, and (iii) compliance by Riverview with any of the terms or provisions hereof will not (A) conflict with or result in a breach of any provision of the articles of incorporation or bylaws of Riverview, (B) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Riverview or any of its properties or assets, or (C) except as set forth in Riverview Disclosure Schedule 4.3(b), violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any Lien upon any of the properties or assets of Riverview under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Riverview is a party, or by which Riverview or any of its properties or assets may be bound or affected, except, with respect to (B) and (C), for any violations, conflicts, breaches, defaults or other occurrences which would not, individually or in the aggregate, constitute a Material Adverse Effect.

4.4. Consents.

Except for the Regulatory Approvals, approval of the shareholders of Riverview, and consents, approvals, filings and registrations from or with the SEC, Nasdaq and state “blue sky” authorities, and compliance with any conditions contained therein, no consents or approvals or waivers of, or filings or registrations with, any Governmental Entity are, or will be, necessary, and no consents or approvals of any third parties are, or will be, necessary, in connection with (a) the execution and delivery of this Agreement by Riverview or the Bank Plan of Merger by Riverview Bank and (b) the completion by Riverview of the transactions contemplated hereby or by Riverview Bank of the Bank Merger. As of the date of this Agreement, Riverview (x) has no reason to believe that the consents and approvals set forth above will not be received or will be received with conditions, limitations or restrictions unacceptable to it or which would adversely impact the ability of Riverview or Riverview Bank to complete the transactions contemplated by this Agreement and (y) knows of no reason why all Regulatory Approvals or any other approvals from any Governmental Entity required for the consummation of the transactions contemplated by this Agreement should not be obtained on a timely basis.

4.5. Financial Statements; Undisclosed Liabilities.

(a) Riverview has previously made available, or will make available, to Mid Penn the Riverview Regulatory Reports. The Riverview Regulatory Reports have been, or will be, prepared in all material respects in accordance with applicable regulatory accounting principles and practices, including, but not limited to, all applicable rules, regulations and pronouncements of applicable Bank Regulators, throughout the periods covered by such statements, and fairly present, or will fairly present, in all material respects the financial position, results of operations and changes in shareholders’ equity of Riverview as of and for the periods ended on the dates thereof, in accordance with applicable regulatory accounting principles, including, but not limited to, all applicable rules, regulations and pronouncements of applicable Bank Regulators, applied on a consistent basis.

(b) Riverview has previously made available, or will make available, to Mid Penn the Riverview Financial Statements. The Riverview Financial Statements have been, or will be, prepared in accordance with GAAP, and (including the related notes where applicable) fairly present, or will fairly present, in each case in all material respects the consolidated financial position, results of operations and cash flows of Riverview and the Riverview Subsidiaries as of and for the respective periods ending on the dates thereof (subject in the case of the unaudited interim statements to normal year-end adjustments and to any other adjustments described therein), in accordance with GAAP during the periods involved, except as indicated in the notes thereto and except in the case of unaudited statements to normal recurring audit adjustments and the absence of certain footnotes.

(c) As of the date of each balance sheet included in the Riverview Financial Statements, neither Riverview nor Riverview Bank has had, or will have, any material liabilities, obligations or loss contingencies of any nature (whether absolute, accrued, contingent or otherwise) of a type required to be reflected in such Riverview Financial Statements or Riverview Regulatory Reports or in the footnotes thereto which are not fully reflected or reserved against therein or fully disclosed in a footnote thereto and except in the case of unaudited statements to normal recurring audit adjustments and the absence of certain footnotes.

(d) The records, systems, controls, data and information of Riverview and the Riverview Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of Riverview or any Riverview Subsidiary (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not reasonably be expected to have a material adverse effect on the system of internal accounting controls described in this Section 4.5(d). Riverview (i) has, to the extent required by applicable law or GAAP, implemented and maintains a system of internal control over financial reporting that is designed to provide reasonable assurances regarding the reliability of financial reporting and the preparation of its financial statements for external purposes in accordance with GAAP, (ii) to the extent required by applicable law, has implemented and maintains disclosure controls and procedures to ensure that material information relating to Riverview, including its consolidated Riverview Subsidiaries, is made known to the chief executive officer and the chief financial officer of Riverview by others within those entities, and (iii) has disclosed, based on its most recent evaluation prior to the date hereof, to Riverview’s outside auditors and the audit committee of Riverview’s Board of Directors (A) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect Riverview’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in Riverview’s internal control over financial reporting. These disclosures (if any) were made in writing by management to Riverview’s auditors and audit committee and a copy has previously been made available to Mid Penn.

(e) Since December 31, 2018, (i) neither Riverview nor any of the Riverview Subsidiaries, nor to the Knowledge of Riverview, any director, officer, employee, auditor, accountant or representative of Riverview or any of the Riverview Subsidiaries, has received or otherwise had or obtained Knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of Riverview or any of the Riverview Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that Riverview or any of the Riverview Subsidiaries has engaged in illegal accounting or auditing practices, and (ii) no attorney representing Riverview or any of the Riverview Subsidiaries, whether or not employed by Riverview or any of the Riverview Subsidiaries, has reported evidence of a material violation of Securities Laws, breach of fiduciary duty or similar violation by Riverview or any of its officers, directors, employees or agents to the Board of Directors of Riverview or any committee thereof or to any director or officer of Riverview.

4.6. Taxes.

(a) All income and other material or material in the aggregate Tax Returns required to have been filed by Riverview and the Riverview Subsidiaries have been duly and timely filed (taking into account extensions of time to file), and each such Tax Return is true, correct and complete in all material respects. All income and other material Taxes due and payable by Riverview and the Riverview Subsidiaries (whether or not shown on any Tax Return) have been paid.

(b) There is no action, audit, dispute or claim now pending or proposed or threatened in writing against Riverview or any of the Riverview Subsidiaries in respect of Taxes. Except as set forth on Riverview Disclosure Schedule 4.6(b), neither Riverview nor any of the Riverview Subsidiaries is the beneficiary of any extension of time within which to file any income or other material Tax Return which Tax Return has not been filed. No written claim has been made by a Taxing Authority in the last five (5) years in a jurisdiction where any of Riverview or the Riverview Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no liens on any of the assets of Riverview with respect to Taxes other than for Taxes not yet due and payable.

(c) Each of Riverview and the Riverview Subsidiaries has withheld and timely paid all Taxes required to have been withheld and paid and has complied with all information reporting and backup withholding requirements in all material respects.

(d) Riverview Disclosure Schedule 4.6(d) lists all Tax Returns filed by Riverview or the Riverview Subsidiaries for taxable periods ended on or after December 31, 2013 that have been or are currently the subject of audit. Except as set forth on Riverview Disclosure Schedule 4.6(d), neither Riverview nor any of the Riverview Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency which waiver or extension is still in effect.

(e) No foreign, federal, state, or local tax audits or administrative or judicial Tax proceedings are being conducted or to the Knowledge of Riverview are pending with respect to Riverview. Riverview has not received from any foreign, federal, state, or local taxing authority (including jurisdictions where Riverview has not filed Tax Returns) any (i) notice indicating an intent to open an audit or other review, (ii) request for information related to Tax matters, or (iii) notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted, or assessed by any taxing authority against Riverview.

(f) Riverview is not a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code. None of Riverview or any of the Riverview Subsidiaries has been a member of a Relevant Group other than a Relevant Group of which Riverview is the parent.

(g) None of Riverview or any of the Riverview Subsidiaries has agreed to, nor are any required to, make any adjustment under Section 481(a) of the Code. None of Riverview or any Riverview Subsidiary has been the “distributing corporation” or the “controlled corporation” with respect to a transaction described in Section 355 of the Code within the five (5) year period ending as of the date of this Agreement. None of Riverview nor any of the Riverview Subsidiaries is subject to a private ruling from or agreement with any Taxing Authority. Riverview has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code. Except as set forth on Riverview Disclosure Schedule 4.6(g), none of Riverview or any of the Riverview Subsidiaries has participated in any “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4.

(h) Except as set forth on Riverview Disclosure Schedule 4.6(h), none of Riverview or any of the Riverview Subsidiaries is a party to an agreement the principal purpose of which is Tax allocation or sharing. None of Riverview or any Riverview Subsidiary has liability for the Taxes of any Person under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local, or foreign law), other than as a result of being a member of a Relevant Group of which Riverview is the parent, or as a transferee or successor, by contract or otherwise.

(i) None of Riverview or any of the Riverview Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of (i) any installment sale or open transaction disposition made on or prior to the Closing Date, (ii) prepaid amount received on or prior to the Closing Date, (iii) intercompany transactions or excess loss accounts described in the Treasury Regulations under Section 1502 of the Code (or any similar provision of state, local, or foreign Tax law) or (iv)  cancellation of indebtedness arising on or prior to the Closing Date.

4.7. No Material Adverse Effect.

Riverview has not suffered any Material Adverse Effect since December 31, 2020, and no event has occurred or circumstance arisen since that date which, in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on Riverview.

4.8. Material Contracts; Leases; Defaults.

(a) Except as set forth on Riverview Disclosure Schedule 4.8(a), neither Riverview nor any Riverview Subsidiary is a party to or subject to: (i) any employment, consulting or severance contract or material arrangement with any past or present officer, director or employee of Riverview or any Riverview Subsidiary, except for “at will” arrangements; (ii) any plan, arrangement or contract providing for bonuses, pensions, options, deferred compensation, retirement payments, profit sharing or similar material arrangements for or with any past or present officers, directors or employees of Riverview or any Riverview Subsidiary; (iii) any collective bargaining agreement with any labor organization relating to employees of Riverview or any Riverview Subsidiary; (iv) any agreement which by its terms limits the payment of dividends by Riverview or any Riverview Subsidiary; (v) any instrument evidencing or related to indebtedness for borrowed money in excess of One Hundred Thousand Dollars ($100,000) whether directly or indirectly, by way of purchase money obligation, conditional sale, lease purchase, guaranty or otherwise, in respect of which Riverview or any Riverview Subsidiary is an obligor to any person, which instrument evidences or relates to indebtedness other than deposits, repurchase agreements, FHLB advances, FRB Paycheck Protection Program Liquidity Facility borrowings, bankers’ acceptances, and “treasury tax and loan” accounts and transactions in “federal funds” in each case established in the ordinary course of business consistent with past practice, or which contains financial covenants or other restrictions (other than those relating to the payment of principal and interest when due) that would be applicable on or after the Closing Date to any Person; (vi) any other agreement, written or oral, that obligates Riverview or any Riverview Subsidiary for the payment of more than Fifty Thousand Dollars ($50,000) annually or for the payment of more than One Hundred Thousand Dollars ($100,000) over its remaining term, which is not terminable without cause on sixty (60) days’ or less notice without penalty or payment (other than agreements for commercially available “off-the- shelf” software); (vii) any agreement (other than this Agreement), contract, arrangement, commitment or understanding (whether written or oral) that restricts or limits in any material way the conduct of business by Riverview or any Riverview Subsidiary (it being understood that any non-compete or similar provision shall be deemed material, but any limitation on the scope of any license granted under any such agreement shall not be deemed material); (viii) any Contract between or among Riverview or any of its Subsidiaries or Affiliates; (ix) any Contract involving Intellectual Property (excluding generally commercially available “off the shelf” software programs licensed pursuant to “shrink wrap” or “click and accept” licenses); (x) any Contract relating to the provision of data processing, network communications or other technical services to or by Riverview or any of its Subsidiaries; (xi) any Contract with respect to the formation, creation, operation, management or control of a joint venture, partnership, limited liability company or other similar arrangement or agreement; (xii) any Contract that provides any rights to investors in Riverview, including registration, preemptive or anti-dilution rights or rights to designate members of or observers to the

Riverview Board of Directors; (xiii) any Contract that provides for potential material indemnification payments by Riverview or any of its Subsidiaries; (xiv) any Contract or understanding with a labor union, in each case whether written or oral; (xv) any Contract that grants any right of first refusal, right first offer or similar right with respect to any material assets, rights or properties of Riverview or its Subsidiaries; (xvi) any Contract which is a merger agreement, asset purchase agreement, stock purchase agreement, deposit assumption agreement, loss sharing agreement or other commitment to a Governmental Authority in connection with the acquisition of a depository institution, or similar agreement that has indemnification, earn-out or other obligations that continue in effect after the date of this Agreement; or (xvii) any other Contract or amendment thereto that would be required to be filed as an exhibit to any SEC report (as described in Items 601(b)(4) and 601(b)(10) of Regulation S-K).

(b) Riverview Disclosure Schedule 4.8(b) identifies each parcel of real estate owned, leased or subleased by Riverview, Riverview Bank or any Riverview Subsidiary. Each real estate lease that requires the consent of the lessor or its agent resulting from the Merger by virtue of the terms of any such lease, is listed on Riverview Disclosure Schedule 4.8(b). Subject to any consents that may be required as a result of the transactions contemplated by this Agreement, neither Riverview nor any Riverview Subsidiary is in default under any material contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its assets, business, or operations may be bound or affected, or under which it or its assets, business, or operations receive benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

(c) True and correct copies of agreements, contracts, arrangements and instruments referred to in Section 4.8(a) and 4.8(b) (collectively, the “Riverview Material Contracts”) have been made available to Mid Penn on or before the date hereof, and are in full force and effect on the date hereof, and neither Riverview nor any Riverview Subsidiary (nor, to the Knowledge of Riverview, any other party to any Riverview Material Contract) has materially breached any provision of, or is in default in any respect under any term of, any Riverview Material Contract. Except as listed on Riverview Disclosure Schedule 4.8(c), no party to any Riverview Material Contract will have the right to terminate any or all of the provisions of any such Riverview Material Contract as a result of the execution of, and the consummation of the transactions contemplated by, this Agreement.

(d) Except as set forth on Riverview Disclosure Schedule 4.8(d), since December 31, 2020, through and including the date of this Agreement, neither Riverview nor any Riverview Subsidiary has (i) except for normal increases for employees made in the ordinary course of business consistent with past practice or as required by applicable law, increased the wages, salaries, compensation, pension, or other fringe benefits or perquisites payable to any executive officer, employee, or director from the amount thereof in effect as of December 31, 2020 (which amounts have been previously made available to Mid Penn), granted any severance or termination pay, entered into any contract to make or grant any severance or termination pay (except as required under the terms of agreements or severance plans listed on Riverview Disclosure Schedule 4.12, as in effect as of the date hereof), or paid any bonus other than customary bonuses in amounts consistent with past practice, (ii) granted any options or warrants to purchase shares of Riverview Common Stock, or any Right to any executive officer, director or employee, (iii) increased or established any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plan, (iv) made any material election for federal or state income tax purposes, (v) made any material change in the credit policies or procedures of Riverview or any of the Riverview Subsidiaries, the effect of which was or is to make any such policy or procedure less restrictive in any material respect, (vi) made any material acquisition or disposition of any assets or properties, or any contract for any such acquisition or disposition entered into other than loans and loan commitments except at the direction or request of any Bank Regulator, (vii) entered into any lease of real or personal property requiring annual payments in excess of Fifty Thousand Dollars ($50,000), other than in connection with foreclosed property or in the ordinary course of business consistent with past practice, (viii) changed any accounting methods, principles or practices of

Riverview or the Riverview Subsidiaries affecting its assets, liabilities or businesses, including any reserving, renewal or residual method, practice or policy except in accordance with any changes in GAAP, or (ix) suffered any strike, work stoppage, slow-down, or other labor disturbance.

(e) As of the date of this Agreement, except as set forth on Riverview Disclosure Schedule 4.8(e), none of the deposits of Riverview is a “brokered deposit” as defined in 12 CFR Section 337.6(a)(2).

4.9. Ownership of Property; Insurance Coverage.

(a) Riverview and each Riverview Subsidiary has good and, as to real property and securities, marketable title to all material assets and properties owned, and as to securities held, by Riverview or any Riverview Subsidiary in the conduct of their businesses, whether such assets and properties are real or personal, tangible or intangible, including assets and property reflected in the balance sheets contained in the Riverview Regulatory Reports and in the Riverview Financial Statements or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value in the ordinary course of business since the date of such balance sheets), subject to no material Liens, except (i) those items which secure liabilities for public or statutory obligations or any discount with, borrowing from or other obligations to FHLB, FRB, inter-bank credit facilities or any transaction by a Riverview Subsidiary acting in a fiduciary capacity, (ii) statutory Liens for amounts not yet delinquent or that are being contested in good faith, (iii) non-monetary Liens affecting real property which do not adversely affect the value or use of such real property, and (iv) those described and reflected in the Riverview Financial Statements (together “Riverview Permitted Liens”). Such securities are valued on the books of Riverview and each of the Riverview Subsidiaries in accordance with GAAP. Riverview and the Riverview Subsidiaries, as lessee, have the right under valid and existing leases of real and personal properties used by Riverview and the Riverview Subsidiaries in the conduct of their businesses to occupy or use all such properties as presently occupied and used by each of them. Neither Riverview nor any Riverview Subsidiary is in default in any material respect under any lease for any real or personal property to which either Riverview or any Riverview Subsidiary is a party, and there has not occurred any event that, with lapse of time or the giving of notice or both, would constitute such default, except for such defaults that, either individually or in the aggregate, will not have a Material Adverse Effect on Riverview.

(b) With respect to all agreements pursuant to which Riverview or any Riverview Subsidiary has purchased securities subject to an agreement to resell, if any, Riverview or such Riverview Subsidiary, as the case may be, has a valid, perfected first Lien in the securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby. Riverview and each of the Riverview Subsidiaries employs investment, securities risk management and other policies, practices and procedures that Riverview and each such Riverview Subsidiary believes are prudent and reasonable in the context of such businesses.

(c) Riverview and each Riverview Subsidiary currently maintains insurance considered by Riverview to be reasonable for their respective operations in accordance with industry practice. Neither Riverview nor any Riverview Subsidiary has received notice from any insurance carrier that (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs (other than with respect to health or disability insurance) with respect to such policies of insurance will be substantially increased. Except as provided on Riverview Disclosure Schedule 4.9(c), there are presently no material claims pending under such policies of insurance and no notices have been given by Riverview or any Riverview Subsidiary under such policies (other than with respect to health or disability insurance). All such insurance is valid and enforceable and in full force and effect, and within the last three years Riverview and each Riverview Subsidiary has received each type of insurance coverage for which it has applied and during such periods has not been denied indemnification for any material claims submitted under any of its insurance policies. Riverview Disclosure Schedule 4.9(c) identifies all material policies of insurance maintained by Riverview and each Riverview Subsidiary, as well as the other matters required to be disclosed under this Section 4.9(c).

4.10. Legal Proceedings.

Neither Riverview nor any Riverview Subsidiary is a party to any, and there are no pending or, to Riverview’s Knowledge, threatened legal, administrative, arbitration or other proceedings, claims (whether asserted or unasserted), actions or governmental investigations or inquiries of any material nature (a) against Riverview or any Riverview Subsidiary, (b) to which Riverview’s or any Riverview Subsidiary’s material assets are or may be subject, (c) challenging the validity or propriety of any of the transactions contemplated by this Agreement, or (d) that would reasonably be expected to adversely affect the ability of Riverview or Riverview Bank to perform under this Agreement in any material respect.

4.11. Compliance With Applicable Law.

(a) Each of Riverview and each Riverview Subsidiary is in compliance in all material respects with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable to it, its properties, assets and deposits, its business, and its conduct of business and its relationship with its employees, including, without limitation, the USA PATRIOT Act, the Bank Secrecy Act, OFAC regulations, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act of 1977 (“CRA”), the Home Mortgage Disclosure Act, the Fair Credit Reporting Act, the Fair Debt Collections Practices Act, the Truth in Lending Act, and all other applicable fair lending laws and other laws relating to discriminatory business practices, Title VII of the Civil Rights Act of 1964, as amended, the Americans With Disabilities Act of 1990, as amended, the Rehabilitation Act of 1973, as amended, the Family and Medical Leave Act of 1993, as amended, the Genetic Information Non-Discrimination Act of 2008, and all similar federal, state or local laws and/or ordinances, including without limitation, the Pennsylvania Human Relations Act, as amended, and any other non-discrimination and fair employment practices laws of any state and/or locality in which a Riverview or any Riverview Subsidiary employee works, worked, resides, or resided, all as amended, ERISA, the Affordable Care Act, as amended, the Age Discrimination in Employment Act of 1967, as amended, and the Worker Adjustment and Retraining Notification Act, as amended, and neither Riverview nor any Riverview Subsidiary has received any written notice to the contrary, except where the failure to comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Riverview. The Board of Directors of Riverview Bank has adopted, and Riverview Bank has implemented, an anti-money laundering program that contains adequate and appropriate customer identification verification procedures that has not been deemed ineffective by any Governmental Entity and that meets the requirements of Sections 352 and 326 of the USA PATRIOT Act and the regulations thereunder.

(b) Each of Riverview and each Riverview Subsidiary has all material permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Entities and Bank Regulators that are required in order to permit it to own or lease its properties and to conduct its business as presently conducted, except where the failure to hold such permits, licenses, authorizations, orders or approvals, or the failure to make such filings, applications or registrations would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Riverview; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect in all material respects, and to Riverview’s Knowledge, no suspension or cancellation of any such permit, license, certificate, order or approval is threatened or will result from the consummation of the transactions contemplated by this Agreement, subject to obtaining Regulatory Approvals.

(c) Since January 1, 2017, neither Riverview nor any Riverview Subsidiary has received any written notification or any other communication from any Bank Regulator (i) asserting that Riverview or any Riverview Subsidiary is not in material compliance with any of the statutes, regulations or ordinances which such Bank Regulator enforces; (ii) threatening to revoke any license, franchise, permit or governmental authorization which is material to Riverview or any Riverview Subsidiary; (iii) requiring, or threatening to require, Riverview or any Riverview Subsidiary, or indicating that Riverview or any Riverview Subsidiary may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement with any

Governmental Entity or Bank Regulator which is charged with the supervision or regulation of banks or engages in the insurance of bank deposits, restricting or limiting, or purporting to restrict or limit, in any material respect the operations of Riverview or any Riverview Subsidiary, including without limitation any restriction on the payment of dividends; or (iv) except as disclosed on Riverview Disclosure Schedule 4.11(c), directing, restricting or limiting, or purporting to direct, restrict or limit, in any manner the operations of Riverview or any Riverview Subsidiary, including without limitation any restriction on the payment of dividends (any such notice, communication, memorandum, agreement or order described in this sentence is hereinafter referred to as a “Riverview Regulatory Agreement”). Riverview has not consented to or entered into any Riverview Regulatory Agreement that is currently in effect or that was in effect since January 1, 2017. The most recent regulatory rating given to Riverview Bank as to compliance with the CRA is satisfactory or better.

(d) Riverview Bank is “well capitalized” within the meaning of the regulations of the FDIC, and neither Riverview nor Riverview Bank knows of any facts or circumstances that would reflect adversely on the financial and managerial standards to be applied by the FRB under the BHCA in determining whether to approve the Merger. Riverview Bank knows of no reason why it would not continue to be “well capitalized” under applicable capital requirements imposed by any Bank Regulator.

4.12. Employee Benefit Plans.

(a) Riverview Disclosure Schedule 4.12 contains a true and complete list of each “employee benefit plan” (within the meaning of Section 3(3) of ERISA), and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA (including any funding mechanism therefor), including, without limitation, supplemental executive retirement plans, stock purchase plans, stock option plans, restricted stock plans, stock appreciation rights plans, severance arrangements, employment agreements, consulting agreements, settlement agreements, release agreements, loan arrangements, change-in-control agreements, fringe benefit plans, bonus plans, incentive plans, director deferred agreements, director retirement agreements, deferred compensation plans and all other benefit practices, policies and arrangements (including vacation) under which any current or former employee, director or independent contractor of Riverview or any Riverview Subsidiary has any present or future right to benefits or under which Riverview or any Riverview Subsidiary has any present or future liability. All such plans, agreements, programs, policies and arrangements shall be collectively referred to as the “Riverview Benefit Plans.”

(b) With respect to each Riverview Benefit Plan, Riverview has made available to Mid Penn a current, accurate and complete copy thereof (or a written summary of the material terms of any unwritten plan) and, to the extent applicable: (i) any related trust agreement or other funding instrument; (ii) the most recent determination letter issued by the IRS and any current application to the IRS for such letter, if applicable; (iii) the most recent summary plan description and any subsequent summaries of material modifications or planned modification; and (iv) annual return/reports on Form 5500 for the last three plan years with respect to each Riverview Benefit Plan which is required to file such annual return/report.

(c) (i) Each Riverview Benefit Plan that is subject to ERISA and the Code has been established and administered in all material respects in accordance with its terms and in compliance with the applicable provisions of ERISA, the Code and other applicable laws, rules and regulations; (ii) each Riverview Benefit Plan which is intended to be qualified within the meaning of Section 401(a) of the Code has received a favorable determination letter as to its qualification or, with respect to an IRS-approved prototype or volume submitter plan, a favorable opinion letter, and with respect to all plan document qualification requirements for which the applicable remedial amendment period under Section 401(b) of the Code has closed, any amendments required by such determination letter were made as and when required by such determination letter, and to the Knowledge of Riverview, nothing has occurred, whether by action or failure to act, that could reasonably be expected to cause the loss of such qualification; (iii) to the Knowledge of Riverview after reasonable inquiry, no event has occurred and no condition exists that is reasonably likely to subject Riverview or any Riverview Subsidiary, solely by reason of its affiliation with any past or present “ERISA Affiliate” (defined as any organization which is a member of a controlled group of organizations within the meaning of Sections 414(b), (c), (m) or (o) of the Code), to any Tax, fine, Lien, penalty or other liability imposed by ERISA or the Code; (iv) except as set forth in Riverview Disclosure Schedule 4.12, no Riverview Benefit Plan provides, and Riverview and the Riverview Subsidiaries have no obligation to provide, any welfare benefits to any employee or service provider (or any beneficiary thereof) after the employee’s termination of employment and/or the service provider’s termination of service other than as required by Section 4980B of the Code and/or other applicable law; (v) all contributions required to be made under the terms of any Riverview Benefit Plan have been timely made or, if not yet due, have been properly reflected in Riverview’s financial statements in accordance with GAAP; and (vi) neither Riverview nor any Riverview Subsidiary has engaged in a transaction with respect to any Riverview Benefit Plan which would subject Riverview or any Riverview Subsidiary to a tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA.

(d) Except as set forth on Riverview Disclosure Schedule 4.12(d), Riverview and the Riverview Subsidiaries do not maintain, and have never maintained, a defined benefit plan. None of the Riverview Benefit Plans is a “multiemployer plan” (within the meaning of ERISA Section 3(37)) and none of Riverview, the Riverview Subsidiaries or any ERISA Affiliate has any liability with respect to a multiemployer plan that remains unsatisfied.

(e) With respect to any Riverview Benefit Plan, the assets of any trust under such Riverview Benefit Plan, Riverview Benefit Plan sponsor, Riverview Benefit Plan fiduciary or Riverview Benefit Plan administrator, (i) no actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or, to the Knowledge of Riverview, threatened and (ii) to the Knowledge of Riverview, no facts or circumstances exist that could reasonably be expected to give rise to any such actions, suits or claims.

(f) Other than as set forth on Riverview Disclosure Schedule 4.12(f), the consummation of the transactions contemplated herein will not, separately or together with any other event, (i) entitle any employee, officer or director of Riverview or any Riverview Subsidiary to severance pay, unemployment compensation or any other payment, (ii) accelerate the time of payment or vesting of, or increase the amount of, compensation due to any such employee, officer or director, or (iii) result in any “parachute payment” or “excess parachute payment” under Section 280G of the Code, whether or not such payment is considered reasonable compensation for services rendered.

(g) All Riverview Benefit Plans which provide for the deferral of compensation, within the meaning of Section 409A of the Code, have been administered in good faith compliance with Section 409A of the Code, and, except as set forth on Riverview Disclosure Schedule 4.12(g), neither Riverview nor any Riverview Subsidiary has any obligation to indemnify, hold harmless or gross-up any individual with respect to any penalty tax or interest under section 409A of Code. Except as set forth on Riverview Disclosure Schedule 4.12(g), no outstanding stock options and no shares of restricted stock are subject to Section 409A of the Code. In addition, Riverview Disclosure Schedule 4.12(g) sets forth the amounts of any deferred compensation payable to any employee or director of Riverview or any Riverview Subsidiary.

(h) Riverview has not communicated to any current or former employee thereof any intention or commitment to modify in any material respect any Riverview Benefit Plan or contract to establish or implement any other employee or retiree benefit or compensation plan or arrangement.

(i) No liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by Riverview or any Riverview Subsidiary with respect to any ongoing, frozen, or terminated Riverview or Riverview Subsidiary Plan.

(j) No notice of a reportable event within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has been waived, has been required to be filed for any Riverview Benefit Plan within the past twelve (12) months.

4.13. Environmental Matters.

Except as set forth on Riverview Disclosure Schedule 4.13, with respect to Riverview and each Riverview Subsidiary:

(a) To the Knowledge of Riverview, neither (i) the conduct nor operation of the business of Riverview or any Riverview Subsidiary nor (ii) any condition of any property currently or previously owned or operated by Riverview or any Riverview Subsidiary (including, without limitation, in a fiduciary or agency capacity), results or resulted in a violation of any Environmental Laws that is reasonably likely to impose a material liability (including a material remediation obligation) upon Riverview or any Riverview Subsidiary. No condition exists or has existed or event has occurred with respect to any of them or any such property that, with notice or the passage of time, or both, is reasonably likely to result in any material liability to Riverview or any Riverview Subsidiary by reason of any Environmental Laws. Neither Riverview nor any Riverview Subsidiary during the past five (5) years has received any written notice from any Person or Governmental Entity that Riverview or any Riverview Subsidiary or the operation or condition of any property ever owned, operated, or held as collateral or in a fiduciary capacity by any of them (including any Other Real Estate Owned or property pledged as collateral for any loan held by Riverview or any Riverview Subsidiary) are currently in violation of or otherwise are alleged to have liability under any Environmental Laws or relating to Materials of Environmental Concern (including, but not limited to, responsibility (or potential responsibility) for the cleanup or other remediation of any Materials of Environmental Concern at, on, beneath, or originating from any such property) for which a material liability is reasonably likely to be imposed upon Riverview or any Riverview Subsidiary;

(b) There is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or, to Riverview’s Knowledge, threatened, before any court, Governmental Entity or other forum against Riverview or any Riverview Subsidiary (i) for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (ii) relating to the presence of or release into the environment of any Materials of Environmental Concern (as defined herein), whether or not occurring at or on a site owned, leased or operated by Riverview or any Riverview Subsidiary; and

(c) There are no underground storage tanks on, in or under any properties owned or operated by Riverview or any of the Riverview Subsidiaries, and no underground storage tanks have been closed or removed from any properties owned or operated by Riverview or any of the Riverview Subsidiaries except in compliance with Environmental Laws in all material respects.

4.14. Brokers, Finders and Financial Advisors.

Neither Riverview, nor any of its respective officers, directors, employees or agents, has employed any broker, finder or financial advisor in connection with the transactions contemplated by this Agreement, or incurred any liability or commitment for any fees or commissions to any such person in connection with the transactions contemplated by this Agreement except for the retention of Janney Montgomery Scott (“Janney”) by Riverview and the fee payable pursuant thereto. A true and complete copy of the engagement letter, as amended, between Riverview and Janney has been delivered to Mid Penn.

4.15. Loan Matters.

(a) The allowance for loan losses reflected in Riverview’s audited consolidated balance sheet at December 31, 2020 was, and the allowance for loan losses shown on Riverview’s balance sheets for periods ending after December 31, 2020 was, or will be, adequate, as of the date thereof, under GAAP.

(b) Riverview Disclosure Schedule 4.15(b) sets forth a listing, as of May 31, 2021, by account, of: (i) all loans (including loan participations) of Riverview Bank or any other Riverview Subsidiary that have been accelerated during the past twelve (12) months; (ii) all loan commitments or lines of credit of Riverview Bank or any other Riverview Subsidiary which have been terminated by Riverview Bank or any other Riverview Subsidiary during the past twelve (12) months by reason of a default or adverse developments in the condition of the borrower or other events or circumstances affecting the credit of the borrower; (iii) each borrower, customer or other party which has notified Riverview Bank or any other Riverview Subsidiary during the past twelve (12) months of, or has asserted against Riverview Bank or any other Riverview Subsidiary, in each case in writing, any “lender liability” or similar claim, and, to the Knowledge of Riverview, each borrower, customer or other party which has given Riverview Bank or any other Riverview Subsidiary any oral notification of, or orally asserted to or against Riverview Bank or any other Riverview Subsidiary, any such claim; (iv) all loans (A) that are contractually past due ninety (90) days or more in the payment of principal and/or interest, (B) that are on non-accrual status, (C) that as of the date of this Agreement are classified as “Other Loans Specially Mentioned”, “Special Mention”, “Substandard”, “Doubtful”, “Loss”, “Classified”, “Criticized”, “Watch List” or words of similar import, together with the principal amount of and accrued and unpaid interest on each such Loan and the identity of the obligor thereunder, (D) where, during the past three (3) years, the interest rate terms have been reduced and/or the maturity dates have been extended subsequent to the agreement under which the loan was originally created due to concerns regarding the borrower’s ability to pay in accordance with such initial terms, or (E) where a specific reserve allocation exists in connection therewith; and (v) all assets classified by Riverview Bank or any Riverview Subsidiary as real estate acquired through foreclosure or in lieu of foreclosure, including in-substance foreclosures, and all other assets currently held that were acquired through foreclosure or in lieu of foreclosure. Except as set forth on Riverview Disclosure Schedule 4.15(b), all loans of Riverview Bank have been classified as of May 31, 2021 in accordance with the loan policies and procedures of Riverview Bank.

(c) Except as set forth on Riverview Disclosure Schedule 4.15(c), all loans receivable (including discounts) and accrued interest entered on the books of Riverview and the Riverview Subsidiaries arose out of bona fide arm’s-length transactions, were made for good and valuable consideration in the ordinary course of Riverview’s or the appropriate Riverview Subsidiary’s respective business, and the notes or other evidences of indebtedness with respect to such loans (including discounts) are true and genuine and are what they purport to be. To the Knowledge of Riverview, the loans, discounts and the accrued interest reflected on the books of Riverview and the Riverview Subsidiaries are subject to no defenses, set-offs or counterclaims (including, without limitation, those afforded by usury or truth-in-lending laws), except as may be provided by bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by general principles of equity. All such loans are owned by Riverview or the appropriate Riverview Subsidiary free and clear of any Liens.

(d) The notes and other evidences of indebtedness evidencing the loans described above, and all pledges, mortgages, deeds of trust and other collateral documents or security instruments relating thereto are, in all material respects, valid, true and genuine, and what they purport to be.

(e) To the Knowledge of Riverview, no shares of Riverview Common Stock were purchased with the proceeds of a loan made by Riverview or any Riverview Subsidiary.

4.16. Related Party Transactions.

Except as set forth on Riverview Disclosure Schedule 4.16, neither Riverview nor any Riverview Subsidiary is a party to any transaction (including any loan or other credit accommodation) with any Affiliate of Riverview or any Riverview Subsidiary. All such loans (a) were made in the ordinary course of business, (b) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other Persons, and (c) did not involve substantially more than the normal risk of collectability or present other unfavorable features (as such terms are used under Item 404 of SEC Regulation S-K promulgated under the Securities Act and the Exchange Act). Except as set forth on Riverview Disclosure Schedule 4.16, no loan or credit accommodation to any Affiliate of Riverview or any Riverview Subsidiary is presently in default or, during the three year period prior to the date of this Agreement, has been in default or has been restructured, modified or extended. Neither Riverview nor any Riverview Subsidiary has been notified that principal and interest with respect to any such loan or other credit accommodation will not be paid when due or that the loan grade classification accorded such loan or credit accommodation by Riverview is inappropriate. Except as set forth on Riverview Disclosure Schedule 4.16, no shareholder or Affiliate of Riverview owns any material property or asset used in the conduct of the business of Riverview and the Riverview Subsidiaries.

4.17. Credit Card Accounts and Merchant Processing.

(a) Credit Card Accounts. Riverview and the Riverview Subsidiaries only originate, maintain or administer credit card accounts through a third party originator.

(b) Merchant Processing. Riverview and the Riverview Subsidiaries only provide merchant credit card processing services to merchants through a third party provider.

4.18. Required Vote.

The affirmative vote of a majority of the outstanding shares of Riverview Common Stock at the Riverview Shareholders’ Meeting is required to approve this Agreement and the Merger under Riverview’s articles of incorporation and the PBCL; provided that this Agreement and the Merger were approved by seventy percent (70%) of the members of Riverview’s Board of Directors, which approval by such percentage of the members of the Board of Directors of Riverview was obtained prior to the execution of this Agreement by Riverview.

4.19. Registration Obligations.

Except as set forth on Riverview Disclosure Schedule 4.19, neither Riverview nor any Riverview Subsidiary is under any obligation, contingent or otherwise, that will survive the Effective Time by reason of any agreement to register any transaction involving any of its securities under the Securities Act.

4.20. Risk Management Instruments.

All material interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar risk management arrangements, whether entered into for Riverview’s own account, or for the account of one or more of the Riverview Subsidiaries or their customers (all of which are set forth on Riverview Disclosure Schedule 4.20), were in all material respects entered into in compliance with all applicable laws, rules, regulations and regulatory policies, and with counterparties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of Riverview or the applicable Riverview Subsidiary, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles), and is in full force and effect. Neither Riverview nor any Riverview Subsidiary, nor to the Knowledge of Riverview any other party thereto, is in breach of any of its obligations under any such agreement or arrangement in any material respect.

4.21. Fairness Opinion.

The board of directors of Riverview has received an opinion (which, if initially rendered verbally, has been or will be confirmed by a written opinion, dated the same date) from Janney to the effect that, as of the date of such opinion, and based upon and subject to the factors, limitations and assumptions set forth therein, the Merger Consideration is fair, from a financial point of view, to Riverview shareholders, and a signed copy of the written opinion will be delivered to Mid Penn solely for informational purposes after receipt thereof by Riverview. Such opinion has not been amended or rescinded as of the date of this Agreement.

4.22. Fiduciary Accounts.

Riverview and each of its Subsidiaries have properly administered all common trust funds and collective investment funds and all accounts for which each of them acts as a fiduciary or agent, including but not limited to accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance in all material respects with the terms of the governing documents and applicable Law. Neither Riverview nor any of its Subsidiaries, nor any of their respective directors, officers or employees acting on behalf of Riverview or any of its Subsidiaries, has committed any breach of trust with respect to any such common trust fund or collective investment fund or fiduciary or agency account, and the accountings for each such common trust fund or collective investment fund or fiduciary or agency account are true and correct in all material respects and accurately reflect the assets of such common trust fund or collective investment fund or fiduciary or agency account.

4.23. Intellectual Property.

Riverview and each Riverview Subsidiary owns or possesses valid and binding licenses and other rights (subject to expirations in accordance with their terms) to use all patents, copyrights, trade secrets, trade names, service marks and trademarks, which are material to the conduct of their business as currently conducted, each without payment, except for all license agreements under which license fees or other payments are due in the ordinary course of Riverview’s or each of the Riverview Subsidiaries’ business, and neither Riverview nor any Riverview Subsidiary has received any notice of conflict with respect thereto that asserts the rights of others. Riverview and each Riverview Subsidiary has performed all the material obligations required to be performed, and are not in default in any material respect, under any contract, agreement, arrangement or commitment relating to any of the foregoing. To Riverview’s Knowledge, the conduct of the business of Riverview and each Riverview Subsidiary as currently conducted or proposed to be conducted does not, in any material respect, infringe upon, dilute, misappropriate or otherwise violate any intellectual property owned or controlled by any third party.

4.24. Labor Matters.

There are no labor or collective bargaining agreements to which Riverview or any Riverview Subsidiary is a party. To the Knowledge of Riverview, there is no activity involving Riverview or any Riverview Subsidiary seeking to certify a collective bargaining unit involving any of their employees. There is no labor strike, labor dispute (other than routine employee grievances that are not related to union employees), work slowdown, stoppage or lockout pending or to the Knowledge of Riverview, threatened against Riverview or any Riverview Subsidiary. There is no unfair labor practice or labor arbitration proceeding pending or, to the Knowledge of Riverview, threatened against Riverview or any Riverview Subsidiary (other than routine employee grievances that are not related to union employees). Riverview and each Riverview Subsidiary is in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and are not engaged in any unfair labor practice.

4.25. Riverview Information Supplied.

The information relating to Riverview and any Riverview Subsidiary to be contained in the Proxy Statement—Prospectus and/or Registration Statement, or in any other document filed with any Bank Regulator or other Governmental Entity in connection herewith (other than the information provided by Mid Penn specifically for inclusion), will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading.

4.26. Takeover Laws.

The adoption and approval by the board of directors of Riverview of this Agreement, the Merger and the other transactions contemplated in this Agreement represent all the action necessary to render inapplicable to this Agreement, the Merger and such other transactions, the provisions of any potentially applicable “anti-

takeover”, “control share”, “fair price”, “moratorium”, “interested shareholder” or similar anti-takeover statutes or regulations applicable to Riverview in connection with the execution, delivery or performance of this Agreement.

4.27. Reorganization.

Riverview has not taken any action and is not aware of any fact or circumstance that could reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section  368(a) of the Code.

4.28. SEC Reports.

Riverview has timely filed with or furnished to, as applicable, the SEC all registration statements, prospectuses, reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated by reference) required to be filed or furnished by it with the SEC since December 31, 2020 (the “Riverview SEC Reports”). As of their respective filing dates (or, if amended or superseded by a subsequent filing, as of the date of the last such amendment or superseding filing prior to the date hereof), each of the Riverview SEC Reports complied as to form in all material respects with the applicable requirements of the Exchange Act, and the Securities Act to the extent applicable, and the rules and regulations of the SEC thereunder, applicable to such Riverview SEC Reports. None of the Riverview SEC Reports, including any financial statements, schedules or exhibits included or incorporated by reference therein at the time they were filed (or, if amended or superseded by a subsequent filing, as of the date of the last such amendment or superseding filing prior to the date hereof), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the Riverview Subsidiaries is required to file or furnish any forms, reports or other documents with the SEC. As of the date of this Agreement, no executive officer of Riverview has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act.

4.29. Quality of Representations.

The representations made by Riverview in this Agreement are true, correct and complete in all material respects and do not omit statements necessary to make the representations not misleading under the circumstances.

4.30. No Other Representations or Warranties.

(a) Except for the representations and warranties made by Riverview in this Article IV, neither Riverview nor any other Person makes any express or implied representation or warranty with respect to Riverview, its Subsidiaries, or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects or with respect to any oral or written information presented to Mid Penn or any of its affiliates or representatives in the course of their due diligence investigation of Riverview, the negotiation of this Agreement or otherwise in the course of the transaction contemplated hereby, and Riverview hereby disclaims any such other representations or warranties.

(b) Notwithstanding anything contained in this Agreement to the contrary, Riverview acknowledges and agrees that neither Mid Penn nor any other Person has made or is making any representations or warranties relating to Mid Penn whatsoever, express or implied, beyond those expressly given by Mid Penn in Article V hereof, including any implied representation or warranty as to the accuracy or completeness of any information regarding Mid Penn furnished or made available to Riverview or any of its representatives.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF MID PENN

Mid Penn represents and warrants to Riverview that the statements contained in this Article V are correct and complete as of the date of this Agreement, except (i) as set forth in the Mid Penn Disclosure Schedules delivered by Mid Penn to Riverview on the date hereof, or (ii) disclosed in any report, schedule, form or other document filed with the SEC by Mid Penn prior to the date hereof and on or after the date on which Mid Penn filed with the SEC its Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (but excluding any risk factor disclosures contained under the heading “Risk Factors,” any disclosure of risks included in any “forward-looking statements” disclaimer or any other statements that are similarly non-specific or predictive or forward-looking in nature). Information and documents commonly known as “confidential supervisory information” that is prohibited from disclosure shall not be disclosed by Mid Penn and nothing in this Agreement shall require such disclosure. Mid Penn has made a good faith effort to ensure that the disclosure on each schedule of the Mid Penn Disclosure Schedule corresponds to the section referenced herein. However, for purposes of the Mid Penn Disclosure Schedule, any item disclosed on any schedule therein is deemed to be fully disclosed with respect to all schedules under which such item may be relevant. References to the Knowledge of Mid Penn shall include the Knowledge of Mid Penn Bank.

5.1. Organization.

(a) Mid Penn is a corporation duly organized, validly subsisting and in good standing under the laws of the Commonwealth of Pennsylvania, is duly registered as a bank holding company under the BHCA and has elected to be, and qualifies as, a financial holding company under section 12 of the BHCA. Mid Penn has the requisite corporate power and authority to carry on its business as now conducted and is duly licensed or qualified to do business in the Commonwealth of Pennsylvania and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such license or qualification except where the failure to be so licensed or qualified would not, individually or in the aggregate, have a Material Adverse Effect.

(b) Mid Penn Bank is a Pennsylvania-chartered banking institution duly organized and validly subsisting under the laws of the Commonwealth of Pennsylvania and is regulated by the PDB and the FDIC. Mid Penn Bank has the requisite corporate power and authority to carry on its business as now conducted and is duly licensed or qualified to do business in the Commonwealth of Pennsylvania and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such license or qualification except where the failure to be so licensed or qualified would not, individually or in the aggregate, have a Material Adverse Effect. The deposits of Mid Penn Bank are insured by the FDIC to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due. Mid Penn Bank is a member in good standing of the FHLB and owns the requisite amount of stock therein.

(c) Mid Penn Disclosure Schedule 5.1(c) sets forth each Mid Penn Subsidiary, the state of organization of each Mid Penn Subsidiary and the percentage of the outstanding equity securities, membership or other interests of such Mid Penn Subsidiary owned by Mid Penn or Mid Penn Bank. Each Mid Penn Subsidiary is a corporation, limited liability company or other entity duly organized, validly subsisting and in good standing under the laws of its jurisdiction of incorporation or organization. Each Mid Penn Subsidiary has the requisite corporate power and authority to carry on its business as now conducted and is duly licensed or qualified to do business in the Commonwealth of Pennsylvania and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such license or qualification except where the failure to be so licensed or qualified would not, individually or in the aggregate, have a Material Adverse Effect.

(d) The respective minute books of Mid Penn and each Mid Penn Subsidiary accurately records, in all material respects, all material corporate actions of their respective shareholders and boards of directors (including all committees thereof).

(e) Prior to the date of this Agreement, Mid Penn has made available to Riverview true and correct copies of the articles of incorporation and bylaws of Mid Penn and similar governing documents of Mid Penn Bank and each other Mid Penn Subsidiary, each as in effect on the date hereof.

5.2. Capitalization.

(a) The authorized capital stock of Mid Penn consists of (a) 20,000,000 shares of Mid Penn Common Stock, of which, as of the date of this Agreement, 11,406,095 shares were issued and outstanding and (b) 10,000,000 shares of preferred stock, having a par value of $1.00 per share, none of which were issued and outstanding as of the date of this Agreement. All of the issued and outstanding shares of Mid Penn Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. As of the date of this Agreement, except as set forth on Mid Penn Disclosure Schedule 5.2(a), there were no shares of Mid Penn Common Stock reserved for issuance upon exercise of options granted as employment inducement awards and under Mid Penn’s equity compensation plans (the “Mid Penn Stock Plans”). As of the date of this Agreement, except pursuant to this Agreement and the Mid Penn Stock Plans, there are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements of any character relating to the issued or unissued capital stock or other securities of Mid Penn, or otherwise obligating Mid Penn to issue, transfer, sell, purchase, redeem or otherwise acquire any such securities. As of the date of this Agreement, except as disclosed in the Mid Penn SEC Reports there is no Voting Debt of Mid Penn, nor any trust preferred or subordinated debt securities of Mid Penn are issued or outstanding. The shares of Mid Penn Common Stock to be issued pursuant to the Merger will be duly authorized and validly issued and, at the Effective Time, all such shares will be fully paid, nonassessable and free of preemptive rights. Except for the Mid Penn Affiliate Letters, to the Knowledge of Mid Penn, there are no voting trusts, shareholder agreements, proxies or other agreements in effect with regard to the voting or transfer of the Mid Penn Common Stock or other equity interests of Mid Penn. Mid Penn has, or as of the Effective Time will have, sufficient authorized and unissued shares of Mid Penn Common Stock to issue the Merger Consideration at the Effective Time. As of the date of this Agreement, there are no outstanding options or other rights to purchase, or securities convertible or exchangeable into, Mid Penn Common Stock or Mid Penn Preferred Stock.

(b) Mid Penn owns all of the capital stock of Mid Penn Bank free and clear of any Lien. Except for the Mid Penn Subsidiaries, Mid Penn does not possess, directly or indirectly, any material equity interest in any corporate entity, except for equity interests held in the investment portfolios of Mid Penn Subsidiaries, equity interests held by Mid Penn Subsidiaries in a fiduciary capacity, and equity interests held in connection with the lending activities of Mid Penn Subsidiaries, including stock in the FHLB. Either Mid Penn or Mid Penn Bank owns all of the outstanding shares of capital stock or equity interests of each Mid Penn Subsidiary free and clear of all Liens.

(c) To Mid Penn’s Knowledge, except as set forth on Mid Penn Disclosure Schedule 5.2(c) or as disclosed in the Mid Penn SEC Reports, no Person or “group” (as that term is used in Section 13(d)(3) of the Exchange Act), is the beneficial owner (as defined in Section 13(d) of the Exchange Act) of five percent (5%) or more of the outstanding shares of Mid Penn Common Stock.

5.3. Authority; No Violation.

(a) Mid Penn has full corporate power and authority to execute and deliver this Agreement and, subject to receipt of the Regulatory Approvals and the approval of this Agreement by Mid Penn’s shareholders, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Mid Penn and the consummation by Mid Penn of the transactions contemplated hereby, including the Merger have been duly and validly approved by the Board of Directors of Mid Penn, and no other corporate proceedings on the part of Mid Penn, except for the approval of Mid Penn’s shareholders, the execution and delivery of the Bank Plan of Merger by Mid Penn Bank and the consent of the sole shareholder of Mid Penn Bank, are necessary to consummate the transactions contemplated hereby, including the Merger. This Agreement has been duly and validly executed and delivered by Mid Penn and, subject to the receipt of the Regulatory Approvals and approval by the required vote of Mid Penn’s shareholders and due and valid execution and delivery of this Agreement by Riverview, constitutes the valid and binding obligation of Mid Penn, enforceable against Mid Penn in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity.

(b) Subject to receipt of Regulatory Approvals, approval by the required vote of Mid Penn’s shareholders and Riverview’s and Mid Penn’s compliance with any conditions contained herein, (i) the execution and delivery of this Agreement by Mid Penn, (ii) the consummation of the transactions contemplated hereby, and (iii) compliance by Mid Penn with any of the terms or provisions hereof will not (A) conflict with or result in a breach of any provision of the articles of incorporation or bylaws of Mid Penn or any similar governing documents of any of Mid Penn’s Subsidiaries, including Mid Penn Bank, (B) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Mid Penn or any Mid Penn Subsidiary or any of their respective properties or assets, or (C) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any Lien upon any of the properties or assets of Mid Penn or any Mid Penn Subsidiary under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which any of them is a party, or by which they or any of their respective properties or assets may be bound or affected, except, with respect to (B) and (C), for any violations, conflicts, breaches, defaults or other occurrences which would not, individually or in the aggregate, constitute a Material Adverse Effect.

5.4. Consents.

Except for the Regulatory Approvals, approval of the shareholders of Mid Penn, and consents, approvals, filings and registrations from or with the SEC, Nasdaq and state “blue sky” authorities, and compliance with any conditions contained therein, no consents or approvals or waivers of, or filings or registrations with, any Governmental Entity are or will be necessary, and no consents or approvals of any third parties are or will be necessary, in connection with (a) the execution and delivery of this Agreement by Mid Penn or the Bank Plan of Merger by Mid Penn Bank and (b) the completion by Mid Penn of the transactions contemplated hereby or by Mid Penn Bank of the Bank Merger. Mid Penn (x) has no reason to believe that the consents and approvals set forth above will not be received or will be received with conditions, limitations or restrictions unacceptable to it or which would adversely impact the ability of Mid Penn or Mid Penn Bank to complete the transactions contemplated by this Agreement and (y) knows of no reason why all Regulatory Approvals or any other approvals from any Governmental Entity required for the consummation of the transactions contemplated by this Agreement should not be obtained on a timely basis.

5.5. Financial Statements; Undisclosed Liabilities.

(a) Mid Penn has previously made available, or will make available, to Riverview the Mid Penn Regulatory Reports. The Mid Penn Regulatory Reports have been, or will be, prepared in all material respects in accordance with applicable regulatory accounting principles and practices, including, but not limited to, all applicable rules, regulations and pronouncements of applicable Bank Regulators, throughout the periods covered by such statements, and fairly present or will fairly present in all material respects the financial position, results of operations and changes in shareholders’ equity of Mid Penn as of and for the periods ended on the dates thereof, in accordance with applicable regulatory accounting principles, including, but not limited to, all applicable rules, regulations and pronouncements of applicable Bank Regulators, applied on a consistent basis.

(b) Mid Penn has previously made available or will make available to Riverview the Mid Penn Financial Statements. The Mid Penn Financial Statements have been or will be prepared in accordance with GAAP, and (including the related notes where applicable) fairly present, or will fairly present, in each case in all material respects the consolidated financial position, results of operations and cash flows of Mid Penn and the Mid Penn Subsidiaries on a consolidated basis as of and for the respective periods ending on the dates thereof (subject in the case of the unaudited interim statements to normal year-end adjustments), in accordance with GAAP during the periods involved, except as indicated in the notes thereto and except in the case of any unaudited statements to normal recurring audit adjustments.

(c) At the date of each balance sheet included in the Mid Penn Financial Statements, neither Mid Penn nor Mid Penn Bank has had or will have any material liabilities, obligations or loss contingencies of any nature (whether absolute, accrued, contingent or otherwise) of a type required to be reflected in such Mid Penn Financial Statements or Mid Penn Regulatory Reports or in the footnotes thereto that are not fully reflected or reserved against therein or fully disclosed in a footnote thereto and except in the case of any unaudited statements to normal, recurring audit adjustments and, in the case of Mid Penn Regulatory Reports, the absence of footnotes.

(d) The records, systems, controls, data and information of Mid Penn and the Mid Penn Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of Mid Penn or any Mid Penn Subsidiary (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not reasonably be expected to have a material adverse effect on the system of internal accounting controls described below in this Section 5.5(d). Mid Penn (i) has implemented and maintains a system of internal control over financial reporting that is designed to provide reasonable assurances regarding the reliability of financial reporting and the preparation of its financial statements for external purposes in accordance with GAAP, (ii) has implemented and maintains disclosure controls and procedures to ensure that material information relating to Mid Penn, including its consolidated Mid Penn Subsidiaries, is made known to the chief executive officer and the chief financial officer of Mid Penn by others within those entities, and (iii) has disclosed, based on its most recent evaluation prior to the date hereof, to Mid Penn’s outside auditors and the audit committee of Mid Penn’s Board of Directors (A) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect Mid Penn’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in Mid Penn’s internal controls over financial reporting. These disclosures (if any) were made in writing by management to Mid Penn’s auditors and audit committee and a copy has previously been made available to Riverview.

(e) Since December 31, 2018, (i) neither Mid Penn nor any of the Mid Penn Subsidiaries nor, to the Knowledge of Mid Penn, any director, officer, employee, auditor, accountant or representative of Mid Penn or any Mid Penn Subsidiary has received or otherwise had or obtained Knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of Mid Penn or any Mid Penn Subsidiary or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that Mid Penn or any Mid Penn Subsidiary has engaged in illegal accounting or auditing practices, and (ii) no attorney representing Mid Penn or any Mid Penn Subsidiary, whether or not employed by Mid Penn or any Mid Penn Subsidiary, has reported evidence of a material violation of Securities Laws, breach of fiduciary duty or similar violation by Mid Penn or any of its officers, directors, employees or agents to the Board of Directors of Mid Penn or any committee thereof or to any director or officer of Mid Penn.

5.6. Taxes.

(a) Mid Penn and the Mid Penn Subsidiaries are members of the same affiliated group within the meaning of Section 1504(a) of the Code. Mid Penn has duly filed, and will file, all material federal, state and local Tax returns required to be filed by, or with respect to, Mid Penn and every Mid Penn Subsidiary on or prior to the Closing Date, taking into account any extensions (all such returns being accurate and correct in all material respects). Mid Penn. has paid, or made provision and properly accounted for, all Taxes shown to be due on such Tax returns, other than Taxes or other charges that (a) are not delinquent, (b) are being contested in good faith, or

(c) have not yet been fully determined. As of the date of this Agreement, Mid Penn has received no written notice of, and to Mid Penn’s Knowledge there is no, audit examination, deficiency assessment, tax investigation or refund litigation with respect to any Taxes of Mid Penn or any Mid Penn Subsidiary, and no written claim has been made by any Governmental Entity in a jurisdiction where Mid Penn or any Mid Penn Subsidiary does not file Tax returns that Mid Penn or any Mid Penn Subsidiary is subject to taxation in that jurisdiction. Mid Penn and the Mid Penn Subsidiaries have not executed an extension or waiver of any statute of limitations on the assessment or collection of any material Tax due that is currently in effect. Mid Penn and each Mid Penn Subsidiary has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party, and Mid Penn and each Mid Penn Subsidiary, to Mid Penn’s Knowledge, has timely complied with all applicable information reporting requirements under Part III, Subchapter A of Chapter 61 of the Code and similar applicable state and local information reporting requirements. Neither Mid Penn nor any Mid Penn Subsidiary is a party to any Tax Agreement with any Person other than Tax Agreements involving Mid Penn and/or any Mid Penn Subsidiary.

(b) Mid Penn will not be required, as a result of (i) a change in accounting method for a Tax period beginning on or before the Effective Time to include any adjustment under Section 481(c) of the Code (or any similar provision of state, local or foreign Law) in taxable income for any Tax period beginning on or after the Effective Time, or (ii) any “closing agreement” as described in Section 7121 of the Code (or any similar provision of state, local or foreign tax Law), to include any item of income in or exclude any item of deduction from any Tax period beginning on or after the Effective Time.

5.7. No Material Adverse Effect.

Mid Penn has not suffered any Material Adverse Effect since December 31, 2020, and no event has occurred or circumstance arisen since that date that, in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on Mid Penn.

5.8. No Default under Material Contracts.

Neither Mid Penn nor any Mid Penn Subsidiary is in default under any material contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its assets, business, or operations may be bound or affected, or under which it or its assets, business, or operations receive benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

5.9. Ownership of Property; Insurance Coverage.

(a) Mid Penn and each Mid Penn Subsidiary has good and, as to real property and securities, marketable title to all material assets and properties owned, and as to securities held, by Mid Penn or any Mid Penn Subsidiary in the conduct of their businesses, whether such assets and properties are real or personal, tangible or intangible, including assets and property reflected in the balance sheets contained in the Mid Penn Regulatory Reports and in the Mid Penn Financial Statements or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value in the ordinary course of business since the date of such balance sheets), subject to no material Liens, except (i) those items which secure liabilities for public or statutory obligations or any discount with, borrowing from or other obligations to FHLB, inter-bank credit facilities, or any transaction by a Mid Penn Subsidiary acting in a fiduciary capacity, (ii) statutory Liens for amounts not yet delinquent or that are being contested in good faith, (iii) non-monetary Liens affecting real property which do not adversely affect the value or use of such real property, and (iv) those described and reflected in the Mid Penn Financial Statements. Such securities are valued on the books of Mid Penn and each of the Mid Penn Subsidiaries in accordance with GAAP. Mid Penn and the Mid Penn Subsidiaries, as lessee, have the right under valid and existing leases of real and personal properties used by Mid Penn and Mid Penn Subsidiaries in the conduct of their businesses to occupy or use all such properties as presently occupied and used by each of them. Neither Mid Penn nor any Mid Penn Subsidiary is in default in any material respect under any lease for any real or personal property to which either Mid Penn or any Mid Penn Subsidiary is a party, and there has not occurred any event that, with lapse of time or the giving of notice or both, would constitute such default, except for such defaults that, either individually or in the aggregate, will not have a Material Adverse Effect on Mid Penn.

(b) With respect to all agreements pursuant to which Mid Penn or any Mid Penn Subsidiary has purchased securities subject to an agreement to resell, if any, Mid Penn or such Mid Penn Subsidiary, as the case may be, has a valid, perfected first Lien in the securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby. Mid Penn and each of the Mid Penn Subsidiaries employs investment, securities risk management and other policies, practices and procedures that Mid Penn and each such Mid Penn Subsidiary believes are prudent and reasonable in the context of such businesses.

(c) Mid Penn and each Mid Penn Subsidiary currently maintain insurance considered by Mid Penn to be reasonable for their respective operations in accordance with industry practice. There are presently no material claims pending under such policies of insurance and no notices have been given by Mid Penn or any Mid Penn Subsidiary under such policies (other than with respect to health or disability insurance). All such insurance is valid and enforceable and in full force and effect, and within the last three years Mid Penn and each Mid Penn Subsidiary has received each type of insurance coverage for which it has applied and during such periods has not been denied indemnification for any material claims submitted under any of its insurance policies.

5.10. Legal Proceedings.

Neither Mid Penn nor any Mid Penn Subsidiary is a party to any, and there are no pending or, to the Knowledge of Mid Penn, threatened legal, administrative, arbitration or other proceedings, claims (whether asserted or unasserted), actions or governmental investigations or inquiries of any material nature (a) against Mid Penn or any Mid Penn Subsidiary, (b) to which Mid Penn or any Mid Penn Subsidiary’s material assets are or may be subject, (c) challenging the validity or propriety of any of the transactions contemplated by this Agreement, or (d) that would reasonably be expected to adversely affect the ability of Mid Penn or Mid Penn Bank to perform under this Agreement in any material respect.

5.11. Compliance With Applicable Law.

(a) Each of Mid Penn and each Mid Penn Subsidiary is in compliance in all material respects with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable to it, its properties, assets and deposits, its business, and its conduct of business and its relationship with its employees, including, without limitation, the USA PATRIOT Act, the Bank Secrecy Act, OFAC regulations, the Equal Credit Opportunity Act, the Fair Housing Act, the CRA, the Home Mortgage Disclosure Act, the Fair Credit Reporting Act, the Fair Debt Collections Practices Act, the Truth in Lending Act, and all other applicable fair lending laws and other laws relating to discriminatory business practices, Title VII of the Civil Rights Act of 1964, as amended, the Americans With Disabilities Act of 1990, as amended, the Rehabilitation Act of 1973, as amended, the Family and Medical Leave Act of 1993, as amended, the Genetic Information Non-Discrimination Act of 2008, and all similar federal, state or local laws and/or ordinances, including without limitation, the Pennsylvania Human Relations Act, as amended, and any other non-discrimination and fair employment practices laws of any state and/or locality in which a Mid Penn or Mid Penn Subsidiary employee works, worked, resides, or resided, all as amended, ERISA, the Affordable Care Act, as amended, the Age Discrimination in Employment Act of 1967, as amended, and the Worker Adjustment and Retraining Notification Act, as amended, and neither Mid Penn nor any Mid Penn Subsidiary has received any written notice to the contrary except where the failure to comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Mid Penn. The Board of Directors of Mid Penn

Bank has adopted and Mid Penn Bank has implemented an anti-money laundering program that contains adequate and appropriate customer identification verification procedures that has not been deemed ineffective by any Governmental Entity and that meets the requirements of Sections 352 and 326 of the USA PATRIOT Act and the regulations thereunder.

(b) Each of Mid Penn and each Mid Penn Subsidiary has all material permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Entities and Bank Regulators that are required in order to permit it to own or lease its properties and to conduct its business as presently conducted except where the failure to hold such permits, licenses, authorizations, orders or approvals, or the failure to make such filings, applications or registrations would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Mid Penn; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect in all material respects, and to the Knowledge of Mid Penn, no suspension or cancellation of any such permit, license, certificate, order or approval is threatened or will result from the consummation of the transactions contemplated by this Agreement, subject to obtaining the Regulatory Approvals.

(c) Since January 1, 2017, neither Mid Penn nor any Mid Penn Subsidiary has received any written notification or any other communication from any Bank Regulator (i) asserting that Mid Penn or any Mid Penn Subsidiary is not in material compliance with any of the statutes, regulations or ordinances which such Bank Regulator enforces; (ii) threatening to revoke any license, franchise, permit or governmental authorization that is material to Mid Penn or any Mid Penn Subsidiary; (iii) requiring or threatening to require Mid Penn or any Mid Penn Subsidiary, or indicating that Mid Penn or any Mid Penn Subsidiary may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement with any Governmental Entity or Bank Regulator that is charged with the supervision or regulation of banks or engages in the insurance of bank deposits restricting or limiting, or purporting to restrict or limit, in any material respect the operations of Mid Penn or any Mid Penn Subsidiary, including without limitation any restriction on the payment of dividends; or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit, in any manner the operations of Mid Penn or any Mid Penn Subsidiary, including without limitation any restriction on the payment of dividends (any such notice, communication, memorandum, agreement or order described in this sentence is hereinafter referred to as a “Mid Penn Regulatory Agreement”). Neither Mid Penn nor any Mid Penn Subsidiary has consented to or entered into any Mid Penn Regulatory Agreement that is currently in effect or that was in effect since January 1, 2017. The most recent regulatory rating given to Mid Penn Bank as to compliance with the CRA is satisfactory or better.

(d) Each of Mid Penn and Mid Penn Bank are “well capitalized” within the meaning of the regulations of the FRB and the FDIC, respectively, and neither Mid Penn nor Mid Penn Bank knows of any facts or circumstances that would reflect adversely on the financial and managerial standards to be applied by the FRB under the BHCA in determining whether to approve the Merger. Neither Mid Penn nor Mid Penn Bank knows of any reason why it would not continue to be “well capitalized” under applicable capital requirements imposed by any Bank Regulator.

5.12. Employee Benefit Plans.

(a) Except as would not, individually or in the aggregate, have a Material Adverse Effect, (i) each Mid Penn Benefit Plan that is subject to the requirements of ERISA and the Code has been established and administered in all respects in accordance with its terms and in compliance with the applicable provisions of ERISA, the Code and other applicable laws, rules and regulations; (ii) each Mid Penn Benefit Plan which is intended to be qualified within the meaning of Section 401(a) of the Code has received a favorable determination letter as to its qualification, and with respect to all plan document qualification requirements for which the applicable remedial amendment period under Section 401(b) of the Code has closed, any amendments required by such determination letter were made as and when required by such determination letter, and, to the Knowledge of Mid Penn, nothing has occurred, whether by action or failure to act, that could reasonably be expected to cause the loss of such qualification; (iii) to the Knowledge of Mid Penn, no event has occurred and no condition exists that is reasonably likely to subject Mid Penn or any Mid Penn Subsidiary, solely by reason of its affiliation with any past or present “ERISA Affiliate”, to any Tax, fine, Lien, penalty or other liability imposed by ERISA or the Code; and (iv) all contributions required to be made under the terms of any Mid Penn Benefit Plan have been timely made or, if not yet due, have been properly reflected in Mid Penn financial statements in accordance with GAAP. For purposes of this Section 5.12, Mid Penn Benefit Plan means each “employee benefit plan” (within the meaning of Section 3(3) of ERISA), and all other employee benefit plans, agreements, programs, policies or other arrangements maintained by Mid Penn or a Mid Penn Subsidiary, whether or not subject to ERISA (including any funding mechanism therefor, such plans, agreements, programs, policies and arrangements collectively referred to as “Mid Penn Benefit Plans”).

(b) Mid Penn and the Mid Penn Subsidiaries currently maintain a defined benefit pension plan within the meaning of ERISA Section 3(2). None of the Mid Penn Benefit Plans is a “multiemployer plan” (within the meaning of ERISA Section 3(37)) and none of Mid Penn, the Mid Penn Subsidiaries, or any ERISA Affiliate has any liability with respect to a multiemployer plan that remains unsatisfied.

(c) No Mid Penn Benefit Plan that is subject to Section 436 of the Code has an adjusted funding target attainment percentage (as such term is defined in Section 436 of the Code) that is less than, or presumed to be less than, eighty percent (80%). No Mid Penn Benefit Plan that is subject to Section 430 of the Code is considered at-risk (as such term is defined in Section 430 of the Code). No accumulated funding deficiency (as such term is defined in Section 412 of the Code) has been incurred with respect to any Mid Penn Benefit Plan subject to Section 412 of the Code, whether or not waived.

(d) With respect to any Mid Penn Benefit Plan, the assets of any trust under such Mid Penn Benefit Plan, Mid Penn Benefit Plan sponsor, Mid Penn Benefit Plan fiduciary or Mid Penn Benefit Plan administrator, (i) no actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or, to the Knowledge of Mid Penn, threatened and (ii) to the Knowledge of Mid Penn, no facts or circumstances exist that could reasonably be expected to give rise to any such actions, suits or claims.

(e) Except as would not, individually or in the aggregate, have a Material Adverse Effect, all Mid Penn Benefit Plans which provide for the deferral of compensation, within the meaning of Section 409A of the Code, have been administered in good faith compliance with Section 409A of the Code. No outstanding stock options and no shares of restricted stock are subject to Section 409A of the Code.

(f) No liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by Mid Penn or any Mid Penn Subsidiary with respect to any ongoing, frozen, or terminated Mid Penn Benefit Plan.

(g) No notice of a reportable event within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has been waived, has been required to be filed for any Mid Penn Benefit Plan within the past twelve (12) months.

5.13. Environmental Matters.

(a) To the Knowledge of Mid Penn, neither (i) the conduct nor operation of the business of Mid Penn or any Mid Penn Subsidiary nor (ii) any condition of any property currently or previously owned or operated by Mid Penn or any Mid Penn Subsidiary (including, without limitation, in a fiduciary or agency capacity), results or resulted in a violation of any Environmental Laws that is reasonably likely to impose a material liability (including a material remediation obligation) upon Mid Penn or any Mid Penn Subsidiary. No condition exists or has existed or event has occurred with respect to any of them or any such property that, with notice or the passage of time, or both, is reasonably likely to result in any material liability to Mid Penn or any Mid Penn Subsidiary by reason of any Environmental Laws. Neither Mid Penn nor any Mid Penn Subsidiary

during the past five years has received any written notice from any Person or Governmental Entity that Mid Penn or any Mid Penn Subsidiary or the operation or condition of any property ever owned, operated, or held as collateral or in a fiduciary capacity by any of them (including any Other Real Estate Owned or property pledged as collateral for any loan held by Mid Penn or any Mid Penn Subsidiary) are currently in violation of or otherwise are alleged to have liability under any Environmental Laws or relating to Materials of Environmental Concern (including, but not limited to, responsibility (or potential responsibility) for the cleanup or other remediation of any Materials of Environmental Concern at, on, beneath, or originating from any such property) for which a material liability is reasonably likely to be imposed upon Mid Penn or any Mid Penn Subsidiary; and

(b) There is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or, to the Mid Penn’s Knowledge, threatened, before any court, Governmental Entity or other forum against Mid Penn or any Mid Penn Subsidiary (i) for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (ii) relating to the presence of or release into the environment of any Materials of Environmental Concern (as defined herein), whether or not occurring at or on a site owned, leased or operated by Mid Penn or any Mid Penn Subsidiary.

5.14. Brokers, Finders and Financial Advisors.

Neither Mid Penn nor any Mid Penn Subsidiary, nor any of their respective officers, directors, employees or agents, has employed any broker, finder or financial advisor in connection with the transactions contemplated by this Agreement, or incurred any liability or commitment for any fees or commissions to any such person in connection with the transactions contemplated by this Agreement except for the retention of Piper Sandler  & Co. and Stephens Inc. and the fee payable pursuant thereto.

5.15. Loan Matters.

The allowance for loan losses reflected in Mid Penn’s audited consolidated balance sheet at December 31, 2020 was, and the allowance for loan losses shown on Mid Penn’s balance sheets for periods ending after December 31, 2020 was, or will be, adequate, as of the date thereof, under GAAP.

5.16. No Riverview Capital Stock.

Neither Mid Penn nor any Mid Penn Subsidiary beneficially owns, directly or indirectly, any shares of Riverview Common Stock, or any options, warrants or other rights to acquire any Riverview Common Stock, except pursuant to the Merger as contemplated in this Agreement.

5.17. SEC Reports.

Mid Penn has timely filed with or furnished to, as applicable, the SEC all registration statements, prospectuses, reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated by reference) required to be filed or furnished by it with the SEC since December 31, 2020 (the “Mid Penn SEC Reports”). As of their respective filing dates (or, if amended or superseded by a subsequent filing, as of the date of the last such amendment or superseding filing prior to the date hereof), each of the Mid Penn SEC Reports complied as to form in all material respects with the applicable requirements of the Exchange Act, and the Securities Act to the extent applicable, and the rules and regulations of the SEC thereunder, applicable to such Mid Penn SEC Reports. None of the Mid Penn SEC Reports, including any financial statements, schedules or exhibits included or incorporated by reference therein at the time they were filed (or, if amended or superseded by a subsequent filing, as of the date of the last such amendment or superseding filing prior to the date hereof), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of Mid Penn Subsidiaries is required to file or furnish any forms, reports or other documents with the SEC. As of the date of this Agreement, no executive officer of Mid Penn has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act.

5.18. Required Vote.

Assuming that a quorum is present, in person or by proxy, the affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding shares of Mid Penn Common Stock at the Mid Penn Shareholders’ Meeting by the holders of shares of Mid Penn Common Stock is required to approve this Agreement and the Merger under Mid Penn’s articles of incorporation and the PBCL. This Agreement and the Merger have been approved by at least eighty percent (80%) of all of the members of the Mid Penn Board of Directors.

5.19. Registration Obligations.

Except for the shares of Mid Penn Common Stock to be issued under Article III of this Agreement, neither Mid Penn nor any Mid Penn Subsidiary is under any obligation, contingent or otherwise, that will survive the Effective Time by reason of any agreement to register any transaction involving any of its securities under the Securities Act.

5.20. Risk Management Instruments.

All material interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar risk management arrangements, whether entered into for Mid Penn’s own account, or for the account of one or more of the Mid Penn Subsidiaries or their customers (all of which are set forth on Mid Penn Disclosure Schedule 5.20), were in all material respects entered into in compliance with all applicable laws, rules, regulations and regulatory policies, and with counterparties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of Mid Penn or any Mid Penn Subsidiary, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles), and is in full force and effect. Neither Mid Penn nor any Mid Penn Subsidiary, nor to the Knowledge of Mid Penn any other party thereto, is in breach of any of its obligations under any such agreement or arrangement in any material respect.

5.21. Fairness Opinion.

The board of directors of Mid Penn has received an opinion (which, if initially rendered verbally, has been or will be confirmed by a written opinion, dated the same date) from Stephens Inc. to the effect that, as of the date of such opinion, and based upon and subject to the factors, limitations and assumptions set forth therein, the Merger Consideration is fair, from a financial point of view, to Mid Penn. Such opinion has not been amended or rescinded as of the date of this Agreement.

5.22. Fiduciary Accounts.

Mid Penn Bank and each Mid Penn Subsidiary has properly administered all accounts for which it acts as a fiduciary in all material respects, including but not limited to accounts for which it serves as trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable laws and regulators. Neither Mid Penn Bank nor any other Mid Penn Subsidiary, nor has any of their respective directors, officers or employees, committed any breach of trust with respect to any such fiduciary account and the records for each such fiduciary account.

5.23. Mid Penn Information Supplied.

The information relating to Mid Penn and any Mid Penn Subsidiary to be contained in the Proxy Statement - Prospectus and/or Registration Statement, or in any other document filed with any Bank Regulator or other Governmental Entity in connection herewith (other than the information provided by Riverview specifically for inclusion), will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading.

5.24. Reorganization.

Mid Penn has not taken any action and is not aware of any fact or circumstance that could reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

5.25. No Financing.

Mid Penn has, or will have available to it prior to the Closing, all funds necessary to satisfy all of its obligations hereunder.

5.26. Intellectual Property.

Mid Penn and each Mid Penn Subsidiary owns or possesses valid and binding licenses and other rights (subject to expirations in accordance with their terms) to use all patents, copyrights, trade secrets, trade names, service marks and trademarks, which are material to the conduct of their business as currently conducted, each without payment, except for all license agreements under which license fees or other payments are due in the ordinary course of Mid Penn’s or each of the Mid Penn Subsidiaries’ business, and neither Mid Penn nor any Mid Penn Subsidiary has received any notice of conflict with respect thereto that asserts the rights of others. Mid Penn and each Mid Penn Subsidiary has performed all the material obligations required to be performed, and are not in default in any material respect, under any contract, agreement, arrangement or commitment relating to any of the foregoing. To Mid Penn’s Knowledge, the conduct of the business of Mid Penn and each Mid Penn Subsidiary as currently conducted or proposed to be conducted does not, in any material respect, infringe upon, dilute, misappropriate or otherwise violate any intellectual property owned or controlled by any third party.

5.27. Labor Matters.

There are no labor or collective bargaining agreements to which Mid Penn or any Mid Penn Subsidiary is a party. To the Knowledge of Mid Penn, there is no activity involving Mid Penn or any Mid Penn Subsidiary seeking to certify a collective bargaining unit involving any of their employees. There is no labor strike, labor dispute (other than routine employee grievances that are not related to union employees), work slowdown, stoppage or lockout pending or threatened against Mid Penn or any Mid Penn Subsidiary. There is no unfair labor practice or labor arbitration proceeding pending or, to the Knowledge of Mid Penn, threatened against Mid Penn or any Mid Penn Subsidiary (other than routine employee grievances that are not related to union employees). Mid Penn and each Mid Penn Subsidiary is in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and are not engaged in any unfair labor practice.

5.28. Takeover Laws.

The adoption and approval by the board of directors of Mid Penn of this Agreement, the Merger and the other transactions contemplated in this Agreement represent all the action necessary to render inapplicable to this Agreement, the Merger and such other transactions, the provisions of any potentially applicable “anti-takeover”, “control share”, “fair price”, “moratorium”, “interested shareholder” or similar anti-takeover statutes or regulations applicable to Mid Penn in connection with the execution, delivery or performance of this Agreement.

5.29. Quality of Representations.

The representations made by Mid Penn in this Agreement are true, correct and complete in all material respects and do not omit statements necessary to make the representations not misleading under the circumstances.

5.30. No Other Representations or Warranties.

(a) Except for the representations and warranties made by Mid Penn in this Article V, neither Mid Penn nor any other Person makes any express or implied representation or warranty with respect to Mid Penn, its Subsidiaries, or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects or with respect to any oral or written information presented to Riverview or any of its affiliates or representatives in the course of their due diligence investigation of Mid Penn, the negotiation of this Agreement or otherwise in the course of the transaction contemplated hereby, and Mid Penn hereby disclaims any such other representations or warranties.

(b) Notwithstanding anything contained in this Agreement to the contrary, Mid Penn acknowledges and agrees that neither Riverview nor any other Person has made or is making any representations or warranties relating to Riverview whatsoever, express or implied, beyond those expressly given by Riverview in Article IV hereof, including any implied representation or warranty as to the accuracy or completeness of any information regarding Riverview furnished or made available to Mid Penn or any of its representatives.

ARTICLE VI

COVENANTS OF RIVERVIEW

6.1. Conduct of Business.

(a) Affirmative Covenants. From the date of this Agreement to the Effective Time or earlier termination of this Agreement, except with the written consent of Mid Penn, which consent shall not be unreasonably withheld, conditioned or delayed, or as expressly contemplated by this Agreement (including as set forth in Riverview’s Disclosure Schedules), Riverview will, and will cause each Riverview Subsidiary to, (i) operate its business only in the usual, regular and ordinary course of business in all material respects, (ii) use commercially reasonable efforts to preserve intact its business organization and assets and maintain its rights and franchises, and (iii) voluntarily take no action that would, or would be reasonably likely to, materially adversely affect the ability of the parties to obtain any Regulatory Approvals or other approvals of Governmental Entities required for the transactions contemplated hereby or materially increase the period of time necessary to obtain such approvals, or materially adversely affect its ability to perform its covenants and agreements under this Agreement. Notwithstanding anything to the contrary set forth in this Section 6.1, Riverview and each Riverview Subsidiary may take any commercially reasonable actions that Riverview believes is necessary or prudent for it to take or not take in response to the Pandemic or the Pandemic Measures; provided that Riverview provides prior notice to and consults in good faith with Mid Penn to the extent such actions would otherwise require consent of Mid Penn under this Section 6.1.

(b) Negative Covenants. Riverview agrees that from the date of this Agreement to the Effective Time or earlier termination of this Agreement, except as (i) otherwise specifically permitted or required by this Agreement, (ii) set forth on Riverview Disclosure Schedule 6.1(b), (iii) consented to by Mid Penn in writing in advance, and, except with respect to paragraphs (1), (2), (7), (8) and (13) of this Section 6.1(b), which consent shall not be unreasonably withheld, conditioned or delayed, or (iv) required by any Bank Regulator, Riverview will not, and it will cause each of the Riverview Subsidiaries not to:

(1) change or waive any provision of its articles of incorporation, charter or bylaws, except as required by law, or appoint any new directors to its board of directors, except to fill any vacancy in accordance with its bylaws or as required in a Riverview Material Contract listed on Riverview Disclosure Schedule 6.1(b)(1) and in effect as of the date hereof;

(2) change the number of authorized or issued shares of its capital stock, issue any shares of Riverview capital stock, including any shares that are held as Treasury Stock as of the date of this Agreement, or issue or grant any right or agreement of any character relating to its authorized or issued capital stock or any securities convertible into shares of such stock, make any grant or award under any option or benefit plan, or split, combine or reclassify any shares of capital stock, or declare, set aside or pay any dividend or other distribution in respect of capital stock, or redeem or otherwise acquire any shares of capital stock, except that Riverview may (i) issue shares of Riverview Common Stock upon the exercise of stock options outstanding prior to the date of this Agreement and listed on Riverview Disclosure Schedule 6.1(b)(2); (ii) permit the vesting of Riverview Restricted Stock; (iii) no earlier than January 31, 2022, declare and pay quarterly cash dividends of no more than $0.05 per share of Riverview Common Stock; (iv) permit any Riverview Subsidiary to pay dividends to Riverview or any of its wholly-owned Subsidiaries to its parent company (as permitted under applicable law or regulations); or (v) accept shares of Riverview Common Stock as payment for the exercise price of Riverview Stock Options or for withholding Taxes incurred in connection with the exercise of Riverview Stock Options or for the vesting or settlement of Riverview Restricted Stock, in each case, in accordance with past practice and the terms of applicable award agreements.

(3) enter into, amend in any material respect or terminate any Riverview Material Contract (including without limitation any settlement agreement with respect to litigation), except in the ordinary course of business or as required by law;

(4) make application for the opening or closing of any, or open or close any, branch or automated banking facility;

(5) grant or agree to pay any bonus, severance or termination to, or enter into, renew or amend any employment agreement, severance agreement and/or supplemental executive agreement with, or increase in any manner the compensation or fringe benefits of, any of its directors, officers or employees, except (i) as may be required pursuant to commitments existing on the date hereof or as required under applicable law, the terms of this Agreement or the terms of any Riverview Benefit Plan (except the Riverview Executive Officer Annual Cash/Equity Incentive Plan) in effect on the date hereof, or as agreed to by the parties and set forth on Riverview Disclosure Schedule 4.8(a), Riverview Disclosure Schedule 4.8(d), and/or Riverview Disclosure Schedule 4.12, (ii) pay increases in the ordinary course of business consistent with past practice to employees, (iii) cash bonuses under the Riverview Executive Officer Annual Cash/Equity Incentive Plan, not to exceed the amounts set forth on Riverview Disclosure Schedule 6.1(b)(5), and (iv) as required by statute, regulations or regulatory guidance. Riverview shall not hire or promote any employee to a rank having a title of senior vice president or other more senior rank or hire any new employee at an annual rate of compensation in excess of One Hundred and Fifty Thousand Dollars ($150,000) except as set forth on Riverview Disclosure Schedule 6.1(b)(5), provided that, in any event, Riverview shall not enter into, renew or amend any employment agreement, severance agreement and/or supplemental executive agreement in connection with any such hiring or promotion, and provided, further, that Riverview may hire at-will, non-officer employees to fill vacancies that may from time to time arise in the ordinary course of business;

(6) except as otherwise expressly permitted under this Agreement or with respect to any broad based welfare benefit plan (other than severance) listed on Riverview Disclosure Schedule 6.1(b)(6) provided that any changes are in the ordinary course of business and would not reasonably be expected to materially increase the cost of benefits under such welfare benefit plans, enter into or, except as may be required by law, materially modify any pension, retirement, stock option, stock purchase, stock appreciation right, stock grant, savings, profit sharing, deferred compensation, supplemental retirement, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or employees; or make any contributions to any defined contribution plan not in the ordinary course of business consistent with past practice;

(7) merge or consolidate Riverview or any Riverview Subsidiary with any other corporation; sell or lease all or any substantial portion of the assets or business of Riverview or any Riverview Subsidiary; make any acquisition of all or any substantial portion of the business or assets of any other Person other than in connection with foreclosures, settlements in lieu of foreclosure, troubled loan or debt restructuring, or the collection of any loan or credit arrangement between Riverview, or any Riverview Subsidiary and any other Person; enter into a purchase and assumption transaction with respect to deposits and liabilities; or voluntarily revoke or surrender by any Riverview Subsidiary of its certificate of authority to maintain, or file an application for the relocation of, any existing branch office, or file an application for a certificate of authority to establish a new branch office;

(8) sell or otherwise dispose of the capital stock of Riverview or any Riverview Subsidiary or sell or otherwise dispose of any asset of Riverview or of any Riverview Subsidiary other than in the ordinary course of business consistent with past practice, except for transactions with the FHLB, the Atlantic Community Bankers Bank or Pacific Coast Bankers Bank; subject any asset of Riverview or any Riverview Subsidiary to a Lien (other than in connection with deposits, repurchase agreements, bankers acceptances, “treasury tax and loan” accounts established in the ordinary course of business and transactions in “federal funds” and the satisfaction of legal requirements in the exercise of trust powers), unless such Lien is subject to a stay or appeal proceeding, other than in the ordinary course of business consistent with past practice; or incur any indebtedness for borrowed money (or guarantee any indebtedness for borrowed money), except in the ordinary course of business consistent with past practice;

(9) voluntarily take any action that would result in any of the representations and warranties of Riverview or Riverview Bank set forth in this Agreement becoming untrue in any material respect as of any date after the date hereof or any of the conditions set forth in Article IX hereof not being satisfied, except in each case as may be required by applicable law or any Bank Regulator;

(10) change any method, practice or principle of accounting, except as may be required from time to time by GAAP (without regard to any optional early adoption date) any Bank Regulator responsible for regulating Riverview or Riverview Bank, or Riverview’s independent accounting firm;

(11) waive, release, grant or transfer any material rights of value or modify or change in any material respect any existing material agreement or indebtedness with an annual value of One Million Dollars ($1,000,000) or greater to which Riverview or any Riverview Subsidiary is a party;

(12) purchase any securities, including equity or debt securities, except in accordance with past practice pursuant to its investment securities portfolio policies approved by the Riverview Board of Directors and in effect on the date hereof; provided that any such individual purchase shall not exceed One Million Dollars ($1,000,000);

(13) except for the issuance of shares of Riverview Common Stock upon the exercise of stock options outstanding prior to the date of this Agreement and listed on Riverview Disclosure Schedule 6.1(b)(2), issue or sell any equity or debt securities of Riverview or any Riverview Subsidiary;

(14) except for any loan that has been pre-approved by Riverview Bank in the ordinary course of business but has not been funded as of the date hereof and is set forth on Riverview Disclosure Schedule 6.1(b)(14), make or acquire any loan or other credit facility commitment (including, without limitation, lines of credit and letters of credit) or issue a commitment (including a letter of credit) or renew or extend an existing commitment for any loan other credit facility commitment, or amend or modify in any material respect any loan other credit facility commitment (including in any manner that would result in any additional extension of credit, principal forgiveness, or effect any uncompensated release of collateral, i.e., at a value below the fair market value thereof as determined by Riverview), except (i) in accordance with past practice pursuant to policies approved by the Riverview Board of Directors and in effect on the date hereof, and (ii) with respect to each such loan or other commitment for any new borrower, the aggregate borrowings from Riverview of such relationship does not exceed Three Million Dollars ($3,000,000) and for any existing borrower such aggregate amount of the increase does not exceed Five Million Dollars ($5,000,000); provided, that (1) Mid Penn shall be required to respond to any request for consent to make such loan or other commitment in writing within two

(2) Business Days after receipt of an executive summary of the material terms of the loan or other commitment requested by Riverview and, which consent shall be deemed to have been given if Mid Penn has not objected to a proposed action by Riverview within two (2) Business Days after such information is received by Mid Penn;

(15) enter into, renew, extend or modify any other transaction (other than a deposit transaction) with any Affiliate;

(16) enter into any futures contract, option, interest rate caps, interest rate floors, interest rate exchange agreement or other agreement or take any other action for purposes of hedging the exposure of its interest-earning assets and interest-bearing liabilities to changes in market rates of interest other than in the ordinary course of business consistent with past practice;

(17) except for the execution of this Agreement, and actions taken or that will be taken in accordance with this Agreement and performance thereunder, take any action that would give rise to a right of payment to any individual under any employment agreement other than wages and bonuses accrued in the ordinary course of business;

(18) enter into any new line of business;

(19) make any material change in policies in existence on the date of this Agreement with regard to (i) underwriting, the extension of credit, or the establishment of reserves with respect to the possible loss thereon or the charge off of losses incurred thereon, (ii) investments, (iii) asset/liability management, (iv) deposit pricing or gathering, or (v) other material banking policies except as may be required by changes in applicable law or regulations, GAAP or by a Bank Regulator;

(20) except for the execution of this Agreement, and the transactions contemplated herein, take any action that would give rise to an acceleration of the right to payment to any individual under any Riverview Benefit Plan;

(21) except as set forth on Riverview Disclosure Schedule 6.1(b)(21), make any capital expenditures in excess of Twenty-Five Thousand Dollars ($25,000) individually or One Hundred Thousand Dollars ($100,000) in the aggregate, other than pursuant to binding commitments existing on the date hereof or other than expenditures necessary to maintain existing assets in good repair;

(22) purchase or otherwise acquire any assets or incur any liabilities other than in the ordinary course of business consistent with past practices and policies;

(23) undertake, renew, extend or enter into any lease, contract or other commitment for its account, other than in the normal course of providing credit to customers as part of its banking business involving (i) a payment by Riverview or Riverview Bank of more than Twenty-Five Thousand Dollars ($25,000) annually, (ii) containing any financial commitment extending beyond twenty-four (24) months from the date hereof, or (iii) any Affiliate of Riverview or Riverview Bank; provided that the aggregate payments under clauses (i) and (ii) shall not exceed Fifty Thousand Dollars ($50,000) provided, that (1) Mid Penn shall be required to respond to any such request in writing within three Business Days after receipt of all information which would be necessary for Mid Penn to make such determination and which consent shall be deemed to have been given if Mid Penn has not objected to a proposed action by Riverview within three Business Days after such information is received by Mid Penn;

(24) pay, discharge, settle or compromise any claim, action, litigation, arbitration or proceeding, other than any such payment, discharge, settlement or compromise in the ordinary course of business consistent with past practice that involves solely money damages in the amount not in excess of Twenty-Five Thousand Dollars ($25,000) individually or Fifty Thousand Dollars ($50,000) in the aggregate, and that does not create negative precedent for other pending or potential claims, actions, litigation, arbitration or proceedings, provided that Riverview may not charge-off through settlement, compromise or discharge more than Fifty Thousand Dollars ($50,000) of the outstanding principal balance of any loan that is ninety (90) or more days contractually past due without first discussing the decision with Mid Penn;

(25) foreclose upon or take a deed or title to any commercial real estate (which, for clarification, shall not include any real property used for residential purposes which secures a commercial loan) without first conducting a Phase I environmental assessment of the property or foreclose upon any commercial real estate if such environmental assessment indicates the presence of a Materials of Environmental Concern;

(26) purchase or sell any mortgage loan servicing rights other than in the ordinary course of business consistent with past practice;

(27) issue any broadly distributed communication to employees (including general communications relating to benefits and compensation) relating to post-Closing employment, benefit or compensation information without the prior consent of Mid Penn (which shall not be unreasonably withheld, conditioned or delayed) or issue any broadly distributed communication of a general nature to customers regarding the Merger without the prior approval of Mid Penn (which shall not be unreasonably withheld, conditioned or delayed), except as required by law or for communications in the ordinary course of business consistent with past practice that do not relate to the Merger or other transactions contemplated hereby; or

(28) agree to do any of the foregoing.

6.2. Financial and Other Statements.

(a) Promptly upon receipt thereof, Riverview will furnish to Mid Penn copies of each annual, interim or special audit of the books of Riverview and the Riverview Subsidiaries made by its independent auditors and copies of all internal control reports submitted to Riverview by such auditors in connection with each annual, interim or special audit of the books of Riverview and the Riverview Subsidiaries made by such auditors.

(b) Riverview will furnish to Mid Penn copies of all documents, statements and reports as it or any Riverview Subsidiary shall send to its shareholders, any Bank Regulator or any Governmental Entity, except as legally prohibited thereby. Promptly after approval thereof by its board of directors, but in no event later than thirty (30) days after the end of each month, Riverview will deliver to Mid Penn a consolidated balance sheet and a consolidated statement of income, without related notes, for such month prepared in accordance with current financial reporting practices.

(c) Riverview will advise Mid Penn promptly of the receipt of any written examination report of any Bank Regulator with respect to the condition or activities of Riverview or any of the Riverview Subsidiaries if permitted by law; provided however, that Riverview will not provide any information if it has been advised by counsel that it may violate a confidentiality obligation or fiduciary duty or any law or regulation, including with respect to the disclosure of regulatory examination ratings or other confidential supervisory information.

(d) With reasonable promptness, Riverview will furnish to Mid Penn such additional financial data that Riverview possesses and as Mid Penn may reasonably request, including without limitation, detailed monthly financial statements, loan reports and Riverview Regulatory Reports.

6.3. Maintenance of Insurance.

Riverview shall maintain, and cause each Riverview Subsidiary to maintain, insurance in such amounts as are reasonable to cover such risks as are customary in relation to the character and location of their properties and the nature of their business, consistent with past practice.

6.4. Disclosure Supplements.

From time to time prior to the Effective Time, Riverview will promptly supplement or amend the Riverview Disclosure Schedule delivered in connection herewith with respect to any matter hereafter arising that, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Riverview Disclosure Schedule or that is necessary to correct any information in such Riverview Disclosure Schedule that has been rendered materially inaccurate thereby. No supplement or amendment to such Riverview Disclosure Schedule shall have any effect for the purpose of determining satisfaction of the conditions set forth in Article IX.

6.5. Consents and Approvals of Third Parties.

Riverview shall use commercially reasonable efforts to obtain as soon as practicable all consents and approvals necessary or desirable for the consummation of the transactions contemplated by this Agreement.

6.6. Commercially Reasonable Efforts.

Subject to the terms and conditions herein provided, Riverview agrees to use commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement; provided, however, such efforts do not significantly decrease the benefits of the transaction to Riverview.

6.7. Failure to Fulfill Conditions.

In the event that Riverview determines that a condition to its obligation to complete the Merger cannot be fulfilled and that it will not waive that condition, it will promptly notify Mid Penn.

6.8. No Other Bids and Related Matters.

(a) From and after the date hereof until the termination of this Agreement, except as otherwise expressly permitted in this Agreement, Riverview shall not, and shall not authorize, permit or cause any Riverview Subsidiary or their respective officers, directors, employees, investment bankers, financial advisors, attorneys, accountants, consultants, Affiliates and other agents (collectively, the “Riverview Representatives”) to, directly or indirectly, (i) initiate, solicit, induce or encourage, or take any action to facilitate the making of, any inquiry, offer or proposal which constitutes or could reasonably be expected to lead to a Riverview Acquisition Proposal; (ii) respond to any inquiry relating to a Riverview Acquisition Proposal or a Riverview Acquisition Transaction (except to notify a Person that has made a Riverview Acquisition Proposal of the existence of the provisions of this Section 6.8); (iii) recommend or endorse a Riverview Acquisition Transaction; (iv) participate in any discussions or negotiations regarding any Riverview Acquisition Proposal or furnish, or otherwise afford access, to any Person (other than Mid Penn) any confidential or nonpublic information or data with respect to Riverview or any Riverview Subsidiary or otherwise relating to a Riverview Acquisition Proposal; (v) release any Person from, waive any provisions of, or fail to enforce any confidentiality agreement or standstill agreement to which Riverview is a party; or (vi) enter into any agreement, agreement in principle or letter of intent with respect to any Riverview Acquisition Proposal or approve or resolve to approve any Riverview Acquisition Proposal or any agreement, agreement in principle or letter of intent relating to a Riverview Acquisition Proposal. Any violation of the foregoing restrictions by Riverview or any Riverview Representative, whether or not such Riverview Representative is so authorized and whether or not such Riverview Representative is purporting to act on behalf of Riverview or otherwise, shall be deemed to be a breach of this Agreement by Riverview. Riverview and each Riverview Subsidiary shall, and shall cause each of the Riverview Representatives to, immediately cease and cause to be terminated any and all existing discussions, negotiations, and communications with any Persons with respect to any existing or potential Riverview Acquisition Proposal.

For purposes of this Agreement, “Riverview Acquisition Proposal” shall mean any inquiry, offer or proposal (other than an inquiry, offer or proposal from Mid Penn), whether or not in writing, contemplating, relating to, or that could reasonably be expected to lead to, a Riverview Acquisition Transaction. For purposes of this Agreement, “Riverview Acquisition Transaction” shall mean (A) any transaction or series of transactions involving any merger, consolidation, recapitalization, share exchange, liquidation, dissolution or similar transaction involving Riverview or any Riverview Subsidiary; (B) any transaction pursuant to which any third party or group acquires or would acquire (whether through sale, lease or other disposition), directly or indirectly, any assets of Riverview or any Riverview Subsidiary representing, in the aggregate, twenty-five percent (25%) or more of the assets of Riverview and each Riverview Subsidiary on a consolidated basis; (C) any issuance, sale or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities (or options, rights or warrants to purchase or securities convertible into, such securities) representing twenty-five percent (25%) or more of the votes attached to the outstanding securities of Riverview or any Riverview Subsidiary; (D) any tender offer or exchange offer that, if consummated, would result in any third party or group beneficially owning twenty-five percent (25%) or more of any class of equity securities of Riverview or any Riverview Subsidiary; or (E) any transaction which is similar in form, substance or purpose to any of the foregoing transactions, or any combination of the foregoing.

(b) Notwithstanding Section 6.8(a), the Riverview Board of Directors shall be permitted to engage in discussions or negotiations with any Person that makes an Acquisition Proposal if, but only if, (i) Riverview has received a bona fide unsolicited written Riverview Acquisition Proposal that did not result from a breach of this Section 6.8; (ii) the Riverview Board of Directors determines in good faith, after consultation with and having considered the advice of its outside legal counsel and its independent financial advisor, that such Riverview Acquisition Proposal constitutes or is reasonably likely to lead to a Superior Proposal (as defined below); (iii) at least two (2) Business Days prior to furnishing any non-public information to, or entering into discussions with, such Person, Riverview gives Mid Penn written notice of the identity of such person and of Riverview’s intention to furnish nonpublic information to, or enter into discussions with, such Person and (iv) prior to furnishing or affording access to any confidential or nonpublic information or data with respect to Riverview or any of the Riverview Subsidiaries or otherwise relating to a Riverview Acquisition Proposal, Riverview receives from such Person a confidentiality agreement with terms no less favorable to Mid Penn than those contained in the Confidentiality Agreement (other than the public knowledge of the proposed terms of the Merger) and provides a copy of the same to Mid Penn. Riverview shall promptly provide to Mid Penn any non-public information regarding Riverview or any Riverview Subsidiary provided to any other Person that was not previously provided to Mid Penn, such additional information to be provided no later than the date of provision of such information to such other party.

For purposes of this Agreement, “Superior Proposal” means any bona fide written proposal (on its most recently amended or modified terms, if amended or modified) made by a third party to enter into a Riverview Acquisition Transaction on terms that the Riverview Board of Directors determines in its good faith judgment, after consultation with and having considered the advice of outside legal counsel and financial advisor (i) would, if consummated, result in the acquisition of greater than 50 percent (50%), of the issued and outstanding shares of Riverview Common Stock or all, or substantially all, of the assets of Riverview and the Riverview Subsidiaries on a consolidated basis; (ii) would result in a transaction that involves consideration to the holders of the shares of Riverview Common Stock that is more favorable, from a financial point of view, than the consideration to be paid to Riverview’s shareholders pursuant to this Agreement (taking into account all factors relating to such proposed transaction deemed relevant by Riverview’s Board of Directors, including without limitation, the amount and form of consideration, the timing of payment, the risk of consummation of the transaction, the financing thereof and all other conditions thereto (including any adjustments to the terms and conditions of such transactions proposed by Mid Penn in response to such Acquisition Proposal); and (iii) is reasonably likely to be completed on the terms proposed, in each case taking into account all legal, financial, regulatory and other aspects of the proposal.

(c) Riverview shall promptly (and in any event within two (2) calendar days) notify Mid Penn in writing of receipt of any Acquisition Proposal, any request for non-public information that could reasonably be expected to lead to an Acquisition Proposal, or any inquiry with respect to or that could reasonably be expected to lead to an Acquisition Proposal, and such notice shall indicate the name of the Person initiating such discussions or negotiations or making such proposal, offer or information request and the material terms and conditions of any proposals or offers (and, in the case of written materials relating to such proposal, offer, information request, negotiations or discussion, providing copies of such materials (including e-mails or other electronic communications) unless (i) such materials constitute confidential information of the party making such offer or proposal under an effective confidentiality agreement, (ii) disclosure of such materials jeopardizes the attorney-client privilege, or (iii) disclosure of such materials contravenes any law, rule, regulation, order, judgment or decree.) Riverview agrees that it shall keep Mid Penn informed, on a current basis, of the status and terms of any such Acquisition Proposal, offer, information request, negotiations or discussions (including any amendments or modifications to such proposal, offer or request).

(d) Subject to Section 6.8(e), neither the Riverview Board of Directors nor any committee thereof shall (i) withdraw, qualify or modify, or propose to withdraw, qualify or modify, in a manner adverse to Mid Penn in connection with the transactions contemplated by this Agreement (including the Merger), the Riverview Recommendation, or make any statement, filing or release, in connection with the Riverview Shareholders’ Meeting or otherwise, inconsistent with the Riverview Recommendation (it being understood that taking a neutral position or no position with respect to a Riverview Acquisition Proposal shall be considered an adverse modification of the Riverview Recommendation); (ii) approve or recommend, or publicly propose to approve or recommend, any Riverview Acquisition Proposal; or (iii) enter into (or cause Riverview or any Riverview Subsidiary to enter into) any letter of intent, agreement in principle, acquisition agreement or other agreement (A) related to any Riverview Acquisition Transaction (other than a confidentiality agreement entered into in accordance with the provisions of Section 6.8(b)) or (B) requiring Riverview to abandon, terminate or fail to consummate the Merger or any other transaction contemplated by this Agreement.

(e) Notwithstanding Section 6.8(d) above, prior to the Riverview Shareholders’ Meeting, the Riverview Board of Directors may approve or recommend to the shareholders of Riverview a Superior Proposal and withdraw, qualify or modify the Riverview Recommendation in connection therewith or take any of the other actions otherwise prohibited by Section 6.8(d) (a “Riverview Subsequent Determination”) after the fifth (5th) Business Day following the receipt by Mid Penn of a notice (the “Notice of Superior Proposal”) from Riverview advising Mid Penn that the Riverview Board of Directors has decided that a bona fide unsolicited written Riverview Acquisition Proposal that it received (that did not result from a breach of this Section 6.8) constitutes a Superior Proposal (it being understood that Riverview shall be required to deliver a new Notice of Superior Proposal in respect of any revised Superior Proposal from such third party or its affiliates that Riverview proposes to accept and the subsequent notice period shall be two (2) Business Days) if, but only if, (i) the Riverview Board of Directors has reasonably determined in good faith, after consultation with and having considered the advice of outside legal counsel and its financial advisor, that the failure to take such actions would be inconsistent with its fiduciary duties to Riverview’s shareholders under applicable law and (ii) at the end of such five (5) Business Day period (or two (2) Business Day period for a revised Superior Proposal), after taking into account any such adjusted, modified or amended terms as may have been committed to in writing by Mid Penn since its receipt of such Notice of Superior Proposal (provided, however, that Mid Penn shall not have any obligation to propose any adjustments, modifications or amendments to the terms and conditions of this Agreement), the Riverview Board of Directors has again in good faith made the determination (A) in clause (i) of this Section 6.8(e) and (B) that such Riverview Acquisition Proposal constitutes a Superior Proposal.

(f) Nothing contained in this Section 6.8 or elsewhere in this Agreement shall prohibit Riverview or the Riverview Board of Directors from complying with Riverview’s obligations under Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act, or Item 1012(a) of Regulation M-A with respect to an Acquisition Proposal or from making any legally required disclosure to the shareholders of Riverview; provided, that such rules will in no way eliminate or modify the effect that any action pursuant to such rules would otherwise have under this Agreement.

6.9. Reserves and Merger-Related Costs.

Riverview agrees to consult with Mid Penn with respect to its loan, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves). Mid Penn and Riverview shall also consult with respect to the character, amount and timing of restructuring charges to be taken by each of them in connection with the transactions contemplated hereby and shall take such charges as Mid Penn shall reasonably request and which are consistent with GAAP and regulatory accounting principles, provided that no such actions need be effected until immediately prior to the Effective Time and Mid Penn shall have irrevocably certified to Riverview that all conditions set forth in Article IX to the obligation of Mid Penn to consummate the transactions contemplated hereby have been satisfied or, where legally permissible, waived.

6.10. Board of Directors and Committee Meetings.

Riverview shall provide or make available to Mid Penn (a) any Riverview or Riverview Subsidiary board or board committee package, including the agenda and any draft minutes (other than minutes that discuss any of the transactions contemplated by this Agreement or other subject matter Riverview reasonably determines should be kept confidential), at the same time at which it makes a copy of such package available to the board of directors of Riverview or such Riverview Subsidiary or any committee thereof, and (b) the minutes (including supporting documentation and schedules, but other than minutes that discuss any of the transactions contemplated by this Agreement or other subject matter Riverview reasonably believes should be kept confidential) of any meeting of the board of directors or any Subsidiary, or any committee thereof, or any senior management committee (including, but not limited to, the loan committee of Riverview Bank) and (c) following the receipt of all required Regulatory Approvals to consummate the transactions described herein, permit Mid Penn’s President and Chief Executive Officer to attend in person or telephonically (to the extent practicable), solely as an observer, any meeting of the board of directors of Riverview or any Riverview Subsidiary or the executive or loan committees thereof, except, in each case, to the extent exclusion (x) may be required for the board of directors to exercise its fiduciary duties under Pennsylvania law or applicable law, (y) may be required by applicable Bank Regulators, or (z) may be required to protect attorney-client privilege.

6.11. Affiliate Letters.

Riverview shall deliver to Mid Penn, concurrently with the execution of this Agreement, the Riverview Affiliate Letters.

6.12. Proxy Solicitor.

Riverview shall retain a proxy solicitor in connection with the solicitation of Riverview shareholder approval of this Agreement.

6.13. Approval of Bank Plan of Merger.

Riverview shall take all action necessary and appropriate to approve the Bank Plan of Merger as sole shareholder of Riverview Bank and obtain the approval of, and cause the execution and delivery of, the Bank Plan of Merger by Riverview Bank in accordance with applicable laws and regulations and no later than after completion of the Merger on the Effective Time.

6.14. Compliance with Section 409A.

Prior to the Effective Time, and to the extent any such Riverview Benefit Plans are eligible for correction or amendment, Riverview or a Riverview Subsidiary shall take any and all actions necessary, pursuant to the IRS guidance under Notice 2008-113, Notice 2010-6 or Notice 2010-80, to ensure that each Riverview Benefit Plan that is deemed to constitute a nonqualified deferred compensation plan subject to Section 409A of the Code is in operational and documentary compliance with Section 409A of the Code as of the Effective Time. To the extent that Riverview or a Riverview Subsidiary has identified any potential failure of a nonqualified deferred compensation plan to comply with Section 409A of the Code, Riverview will provide to Mid Penn: (a) notice regarding any such potential failure, (b) documentation regarding any such required correction prior to such correction, and (c) evidence such correction has been completed, including evidence that Riverview or the Riverview Subsidiary and any affected individual has satisfied or will satisfy the reporting requirements, as applicable.

ARTICLE VII

COVENANTS OF MID PENN

7.1. Conduct of Business.

(a) Affirmative Covenants. From the date of this Agreement to the Effective Time or earlier termination of this Agreement, except with the written consent of Riverview (which shall not be unreasonably withheld, conditioned or delayed) Mid Penn will, and it will cause each Mid Penn Subsidiary to, (i) operate its business only in the usual, regular and ordinary course of business (ii) use commercially reasonable efforts to preserve intact its business organization and assets and maintain its rights and franchises, (iii) voluntarily take no action that would, or would be reasonably likely to, materially adversely affect the ability of the parties to obtain any Regulatory Approvals or other approvals of Governmental Entities required for the transactions contemplated hereby or materially increase the period of time necessary to obtain such approvals, or materially adversely affect its ability to perform its covenants and agreements under this Agreement and (iv) take such additional action as set forth on Mid Penn Disclosure Schedule 7.1(a).

(b) Negative Covenants. Mid Penn agrees that from the date of this Agreement to the Effective Time or earlier termination of this Agreement, except as (i) otherwise specifically permitted or required by this Agreement, (ii) set forth in Mid Penn Disclosure Schedule 7.1(b), (iii) consented to by Riverview in writing in advance, or (iv) required by any Bank Regulator, Mid Penn will not, and it will cause each Mid Penn Subsidiary not to:

(1) amend its articles of incorporation or bylaws or similar governing documents of any of the Mid Penn Subsidiaries in a manner that would materially and adversely affect the economic benefits of the Merger to the holders of Riverview Common Stock or that would materially impede Mid Penn’s ability to consummate the transactions contemplated by this Agreement;

(2) take any action that is intended to, would or would be reasonably likely to result in any of the conditions set forth in Article IX not being satisfied or prevent or materially delay the consummation of the transactions contemplated hereby, except, in every case, as may be required by applicable law;

(3) Prior to the later of the date on which (i) all Regulatory Approvals, (ii) the approval of Riverview’s shareholders and (iii) the approval of Mid Penn’s shareholders is received, enter into any agreement to acquire, directly or indirectly, more than fifty percent (50%) of the voting capital stock of any other depository financial institution by way of merger, consolidation, share exchange or similar transaction; or

(4) take any action, or knowingly fail to take any action, which action or failure to act prevents or impedes, or could reasonably be expected to prevent or impede, the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

7.2. Maintenance of Insurance.

Mid Penn shall maintain, and cause each Mid Penn Subsidiary to maintain, insurance in such amounts as are reasonable to cover such risks as are customary in relation to the character and location of their properties and the nature of their business, consistent with past practice.

7.3. Disclosure Supplements.

From time to time prior to the Effective Time, Mid Penn will promptly supplement or amend the Mid Penn Disclosure Schedule delivered in connection herewith with respect to any matter hereafter arising that, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Mid Penn Disclosure Schedule or that is necessary to correct any information in such Mid Penn Disclosure Schedule that has been rendered materially inaccurate thereby. No supplement or amendment to such Mid Penn Disclosure Schedule shall have any effect for the purpose of determining satisfaction of the conditions set forth in Article  IX.

7.4. Consents and Approvals of Third Parties.

Mid Penn shall use commercially reasonable efforts to obtain as soon as practicable all consents and approvals necessary or desirable for the consummation of the transactions contemplated by this Agreement.

7.5. Commercially Reasonable Efforts.

Subject to the terms and conditions herein provided, Mid Penn agrees to use commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement; provided, however, such efforts do not significantly decrease the benefits of the transaction to Mid Penn.

7.6. Failure to Fulfill Conditions.

In the event that Mid Penn determines that a condition to its obligation to complete the Merger cannot be fulfilled and that it will not waive that condition, it will promptly notify Riverview.

7.7. Affiliate Letters.

Mid Penn shall deliver to Riverview, concurrently with the execution of this Agreement, the Mid Penn Affiliate Letters.

7.8. Post-Closing Governance.

On or prior to the Effective Time, Mid Penn shall take such actions as are necessary to cause the individuals identified in Section 2.4(e) to be appointed to the board of directors of each of Mid Penn and Mid Penn Bank, as appropriate.

7.9. Employee Matters.

(a) After the Closing Date, the Riverview Benefit Plans may, at Mid Penn’s election and subject to the requirements of the Code and ERISA and the terms of the Riverview Benefit Plans, continue to be maintained separately, consolidated, merged, frozen or terminated.

(b) Employees of Riverview or any Riverview Subsidiary who become participants in a Mid Penn Benefit Plan shall, except with respect to any Mid Penn Excluded Benefit Plan, be given credit for service as an employee of Riverview or Riverview Bank or any predecessor thereto prior to the Effective Time for purposes of determining eligibility to participate in such plans, vesting purposes under such plans and benefit levels (but not benefit accrual) under such plans. Notwithstanding the foregoing, employees of Riverview or any Riverview Subsidiary who become eligible to participate in a Mid Penn Excluded Benefit Plan within the meaning of ERISA Section 3(2) shall be treated as new employees (without any credit for service prior to the Closing Date) for all purposes under any such Mid Penn Excluded Benefit Plan.

(c) This Agreement shall not be construed to limit the ability of Mid Penn or Mid Penn Bank to terminate the employment of any employee or to review employee benefits programs from time to time and to make such changes (including terminating any benefit plan or program) as it deems appropriate.

(d) In the event of any termination of any Riverview health plan or consolidation of any Riverview health plan with any Mid Penn health plan, Mid Penn shall make available to employees of Riverview or any Riverview Subsidiary and their dependents health coverage on the same basis as it provides such coverage to Mid Penn employees. Unless an employee of Riverview or any Riverview Subsidiary affirmatively terminates coverage under a Riverview health plan prior to the time that such employee becomes eligible to participate in the Mid Penn health plan, no coverage of any of the employees of Riverview or any Riverview Subsidiary or their dependents shall terminate under any of the Riverview health plans prior to the time such employees and their dependents become eligible to participate in the health plans, programs and benefits common to all employees of Mid Penn and their dependents. In the event of a termination or consolidation of any Riverview health plan, terminated Riverview and Riverview Subsidiary employees and qualified beneficiaries will have the right, if applicable, to continuation coverage under group health plans of Mid Penn in accordance with COBRA and/or other applicable law. With respect to any employee of Riverview or any Riverview Subsidiary, any coverage limitation under the Mid Penn health plan due to any pre-existing condition shall be waived by the Mid Penn health plan to the degree that such condition was covered by the Riverview health plan and such condition would otherwise have been covered by the Mid Penn health plan in the absence of such coverage limitation. Mid Penn shall cause the applicable Mid Penn Benefit Plan to recognize any medical or other health expense incurred by an employee of Riverview or any Riverview Subsidiary in the plan year that includes the Closing Date for purposes of determining any applicable deductible and annual out of pocket expense thereunder.

(e) In the event (i) Mid Penn terminates the employment (other than for circumstances reasonably constituting cause) of any active employees of Riverview or Riverview Bank (other than employees of Riverview or Riverview Bank who are subject to employment, change of control or similar contracts) who were employees as of the date of this Agreement and immediately prior to the Effective Time (each such employee, a “Riverview Continuing Employee”), or (ii) such Riverview Continuing Employee is not offered or retained in substantially comparable employment, with respect to job description, responsibilities, work location (it being understood that any work location that is located within thirty-five (35) miles of the Riverview Continuing Employee’s work location as of the Closing Date shall be deemed “substantially comparable” for purposes of this Section 7.9 (e) and pay, with Mid Penn or Mid Penn Bank, as applicable, then Mid Penn shall pay severance benefits to such employees as follows: (A) in the event employment is terminated on or prior to the date which is twelve (12) months after the Closing Date, two (2) weeks’ salary for each full year of continuous service with Riverview, with a minimum severance benefit of four (4) weeks and a maximum severance benefit of twenty-six (26) weeks; (B) in the event employment is terminated thereafter, in accordance with the then existing severance policy of Mid Penn or its successor; or (C) as otherwise agreed between Riverview and Mid Penn; provided, however, that Mid Penn’s obligation to pay severance to any Riverview Continuing Employee pursuant to the foregoing shall be expressly conditioned on the receipt by Mid Penn of a release in such form and substance as deemed acceptable by Mid Penn in its sole and absolute discretion. From and after the Effective Time, Mid Penn shall permit all Riverview Continuing Employees whose employment is terminated as of the Effective Time to participate in Mid Penn’s outplacement services plan for employees of Mid Penn and Mid Penn Subsidiaries, which outplacement services shall be provided for a period of not less than six months following the termination of employment by an outplacement agency selected by Mid Penn.

(f) To the extent permitted by applicable law, Riverview shall take, or shall cause its Subsidiaries to take, all actions that may be requested by Mid Penn to cause the termination, amendment or freezing of any

Riverview Benefit Plan prior to the Effective Time. To the extent that Mid Penn has not requested Riverview or its Subsidiaries to terminate, amend or freeze any Riverview Benefit Plan, Mid Penn agrees to honor, or cause one of the Mid Penn Subsidiaries to honor, in accordance with their terms, all such Riverview Benefit Plans, subject to any limitations imposed under applicable law or by any Regulatory Authority (other than tax laws); provided, however, that the foregoing shall not prevent Mid Penn or any of the Mid Penn Subsidiaries from amending or terminating any such Riverview Benefit Plans in accordance with its terms and applicable law.

(g) Mid Penn shall establish a retention or stay bonus pool equal to Four Hundred Seventy Five Thousand Dollars ($475,000) for employees jointly designated in writing by Mid Penn and Riverview (other than employees of Riverview who are subject to employment contracts or other contracts providing for severance or other payments upon termination of employment) in order to help retain key employees. Such bonuses shall be payable after the Closing Date on a date or dates jointly determined by Mid Penn and Riverview (but not to exceed twelve (12) months after the Closing Date, provided that any bonus payable more than six (6) months following the Closing Date shall be payable in two (2) installments with the first payable at six (6) months) in the event that the designated employee remains employed by Mid Penn or Mid Penn Bank, as the case may be, on the Closing Date or a date or dates thereafter jointly determined by Mid Penn and Riverview; provided that the employee satisfactorily fulfills the duties of such employee’s position through such date or dates. With the prior consent of Mid Penn, which consent shall not be unreasonably withheld, conditioned or delayed, Riverview shall establish the amount of the retention bonus for each such employee.

(h) If requested by Mid Penn in writing at least thirty (30) days prior to the Effective Time, Riverview shall cause any 401(k) plan sponsored or maintained by Riverview or any Riverview Subsidiary (each, a “Riverview 401(k) Plan”) to be terminated effective as of the day immediately prior to the Effective Time and contingent upon the occurrence of the Closing. If Mid Penn requests that the Riverview 401(k) Plan be terminated, the Riverview Continuing Employees shall be eligible to participate effective as of the Effective Time, in a 401(k) plan sponsored or maintained by Mid Penn or one of its Subsidiaries (each, a “Mid Penn 401(k) Plan”). Riverview and Mid Penn shall take any and all actions as may be required, including amendments to any Riverview 401(k) Plan and/or Mid Penn 401(k) Plan, to permit the Riverview Continuing Employees who are then actively employed to make eligible rollover contributions to the Mid Penn 401(k) Plan in the form of cash, in-kind benefits (if permitted by the Mid Penn 401(k) Plan), outstanding participant loans or a combination thereof.

(i) The provisions of this Section 7.9 are solely for the benefit of the parties to this Agreement, and no current or former director, officer, employee, other service provider or independent contractor or any other person shall be a third-party beneficiary of this Agreement, and nothing herein shall be construed as an amendment to any Riverview or Mid Penn Benefit Plan or other compensation or benefit plan or arrangement for any purpose.

7.10. Directors and Officers Indemnification and Insurance.

(a) Following the Effective Time, Mid Penn shall indemnify, defend and hold harmless each person who is now, or who has been at any time before the date hereof or who becomes before the Effective Time, an officer, director or employee of Riverview or Riverview Bank (the “Indemnified Parties”) against all losses, claims, damages, costs, expenses (including attorney’s fees), liabilities or judgments or amounts that are paid in settlement (which settlement shall require the prior written consent of Mid Penn, which consent shall not be unreasonably withheld, conditioned or delayed) of or in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, or administrative (each a “Claim”), in which an Indemnified Party is, or is threatened to be made, a party or witness in whole or in part or arising in whole or in part out of the fact that such person is or was a director, officer or employee of Riverview or a Riverview Subsidiary if such Claim pertains to any matter of fact arising, existing or occurring at or before the Effective Time (including, without limitation, the Merger and the other transactions contemplated hereby), regardless of whether such Claim is asserted or claimed before, or after, the Effective Time, to the fullest extent as would have been permitted by Riverview under the

PBCL and under Riverview’s articles of incorporation and bylaws. Mid Penn shall pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the fullest extent as would have been permitted by Riverview under the PBCL and under Riverview’s articles of incorporation and bylaws, upon receipt of an undertaking to repay such advance payments if such Indemnified Party shall be adjudicated or determined to be not entitled to indemnification. Any Indemnified Party wishing to claim indemnification under this subsection upon learning of any Claim, shall notify Mid Penn (but the failure so to notify Mid Penn shall not relieve it from any liability that it may have under this subsection, except to the extent such failure materially prejudices Mid Penn) and shall deliver to Mid Penn the undertaking referred to in the previous sentence.

(b) In the event that either Mid Penn or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving bank or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of Mid Penn shall assume the obligations set forth in this Section 7.10.

(c) Mid Penn shall maintain, or shall cause Mid Penn Bank to maintain, in effect for six (6) years following the Effective Time, the current directors’ and officers’ liability insurance policies covering the officers and directors of Riverview (provided, that Mid Penn may substitute therefor policies of at least the same coverage containing terms and conditions which are not materially less favorable) with respect to matters occurring at or prior to the Effective Time; provided, however, that in no event shall Mid Penn be required to expend pursuant to this subsection more than two hundred percent (200%) of the annual cost currently expended by Riverview with respect to such insurance (the “Maximum Amount”); provided, further, that if the amount of the annual premium necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, Mid Penn shall maintain the most advantageous policies of directors’ and officers’ insurance obtainable for a premium equal to the Maximum Amount. In connection with the foregoing, Riverview agrees in order for Mid Penn to fulfill its agreement to provide directors and officers liability insurance policies for six (6) years to provide such insurer or substitute insurer with such reasonable and customary representations as such insurer may request with respect to the reporting of any prior claims.

(d) The obligations of Mid Penn provided under this Section 7.10 are intended to be enforceable against Mid Penn directly by the Indemnified Parties and shall be binding on all respective successors and permitted assigns of Mid Penn.

7.11. Stock Reserve.

Mid Penn agrees at all times from the date of this Agreement until the Merger Consideration has been paid in full to reserve a sufficient number of shares of its common stock and to maintain sufficient liquid accounts or borrowing capacity to fulfill its obligations under this Agreement.

7.12. Exchange Listing.

Prior to the Closing Date, Mid Penn will take all steps necessary to list on the Nasdaq (or such other national securities exchange on which the shares of Mid Penn Common Stock shall be listed as of the date of consummation of the Merger), subject to official notice of issuance, the shares of Mid Penn Common Stock to be issued in the Merger.

7.13. Approval of Bank Plan of Merger.

Mid Penn shall take all action necessary and appropriate to approve the Bank Plan of Merger as sole shareholder of Mid Penn Bank and obtain the approval of, and cause the execution and delivery of, the Bank Plan of Merger by Mid Penn Bank in accordance with applicable laws and regulations and no later than after completion of the Merger on the Effective Time.

7.14. Proxy Solicitor.

Mid Penn shall retain a proxy solicitor in connection with the solicitation of Mid Penn shareholder approval of this Agreement.

7.15. Assumption of Riverview Subordinated Debt and Trust Preferred Securities.

(a) Mid Penn agrees that, effective upon the Effective Time, it shall assume the subordinated debt of Riverview and all of Riverview’s obligations thereunder, and shall take all actions necessary and appropriate to assume such debt, including the execution of any necessary documents.

(b) Mid Penn agrees that, effective upon the Effective Time, it shall assume the Riverview trust preferred securities and all of Riverview’s obligations under the related indentures, and shall take all actions necessary or appropriate in accordance therewith, including, if requested by the trustee, execution of a supplemental indenture and other appropriate documents or certificates.

ARTICLE VIII

ADDITIONAL AGREEMENTS

8.1. Shareholder Meetings.

(a) Riverview will (i) as promptly as practicable after the Registration Statement is declared effective by the SEC, take all steps necessary to duly call, give notice of, convene and hold a meeting of its shareholders (the “Riverview Shareholders’ Meeting”), for the purpose of considering this Agreement and the Merger, and for such other purposes as may be, in Riverview’s reasonable judgment, necessary or desirable, and (ii), except as otherwise permitted by Section 6.8(e), have its Board of Directors unanimously recommend approval of this Agreement to the Riverview shareholders (the “Riverview Recommendation”) and otherwise support the Merger.

(b) Mid Penn will (i) as promptly as practicable after the Registration Statement is declared effective by the SEC, take all steps necessary to duly call, give notice of, convene and hold a meeting of its shareholders (the “Mid Penn Shareholders’ Meeting”), for the purpose of considering this Agreement and the Merger, and for such other purposes as may be, in Mid Penn’s reasonable judgment, necessary or desirable, and (ii) have its Board of Directors unanimously recommend approval of this Agreement to the Mid Penn shareholders (the “Mid Penn Recommendation”) and otherwise support the Merger.

8.2. Proxy Statement-Prospectus.

(a) For the purposes of (i) registering Mid Penn Common Stock to be offered to holders of Riverview Common Stock in connection with the Merger with the SEC under the Securities Act and (ii) holding the Riverview Shareholders’ Meeting and the Mid Penn Shareholders’ Meeting, Mid Penn shall draft and prepare, and Riverview shall cooperate in the preparation of, the Registration Statement, including a joint proxy statement and prospectus, satisfying all applicable requirements of applicable state securities and banking laws, and of the Securities Act and the Exchange Act, and the rules and regulations thereunder (such proxy statement-prospectus in the form mailed to the Riverview shareholders and the Mid Penn shareholders, together with any and all amendments or supplements thereto, being herein referred to as the “Proxy Statement-Prospectus”). Mid Penn shall, as soon as practicable (but no later than 60 days after the execution of this Agreement), file the Registration Statement, including the Proxy Statement-Prospectus, with the SEC under the Securities Act in connection with the transactions contemplated by this Agreement. Each of Mid Penn and Riverview shall use commercially reasonable efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing, and each of Riverview and Mid Penn shall thereafter promptly mail the Proxy Statement-Prospectus to the Riverview shareholders and the Mid Penn shareholders. Mid Penn shall also use commercially reasonable efforts to obtain all necessary state securities law or “blue sky” permits and approvals required to carry out the transactions contemplated by this Agreement, and Riverview shall furnish all information concerning Riverview and the holders of Riverview Common Stock as may be reasonably requested in connection with any such action.

(b) Riverview shall provide Mid Penn with any information concerning itself that Mid Penn may reasonably request in connection with the drafting and preparation of the Proxy Statement-Prospectus, and Mid Penn shall notify Riverview promptly of the receipt of any comments of the SEC with respect to the Proxy Statement-Prospectus and of any requests by the SEC for any amendment or supplement thereto or for additional information and shall provide to Riverview promptly copies of all correspondence between Mid Penn or any of its representatives and the SEC. Mid Penn shall give Riverview and its counsel the opportunity to review and comment on the Proxy Statement-Prospectus prior to its being filed with the SEC and shall give Riverview and its counsel the opportunity to review and comment on all amendments and supplements to the Proxy Statement-Prospectus and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC. Each of Mid Penn and Riverview agrees to use commercially reasonable efforts, after consultation with the other party hereto, to respond promptly to all such comments of and requests by the SEC and to cause the Proxy Statement-Prospectus and all required amendments and supplements thereto to be mailed to the holders of Riverview Common Stock entitled to vote at the Riverview Shareholders Meeting and to the holders of the Mid Penn Common Stock entitled to vote at the Mid Penn Shareholders Meeting at the earliest practicable time.

(c) Riverview and Mid Penn shall promptly notify the other party if at any time it becomes aware that the Proxy Statement-Prospectus or the Registration Statement contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. In such event, Riverview shall cooperate with Mid Penn in the preparation of a supplement or amendment to such Proxy Statement-Prospectus that corrects such misstatement or omission, and Mid Penn shall file an amended Registration Statement with the SEC, and Riverview shall mail an amended Proxy Statement-Prospectus to the Riverview shareholders and Mid Penn shall mail an amended Proxy Statement-Prospectus to the Mid Penn shareholders.

8.3. Regulatory Approvals.

Each of Riverview and Mid Penn will cooperate with the other and use commercially reasonable efforts to promptly prepare and as soon as practicable following the date hereof (but in no event later than 45 days after the execution of this Agreement as it relates to the filings with the Bank Regulators) file all necessary documentation to obtain all necessary permits, consents, waivers, approvals and authorizations of the SEC, the Bank Regulators and any other third parties or Governmental Entities, necessary to consummate the transactions contemplated by this Agreement. Riverview and Mid Penn shall furnish each other and each other’s counsel with all information concerning themselves, their subsidiaries, directors, officers and shareholders and such other matters as may be necessary or advisable in connection with any application, petition or any other statement or application made by or on behalf of Riverview or Mid Penn to any Bank Regulator or Governmental Entity in connection with the Merger, and the other transactions contemplated by this Agreement. Riverview shall have the right to review and approve in advance all characterizations of the information relating to Riverview and any Riverview Subsidiary which appear in any filing made in connection with the transactions contemplated by this Agreement with any Governmental Entity. Mid Penn shall give Riverview and its counsel the opportunity to review and comment on each filing prior to its being filed with a Bank Regulator and shall give Riverview and its counsel the opportunity to review and comment on all regulatory filings, amendments and supplements to such filings and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, a Bank Regulator. Mid Penn shall notify Riverview promptly of the receipt of any comments of any Bank Regulator with respect to such filings and shall promptly provide to Riverview and its counsel copies of such comments. Each of Riverview and Mid Penn will cooperate with each other and use their reasonable best efforts to address any conditions in any regulatory approval to allow for the consummation of the transactions contemplated by this Agreement.

8.4. Current Information.

(a) During the period from the date of this Agreement to the Effective Time, each party will cause one or more of its representatives to confer with representatives of the other party and report the general status of its ongoing operations at such times as the other party may reasonably request. Each party will promptly notify the other party of any material change in the normal course of its business or in the operation of the properties of such party or the Mid Penn Subsidiaries or Riverview Subsidiaries, as applicable, and, to the extent permitted by applicable law, of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of material litigation involving such party or any Mid Penn Subsidiary or Riverview Subsidiary, as applicable. Without limiting the foregoing, senior officers of Mid Penn and Riverview shall confer at the reasonable request of the other, and shall meet on a reasonably regular basis, to review the financial and operational affairs of Riverview and the Riverview Subsidiaries and of Mid Penn and the Mid Penn Subsidiaries, in accordance with applicable law, and Riverview shall give due consideration to Mid Penn’s input on such matters, with the understanding that, notwithstanding any other provision contained in this Agreement, neither Mid Penn nor any Mid Penn Subsidiary shall, under any circumstance, be permitted to exercise control of Riverview or any Riverview Subsidiary prior to the Effective Time; provided, however, neither Mid Penn nor Riverview shall be required to take any action that would provide access to or disclose information where such access or disclosure would, in such disclosing party’s reasonable judgment, violate or prejudice the rights, business interests, or confidences of any customer or other person or would result in the waiver by such disclosing party of the privilege protecting communications between such disclosing party and any of its legal counsel.

(b) Riverview Bank shall provide Mid Penn Bank, within fifteen (15) business days after the end of each calendar month, a written list of Nonperforming Assets, its asset quality report and a written list of its investment security purchases during the calendar month then ended. On a monthly basis, Riverview Bank shall provide Mid Penn Bank with a schedule of all loan approvals, which schedule shall indicate the loan amount, loan type and other material features of the loan.

(c) Each of Mid Penn and Riverview shall promptly inform the other upon receiving notice of any legal, administrative, arbitration or other proceedings, demands, notices, audits or investigations (by any federal, state or local commission, agency or board) relating to the alleged liability of such party or any Riverview Subsidiary or any Mid Penn Subsidiary, as applicable, under any labor or employment law.

8.5. Dividends. In the event that the Effective Time is on or after January 31, 2022, each of Mid Penn and Riverview shall coordinate with the other the declaration of any dividends in respect of Mid Penn Common Stock and Riverview Common Stock and the record dates and payment dates relating thereto, it being the intention of the parties hereto that holders of Riverview Common Stock shall not receive two (2) dividends, or fail to receive one (1) dividend, in any quarter with respect to their Riverview Common Stock and any shares of Mid Penn Common Stock any such holder receives in exchange therefor in the Merger.

8.6. Access; Confidentiality.

(a) From the date of this Agreement through the Effective Time, Riverview shall, and shall cause each Riverview Subsidiary to, afford to Mid Penn and its authorized agents and representatives, complete access to its properties, assets, books and records and personnel, during normal business hours and after reasonable notice; and the officers of Riverview and each Riverview Subsidiary will furnish Mid Penn and its representatives with such financial and operating data and other information with respect to its businesses, properties, assets, books and records and personnel as Mid Penn or its representatives shall from time to time reasonably request except, in each case, to the extent exclusion (x) may be required for the board of directors to exercise its fiduciary duties under Pennsylvania law or applicable law, (y) may be required by applicable Bank Regulators, or (z) may be required to protect attorney-client privilege.

(b) Mid Penn agrees to conduct such investigation and discussions hereunder in a manner so as not to interfere unreasonably with normal operations and customer and employee relationships of Riverview and the Riverview Subsidiaries.

(c) In addition, Riverview shall provide Mid Penn (i) a weekly loan pipeline report; and (ii) appropriate information, as requested, regarding matters relating to problem loans, loan restructurings and loan workouts of Riverview and any Riverview Subsidiary where the outstanding balance, including principal and interest, is equal to or in excess of One Hundred Thousand Dollars ($100,000), provided that nothing contained in this subparagraph shall be construed to grant Mid Penn or any Mid Penn employee any final decision-making authority with respect to such matters.

(d) Prior to the Effective Time, Mid Penn shall hold in confidence all confidential information of Riverview on the terms and subject to the conditions of the Confidentiality Agreement in accordance with Section 11.1. If the transactions contemplated by this Agreement shall not be completed, Mid Penn will continue to comply with the terms of such Confidentiality Agreement.

ARTICLE IX

CLOSING CONDITIONS

9.1. Conditions to Each Party’s Obligations under this Agreement.

The respective obligations of each party under this Agreement shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, none of which may be waived:

(a) Shareholder Approval. This Agreement and the transactions contemplated hereby shall have been approved by the requisite vote of the shareholders of Riverview and by the requisite vote of the shareholders of Mid Penn.

(b) Injunctions. None of the parties hereto shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction that enjoins or prohibits the consummation of the transactions contemplated by this Agreement and no statute, rule or regulation shall have been enacted, entered, promulgated, interpreted, applied or enforced by any Governmental Entity or Bank Regulator, that enjoins or prohibits the consummation of the transactions contemplated by this Agreement.

(c) Regulatory Approvals. All Regulatory Approvals, and other necessary approvals, authorizations and consents of any Governmental Entities required to consummate the transactions contemplated by this Agreement, the failure of which to obtain would reasonably be expected to have a Material Adverse Effect, shall have been obtained and shall remain in full force and effect and all waiting periods relating to such approvals, authorizations or consents shall have expired; and no such approval, authorization or consent shall include any condition or requirement, excluding standard conditions that are normally imposed by the regulatory authorities in bank merger transactions, that would, in the good faith reasonable judgment of the Board of Directors of either Riverview or Mid Penn, materially and adversely affect the business, operations, financial condition, property or assets of the combined enterprise of Riverview, Riverview Bank, Mid Penn Bank, and Mid Penn or materially impair the value of Riverview or Riverview Bank to Mid Penn or of Mid Penn and Mid Penn Bank to Riverview.

(d) Effectiveness of Registration Statement. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued, and no proceedings for that purpose shall have been initiated or threatened by the SEC and, if the offer and sale of Mid Penn Common Stock in the Merger is subject to the blue sky laws of any state, shall not be subject to a stop order of any state securities commissioner.

(e) Tax Opinions. On the basis of facts, representations and assumptions which shall be consistent with the state of facts existing at the Closing Date, Mid Penn shall have received an opinion of Pillar Aught LLC, and Riverview shall have received an opinion of Luse Gorman, PC, each reasonably acceptable in form and substance to Mid Penn and Riverview, dated as of the Closing Date, substantially to the effect that for federal income tax purposes, the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. In rendering the legal opinions described in this Section 9.1(e), the law firms may require and rely upon customary representations contained in certificates of officers of Mid Penn and Riverview and their respective subsidiaries. The receipt of such legal opinions may not be waived by either party to this Agreement unless the Proxy Statement-Prospectus is re-circulated to the Riverview shareholders and the Mid Penn Shareholders for solicitation of their approval of the consummation of the Merger without fulfillment of the condition described in this Section 9.1(e).

(f) Listing of Mid Penn Common Stock. The shares of Mid Penn Common Stock issuable pursuant to the Merger shall have been approved for listing on Nasdaq.

9.2. Conditions to the Obligations of Mid Penn under this Agreement.

The obligations of Mid Penn under this Agreement shall be further subject to the satisfaction of the following conditions at or prior to the Closing Date:

(a) Representations and Warranties. (i) Each of the representations and warranties of Riverview (other than in Sections 4.1(a), 4.1(b) (1st two sentences only), 4.1(c), 4.1(d), 4.2, 4.3 and 4.7) set forth in this Agreement or in any certificate or agreement delivered by Riverview pursuant to the provisions hereof shall be true and correct, in all respects (without giving effect to any limitation indicated by the words “Material Adverse Effect,” “in all material respects,” “in any material respect,” “material,” “materially” or words of similar import) as of the date of this Agreement and immediately prior to the Effective Time with the same effect as though all such representations and warranties had been made at and as of such time (except to the extent such representations and warranties speak as of a particular date, which shall be true and correct in all respects as of that date), except where the failure of such representations and warranties to be so true and correct would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Riverview, (ii) each of the representations and warranties of Riverview set forth in Section 4.2 shall be true and correct (other than de minimus inaccuracies) as of the date of this Agreement and immediately prior to the Effective Time with the same effect as though all such representations and warranties had been made at and as of such time (except to the extent such representations and warranties speak as of a particular date, which shall be true and correct in all material respects as of that date), and (iii) each of the representations and warranties of Riverview set forth in Sections 4.1(a), 4.1(b) (1st two sentences only), 4.1(c), 4.1(d), 4.3 and 4.7 shall be true and correct in all respects as of the date of this Agreement and immediately prior to the Effective Time with the same effect as though all such representations and warranties had been made at and as of such time (except to the extent such representations and warranties speak as of a particular date, which shall be true and correct in all respects as of that date).

(b) Agreements and Covenants. Riverview shall have performed in all material respects all obligations and complied in all material respects with all agreements or covenants to be performed or complied with by it at or prior to the Effective Time.

(c) Permits, Authorizations, Etc. Riverview shall have obtained any and all material permits, authorizations, consents, waivers, clearances or approvals required for the lawful consummation of the Merger.

(d) No Change Resulting in Material Adverse Effect. From the date hereof through the Closing Date, there shall not have occurred, on a consolidated basis, any change that individually or in the aggregate has a Material Adverse Effect with respect to Riverview.

(e) Appraisal Rights. Not more than ten percent (10%) of the outstanding shares of the Riverview Common Stock shall constitute Dissenter Shares.

(f) Officer’s Certificate. Riverview shall have delivered to Mid Penn a certificate and such other documents, dated the Closing Date and signed, without personal liability, by its chief executive officer and chief financial officer, to the effect that the conditions set forth in subsections (a) through (e) of this Section 9.2 have been satisfied.

9.3. Conditions to the Obligations of Riverview under this Agreement.

The obligations of Riverview under this Agreement shall be further subject to the satisfaction of the following conditions at or prior to the Closing Date:

(a) Representations and Warranties. (i) Each of the representations and warranties of Mid Penn (other than in Sections 5.1(a), 5.1(b) (1st two sentences only), 5.1(c), 5.1(d), 5.2, 5.3 and 5.7) set forth in this Agreement or in any certificate or agreement delivered by Mid Penn pursuant to the provisions hereof shall be true and correct, in all respects (without giving effect to any limitation indicated by the words “Material Adverse Effect,” “in all material respects,” “in any material respect,” “material,” “materially” or words of similar import) as of the date of this Agreement and immediately prior to the Effective Time with the same effect as though all such representations and warranties had been made at and as of such time (except to the extent such representations and warranties speak as of a particular date, which shall be true and correct in all respects as of that date), except where the failure of such representations and warranties to be so true and correct would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Mid Penn, (ii) each of the representations and warranties of Mid Penn set forth in Section 5.2 shall be true and correct (other than de minimus inaccuracies) as of the date of this Agreement and immediately prior to the Effective Time with the same effect as though all such representations and warranties had been made at and as of such time (except to the extent such representations and warranties speak as of a particular date, which shall be true and correct in all material respects as of that date), and (iii) each of the representations and warranties of Mid Penn set forth in Sections 5.1(a), 5.1(b) (1st two sentences only), 5.1(c), 5.1(d), 5.3 and 5.7 shall be true and correct in all respects as of the date of this Agreement and immediately prior to the Effective Time with the same effect as though all such representations and warranties had been made at and as of such time (except to the extent such representations and warranties speak as of a particular date, which shall be true and correct in all respects as of that date).

(b) Agreements and Covenants. Mid Penn shall have performed in all material respects all obligations and complied in all material respects with all agreements or covenants to be performed or complied with by it at or prior to the Effective Time.

(c) Permits, Authorizations, Etc. Mid Penn shall have obtained any and all material permits, authorizations, consents, waivers, clearances or approvals required for the lawful consummation of the Merger.

(d) No Change Resulting in Material Adverse Effect. From the date hereof through the Closing Date, there shall not have occurred, on a consolidated basis, any change that individually or in the aggregate has a Material Adverse Effect with respect to Mid Penn or Mid Penn Bank.

(e) Payment of Merger Consideration. Mid Penn shall have delivered the Exchange Fund to the Exchange Agent on or before the Closing Date and the Exchange Agent shall provide Riverview with a certificate evidencing such delivery.

(f) Officer’s Certificate. Mid Penn shall have delivered to Riverview a certificate and such other documents, dated the Closing Date and signed, without personal liability, by its chief executive officer and chief financial officer, to the effect that the conditions set forth in subsections (a) through (e) of this Section 9.3 have been satisfied.

ARTICLE X

TERMINATION, AMENDMENT AND WAIVER

10.1. Termination.

This Agreement may be terminated at any time prior to the Closing Date, whether before or after approval of the Merger by the shareholders of Riverview and Mid Penn:

(a) at any time by the mutual written agreement of Mid Penn and Riverview;

(b) by either party (provided, that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the representations or warranties set forth in this Agreement on the part of the other party, which breach by its nature cannot be cured prior to the Termination Date or shall not have been cured within 30 days after written notice of such breach by the terminating party to the other party; provided, however, that neither party shall have the right to terminate this Agreement pursuant to this Section 10.1(b) unless the breach of representation or warranty, together with all other such breaches, would entitle the terminating party not to consummate the transactions contemplated hereby under Section 9.2(a) (in the case of a breach of a representation or warranty by Riverview) or Section 9.3(a) (in the case of a breach of a representation or warranty by Mid Penn);

(c) by either party (provided, that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material failure to perform or comply with any of the covenants or agreements set forth in this Agreement on the part of the other party, which failure by its nature cannot be cured prior to the Termination Date or shall not have been cured within thirty (30) days after written notice of such failure by the terminating party to the other party; provided, however, that neither party shall have the right to terminate this Agreement pursuant to this Section 10.1(c) unless the breach of such covenant or agreement, together with all other such breaches, would entitle the terminating party not to consummate the transactions contemplated hereby under Section 9.2(b) (in the case of a breach of a covenant or agreement by Riverview) or Section 9.3(b) (in the case of a breach of a covenant or agreement by Mid Penn);

(d) by either party if the Closing shall not have occurred by the Termination Date, or such later date as shall have been agreed to in writing by Mid Penn and Riverview; provided, that no party may terminate this Agreement pursuant to this Section 10.1(d) if the failure of the Closing to have occurred on or before said date was due to such party’s material breach of any representation, warranty, covenant or other agreement contained in this Agreement;

(e) by either party if (i) the shareholders of Riverview fail to approve the transactions contemplated by this Agreement at the Riverview Shareholders’ Meeting called for that purpose; or (ii) the shareholders of Mid Penn fail to approve the transactions contemplated by this Agreement at the Mid Penn Shareholders’ Meeting called for that purpose;

(f) by either party if (i) final action has been taken by a Bank Regulator whose approval is required in connection with this Agreement and the transactions contemplated hereby, which final action (A) has become nonappealable and (B) does not approve this Agreement or the transactions contemplated hereby, or (ii) any court of competent jurisdiction or other Governmental Entity shall have issued an order, decree, ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable;

(g) by the Board of Directors of Mid Penn if Riverview has received a Superior Proposal, and in accordance with Section 6.8 of this Agreement, the Riverview Board of Directors has entered into any letter of intent, agreement in principle or acquisition agreement with respect to the Superior Proposal, withdrawn its recommendation of this Agreement or failed to make such recommendation at any time a recommendation is required to be made under this Agreement or modified or qualified such recommendation in a manner adverse to Mid Penn, or has otherwise made a determination to accept such Superior Proposal;

(h) by the Board of Directors of Riverview if Riverview has received a Superior Proposal, and in accordance with Section 6.8 of this Agreement, the Riverview Board of Directors has made a determination to accept such Superior Proposal; or

(i) by the Board of Directors of Riverview, by written notice to Mid Penn at any time on or after the fifth (5th) Business Day immediately prior to the Closing Date (the “Determination Date”) if the Mid Penn Financial Price Ratio is both (x) less than 0.80 and (y) less than the Index Ratio by more than twenty percent (20%).

For purposes of this Section 10.1(i), the following terms have the meanings indicated below:

“Average NASDAQ Bank Index Value” means the average of the NASDAQ Bank Index Value as quoted by NASDAQ for the twenty (20) consecutive full trading days ending on the trading day prior to the Determination Date;

“Determination Date Average Closing Price” means the average of the per share closing prices of a share of Mid Penn Common Stock during the twenty (20) consecutive full trading days ending on the trading day prior to the Determination Date;

“Index Ratio” means the quotient (multiplied by 100 to express such quotient as a percentage) obtained by dividing the Average NASDAQ Bank Index Value by the Initial NASDAQ Bank Index Value, calculated to two (2) decimal places;

“Initial NASDAQ Bank Index Value” means $4,579.01.

“Mid Penn Financial Price Ratio” means the quotient (multiplied by 100 to express such quotient as a percentage) obtained by dividing the Determination Date Average Closing Price by the Starting Price, calculated to four (4) decimal places; and

“Starting Price” means $27.95.

If Riverview elects to terminate pursuant to this Section 10.1(i), and provides written notice to Mid Penn, then within two (2) Business Days following Mid Penn’s receipt of such notice, Mid Penn may elect by written notice to Riverview to reinstate the Merger and the other transactions contemplated by this Agreement by adjusting the Exchange Ratio (calculated to the nearest one one-thousandth) to equal the lesser of (x) a number (rounded to the nearest one one-thousandth) obtained by dividing (A) the product of the Starting Price, 0.80 and the Exchange Ratio (as then in effect) by (B) the Determination Date Average Closing Price or (y) a number (rounded to the nearest one one-thousandth) obtained by dividing (A) the product of the Index Ratio and the Exchange Ratio (as then in effect) by (B) the Mid Penn Financial Price Ratio. If Mid Penn makes such election to reinstate the Merger and other transactions contemplated by this Agreement, no termination will occur pursuant to this Section 10.1(i) and this Agreement will remain in effect according to its terms (except as the Merger Consideration has been adjusted).

10.2. Effect of Termination.

(a) In the event of termination of this Agreement pursuant to any provision of Section 10.1, this Agreement shall forthwith become void and have no further force, except that the provisions of Sections 10.2,

11.1, 11.4, 11.5, 11.7, 11.10, 11.11, 11.12 (related to jurisdiction) and any other Section which, by its terms, relates to post-termination rights or obligations, shall survive such termination of this Agreement and remain in full force and effect.

(b) If this Agreement is terminated, expenses and damages of the parties hereto shall be determined as follows:

(1) Except as provided below, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

(2) In the event of a termination of this Agreement because of a willful breach of any representation, warranty, covenant or agreement contained in this Agreement, the breaching party shall remain liable for any and all damages, costs and expenses, including all reasonable attorneys’ fees, sustained or incurred by the non-breaching party as a result thereof or in connection therewith or with respect to the enforcement of its rights hereunder.

(3) In the event that this Agreement is terminated by Mid Penn pursuant to Section 10.1(g), or by Riverview pursuant to Section 10.1(h), Riverview shall pay to Mid Penn the Mid Penn Termination Fee within five (5) Business Days after Mid Penn makes written demand therefor. Such payments shall be made by wire transfer of immediately available funds to an account designated by Mid Penn.

(4) In the event that Riverview enters into a definitive agreement relating to a Riverview Acquisition Proposal or consummates a Riverview Acquisition Proposal within twelve (12) months after the termination of this Agreement (i) by Mid Penn pursuant to Sections 10.1(b) or 10.1(c) because of a willful breach by Riverview; or (ii) by Mid Penn or Riverview pursuant to Section 10.1(e)(i) following failure of the shareholders of Riverview to approve the transactions contemplated by this Agreement and, in the case of (ii): (y) Riverview has breached the provisions of Section 6.8, or (z) a third party has publicly proposed or announced an Acquisition Proposal prior to the Riverview Shareholders’ Meeting, Riverview shall pay to Mid Penn the Mid Penn Termination Fee within two (2) Business Days after Mid Penn makes written demand therefor. Such payments shall be made by wire transfer of immediately available funds to an account designated by Mid Penn.

(c) For purposes of this Agreement, the “Mid Penn Termination Fee” shall mean Five Million Seventy Thousand Dollars ($5,070,000).

(d) The right to receive payment of the Mid Penn Termination Fee under Sections 10.2(b)(3) and 10.2(b)(4) constitutes the sole and exclusive remedy of either party against the other and their respective officers and directors with respect to a termination under these Sections, and shall constitute liquidated damages and not a penalty.

10.3. Amendment, Extension and Waiver.

Subject to applicable law, and except as provided in this Agreement, at any time prior to the Effective Time (whether before or after approval thereof by the shareholders of Riverview and Mid Penn), the parties hereto by action of their respective Boards of Directors, may (a) amend this Agreement, (b) extend the time for the performance of any of the obligations or other acts of any other party hereto, (c) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (d) waive compliance with any of the agreements or conditions contained herein; provided, however, that after any approval of this Agreement and the transactions contemplated hereby by the shareholders of Riverview and Mid Penn, there may not be, without further approval of such shareholders, any amendment of this Agreement which reduces the amount or value or changes the form of consideration to be delivered to Riverview’s shareholders pursuant to this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party, but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

ARTICLE XI

MISCELLANEOUS

11.1. Confidentiality.

Except as specifically set forth herein, Mid Penn and Riverview mutually agree to be bound by the terms of the confidentiality agreement dated March 19, 2021 (the “Confidentiality Agreement”) previously executed by the parties hereto, which Confidentiality Agreement is hereby incorporated herein by reference. The parties hereto agree that such Confidentiality Agreement shall continue in accordance with its terms, notwithstanding the termination of this Agreement.

11.2. Public Announcements.

Riverview and Mid Penn shall cooperate with each other in the development and distribution of all news releases and other public disclosures with respect to this Agreement, and except as may be otherwise required by law, neither Riverview nor Mid Penn shall issue any news release, or other public announcement or communication with respect to this Agreement unless such news release, public announcement or communication has been mutually agreed upon by the parties hereto, provided, however, that nothing in this Section 11.2 shall be deemed to prohibit any party from making any disclosure which it deems necessary in order to satisfy such party’s disclosure obligations imposed by law.

11.3. Survival.

All representations, warranties and covenants in this Agreement or in any instrument delivered pursuant hereto or thereto shall expire on and be terminated and extinguished at the Effective Time, except for those covenants and agreements contained herein which by their terms apply in whole or in part after the Effective Time, including Section 2.4(e), Article III, Section 7.8, Section 7.9, Section 7.10, Section 7.11, and Section 7.15.

11.4. Expenses.

Except as otherwise provided in Section 10.2, and except for the cost of printing and mailing the Proxy Statement-Prospectus which shall be shared equally, each party hereto shall bear and pay all costs and expenses incurred by it in connection with the transactions contemplated hereby, including fees and expenses of its own financial advisors, accountants and legal counsel and, in the case of Mid Penn, the registration fee to be paid to the SEC in connection with the Registration Statement.

11.5. Notices.

All notices or other communications hereunder shall be in writing and shall be deemed given if delivered by receipted hand delivery, mailed by United States prepaid registered or certified mail (return receipt requested), or by a nationally recognized overnight courier promising next Business Day delivery, addressed as follows:

If to Mid Penn, to:	Rory G. Ritrievi President and Chief Executive Officer Mid Penn Bancorp, Inc. 349 Union Street Millersburg, Pennsylvania 17061

With required copies (which shall not constitute notice) to:	Kenneth J. Rollins, Esq. Pillar+Aught 4201 E. Park Circle Harrisburg, Pennsylvania 17111 Fax: (717) 686-9862

If to Riverview, to:	Brett D. Fulk President and Chief Executive Officer Riverview Financial Corp. 3901 North Front Street Harrisburg, Pennsylvania 17110

With required copies (which shall not constitute notice) to:	Jeffrey M. Cardone, Esq. Benjamin M. Azoff, Esq. Luse Gorman, PC 5335 Wisconsin Avenue, NW, Suite 780 Washington, DC 20015

or such other address as shall be furnished in writing by any party, and any such notice or communication shall be deemed to have been given: (a) as of the date delivered by hand; (b) three (3) Business Days after being delivered to the U.S. mail, postage prepaid; or (c) one (1) Business Day after being delivered to the overnight courier and requesting next Business Day delivery.

11.6. Parties in Interest.

This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party. Except for the provisions of Article III and Section 7.10(d) and except as otherwise expressly provided by this Agreement, following the Effective Time, nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

11.7. Complete Agreement.

This Agreement, including the Exhibits and Disclosure Schedules hereto and the documents and other writings referred to herein or therein or delivered pursuant hereto, and the Confidentiality Agreement, referred to in Section 11.1, contains the entire agreement and understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties other than those expressly set forth herein or therein. This Agreement supersedes all prior agreements and understandings (other than the Confidentiality Agreement referred to in Section  11.1 hereof) between the parties, both written and oral, with respect to its subject matter.

11.8. Counterparts.

This Agreement may be executed in one or more counterparts all of which shall be considered one and the same agreement and each of which shall be deemed an original. A facsimile copy or electronic transmission of a signature page shall be deemed to be an original signature page.

11.9. Severability.

In the event that any one or more provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, by any court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and the parties shall use commercially reasonable efforts to substitute a valid, legal and enforceable provision which, insofar as practical, implements the purposes and intents of this Agreement.

11.10. Governing Law.

This Agreement shall be governed by the laws of the Commonwealth of Pennsylvania, without giving effect to its laws or principles of conflicts of laws.

11.11. Interpretation.

When a reference is made in this Agreement to Sections or Exhibits, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated. The recitals hereto constitute an integral part of this Agreement. References to Sections include subsections, which are part of the related Section (e.g., a section numbered “Section 2.2(a)” would be part of “Section 2.2” and references to “Section 2.2” would also refer to material contained in the subsection described as “Section 2.2(a)”). The table of contents, index and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The phrases “the date of this Agreement”, “the date hereof” and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date set forth in the Recitals to this Agreement. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. A disclosure set forth in any Mid Penn Disclosure Schedule shall be deemed to be a disclosure under all Mid Penn Disclosure Schedules, and a disclosure in any Riverview Disclosure Schedule shall be deemed to be a disclosure under all Riverview Disclosure Schedules.

11.12. Specific Performance; Jurisdiction.

The parties hereto agree that irreparable damage would occur in the event that the provisions contained in this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions thereof in the United States District Court for the Middle District of Pennsylvania or in any state court in the Commonwealth of Pennsylvania, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of the United States District Court for the Middle District of Pennsylvania or of any state court located in the Commonwealth of Pennsylvania in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and

(c) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other United States District Court for the Middle District of Pennsylvania or a state court located in the Commonwealth of Pennsylvania.

11.13. Waiver of Trial by Jury.

The parties hereto hereby knowingly, voluntarily and intentionally waive the right any may have to a trial by jury in respect to any litigation based on, or rising out of, under, or in connection with this Agreement and any agreement contemplated to be executed in connection herewith, or any course of conduct, course of dealing, statements (whether verbal or written) or actions of either party in connection with such agreements.

11.14. Delivery by Facsimile or Electronic Transmission.

This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments or waivers hereto or thereto, to the extent signed and delivered by means of a facsimile machine or by e-mail delivery of a “.pdf” format data file, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment hereto or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation of a contract and each party hereto forever waives any such defense.

[Remainder of page intentionally blank]

IN WITNESS WHEREOF, Mid Penn and Riverview have caused this Agreement to be executed under seal by their duly authorized officers as of the date first set forth above.

MID PENN BANCORP, INC.

By:	/s/ Rory G. Ritrievi
Name: Rory G. Ritrievi
Title: President and Chief Executive Officer

RIVERVIEW FINANCIAL CORPORATION

By:	/s/ Brett D. Fulk
Name: Brett D. Fulk
Title: President & Chief Executive Officer

EXHIBIT A

June 30, 2021

Mid Penn Bancorp, Inc.

349 Union Street

Millersburg, Pennsylvania 17061

Ladies and Gentlemen:

Mid Penn Bancorp, Inc. (“Mid Penn”) and Riverview Financial Corporation (“Riverview”) desire to enter into, concurrently with the execution of this letter agreement (this “Agreement”), an Agreement and Plan of Merger (as the same may be amended from time to time, the “Merger Agreement”), pursuant to which, among other things, Riverview will merge with and into Mid Penn with Mid Penn surviving the merger (the “Merger”) pursuant to the terms and conditions of the Merger Agreement. Defined terms used but not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement.

Mid Penn has required that, as a condition to its willingness to enter into the Merger Agreement and pursuant to Section 6.11 of the Merger Agreement, the undersigned shareholder of Riverview, being either a director, executive officer or any Person owning 10% or more of the outstanding shares of Riverview common stock as of the date hereof, execute and deliver to Mid Penn this Agreement.

The undersigned, in order to induce Mid Penn to enter into the Merger Agreement, hereby irrevocably (in his or her individual capacity and not as a director or officer of Riverview):

(a) represents and warrants to Mid Penn that (i) the undersigned (A) beneficially owns (as such term is defined in Rule 13d-3 under the Exchange Act) and, directly or indirectly, controls the right to vote and dispose of such shares, all of the shares of Riverview Common Stock set forth below on the signature page hereto (the “Original Shares” and, together with any additional shares of Riverview Common Stock pursuant to paragraph (d) below, the “Shares”) (provided that the term “Shares” shall not include any securities beneficially owned by the undersigned as a trustee or fiduciary) free and clear of all Liens (other than Liens which do not affect the ability of the undersigned to vote the Shares), (B) does not beneficially own any shares of Riverview Common Stock other than the Original Shares, and (C) has the capacity to enter into this Agreement and that this Agreement is a valid and binding obligation enforceable against the undersigned in accordance with its terms, subject to bankruptcy, insolvency and other laws affecting creditors’ rights and general equitable principles, (ii) except pursuant hereto, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which the undersigned is a party relating to the pledge, disposition or voting of any of the Original Shares (other than Liens which do not affect the ability of the undersigned to vote the Original Shares) and there are no voting trusts or voting agreements with respect to the Original Shares, (iii) neither the execution and delivery of this Agreement nor the consummation by the undersigned of the transactions contemplated hereby will conflict with or result in a breach, or constitute a default (with or without notice of lapse of time or both) under any provision of, any trust agreement, loan or credit agreement, mortgage, lease or other agreement, instrument or law applicable to the undersigned or to the undersigned’s property or assets, and (iv) no consent, approval or authorization of any other party is required in order for the undersigned to enter into and perform his or her obligations under this Agreement;

(b) agrees to (i) be present (in person or by proxy) at all Riverview Shareholder Meetings in order to be counted for the purpose of determining the presence of a quorum at such meetings, and (ii) vote or cause to be voted all such Shares (A) in favor of approval and adoption of the Merger, the Merger Agreement and the transactions contemplated thereby (including any amendments or modifications of the terms thereof approved by the Riverview Board of Directors), and (B) against (x) any Riverview Acquisition Proposal, including a Superior Proposal, (y) any action, proposal, transaction or agreement which could reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of Riverview under the Merger Agreement or of the undersigned under this Agreement and (z) any action, proposal, transaction or agreement that could reasonably be expected to impede, interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Merger or the fulfillment of Mid Penn’s or Riverview’s conditions under the Merger Agreement;

(c) agrees that (1) the undersigned will not, directly or indirectly, contract to sell, sell, exchange, assign, pledge or otherwise dispose of or encumber (“Transfer”) any of the Shares or any interest therein or any voting rights with respect thereto, other than (i) to any immediate family member of the undersigned, (ii) to a trust for the benefit of the undersigned or his or her immediate family member or upon the undersigned’s death, (iii) to Riverview in connection with the vesting, settlement or exercise of Riverview equity awards to satisfy any withholding for the payment of taxes incurred in connection with such vesting, settlement or exercise, or, in respect of Riverview equity awards, the exercise price thereon, (iv) as is otherwise permitted by Mid Penn in its sole discretion, (v) Transfers by will or operation of law, in which case this Agreement shall bind the transferee or (vi) Transfers to any other shareholder of Riverview who has executed a copy of this Agreement on the date hereof; provided that, as a precondition to that in the case of the foregoing clauses (i), (ii), (iv) and (vi), the transferee has agreed in writing to abide by the terms of this Agreement in a form reasonably satisfactory to Mid Penn, and (2) any attempted Transfer of the Shares or any interest therein in violation of this paragraph (c) by the undersigned shall be null and void; and

(d) agrees that all shares of Riverview Common Stock that the undersigned purchases, acquires the right to vote or otherwise acquires beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of after the execution of this Agreement shall be subject to the terms of this Agreement and shall constitute Shares for all purposes of this Agreement; provided however, that such purchases by the undersigned shall not constitute Shares if the undersigned does not, directly or indirectly, control the right to vote and dispose of such shares.

It is understood and agreed that the provisions of this Agreement relate solely to the capacity of the undersigned as a shareholder or other beneficial owner of shares of Riverview Common Stock and is not in any way intended to affect the exercise or omission by the undersigned of the undersigned’s responsibilities as a director or officer of Riverview. It is further understood and agreed that this Agreement is not in any way intended to affect the exercise or omission, including under the Merger Agreement, by the undersigned of any fiduciary responsibility which the undersigned may have in respect of any shares of Riverview Common Stock held or controlled by the undersigned as of the date hereof. No such actions or omissions in furtherance of the undersigned’s responsibilities as a director or officer shall be deemed a breach of this Agreement.

The obligations set forth in this Agreement shall terminate upon the earliest to occur of (i) the Riverview Shareholders’ Meeting (including any adjournment or postponement thereof), (ii) the date on which the Merger Agreement is terminated in accordance with its terms, (iii) the date on which the Merger Agreement is amended in a manner which would alter or amend the amount or kind of consideration to be issued to holders of Riverview Common Stock as Merger Consideration, and (iv) the Termination Date set forth in the Merger Agreement as of the date hereof.

This Agreement may be executed in two or more counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same Agreement. Each party hereto shall execute and deliver such additional documents as may be necessary or desirable to effect the transactions contemplated by this Agreement.

This Agreement shall inure to the benefit of Mid Penn, shall be binding on the undersigned and his or her executors, personal representatives, administrators, heirs, legatees, guardians and other personal representatives, and may not be assigned by any party without the written consent of the other except as set forth in paragraph (c) above. This Agreement shall survive the death or incapacity of the undersigned.

If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

The undersigned agrees that, in the event of his or her breach of this Agreement, Mid Penn shall be entitled to such remedies and relief against the undersigned as are available at law or in equity. The undersigned acknowledges that there is not an adequate remedy at law to compensate Mid Penn for a violation of this Agreement, and irrevocably waives, to the extent permitted by law, any defense that he or she might have based on the adequacy of a remedy at law which might be asserted as a bar to specific performance, injunctive relief, or other equitable relief. The undersigned agrees to the granting of injunctive relief without the posting of any bond and further agrees that, if any bond shall be required, such bond shall be in a nominal amount.

Please confirm, intending to be legally bound, that the foregoing correctly states the understanding between the undersigned and Mid Penn by signing and returning to Mid Penn a counterpart hereof.

Very truly yours,

Name:

Number of Shares:

Accepted as of this day of , 2021:

MID PENN BANCORP, INC.

By:
Name:	Rory G. Ritrievi
Title:	President & CEO

EXHIBIT B

June 30, 2021

Riverview Financial Corporation

3901 North Front Street

Harrisburg, PA 17110

Ladies and Gentlemen:

Mid Penn Bancorp, Inc. (“Mid Penn”) and Riverview Financial Corporation (“Riverview”) desire to enter into, concurrently with the execution of this letter agreement (this “Agreement”), an Agreement and Plan of Merger (as the same may be amended from time to time, the “Merger Agreement”), pursuant to which, among other things, Riverview will merge with and into Mid Penn with Mid Penn surviving the merger (the “Merger”) pursuant to the terms and conditions of the Merger Agreement. Defined terms used but not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement.

Riverview has required that, as a condition to its willingness to enter into the Merger Agreement and pursuant to Section 7.7 of the Merger Agreement, the undersigned shareholder of Mid Penn, being either a director or executive officer as of the date hereof, execute and deliver to Riverview this Agreement.

The undersigned, in order to induce Riverview to enter into the Merger Agreement, hereby irrevocably (in his or her individual capacity and not as a director or officer of Mid Penn):

(1) represents and warrants to Riverview that (i) the undersigned (A) beneficially owns (as such term is defined in Rule 13d-3 under the Exchange Act) and, directly or indirectly, controls the right to vote and dispose of such shares, all of the shares of Mid Penn Common Stock set forth below on the signature page hereto (the “Original Shares” and, together with any additional shares of Mid Penn Common Stock pursuant to paragraph (d) below, the “Shares”) (provided that the term “Shares” shall not include any securities beneficially owned by the undersigned as a trustee or fiduciary) free and clear of all Liens (other than Liens which do not affect the ability of the undersigned to vote the Shares), (B) does not beneficially own any shares of Mid Penn Common Stock other than the Original Shares, and (C) has the capacity to enter into this Agreement and that this Agreement is a valid and binding obligation enforceable against the undersigned in accordance with its terms, subject to bankruptcy, insolvency and other laws affecting creditors’ rights and general equitable principles, (ii) except pursuant hereto, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which the undersigned is a party relating to the pledge, disposition or voting of any of the Original Shares (other than Liens which do not affect the ability of the undersigned to vote the Original Shares) and there are no voting trusts or voting agreements with respect to the Original Shares, (iii) neither the execution and delivery of this Agreement nor the consummation by the undersigned of the transactions contemplated hereby will conflict with or result in a breach, or constitute a default (with or without notice of lapse of time or both) under any provision of, any trust agreement, loan or credit agreement, mortgage, lease or other agreement, instrument or law applicable to the undersigned or to the undersigned’s property or assets, and (iv) no consent, approval or authorization of any other party is required in order for the undersigned to enter into and perform his or her obligations under this Agreement;

(2) agrees to (i) be present (in person or by proxy) at all Mid Penn Shareholder Meetings in order to be counted for the purpose of determining the presence of a quorum at such meetings, and (ii) vote or cause to be voted all such Shares (A) in favor of approval and adoption of the Merger, the Merger Agreement and the transactions contemplated thereby (including any amendments or modifications of the terms thereof approved by the Mid Penn Board of Directors), and (B) against (x) any action, proposal, transaction or agreement which could reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of Mid Penn under the Merger Agreement or of the undersigned under this Agreement and (y) any action, proposal, transaction or agreement that could reasonably be expected to impede, interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Merger or the fulfillment of Mid Penn’s or Riverview’s conditions under the Merger Agreement;

(3) agrees that 1) the undersigned will not, directly or indirectly, contract to sell, sell, exchange, assign, pledge or otherwise dispose of or encumber (“Transfer”) any of the Shares or any interest therein or any voting rights with respect thereto, other than (i) to any immediate family member of the undersigned, (ii) to a trust for the benefit of the undersigned or his or her immediate family member or upon the undersigned’s death, (iii) to Mid Penn in connection with the vesting, settlement or exercise of Mid Penn equity awards to satisfy any withholding for the payment of taxes incurred in connection with such vesting, settlement or exercise, or, in respect of Mid Penn equity awards, the exercise price thereon, (iv) as is otherwise permitted by Riverview in its sole discretion, (v) Transfers by will or operation of law, in which case this Agreement shall bind the transferee or (vi) Transfers to any other shareholder of Mid Penn who has executed a copy of this Agreement on the date hereof; provided that, as a precondition to that in the case of the foregoing clauses (i), (ii), (iv) and (vi), the transferee has agreed in writing to abide by the terms of this Agreement in a form reasonably satisfactory to Riverview, and 2) any attempted Transfer of the Shares or any interest therein in violation of this paragraph (c) by the undersigned shall be null and void; and

(4) agrees that all shares of Mid Penn Common Stock that the undersigned purchases, acquires the right to vote or otherwise acquires beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of after the execution of this Agreement shall be subject to the terms of this Agreement and shall constitute Shares for all purposes of this Agreement; provided however, that such purchases by the undersigned shall not constitute Shares if the undersigned does not, directly or indirectly, control the right to vote and dispose of such shares.

It is understood and agreed that the provisions of this Agreement relate solely to the capacity of the undersigned as a shareholder or other beneficial owner of shares of Mid Penn Common Stock and is not in any way intended to affect the exercise or omission by the undersigned of the undersigned’s responsibilities as a director or officer of Mid Penn. It is further understood and agreed that this Agreement is not in any way intended to affect the exercise or omission, including under the Merger Agreement, by the undersigned of any fiduciary responsibility which the undersigned may have in respect of any shares of Mid Penn Common Stock held or controlled by the undersigned as of the date hereof. No such actions or omissions in furtherance of the undersigned’s responsibilities as a director or officer shall be deemed a breach of this Agreement.

The obligations set forth in this Agreement shall terminate upon the earliest to occur of (i) the Mid Penn Shareholders’ Meeting (including any adjournment or postponement thereof), (ii) the date on which the Merger Agreement is terminated in accordance with its terms, (iii) the date on which the Merger Agreement is amended in a manner which would alter or amend the amount or kind of consideration to be issued to holders of Riverview Common Stock as Merger Consideration, and (iv) the Termination Date set forth in the Merger Agreement as of the date hereof.

This Agreement may be executed in two or more counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same Agreement. Each party hereto shall execute and deliver such additional documents as may be necessary or desirable to effect the transactions contemplated by this Agreement.

This Agreement shall inure to the benefit of Riverview, shall be binding on the undersigned and his or her executors, personal representatives, administrators, heirs, legatees, guardians and other personal representatives, and may not be assigned by any party without the written consent of the other except as set forth in paragraph (c) above. This Agreement shall survive the death or incapacity of the undersigned.

If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

The undersigned agrees that, in the event of his or her breach of this Agreement, Riverview shall be entitled to such remedies and relief against the undersigned as are available at law or in equity. The undersigned acknowledges that there is not an adequate remedy at law to compensate Riverview for a violation of this Agreement, and irrevocably waives, to the extent permitted by law, any defense that he or she might have based on the adequacy of a remedy at law which might be asserted as a bar to specific performance, injunctive relief, or other equitable relief. The undersigned agrees to the granting of injunctive relief without the posting of any bond and further agrees that, if any bond shall be required, such bond shall be in a nominal amount.

Please confirm, intending to be legally bound, that the foregoing correctly states the understanding between the undersigned and Riverview by signing and returning to Riverview a counterpart hereof.

Very truly yours,

By:
Name:

Number of Shares:

Accepted as of this      day of             , 2021:

RIVERVIEW FINANCIAL CORPORATION

By:
Name:	Brett D. Fulk
Title:	President & CEO

EXHIBIT C

BANK PLAN OF MERGER

THIS BANK PLAN OF MERGER (“Plan of Merger”) dated as of [●], 2021, is by and between MID PENN BANK, a Pennsylvania bank and trust company (“MP Bank”), and RIVERVIEW BANK, a Pennsylvania bank and trust company (“Riverview Bank”).

BACKGROUND

(1) MP Bank is a Pennsylvania bank and trust company and a wholly-owned subsidiary of Mid Penn Bancorp, Inc., a Pennsylvania corporation (“Mid Penn”). The authorized capital stock of MP Bank consists of 10,000,000 shares of common stock, par value $1.00 per share (the “MP Capital Stock”), of which at the date hereof 150,000 shares are issued and outstanding.

(2) Riverview Bank is a Pennsylvania bank and trust company and a wholly-owned subsidiary of Riverview Financial Corporation (“Riverview Corp”). The authorized capital stock of Riverview Bank consists of 5,000,000 shares of common stock, par value $0.50 per share (the “Riverview Bank Common Stock”), of which at the date hereof 1,750,000 shares are issued and outstanding.

(3) The respective Boards of Directors of MP Bank and Riverview Bank deem the merger of Riverview Bank with and into MP Bank, pursuant to the terms and conditions set forth or referred to herein, to be desirable and in the best interests of the respective corporations and their respective stockholders.

(4) The respective Boards of Directors of MP Bank and Riverview Bank have adopted resolutions approving this Plan of Merger. The respective Boards of Directors of Mid Penn and Riverview Corp have adopted resolutions approving an Agreement and Plan of Merger of even date herewith (the “Holding Company Merger Agreement”) between Mid Penn and Riverview Corp, providing for the merger of Riverview Corp with and into Mid Penn (the “Holding Company Merger”) and pursuant to which this Plan of Merger is being executed by MP Bank and Riverview Bank.

AGREEMENT

In consideration of the premises and of the mutual covenants and agreements herein contained, MP Bank and Riverview Bank, intending to be legally bound hereby, agree:

(a) MERGER; BUSINESS

(i) Merger. Subject to the terms and conditions of this Plan of Merger and in accordance with the applicable laws and regulations of the Commonwealth of Pennsylvania, on the Effective Date (as that term is defined in Article V hereof): Riverview Bank shall merge with and into MP Bank; the separate existence of Riverview Bank shall cease; and MP Bank shall be the surviving bank under the name and title “Mid Penn Bank” (such transaction referred to herein as the “Bank Merger” and MP Bank, as the surviving bank in the Bank Merger, referred to herein as the “Surviving Bank”).

(ii) Business. The business of the Surviving Bank shall be conducted at the main office of MP Bank, and shall be located at 349 Union Street, Millersburg, Pennsylvania 17061, and its legally established branches, which shall include the main office and all of the branch offices of Riverview Bank.

(b) ARTICLES OF INCORPORATION AND BY-LAWS

On and after the Effective Date of the Bank Merger, the articles of incorporation and by-laws of MP Bank shall continue to be the articles of incorporation and bylaws of the Surviving Bank.

(c) BOARD OF DIRECTORS AND OFFICERS

(i) Board of Directors. Effective as of the Effective Date, the Board of Directors of the Surviving Bank shall consist of the existing directors of MP Bank and the Appointed Directors (as defined in Section 2.4(e) of the Holding Company Merger Agreement), each to hold office until his or her successor is elected and qualified in accordance with applicable law and the Articles of Incorporation and Bylaws of the Surviving Bank.

(ii) Officers. On and after the Effective Date of the Bank Merger, the officers of MP Bank duly appointed and holding office immediately prior to such Effective Date shall be the officers of MP Bank, as the Surviving Bank in the Bank Merger.

(d) CONVERSION OF SHARES

(i) Stock of MP Bank. Each share of MP Capital Stock issued and outstanding immediately prior to the Effective Date shall, on and after the Effective Date, continue to be issued and outstanding as a share of capital stock of the Surviving Bank.

(ii) Stock of Riverview Bank. Each share of Riverview Bank Common Stock issued and outstanding immediately prior to the Effective Date shall, on the Effective Date, be canceled and no cash, stock or other property shall be delivered in exchange therefor.

(e) EFFECTIVE DATE OF THE MERGER

The Bank Merger shall be effective on the date on which articles of merger executed by Riverview Bank and MP Bank are filed with the Pennsylvania Department of State, unless a later date is specified in such articles of merger (the “Effective Date”).

(f) EFFECT OF THE MERGER

On the Effective Date: The separate existence of Riverview Bank shall cease; the principal and branch offices of Riverview Bank shall become authorized branch offices of the Surviving Bank; and all of the property (real, personal and mixed), rights, powers, duties and obligations of MP Bank and Riverview Bank shall be taken and deemed to be transferred to and vested in the Surviving Bank, without further act or deed, as provided by applicable laws and regulations.

(g) CONDITIONS PRECEDENT

The obligations of MP Bank and Riverview Bank to effect the Bank Merger shall be subject to (i) the approval of this Plan of Merger by Riverview Corp and Mid Penn in their capacities as the sole shareholder of Riverview Bank and MP Bank, respectively, (ii) receipt of the required approval of the Federal Deposit Insurance Corporation, the Pennsylvania Department of Banking and Securities, and any other applicable regulatory authority, (iii) receipt of any necessary approval to operate the main office of Riverview Bank and the branch offices of Riverview Bank as offices of the Surviving Bank, and (iv) the completion of the transactions contemplated by the Holding Company Merger Agreement on or before the Effective Date.

(h) TERMINATION

This Plan of Merger shall terminate upon any termination of the Holding Company Merger Agreement in accordance with its terms; provided, however, that any such termination of this Plan of Merger shall not relieve any party hereto from liability on account of a breach by such party of any of the terms hereof or thereof.

(i) AMENDMENT

Subject to applicable law, this Plan of Merger may be amended, by action of the respective Boards of Directors of the parties hereto, at any time prior to consummation of the Holding Company Merger, but only by an instrument in writing signed by duly authorized officers on behalf of the parties hereto.

(j) MISCELLANEOUS

(i) Extensions; Waivers. Each party, by a written instrument signed by a duly authorized officer, may extend the time for the performance of any of the obligations or other acts of the other party hereto and may waive compliance with any of the obligations of the other party contained in this Plan of Merger.

(ii) Notices. Any notice or other communication required or permitted under this Plan of Merger shall be given, and shall be effective, in accordance with the provisions of the Holding Company Merger Agreement.

(iii) Captions. The headings of the several Articles herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Plan of Merger.

(iv) Counterparts. For the convenience of the parties hereto, this Plan of Merger may be executed in several counterparts, each of which shall be deemed the original, but all of which together shall constitute one and the same instrument.

(v) Governing Law. This Plan of Merger shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without regard to the conflict of laws principles thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, each party has caused this Plan of Merger to be executed on its behalf and its corporate seal to be affixed hereto by its duly authorized officers, all as of the day and year first written above.

ATTEST:	MID PENN BANK

By:
Cindy L. Wetzel, Secretary		Rory G. Ritrievi, President & CEO
(SEAL)

ATTEST:	RIVERVIEW BANK

By:
Melinda Aungst , Secretary		Brett D. Fulk, President & CEO

FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER

This FIRST AMENDMENT, dated as of August 26, 2021 (this “First Amendment”), is by and between Mid Penn Bancorp, Inc., a Pennsylvania corporation (“Mid Penn”), and Riverview Financial Corporation, a Pennsylvania corporation (“Riverview”), and amends that certain Agreement and Plan of Merger dated as of June 30, 2021 by and between Mid Penn and Riverview (the “Agreement”).

WHEREAS, the Boards of Directors of Mid Penn and Riverview have determined that it is in the best interests of their respective companies to amend the Agreement as set forth herein to provide certain clarification.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

1.    Amendment of the Agreement. The Agreement is hereby amended as follows:

(a)    Section 4.18 of the Agreement is amended to read in its entirety as follows:

4.18    Required Vote.

The affirmative vote of a majority of the votes cast by all shareholders entitled to vote at the Riverview Shareholders’ Meeting is required to approve this Agreement and the Merger under Riverview’s articles of incorporation and the PBCL; provided that this Agreement and the Merger were approved by seventy percent (70%) of the members of Riverview’s Board of Directors, which approval by such percentage of the members of the Board of Directors of Riverview was obtained prior to the execution of this Agreement by Riverview.

(b)    Section 8.2(a) of the Agreement is amended to delete the phrase “(but no later than 60 days after the execution of this Agreement)” appearing in the second sentence thereof.

(c)    Section 8.3 of the Agreement is amended to delete the phrase “(but in no event later than 45 days after the execution of this Agreement as it relates to the filings with the Bank Regulators)” appearing in the first sentence thereof.

2.    Provisions of Agreement; Counterparts.

This First Amendment shall be part of the Agreement and the provisions of the Agreement as amended hereby shall be applicable to this First Amendment. Except as specifically provided in this First Amendment and as the context of this First Amendment otherwise may require to give effect to the intent and purposes of this First Amendment, the Agreement shall remain in full force and effect without any other amendments or modifications. This First Amendment may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

IN WITNESS WHEREOF, Mid Penn and Riverview have caused this First Amendment to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

MID PENN BANCORP, INC.

By:	/s/ Rory G. Ritrievi
Name:	Rory G. Ritrievi
Title:	Chair, President and Chief Executive Officer

RIVERVIEW FINANCIAL CORPORATION

By:	/s/ Brett D. Fulk
Name:	Brett D. Fulk
Title:	President & Chief Executive Officer

Annex B

June 30, 2021

Board of Directors

Riverview Financial Corporation

3901 North Front Street

Harrisburg, PA 17110

Members of the Board:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of common stock, $0.01 per share par value (“Riverview Stock”), of Riverview Financial Corporation (“Riverview”) of the Merger Consideration (as defined below) to be received by such holders pursuant to the Agreement and Plan of Merger, dated June 30, 2021 (the “Agreement”), by and among Mid Penn Bancorp, Inc. (“Mid Penn”), and Riverview. The Agreement provides for the merger of Riverview with and into Mid Penn with Mid Penn as the surviving entity (the “Merger”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement. The terms of the Merger are set forth more fully in the Agreement and descriptions of any such terms herein are qualified in their entirety by reference to the Agreement.

Subject to the provisions of the Agreement, at the Effective Time, automatically by virtue of the Merger and without any action on the part of any Person, each share of Riverview’s Common Stock (excluding Treasury Stock, Mid Penn Owned Shares and shares of Riverview’s Common Stock that are owned by Riverview’s shareholders properly exercising their dissenters rights pursuant to Section 1572 of the PBCL (“Dissenter Shares”)) issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive 0.4866 shares of Mid Penn Common Stock (the “Exchange Ratio”). The shares of Mid Penn Common Stock to be issued to holders of Riverview Common Stock as set forth in Article III of the Agreement is referred to as the “Merger Consideration.”

Janney Montgomery Scott LLC (“Janney”), as part of its investment banking business, is routinely engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bidding, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. This opinion has been reviewed and approved by Janney’s Fairness Committee. Janney has not received compensation from Riverview during the prior two years.

We were retained by Riverview to render our opinion as to the fairness, from a financial point of view of the Merger Consideration, in connection with the proposed Merger. We will receive compensation from Riverview in connection with our services, of which we became entitled to receive upon delivery of this opinion. The portion of our fee for rendering this opinion is not contingent upon any conclusion that we may reach or upon completion of the Merger. Riverview has agreed to indemnify us and our affiliates for certain liabilities arising out of our engagement.

During the course of our engagement and for the purposes of our analyses and the opinion set forth herein, we have:

(i)	identified opportunities for the Sale of Riverview;

(ii)	advised Riverview concerning opportunities for such Sale of Riverview. Whether or not identified by Janney;

(iii)	participated, at Riverview’s request, on Riverview’s behalf in negotiations and offered negotiating strategies pertaining to the Sale of Riverview;

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June 30, 2021

(iv)	assisted in identifying prospective purchaser(s) of Riverview or any of its businesses, securities or assets; and

(v)

initiated and coordinated discussions with potential purchasers, participated in the negotiation of the financial aspects of possible transactions or any other requested matters pertaining to the Sale of Riverview.

We have taken into account our assessment of general economic, market and financial conditions, our experience in other transactions as well as our knowledge of the banking industry and our general experience in the valuation of financial institutions and their securities.

In arriving at our opinion, we have assumed, without independent verification, the accuracy and completeness of the financial and other information and representations contained in the materials provided to us by Riverview and Mid Penn and in the discussions with Riverview’s and Mid Penn’s respective management teams. We have not independently verified the accuracy or completeness of any such information. We have further relied upon the assurances of the management of Riverview that the financial information provided has been prepared on a reasonable basis in accordance with industry practice, and that they are not aware of any information or facts that would make any information provided to us incomplete or misleading. Without limiting the generality of the foregoing, for the purpose of our analyses and this opinion, we have assumed that, with respect to financial forecasts, estimates and other forward-looking information reviewed by us, that such information has been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments of the management of Riverview and Mid Penn (as the case may be) as to the expected future results of operations and financial condition of Riverview and Mid Penn and the other matters covered thereby. We have also assumed that the financial estimates, and estimates and allowances regarding under-performing and nonperforming assets and net charge-offs have been reasonably prepared on a basis reflecting the best currently available information, judgments and estimates of Riverview and Mid Penn and that such estimates will be realized in the amounts and at the times contemplated thereby. We are not experts in the evaluation of loan and lease portfolios for purposes of assessing the adequacy of the allowances for losses with respect thereto and have assumed and relied upon management’s estimates and projections. We were not retained to and did not conduct a physical inspection of any of the properties or facilities of Riverview or Mid Penn or their respective subsidiaries. In addition, we have not reviewed individual credit files nor have we made an independent evaluation or appraisal of the assets and liabilities of Riverview or Mid Penn nor any of their respective subsidiaries, and we were not furnished with any such evaluations or appraisals.

We have assumed that the proposed Merger will be consummated in accordance with the terms set forth in the Agreement, without any modification, amendment or waiver of any terms that would be material to our analyses. We have assumed that the proposed Merger is, and will be, in compliance with all laws and regulations that are applicable to Riverview and Mid Penn. In rendering this opinion, we have been advised by both Riverview and Mid Penn that there are no known factors that could impede or cause any material delay in obtaining the necessary regulatory and governmental approvals of the proposed Merger. Also, in rendering our opinion, we have assumed that in the course of obtaining the necessary regulatory or other third party approvals or consents in connection with the proposed Merger, no modification, delay, limitation, restriction or condition will be imposed that would have an adverse effect on Riverview, Mid Penn or the contemplated benefits of the proposed Merger, including without limitation, the cost savings expected by Riverview and Mid Penn to result from the proposed Merger.

Our opinion is based solely upon the information available to us and the financial, economic, market and other circumstances as they exist and can be evaluated as of the date hereof. Events occurring and information that comes to our attention after the date hereof could materially affect the assumptions and analyses used in preparing this opinion. We have not undertaken to reaffirm or revise this opinion or otherwise comment upon any

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June 30, 2021

events occurring or information that comes to our attention after the date hereof. Furthermore, we are not expressing any advice or opinion regarding matters that require legal, regulatory, accounting, tax or other similar professional advice. We have assumed that Riverview has or will obtain such advice or opinions from the appropriate professional sources.

This opinion addresses solely the fairness, from a financial point of view, to the holders of Riverview Stock of the Merger Consideration set forth in the Agreement and does not address any other terms or agreement relating to the Merger or any other terms of the Agreement. Our opinion does not address the merits of the underlying decision by Riverview to engage in the proposed Merger and does not constitute a recommendation to the Board of Directors of Riverview with respect to the Merger or any holder of Riverview Stock as to how such holder should vote or otherwise act with respect to the proposed Merger or any other matter. We do not express any opinion with respect to the amount or nature of any compensation to be received in the proposed Merger by any officer, director, or employee of any party to the Merger, or any class of such persons, relative to the Merger Consideration or with respect to the fairness of any such compensation, including whether such payments are reasonable in the context of the Merger.

As you are aware, the financial and stock markets have been experiencing unusual volatility and we express no opinion or view as to any potential effects of such volatility on the Merger, Riverview, or Mid Penn, and our opinion does not purport to address potential developments in any such markets (including as a result of the COVID-19 pandemic and related matters).

This letter is solely for the information of the Board of Directors of Riverview in its evaluation of the proposed Merger and is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any proxy statement or any other document, except in each case in accordance with our prior written consent which shall not be unreasonably withheld.

Subject to the foregoing and based on our experience as investment bankers, our activities and assumptions as described above, and all other factors we have considered and deemed relevant, we are of the opinion that, as of the date hereof, the Merger Consideration to be received by the holders of Riverview Stock in the Merger pursuant to the Agreement is fair, from a financial point of view, to such holders.

Sincerely,

Janney Montgomery Scott LLC

Annex C

June 30, 2021

Board of Directors

Mid Penn Bancorp, Inc.

349 Union Street

Millersburg, PA

Dear Members of the Board:

You have requested that we provide our opinion (the “Opinion”) to the Board of Directors (the “Board”) of Mid Penn Bancorp, Inc. (the “Company”) as to whether the Merger Consideration (as defined below) to be given by the Company in connection with the proposed acquisition (the “Transaction”) by the Company of Riverview Financial Corporation (the “Counterparty”) is fair to the Company from a financial point of view.

The terms and conditions of the Transaction are more fully set forth in an Agreement and Plan of Merger (the “Agreement”) by and between the Company and the Counterparty. Pursuant to the Agreement and for purposes of our Opinion, we understand that the consideration expected to be exchanged by the Company for the outstanding common stock of the Counterparty, subject to potential adjustments as described in the Agreement, has an aggregate value of approximately $124.7 million and will consist of the obligation to exchange for each outstanding share of common stock of Counterparty 0.4833 shares of the Company’s common stock (the “Merger Consideration”).

In connection with developing our Opinion we have:

(i)	reviewed certain publicly available financial statements and reports regarding the Company and the Counterparty;

(ii)	reviewed certain audited financial statements and management reports regarding the Company and the Counterparty;

(iii)	reviewed certain internal financial statements and other financial and operating data concerning the Company and the Counterparty prepared by management of the Company and Counterparty, respectively;

(iv)

reviewed, on a pro forma basis, in reliance upon consensus research estimates and upon financial projections and other information and assumptions concerning the Company provided by the management team of the Company, the effect of the Transaction on the balance sheet, capitalization ratios, earnings and book value both in the aggregate and, where applicable, on a per share basis of the Company;

(v)	reviewed the reported prices and trading activity for the common stock of the Company and the Counterparty;

(vi)

compared the financial performance of the Company and the Counterparty with that of certain other publicly-traded companies and their securities that we deemed relevant to our analysis of the Transaction;

(vii)	reviewed the financial terms, to the extent publicly available, of certain merger or acquisition transactions that we deemed relevant to our analysis of the Transaction;

June 30, 2021

(viii)	reviewed the most recent draft of the Agreement and related documents provided to us by the Company;

(ix)	discussed with management of the Company the operations of and future business prospects for the Company and the anticipated financial consequences of the Transaction to the Company; and

(x)	performed such other analyses and provided such other services as we have deemed appropriate.

We have relied on the accuracy and completeness of the information and financial data provided to us by the Company and the Counterparty and of the other information reviewed by us in connection with the preparation of our Opinion, and our Opinion is based upon such information. We have not assumed any responsibility for independent verification of the accuracy or completeness of any of such information or financial data. The management of the Company has assured us that they are not aware of any relevant information that has been omitted or remains undisclosed to us. We have not assumed any responsibility for making or undertaking an independent evaluation or appraisal of any of the assets or liabilities of the Company or of the Counterparty, and we have not been furnished with any such evaluations or appraisals; nor have we evaluated the solvency or fair value of the Company or of the Counterparty under any laws relating to bankruptcy, insolvency or similar matters. We have not assumed any obligation to conduct any physical inspection of the properties or facilities of the Company or Counterparty. With respect to the financial forecasts prepared by the Company, including the forecasts of potential cost savings and potential synergies, we have assumed that such financial forecasts have been reasonably prepared and reflect the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company and the Counterparty, and that the financial results reflected by such projections will be realized as predicted. We have not received or reviewed any individual credit files nor have we made an independent evaluation of the adequacy of the allowance for loan losses of the Company or the Counterparty. We have not made an independent analysis of the effects of the COVID-19 pandemic or related market disruptions, or of any other disaster or adversity, on the business or prospects of the Company or the Counterparty. We have also assumed that the representations and warranties contained in the Agreement and all related documents are true, correct and complete in all material respects.

As part of our investment banking business, we regularly issue fairness opinions and are continually engaged in the valuation of companies and their securities in connection with business reorganizations, private placements, negotiated underwritings, mergers and acquisitions and valuations for estate, corporate and other purposes. We are familiar with the Company and the Counterparty. We issue periodic research reports regarding the business and prospects of the Company, and we make a market in the stock of the Company. During the two years preceding the date of this letter, we served as a joint bookrunner in connection with the Company’s $65 million follow-on equity offering and we received customary fees in connection with such offering. We are in discussions with the Company to be engaged for purposes of assisting with investor relations materials and overall strategy, and we have provided securities brokerage services to the Company and we received customary commissions and other compensation in connection with such services. We are entitled to receive a fee from the Company for providing our Opinion to the Board. The Company has also agreed to indemnify us for certain liabilities arising out of our engagement, including certain liabilities that could arise out of our providing this Opinion letter. We expect to pursue future investment banking services assignments with the Company. In the ordinary course of business, Stephens Inc. and its affiliates at any time may hold long or short positions, and may trade or otherwise effect transactions as principal or for the accounts of customers, in debt, equity or derivative securities of the Company or of any other participant in the Transaction.

We are not legal, accounting, regulatory, or tax experts, and we have relied solely, and without independent verification, on the assessments of the Company and its other advisors with respect to such matters. We have assumed, with your consent, that the Transaction will not result in any materially adverse legal, regulatory, accounting or tax consequences for the Company.

June 30, 2021

The Opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated on the date hereof and on the information made available to us as of the date hereof. It should be understood that subsequent developments may affect this Opinion and that we do not have any obligation to update, revise or reaffirm this Opinion. We have assumed that the Transaction will be consummated on the terms of the latest draft of the Agreement provided to us, without material waiver or modification. We have assumed that in the course of obtaining the necessary regulatory, lending or other consents or approvals (contractual or otherwise) for the Transaction, no restrictions, including any divestiture requirements or amendments or modifications, will be imposed that would have a material adverse effect on the contemplated benefits of the Transaction to the Company. We are not expressing any opinion herein as to the price at which the common stock or any other securities of the Company will trade following the announcement of the Transaction.

This Opinion is for the use and benefit of the Board (in its capacity as such) solely for purposes of assisting with its evaluation of the Transaction. Our Opinion does not address the merits of the underlying decision by the Company to engage in the Transaction, the merits of the Transaction as compared to other alternatives potentially available to the Company or the relative effects of any alternative transaction in which the Company might engage, nor is it intended to be a recommendation to any person or entity as to any specific action that should be taken in connection with the Transaction. This Opinion is not intended to confer any rights or remedies upon any other person or entity. In addition, except as explicitly set forth in this letter, you have not asked us to address, and this Opinion does not address, the fairness to, or any other consideration of, the holders of any class of securities, creditors or other constituencies of the Company. We have not been asked to express any opinion, and do not express any opinion, as to the fairness of the amount or nature of the compensation to any of the Company’s officers, directors or employees, or to any group of such officers, directors or employees, whether relative to the compensation to other shareholders of the Company or otherwise. Our Fairness Opinion Committee has approved the Opinion set forth in this letter. Neither this Opinion nor its substance may be disclosed by you to anyone other than your advisors without our written permission. Notwithstanding the foregoing, this Opinion and a summary discussion of our underlying analyses and role as financial adviser to the Company may be included in communications to shareholders of the Company, provided that this Opinion letter is reproduced in its entirety, and we approve of the content of such disclosures prior to any filing, distribution or publication of such shareholder communications and prior to distribution of any amendments thereto.

Based on the foregoing and our general experience as investment bankers, and subject to the assumptions and qualifications stated herein, we are of the opinion, on the date hereof, that the Merger Consideration to be given by the Company in the Transaction is fair to the Company from a financial point of view.

Very truly yours,

STEPHENS INC.

Annex D

Pennsylvania Business Corporation Law of 1988, as Amended

Subchapter D. Dissenters Rights

§ 1571. Application and effect of subchapter

(a)

General rule.–Except as otherwise provided in subsection (b), any shareholder (as defined in section 1572 (relating to definitions)) of a business corporation shall have the rights and remedies provided in this subchapter in connection with a transaction under this title only where this title expressly provides that a shareholder shall have the rights and remedies provided in this subchapter. See:

Section 329(c) (relating to special treatment of interest holders).

Section 333 (relating to approval of merger).

Section 343 (relating to approval of interest exchange).

Section 353 (relating to approval of conversion).

Section 363 (relating to approval of division).

Section 1906(c) (relating to dissenters rights upon special treatment).

Section 1932(c) (relating to dissenters rights in asset transfers).

Section 2104(b) (relating to procedure).

Section 2324 (relating to corporation option where a restriction on transfer of a security is held invalid).

Section 2325(b) (relating to minimum vote requirement).

Section 2704(c) (relating to dissenters rights upon election).

Section 2705(d) (relating to dissenters rights upon renewal of election).

Section 2904(b) (relating to procedure).

Section 2907(a) (relating to proceedings to terminate breach of qualifying conditions).

Section 7104(b)(3) (relating to procedure).

(b)	Exceptions.–

(1)

Except as otherwise provided in paragraph (2), the holders of the shares of any class or series of shares shall not have the right to dissent and obtain payment of the fair value of the shares under this subchapter if, on the record date fixed to determine the shareholders entitled to notice of and to vote at the meeting at which a plan specified in any of section 333, 343, 353, 363 or 1932(c) is to be voted on or on the date of the first public announcement that such a plan has been approved by the shareholders by consent without a meeting, the shares are either:

(i)	listed on a national securities exchange registered under section 6 of the Exchange Act; or

(ii)	held beneficially or of record by more than 2,000 persons.

(2)	Paragraph (1) shall not apply to and dissenters rights shall be available without regard to the exception provided in that paragraph in the case of:

(i)	(Repealed).

(ii)

Shares of any preferred or special class or series unless the articles, the plan or the terms of the transaction entitle all shareholders of the class or series to vote thereon and require for the adoption of the plan or the effectuation of the transaction the affirmative vote of a majority of the votes cast by all shareholders of the class or series.

(iii)	Shares entitled to dissenters rights under section 329(d) or 1906(c) (relating to dissenters rights upon special treatment).

(3)

The shareholders of a corporation that acquires by purchase, lease, exchange or other disposition all or substantially all of the shares, property or assets of another corporation by the issuance of shares, obligations or otherwise, with or without assuming the liabilities of the other corporation and with or without the intervention of another corporation or other person, shall not be entitled to the rights and remedies of dissenting shareholders provided in this subchapter regardless of the fact, if it be the case, that the acquisition was accomplished by the issuance of voting shares of the corporation to be outstanding immediately after the acquisition sufficient to elect a majority or more of the directors of the corporation.

(c)

Grant of optional dissenters rights.–The bylaws or a resolution of the board of directors may direct that all or a part of the shareholders shall have dissenters rights in connection with any corporate action or other transaction that would otherwise not entitle such shareholders to dissenters rights. See section 317 (relating to contractual dissenters rights in entity transactions).

(d)

Notice of dissenters rights.–Unless otherwise provided by statute, if a proposed corporate action that would give rise to dissenters rights under this subpart is submitted to a vote at a meeting of shareholders, there shall be included in or enclosed with the notice of meeting:

(1)

a statement of the proposed action and a statement that the shareholders have a right to dissent and obtain payment of the fair value of their shares by complying with the terms of this subchapter; and

(2)	a copy of this subchapter.

(e)

Other statutes.–The procedures of this subchapter shall also be applicable to any transaction described in any statute other than this part that makes reference to this subchapter for the purpose of granting dissenters rights.

(f)	Certain provisions of articles ineffective.–This subchapter may not be relaxed by any provision of the articles.

(g)

Computation of beneficial ownership.—For purposes of subsection (b)(1)(ii), shares that are held beneficially as joint tenants, tenants by the entireties, tenants in common or in trust by two or more persons, as fiduciaries or otherwise, shall be deemed to be held beneficially by one person.

(h)	Cross references.–See:

Section 315 (relating to nature of transactions).

Section 1105 (relating to restriction on equitable relief).

Section 1763(c) (relating to determination of shareholders of record).

Section 2512 (relating to dissenters rights procedure).

§ 1572. Definitions

The following words and phrases when used in this subchapter shall have the meanings given to them in this section unless the context clearly indicates otherwise:

“Corporation.” The issuer of the shares held or owned by the dissenter before the corporate action or the successor by merger, consolidation, division, conversion or otherwise of that issuer. A plan of division may designate which one or more of the resulting corporations is the successor corporation for the purposes of this subchapter. The designated successor corporation or corporations in a division shall have sole responsibility for payments to dissenters and other liabilities under this subchapter except as otherwise provided in the plan of division.

“Dissenter.” A shareholder who is entitled to and does assert dissenters rights under this subchapter and who has performed every act required up to the time involved for the assertion of those rights.

“Fair value.” The fair value of shares immediately before the effectuation of the corporate action to which the dissenter objects, taking into account all relevant factors, but excluding any appreciation or depreciation in anticipation of the corporate action.

“Interest.” Interest from the effective date of the corporate action until the date of payment at such rate as is fair and equitable under all the circumstances, taking into account all relevant factors, including the average rate currently paid by the corporation on its principal bank loans.

“Shareholder.” A shareholder as defined in section 1103 (relating to definitions) or an ultimate beneficial owner of shares, including, without limitation, a holder of depository receipts, where the beneficial interest owned includes an interest in the assets of the corporation upon dissolution.

§ 1573. Record and beneficial holders and owners

(a)

Record holders of shares.–A record holder of shares of a business corporation may assert dissenters rights as to fewer than all of the shares registered in his name only if he dissents with respect to all the shares of the same class or series beneficially owned by any one person and discloses the name and address of the person or persons on whose behalf he dissents. In that event, his rights shall be determined as if the shares as to which he has dissented and his other shares were registered in the names of different shareholders.

(b)

Beneficial owners of shares.–A beneficial owner of shares of a business corporation who is not the record holder may assert dissenters rights with respect to shares held on his behalf and shall be treated as a dissenting shareholder under the terms of this subchapter if he submits to the corporation not later than the time of the assertion of dissenters rights a written consent of the record holder. A beneficial owner may not dissent with respect to some but less than all shares of the same class or series owned by the owner, whether or not the shares so owned by him are registered in his name.

§ 1574. Notice of intention to dissent

If the proposed corporate action is submitted to a vote at a meeting of shareholders of a business corporation, any person who wishes to dissent and obtain payment of the fair value of his shares must file with the corporation, prior to the vote, a written notice of intention to demand that he be paid the fair value for his shares if the proposed action is effectuated, must effect no change in the beneficial ownership of his shares from the date of such filing continuously through the effective date of the proposed action and must refrain from voting his shares in approval of such action. A dissenter who fails in any respect shall not acquire any right to payment of the fair value of his shares under this subchapter. Neither a proxy nor a vote against the proposed corporate action shall constitute the written notice required by this section.

§ 1575. Notice to demand payment

(a)

General rule.–If the proposed corporate action is approved by the required vote at a meeting of shareholders of a business corporation, the corporation shall deliver a further notice to all dissenters who gave due notice of intention to demand payment of the fair value of their shares and who refrained from voting in favor of the proposed action. If the proposed corporate action is approved by the shareholders by less than unanimous consent without a meeting or is taken without the need for approval by the shareholders, the corporation shall deliver to all shareholders who are entitled to dissent and demand payment of the fair value of their shares a notice of the adoption of the plan or other corporate action. In either case, the notice shall:

(1)	State where and when a demand for payment must be sent and certificates for certificated shares must be deposited in order to obtain payment.

(2)	Inform holders of uncertificated shares to what extent transfer of shares will be restricted from the time that demand for payment is received.

(3)

Supply a form for demanding payment that includes a request for certification of the date on which the shareholder, or the person on whose behalf the shareholder dissents, acquired beneficial ownership of the shares.

(4)	Be accompanied by a copy of this subchapter.

(b)	Time for receipt of demand for payment.–The time set for receipt of the demand and deposit of certificated shares shall be not less than 30 days from the delivery of the notice.

§ 1576. Failure to comply with notice to demand payment, etc.

(a)

Effect of failure of shareholder to act.–A shareholder who fails to timely demand payment, or fails (in the case of certificated shares) to timely deposit certificates, as required by a notice pursuant to section 1575 (relating to notice to demand payment) shall not have any right under this subchapter to receive payment of the fair value of his shares.

(b)

Restriction on uncertificated shares.–If the shares are not represented by certificates, the business corporation may restrict their transfer from the time of receipt of demand for payment until effectuation of the proposed corporate action or the release of restrictions under the terms of section 1577(a) (relating to failure to effectuate corporate action).

(c)	Rights retained by shareholder.–The dissenter shall retain all other rights of a shareholder until those rights are modified by effectuation of the proposed corporate action.

§ 1577. Release of restrictions or payment for shares

(a)

Failure to effectuate corporate action.–Within 60 days after the date set for demanding payment and depositing certificates, if the business corporation has not effectuated the proposed corporate action, it shall return any certificates that have been deposited and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment.

(b)

Renewal of notice to demand payment.–When uncertificated shares have been released from transfer restrictions and deposited certificates have been returned, the corporation may at any later time send a new notice conforming to the requirements of section 1575 (relating to notice to demand payment), with like effect.

(c)

Payment of fair value of shares.–Promptly after effectuation of the proposed corporate action, or upon timely receipt of demand for payment if the corporate action has already been effectuated, the corporation shall either remit to dissenters who have made demand and (if their shares are certificated) have deposited their certificates the amount that the corporation estimates to be the fair value of the shares, or give written notice that no remittance under this section will be made. The remittance or notice shall be accompanied by:

(1)

The closing balance sheet and statement of income of the issuer of the shares held or owned by the dissenter for a fiscal year ending not more than 16 months before the date of remittance or notice together with the latest available interim financial statements.

(2)	A statement of the corporation’s estimate of the fair value of the shares.

(3)	A notice of the right of the dissenter to demand payment or supplemental payment, as the case may be, accompanied by a copy of this subchapter.

(d)

Failure to make payment.–If the corporation does not remit the amount of its estimate of the fair value of the shares as provided by subsection (c), it shall return any certificates that have been deposited and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment. The corporation may make a notation on any such certificate or on the records of the corporation relating to any such uncertificated shares that such demand has been made. If shares with respect to which notation has been so made shall be transferred, each new certificate issued therefor or the records relating to any transferred uncertificated shares shall bear a similar notation, together with the name of the original dissenting holder or owner of such shares. A transferee of such shares shall not acquire by such transfer any rights in the corporation other than those that the original dissenter had after making demand for payment of their fair value.

§ 1578. Estimate by dissenter of fair value of shares

(a)

General rule.–If the business corporation gives notice of its estimate of the fair value of the shares, without remitting such amount, or remits payment of its estimate of the fair value of a dissenter’s shares as permitted by section 1577(c) (relating to payment of fair value of shares) and the dissenter believes that the amount stated or remitted is less than the fair value of his shares, he may send to the corporation his own estimate of the fair value of the shares, which shall be deemed a demand for payment of the amount or the deficiency.

(b)

Effect of failure to file estimate.–Where the dissenter does not file his own estimate under subsection (a) within 30 days after the mailing by the corporation of its remittance or notice, the dissenter shall be entitled to no more than the amount stated in the notice or remitted to him by the corporation.

§ 1579. Valuation proceedings generally

(a)	General rule.–Within 60 days after the latest of:

(1)	effectuation of the proposed corporate action;

(2)	timely receipt of any demands for payment under section 1575 (relating to notice to demand payment); or

(3)	timely receipt of any estimates pursuant to section 1578 (relating to estimate by dissenter of fair value of shares);

if any demands for payment remain unsettled, the business corporation may file in court an application for relief requesting that the fair value of the shares be determined by the court.

(b)

Mandatory joinder of dissenters.–All dissenters, wherever residing, whose demands have not been settled shall be made parties to the proceeding as in an action against their shares. A copy of the application shall be served on each such dissenter. If a dissenter is a nonresident, the copy may be served on him in the manner provided or prescribed by or pursuant to 42 Pa.C.S. Ch. 53 (relating to bases of jurisdiction and interstate and international procedure).

(c)

Jurisdiction of the court.–The jurisdiction of the court shall be plenary and exclusive. The court may appoint an appraiser to receive evidence and recommend a decision on the issue of fair value. The appraiser shall have such power and authority as may be specified in the order of appointment or in any amendment thereof.

(d)

Measure of recovery.–Each dissenter who is made a party shall be entitled to recover the amount by which the fair value of his shares is found to exceed the amount, if any, previously remitted, plus interest.

(e)

Effect of corporation’s failure to file application.–If the corporation fails to file an application as provided in subsection (a), any dissenter who made a demand and who has not already settled his claim against the corporation may do so in the name of the corporation at any time within 30 days after the expiration of the 60-day period. If a dissenter does not file an application within the 30-day period, each dissenter entitled to file an application shall be paid the corporation’s estimate of the fair value of the shares and no more, and may bring an action to recover any amount not previously remitted.

§ 1580. Costs and expenses of valuation proceedings

(a)

General rule.–The costs and expenses of any proceeding under section 1579 (relating to valuation proceedings generally), including the reasonable compensation and expenses of the appraiser appointed by the court, shall be determined by the court and assessed against the business corporation except that any part of the costs and expenses may be apportioned and assessed as the court deems appropriate against all or some of the dissenters who are parties and whose action in demanding supplemental payment under section 1578 (relating to estimate by dissenter of fair value of shares) the court finds to be dilatory, obdurate, arbitrary, vexatious or in bad faith.

(b)

Assessment of counsel fees and expert fees where lack of good faith appears.–Fees and expenses of counsel and of experts for the respective parties may be assessed as the court deems appropriate against the corporation and in favor of any or all dissenters if the corporation failed to comply substantially with the requirements of this subchapter and may be assessed against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted in bad faith or in a dilatory, obdurate, arbitrary or vexatious manner in respect to the rights provided by this subchapter.

(c)

Award of fees for benefits to other dissenters.–If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated and should not be assessed against the corporation, it may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on November 17, 2021 Have your RIVERVIEW FINANCIAL CORPORATION proxy card in hand when you access the web site and follow the instructions to 3901 NORTH FRONT STREET obtain your records and to create an electronic voting instruction form. HARRISBURG, PA 17110 During The Meet1ng - Go to www .virtualshareholdermeeting.com/RIVE2021SM You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on November 17, 2021. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D61156-S33203 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. RIVERVIEW FINANCIAL CORPORATION The Board of Directors recommends a vote “FOR” proposals 1, 2 and 3: For Against Abstain 1. To approve and adopt the Agreement and Plan of Merger, dated June 30, 2021, as amended on August 26, 2021, by and between Mid Penn Bancorp, Inc., or Mid Penn, and Riverview Financial Corporation, or Riverview, which provides for, among other things, the merger of Riverview with and into Mid Penn. 2. To approve, on an advisory (non-binding) basis, the merger-related compensation payments that will or may be paid to the named executive officers of Riverview in connection with the transactions contemplated by the merger agreement. 3. To authorize the board of directors to adjourn the Riverview special meeting, if necessary, to solicit additional proxies, in the event there are not sufficient votes at the time of the Riverview special meeting to approve the proposal to approve the merger agreement. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Joint Proxy Statement/Prospectus is available at www.proxyvote.com. D61157-533203 RIVERVIEW FINANCIAL CORPORATION Special Meeting of Shareholders November 18, 2021 10:00 AM This proxy is solicited by the Board of Directors The undersigned hereby constitutes and appoints Howard R. Greenawalt and David W. Hoover and either of them, proxies of the undersigned, with full power of substitution to vote all of the shares of RIVERVIEW FINANCIAL CORPORATION that the undersigned shareholder may be entitled to vote at the Special Meeting of Shareholders to be held on Thursday, November 18, 2021, at 10:00 AM, local time, via a live webcast at www.virtualshareholdermeeting.com/RIVE2021SM, and any adjournment or postponement thereof. This proxy, when properly signed and dated, will be voted in the manner specified by the undersigned. If no specification is made, this proxy will be voted FOR the proposals listed on the reverse side of this form. Continued and to be signed on reverse side